     As filed with the Securities and Exchange Commission on July 31, 2002
                                                     Registration No. 333-90944
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            MATRIA HEALTHCARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                       8082                     58-2205984
(STATE OR OTHER JURISDICTION     (PRIMARY STANDARD            (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION         IDENTIFICATION
       ORGANIZATION)                 CODE NUMBER)                   NUMBER)

                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067
                                 (770) 767-4500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                                ROBERTA L. MCCAW
                       VICE PRESIDENT AND GENERAL COUNSEL
                            MATRIA HEALTHCARE, INC.
                         1850 PARKWAY PLACE, 12TH FLOOR
                            MARIETTA, GEORGIA 30067
                                 (770) 767-4500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ----------------

                                   Copies to:

    JAMES L. SMITH, III, ESQUIRE               LOWELL D. TURNBULL, ESQUIRE
        TROUTMAN SANDERS LLP                   GARVEY, SCHUBERT AND BARER
  BANK OF AMERICA PLAZA, SUITE 5200                    FIFTH FLOOR
     600 PEACHTREE STREET, N.E.                 1000 POTOMAC STREET, N.W.
     ATLANTA, GEORGIA 30308-2216                  WASHINGTON, D.C. 20007
           (404) 885-3111                            (202) 298-2531

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of all other conditions to the acquisition by Matria of assets of LifeMetrix, Inc., including all of the issued and outstanding stock of Quality Oncology, Inc., pursuant to the Purchase and Sale Agreement dated as of April 29, 2002, described in this proxy statement/prospectus.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

                                ----------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO        AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING       REGISTRATION
           BE REGISTERED                     REGISTERED(2)             SHARE(3)                 PRICE(3)              FEE(3)(4)
-----------------------------------------------------------------------------------------------------------------------------------
common stock, $0.01 par value(1)......     3,000,000 Shares           $ 11.27                  $ 33,810,000           $ 3,110.52
===================================================================================================================================

                                ----------------

(1) With the attached rights to purchase additional shares of common stock in certain circumstances.

(2) Based on an estimate of the maximum number of shares of common stock of the Registrant available in the acquisition described herein.

(3) Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of Matria's common stock on June 14, 2002 as reported on the Nasdaq National Market.

(4) A filing fee of $3,110.52 was previously paid with the original filing on June 21, 2002.

                                ----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

   MATRIA HEALTHCARE, INC.                        LIFEMETRIX, INC.
     1850 PARKWAY PLACE                   1430 SPRING HILL ROAD, SUITE 106
   MARIETTA, GEORGIA 30067                     MCLEAN, VIRGINIA 22102

           PROSPECTUS/PROXY STATEMENT/CONSENT SOLICITATION STATEMENT


         The boards of directors of Matria Healthcare, Inc. and LifeMetrix, Inc. each have approved an acquisition agreement under which Matria will acquire all of the issued and outstanding shares of Quality Oncology, Inc., a wholly-owned subsidiary of LifeMetrix, and other assets of LifeMetrix and its other subsidiaries relating to its cancer disease management business. In exchange for these assets, Matria will pay to LifeMetrix at or before the closing of the acquisition $3.0 million in cash and up to 887,821 shares of Matria common stock. The actual number of shares of Matria common stock that Matria will issue at the closing will be less than 887,821 if the average closing price of Matria common stock for the ten trading days prior to the closing is greater than $19.148. In addition, Matria has agreed to make an earn out payment to LifeMetrix in cash or shares of Matria common stock in 2004 based on Quality Oncology's future performance.



         Matria's common stock is traded on the Nasdaq National Market under the symbol "MATR." On July 29, 2002, the closing price of a share of Matria common stock was $7.20. There is no established trading market for shares of LifeMetrix common or preferred stock.



         Stockholders of LifeMetrix will not receive any distribution of the consideration received by LifeMetrix in the acquisition unless and until LifeMetrix adopts a plan of liquidation or declares a liquidation distribution. In addition, because the liquidation preference of the LifeMetrix preferred stock substantially exceeds the amount to be paid by Matria at the closing, holders of LifeMetrix common stock would not receive any distribution in a liquidation unless there is a significant earn-out payment by Matria in 2004.



         This document is being sent to Matria stockholders to solicit their approval of a proposal relating to the issuance of Matria's common stock in connection with the acquisition. This document also contains 2002 annual meeting proposals for Matria stockholders to elect three Class I directors, to vote on approving the Matria 2002 Stock Incentive Plan, to vote on approving the Matria 2002 Stock Purchase Plan and to consider and act upon such other business as may properly come before the meeting. Whether or not you plan to attend the annual meeting, please take the time to vote on these proposals by completing and mailing the enclosed proxy card to Matria.



         This document also is being sent to LifeMetrix stockholders in connection with the solicitation by LifeMetrix of written consents from LifeMetrix stockholders to approve the acquisition and is being distributed as a prospectus for any shares of Matria common stock that LifeMetrix stockholders may receive in connection with the acquisition and that LifeMetrix and Quality Oncology employees may receive as a part of incentive bonuses that LifeMetrix may pay in connection with the acquisition. Approval of the acquisition requires both the affirmative vote of a majority of the outstanding shares of LifeMetrix common and preferred stock, voting as a single class, on an as-converted basis, and the separate affirmative vote of a majority of the outstanding shares of LifeMetrix preferred stock. Stockholders of LifeMetrix having sufficient voting power to approve the acquisition have entered into voting agreements with Matria to vote in favor of or give written consent to the acquisition. Consequently, approval of the acquisition by LifeMetrix is assured. LifeMetrix is seeking approval of the acquisition from its stockholders by written consent. In the materials accompanying this document you will find a form of consent



         This document contains important information about Matria, LifeMetrix, the acquisition and the conditions that must be satisfied before the acquisition can occur. You should carefully consider all of the information in this document, including the risk factors beginning on page 10 of this document.




PARKER H. PETIT                             EDMUND C. BUJALSKI
PRESIDENT AND CHIEF EXECUTIVE OFFICER       CHAIRMAN AND CHIEF EXECUTIVE OFFICER
MATRIA HEALTHCARE, INC.                     LIFEMETRIX, INC.



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF MATRIA COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE ACQUISITION, NOR HAVE THEY DETERMINED WHETHER THIS DOCUMENT IS ADEQUATE OR CORRECT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS DOCUMENT IS            , 2002
     AND IT WAS FIRST MAILED TO STOCKHOLDERS ON OR ABOUT            , 2002

               MATRIA HEALTHCARE, INC. PROSPECTUS/PROXY STATEMENT
                LIFEMETRIX, INC. CONSENT SOLICITATION STATEMENT


         Matria Healthcare, Inc. has filed a registration statement on Form S-4, of which this document is a part, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the shares of Matria common stock that may be issued in connection with the proposed acquisition of assets from LifeMetrix, Inc. pursuant to a purchase and sale agreement, dated as of April 29, 2002, among Matria, LifeMetrix and Quality Oncology, Inc., a wholly owned subsidiary of LifeMetrix. The transactions contemplated by the purchase and sale agreement are generally referred to throughout this document as the "acquisition."

         This document constitutes:

         - A prospectus of Matria for the shares of common stock to be issued in connection with the acquisition;

         - A proxy statement of Matria with respect to the solicitation of proxies from Matria stockholders for the matters to be considered at Matria's annual meeting of stockholders to be
                  held on       , 2002, which includes approval of the issuance
                  of shares in connection with the acquisition; and

         - A consent solicitation statement of LifeMetrix relating to the solicitation of consents from holders of LifeMetrix common stock and preferred stock for the approval of the acquisition.

                      REFERENCE TO ADDITIONAL INFORMATION

         This document incorporates important business and financial information about Matria from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document (other than exhibits to those documents) by requesting such documents or information in writing or by telephone from Matria at the following address:

                            Matria Healthcare, Inc.
                               1850 Parkway Place
                            Marietta, Georgia 30067
                         Attention: Corporate Secretary
                              Tel: (770) 767-4500

         You will not be charged for any of the documents that you request (other than exhibits to those documents). IF YOU WOULD LIKE TO REQUEST
DOCUMENTS, PLEASE DO SO BY            , 2002 TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS.


         See "Where You Can Find More Information" on page 101.

                                 (MATRIA LOGO)

                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON                 , 2002

         NOTICE IS HEREBY GIVEN THAT the 2002 Annual Meeting of Stockholders of
Matria Healthcare, Inc. will be held on                , 2002, at 11:00 a.m.
local time at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, for the following purposes:

         (1) To approve the issuance of shares of Matria common stock in connection with the acquisition of assets from LifeMetrix, Inc., including all of the issued and outstanding stock of Quality Oncology, Inc.

         (2) To elect three Class I directors for a three-year term expiring at the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         (3)      To approve the Matria Healthcare, Inc. 2002 Stock Incentive
                  Plan;

         (4)      To approve the Matria Healthcare, Inc. 2002 Stock Purchase
                  Plan; and

         (5) To transact such other business as properly may come before the annual meeting and any adjournment or postponement thereof.

         Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the annual meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the annual meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

         I look forward to welcoming you at the meeting.


                                             Very truly yours,



                                             Roberta L. McCaw
                                             Secretary

Marietta, Georgia

          , 2002

                               TABLE OF CONTENTS


                                                                                                                      Page
                                                                                                                      ----
SUMMARY...........................................................................................................      1
         The Companies............................................................................................      1
         The Acquisition..........................................................................................      2
               The Acquisition; Consideration to be Paid by Matria................................................      2
               Closing Date Payments..............................................................................      2
               Earn Out Payment...................................................................................      2
               What LifeMetrix Stockholders Will Receive in the Acquisition.......................................      2
               Federal Tax Consequences of the Acquisition........................................................      3
               Dissenters' and Appraisal Rights...................................................................      3
               Interests of LifeMetrix Directors in the Acquisition...............................................      3
               Closing of the Acquisition.........................................................................      4
               Material Conditions to the Closing of the Acquisition..............................................      4
               Termination of the Purchase and Sale Agreement.....................................................      4
               Termination Fees and Other Effects of Termination..................................................      5
         Other Agreements Related to the Acquisition..............................................................      5
               Voting Agreements..................................................................................      5
               Escrow Agreement...................................................................................      5
               Standstill Agreement...............................................................................      5
               Registration Rights Agreement......................................................................      5
               Non-Competition Agreements.........................................................................      6
               License Agreements.................................................................................      6
         Other Considerations.....................................................................................      6
               Opinion of Financial Advisor.......................................................................      6
               Accounting Treatment of the Acquisition............................................................      6
               Recent Developments................................................................................      6
         Summary Selected Historical and Pro Forma Financial Data.................................................      7
               Matria Healthcare, Inc. Selected Historical Financial Data.........................................      7
               Quality Oncology, Inc. Selected Historical Financial Data..........................................      8
               Selected Unaudited Pro Forma Combined Condensed Financial Information..............................      9

RISK FACTORS.....................................................................................................      10
         Risks Relating to the Acquisition.......................................................................      10
         Risks Relating to Matria Following the Acquisition......................................................      16
         Cautionary Note Regarding Forward-Looking Statements in this Document...................................      20

THE MATRIA ANNUAL MEETING........................................................................................      21
         Date, Time and Place of the Annual Meeting..............................................................      21
         Matters to be Considered at the Annual Meeting..........................................................      21
         Recommendations of the Board of Directors...............................................................      21
         Voting of Proxies; Revocability of Proxies..............................................................      21
         Record Dates and Outstanding Shares.....................................................................      22
         Quorum..................................................................................................      22
         Votes Required..........................................................................................      22

MATRIA PROPOSAL 1: APPROVAL BY MATRIA STOCKHOLDERS OF THE ISSUANCE OF SHARES OF
MATRIA COMMON STOCK IN THE ACQUISITION...........................................................................      23

CONSENT OF LIFEMETRIX STOCKHOLDERS...............................................................................      24
         General.................................................................................................      24
         Record Date and Outstanding Shares......................................................................      24
         Consent Required........................................................................................      24

DESCRIPTION OF THE ACQUISITION...................................................................................      25

         Background of the Acquisition...........................................................................      25
         Matria Reasons for the Acquisition......................................................................      29
         Recommendation of the Matria Board......................................................................      30
         LifeMetrix Reasons for the Acquisition..................................................................      30
         Recommendation of the LifeMetrix Board..................................................................      31
         Interests of LifeMetrix Directors and Executive Officers in the Acquisition.............................      32
         Accounting Treatment....................................................................................      34
         Regulatory Matters......................................................................................      34
         Appraisal Rights........................................................................................      34
         Material Federal Income Tax Consequences................................................................      34
         Opinion of Financial Advisor............................................................................      37

THE PURCHASE AND SALE AGREEMENT..................................................................................      42
         General.................................................................................................      42
         The Acquisition.........................................................................................      42
         Closing of the Acquisition..............................................................................      43
         Representations and Warranties..........................................................................      43
               LifeMetrix and Quality Oncology Representations and Warranties....................................      43
               Matria Representations and Warranties.............................................................      44
         Covenants Relating to Conduct of Business of LifeMetrix and Quality Oncology............................      44
         Additional Agreements...................................................................................      45
               Investor Consents.................................................................................      45
               Matria Deposit....................................................................................      45
               No Shop Provision.................................................................................      46
               Matria Advances...................................................................................      46
               Matria Investment.................................................................................      46
               Review Committee..................................................................................      46
               Employment........................................................................................      46
               Protective Covenants..............................................................................      46
               Indemnification...................................................................................      47
               Access to Information; Confidentiality............................................................      47
         Conditions Precedent to the Acquisition.................................................................      47
         Termination, Amendment and Waiver.......................................................................      48

OTHER AGREEMENTS RELATED TO THE ACQUISITION......................................................................      50
         Voting Agreements.......................................................................................      50
         Escrow Agreement........................................................................................      50
         Standstill Agreement....................................................................................      50
         Registration Rights Agreement...........................................................................      51
         Non-Competition Agreements..............................................................................      51
         Data Warehouse License Agreement........................................................................      51
         ICMS License Agreement..................................................................................      52

INFORMATION ABOUT THE COMPANIES..................................................................................      53
         Matria..................................................................................................      53
         Matria Selected Consolidated Financial Data.............................................................      53
         LifeMetrix and Quality Oncology.........................................................................      56
         Quality Oncology Selected Financial Data................................................................      59
         Management's Discussion and Analysis of Financial Condition and Results of
         Operations of Quality Oncology..........................................................................      60
               Results of Operation..............................................................................      60
               Liquidity and Capital Resources...................................................................      61
               Critical Accounting Policies......................................................................      62
         Principal Stockholders of LifeMetrix....................................................................      63

               Common Stock......................................................................................      63
               Preferred Stock...................................................................................      64

PER SHARE MARKET PRICE AND DIVIDEND INFORMATION..................................................................      66
         Matria..................................................................................................      66
         LifeMetrix..............................................................................................      66

COMPARISON OF STOCKHOLDERS RIGHTS................................................................................      67
         Authorized Shares; Shares Outstanding...................................................................      67
         Voting Rights; Cumulative Voting........................................................................      67
         Special Rights of LifeMetrix Preferred Stock............................................................      69
         Pre-emptive Rights......................................................................................      70
         Source and Payment of Dividends.........................................................................      70
         Record Date for Determining Stockholders................................................................      71
         Special Meetings of Stockholders........................................................................      71
         Number and Term of Directors............................................................................      71
         Classified Board of Directors...........................................................................      72
         Removal of Directors....................................................................................      72
         Board of Director Vacancies.............................................................................      72
         Committees of the Board of Directors....................................................................      72
         Appraisal and Dissenters' Rights........................................................................      73
         Action by Written Consent in Lieu of a Stockholders' Meeting............................................      74
         Amendment of Charter Documents..........................................................................      74
         Board and Stockholders' Approval of Certain Reorganizations.............................................      74
         Specific Provisions Relating to Share Acquisitions......................................................      75
         Director Liability and Indemnification..................................................................      76
         Limitation on Directors' Liabilities....................................................................      76
         Stockholders' Rights Plan...............................................................................      76

MATRIA PROPOSAL 2: ELECTION OF CLASS I DIRECTORS.................................................................      77
         Background..............................................................................................      77
         Security Ownership of Certain Beneficial Owners and Management..........................................      79
         Board Committees and Attendance.........................................................................      82
         Executive Compensation..................................................................................      83
         Stock Options...........................................................................................      85
         Stock Option Exercises..................................................................................      86
         Compensation of Directors...............................................................................      86
         Severance Agreements....................................................................................      86
         Compensation Committee Report on Executive Compensation.................................................      88
         Compensation Committee of the Board of Directors........................................................      89
         Compensation Committee Interlocks and Insider Participation.............................................      89
         Certain Relationships and Related Transactions..........................................................      89
         Report of the Audit Committee and Related Matters.......................................................      90

MATRIA PROPOSAL 3: APPROVAL OF 2002 STOCK INCENTIVE PLAN.........................................................      91
         Purpose of the 2002 Stock Incentive Plan................................................................      91
         Summary of the 2002 Stock Incentive Plan................................................................      91
         Income Tax Consequences.................................................................................      93
         New Plan Benefits.......................................................................................      95
         Market Price of the Matria common stock.................................................................      95
         Text of the Plan........................................................................................      95

MATRIA PROPOSAL 4: 2002 STOCK PURCHASE PLAN......................................................................      96
         Summary of the 2002 Stock Purchase Plan.................................................................      96
         New Plan Benefits.......................................................................................      97

         Text of the Plan........................................................................................      97
         Equity Compensation Plan Information....................................................................      98

OTHER INFORMATION RELATING TO THE MATRIA ANNUAL MEETING..........................................................      99
         Performance Graph.......................................................................................      99
         Section 16(a) Beneficial Ownership Reporting Compliance.................................................      99

STOCKHOLDER PROPOSALS AT MATRIA'S NEXT ANNUAL MEETING OF STOCKHOLDERS...........................................      100

EXPERTS.........................................................................................................      100

LEGAL MATTERS...................................................................................................      100

WHERE YOU CAN FIND MORE INFORMATION.............................................................................      101

DOCUMENTS INCORPORATED BY REFERENCE.............................................................................      101

ANNUAL REPORT AND FINANCIAL STATEMENTS..........................................................................      102

GENERAL ........................................................................................................      102

INDEX TO FINANCIAL STATEMENTS...................................................................................      F-1

Appendix A    Purchase and Sale Agreement, dated as of April 29, 2002, among Matria Healthcare, Inc.,
              LifeMetrix, Inc. and Quality Oncology, Inc.

Appendix B    Opinion of J.P. Morgan Securities Inc.

Appendix C    Matria Healthcare, Inc. 2002 Stock Incentive Plan

Appendix D    Matria Healthcare, Inc. 2002 Stock Purchase Plan

                                    SUMMARY


         This summary highlights information contained in this document. While we have highlighted what we believe to be the most important information about the acquisition and the companies involved, we urge you to carefully read this entire document, including the "Risk Factors" section beginning on page 10, the attachments to this document, including the purchase and sale agreement (which is attached as Appendix A) and the business and financial information about Matria incorporated in this document by reference, for a complete understanding of the acquisition and the companies involved.



         For a description of the information incorporated by reference, see the section entitled "Incorporation of Certain Documents By Reference." You may also obtain additional information about Matria without charge upon written or oral request by following the instructions in the section entitled "Where You Can Find More Information."


         As used in this document, the terms "Matria," "we," "our," and "us" and other similar terms refer to Matria Healthcare, Inc. and its consolidated subsidiaries, unless we specify otherwise.

                                 THE COMPANIES


                            MATRIA HEALTHCARE, INC.
                               1850 Parkway Place
                            Marietta, Georgia 30067
                                 (770) 767-4500



         Matria is a comprehensive, integrated disease management company offering products and services to patients, physicians, health plans and employers. Disease management encompasses a broad range of services aimed at controlling healthcare costs through proactive management of care for individuals with high-cost or chronic diseases and conditions. Our strategy is to focus on providing effective cost-saving solutions for five of the most costly chronic diseases and medical conditions in the nation: diabetes, obstetrical conditions, respiratory disorders, cancer and cardiovascular diseases. Our disease management services seek to lower healthcare costs and improve patient outcomes through a broad range of disease management, fulfillment and telemedicine services.



         Our principal executive offices are located at 1850 Parkway Place, Marietta, Georgia 30067, and our phone number is (770) 767-4500. Our corporate website address is http://www.matria.com. Information contained on our website is not part of this document.



                  LIFEMETRIX, INC. AND QUALITY ONCOLOGY, INC.
                        1430 Spring Hill Road, Suite 106
                             McLean, Virginia 22102
                                 (703) 506-8244



         LifeMetrix, through its wholly owned subsidiary Quality Oncology, is a cancer care management company, providing integrated, comprehensive and standardized cancer treatment guidelines and care management processes for cancer patients. Quality Oncology specializes in providing a cancer disease management program marketed to managed care plans and self-insured employers. Quality Oncology provides a comprehensive, systematic approach to managing cancer for patients through use of its proprietary, Web-based integrated system with cancer treatment guidelines and nurses and physicians experienced in cancer treatment. Quality Oncology provides its services to cancer patients through its contracts with various health care plans and self-insured employers.


         LifeMetrix and Quality Oncology are headquartered at 1430 Spring Hill Road, Suite 106, McLean, Virginia, 22102, and the phone number is (703) 506-8244.

THE ACQUISITION


The terms and conditions of the acquisition are set forth in a purchase and sale agreement and several other related agreements. Descriptions of these agreements are contained elsewhere in this document under the captions "The Purchase and Sale Agreement" and "Other Agreements Related to the Acquisition." In addition, a copy of the purchase and sale agreement is attached to this document as Appendix A. We urge you to carefully review the descriptions of these documents and the purchase and sale agreement.



The Acquisition; Consideration to be Paid by Matria. Through the acquisition, Matria will acquire assets of LifeMetrix which include its cancer disease management business, all of the issued and outstanding stock of Quality Oncology, LifeMetrix's Integrated Care Management System and its rights in Cancerpage.com(TM). In addition, Matria will assume various contractual and payroll liabilities related to the acquired business and assets.



In exchange for these assets, Matria will pay to LifeMetrix at the closing cash and shares of Matria common stock. In addition, Matria will make an earn out payment to LifeMetrix in 2004 based on the future performance of Quality Oncology.



Closing Date Payments. At the closing, Matria will make a cash payment of $3.0 million, less a $500,000 deposit previously paid and any advances Matria has made to LifeMetrix prior to the closing. As of July 30, 2002, Matria had made advances to LifeMetrix totaling $1.0 million and planned to make a further advance of $500,000 on August 1, 2002.



Matria will pay the remaining portion of the purchase price due at the closing in shares of Matria common stock. The actual number of shares to be issued will be determined by dividing $17.0 million by the average closing price of a share of Matria common stock for the ten trading days prior to the closing date, subject to a minimum and maximum per share price of $19.148 and $28.722. In addition, shares of Matria common stock determined by dividing $2.0 million by the average closing price of a share of Matria common stock for the ten trading days prior to the closing date, subject to a minimum and maximum price of $19.148 and $28.722, will be deposited in escrow until March 31, 2003.



Based on these minimum and maximum share prices, Matria will issue a minimum of 591,881 shares if the average closing price is $28.722 or greater and a maximum of 887,821 shares if the average closing price is $19.148 or lower. On July 29, 2002, the closing price of Matria common stock was $7.20. If this price were the average closing price for the acquisition, Matria would issue 887,821 shares of common stock at the closing, with an aggregate market value of approximately $6.4 million, and 104,450 of those shares would be deposited into escrow. Based on the number of shares of Matria outstanding as of July 15, 2002, and assuming that Matria issued 887,821 shares at the closing, Matria's current stockholders would hold 91.1% of the outstanding Matria common stock and LifeMetrix would hold 8.9%, including the shares deposited in escrow.



Earn Out Payment. LifeMetrix will also be entitled to an earn out payment based on Quality Oncology's results for the year ending December 31, 2003. The amount of this payment will be equal to (i) one-half of Quality Oncology's adjusted net revenues for the year ending December 31, 2003, plus (ii) six times Quality Oncology's adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ending December 31, 2003. Matria may pay the earn out payment in cash or Matria common stock, or a combination of cash and Matria common stock, at Matria's election. However, unless LifeMetrix agrees otherwise, Matria must pay at least the lesser of (i) 20% of the earn out payment, or (ii) $10.0 million, in cash.



What LifeMetrix Stockholders Will Receive in the Acquisition (See page 42) Because all of the consideration will be paid by Matria directly to LifeMetrix, LifeMetrix stockholders will not receive any payments upon the closing of the acquisition. Following the closing, the board of directors of LifeMetrix will consider whether LifeMetrix should adopt a plan of liquidation. Under the purchase and sale agreement, LifeMetrix may not adopt a plan of liquidation until at least thirty days following the acquisition.



If LifeMetrix decides to liquidate following the acquisition, all of LifeMetrix's assets, including cash and shares of Matria common stock received pursuant to the acquisition, less any debts, liabilities, expenses incurred in the winding up of LifeMetrix and shares held in escrow during the escrow period, would be distributed to LifeMetrix stockholders in accordance with any plan of liquidation adopted by LifeMetrix. Any amounts distributable to stockholders would be reduced by incentive bonuses that LifeMetrix will pay to key employees of LifeMetrix and Quality Oncology. The LifeMetrix board of directors has approved incentive bonuses equal to 10% of the amount that otherwise would be distributable to stockholders upon liquidation.



In the event of a liquidation, each holder of shares of LifeMetrix preferred stock would be entitled to receive a distribution equal to the liquidation preference applicable to such stock prior to any distributions to holders of LifeMetrix common stock. The total liquidation preference attaching to all outstanding shares of LifeMetrix preferred stock is approximately $40.8 million. Any amount that remains available for distribution after payment of the liquidation preferences is distributed pro rata to all holders of LifeMetrix stock on an as-converted basis. Based on the number of shares of LifeMetrix common and preferred stock currently outstanding, the preferred stockholders of LifeMetrix would be entitled to approximately 82.5% of the amount, if any, available for distribution after payment of the preferred stock liquidation preferences. Preferred stockholders would receive the full amount of the liquidation preferences only if the amount available for distribution to stockholders, after payment of, or establishment of reserves for, debts, liabilities, incentive bonuses and other payment obligations, was approximately $40.8 million. Common stockholders would receive liquidation distributions only if the total amount available for distribution to stockholders exceeded $40.8 million. Consequently, holders of LifeMetrix common stock will not be entitled to receive any liquidation distribution unless there is a significant earn out payment by Matria in 2004.



Federal Tax Consequences of the Acquisition (See page 34). For federal income tax purposes, the transaction will be treated as a taxable asset acquisition, with LifeMetrix and Quality Oncology as the sellers, and Matria as the buyer. Accordingly, LifeMetrix and Quality Oncology will recognize taxable gain or loss in the transaction. Quality Oncology and LifeMetrix expect that most, and possibly all, of their gain attributable to the transaction will be offset by their available net operating loss carryforwards. Matria's aggregate tax basis in the acquired assets will be equal to the total consideration paid. Following the acquisition, Matria will be able to take depreciation or amortization deductions with respect to certain of the acquired assets. The use of Matria common stock as part of the consideration for the acquisition will not trigger any taxable gain or loss to Matria.



The acquisition will not be taxable directly to the stockholders of LifeMetrix. Following consummation of the acquisition, the board of directors of LifeMetrix will consider whether LifeMetrix should adopt a plan of liquidation. If a plan of liquidation is not adopted after consummation of the acquisition, LifeMetrix and its stockholders may be exposed to greater tax liabilities with respect to any non-liquidating distributions or with respect to any increases in the value of assets that are subsequently sold, exchanged or distributed (whether or not in liquidation).



Any liquidation of LifeMetrix would be a taxable transaction both for LifeMetrix and its stockholders. LifeMetrix would recognize gain or loss equal to the difference between the fair market values and the adjusted bases of the assets distributed in liquidation. The LifeMetrix stockholders would recognize gain or loss on the difference between the fair market values of their share of the assets (net of liabilities) distributed to them and their adjusted basis in their LifeMetrix stock. Because of the expected nature of the assets and liabilities of LifeMetrix after the acquisition, any plan of liquidation considered for adoption by LifeMetrix will likely provide for the distribution of its assets and liabilities to a liquidating trust. If a liquidating trust were used, the LifeMetrix stockholders would be deemed to have received their share of the assets distributed to such trust (net of liabilities assumed by it), and the tax treatment of the liquidation described above would not be materially affected, except that income, gains and losses subsequently recognized by the trust would also be taxable to the LifeMetrix stockholders. Because the amount and the timing of actual distributions from a liquidating trust to the stockholders would be uncertain, a stockholder may have to use funds from other sources to pay any tax obligations associated with liquidating distributions from LifeMetrix to such a liquidating trust or the income, gains and losses recognized by the trust.



Dissenters' and Appraisal Rights (See page 34). Under Delaware law, none of the holders of common or preferred stock of LifeMetrix or the holders of Matria common stock are entitled to dissenters' or appraisal rights in connection with the acquisition or the other matters described in this document to be submitted to a vote of Matria's stockholders.



Interests of LifeMetrix Directors in the Acquisition (See page 32). When considering the LifeMetrix board of directors' recommendation that LifeMetrix stockholders execute a consent in favor of the acquisition, LifeMetrix stockholders should be aware that each of the five directors of LifeMetrix has interests in the acquisition that are different from or in addition to the interests of LifeMetrix stockholders generally. Larry H. Coleman and Charles W. Newhall, III, have been designated as directors by and represent and have ownership interests in entities that hold preferred stock of LifeMetrix that will be entitled to preferential distributions (before any distributions can be made to common stockholders) following the closing of the acquisition. The entities represented by Dr. Coleman own preferred stock that will entitle them to receive preferential distributions totaling $7,568,080. The entities represented by Mr. Newhall own preferred stock that will entitle them to receive preferential distributions totaling $7,480,119. Frederick C. Lee and Richard B. Weininger, M.D., personally own preferred stock of LifeMetrix that will entitle them to preferential liquidation distributions of $403,767 and $200,999, respectively. After the acquisition by Matria, Mr. Lee and Edmund C. Bujalski will be employed by Quality Oncology and Dr. Weininger will serve as a paid consultant to Quality Oncology. In addition, after the closing of the acquisition, Mr. Bujalski and Mr. Lee will be eligible for incentive bonuses that will be paid by LifeMetrix out of the consideration paid by Matria for the acquisition that otherwise would be available, after LifeMetrix expenses, for distribution to LifeMetrix stockholders. Mr. Bujalski will be eligible to receive as an incentive bonus 3.2% of the portion of the closing purchase price and 2.7% of the portion of the earn out payment that otherwise would be available for distribution to LifeMetrix stockholders. Mr. Lee will be eligible to receive 1.2% of the portion of the closing purchase price and 1% of the portion of the earn out payment that otherwise would be available for distribution to LifeMetrix stockholders. Mr. Bujalski and Mr. Lee will forfeit their portion of the incentive bonus based upon the earn out payment if they voluntarily terminate their employment with Quality Oncology, or are terminated for cause, prior to the December 31, 2003 end of the earn out period. The purpose, computation and allocation of the incentive bonuses, which also will be paid to other officers and key employees of LifeMetrix, are discussed at page 33 of this document.



Closing of the Acquisition (See page 43). The acquisition will close on the latest of (i) August 15, 2002; (ii) the third business day following satisfaction of all closing conditions; and (iii) a date designated by Matria within ten trading days after the Matria annual meeting.



Material Conditions to the Closing of the Acquisition (See page 47). Matria's and LifeMetrix's obligations to complete the acquisition are subject to satisfaction or waiver of a number of closing conditions. We believe the most significant of these conditions are the following:

- The shares of Matria common stock to be issued in connection with the acquisition are registered pursuant to an effective registration statement.

- Matria has filed with Nasdaq a Notification Form for Listing of Additional Shares for the Matria common stock to be issued at the closing of the acquisition.

- No injunction or order is in effect preventing the completion of the acquisition.

- LifeMetrix key employees Edmund C. Bujalski, Frederick C. Lee, Charles Kanach, Daniel T. McCrone and Jude Gallagher have accepted employment with Matria.

- Matria has received the resignation of all officers and directors of Quality Oncology except for those designated in writing by Matria at or prior to the closing of the acquisition.

- The representations and warranties of Matria, LifeMetrix and Quality Oncology are true and correct on the closing of the acquisition unless the failure to be true and correct would not have a material adverse effect.

- Matria, LifeMetrix and Quality Oncology have each complied in all material respects with their respective agreements and conditions under the purchase and sale agreement.



Termination of the Purchase and Sale Agreement (See page 48). The purchase and sale agreement may be terminated, and the proposed acquisition may be abandoned, under the following conditions:

- Matria or LifeMetrix can terminate the purchase and sale agreement if any of the covenants or agreements to be complied with or performed by the other party prior to the closing have not been complied with or performed on or before September 30, 2002, or if the acquisition has not been consummated by September 30, 2002, due to no fault of the terminating party.

- Matria can terminate the purchase and sale agreement if an event or events occur which could reasonably be expected to materially diminish the value of Quality Oncology or the business being acquired.

- Matria can terminate the purchase and sale agreement if Matria learns of facts not disclosed by LifeMetrix or Quality Oncology as required by the purchase and sale agreement which could reasonably be expected to materially diminish the value of Quality Oncology or the business being acquired.

- LifeMetrix can terminate the purchase and sale agreement if the average of the closing price of Matria common stock during the ten trading day period ending three days prior to the closing date is less than $15 per share.



Termination Fees and Other Effects of Termination (See page 48). In the event the purchase and sale agreement is terminated because of the material breach or intentional or fraudulent misconduct of the other party, then the terminating party can recover from the other party its expenses relating to the purchase and sale agreement.



In the event that the purchase and sale agreement is terminated by LifeMetrix because the average closing price of Matria common stock is less than $15.00 or the shares of Matria common stock are not registered pursuant to an effective registration statement, then Matria is required to make an investment in LifeMetrix in an aggregate amount of $2.0 million. The $500,000 deposit and any amounts advanced by Matria to LifeMetrix prior to the date of termination will be applied against the aggregate investment amount. As of July 30, 2002, Matria had made aggregate advances to LifeMetrix of $1.0 million, and planned to make an additional advance of $500,000 on August 1, 2002.



Upon any termination, Matria will have the right to acquire a license for LifeMetrix's Data Warehouse system for a one-time fee of $875,000, unless Matria has made the investment described above, in which case the one-time fee will be $375,000. If Matria terminates because LifeMetrix has breached its covenants with respect to other acquisition proposals, then, if requested by Matria, LifeMetrix is obligated to return Matria's $500,000 deposit.



OTHER AGREEMENTS RELATED TO THE ACQUISITION

Voting Agreements (See page 50). Stockholders of LifeMetrix having sufficient voting power to approve the acquisition on behalf of LifeMetrix have entered into voting agreements with Matria to vote in favor of or approve by written consent the purchase and sale agreement and acquisition. LifeMetrix has agreed to deliver to Matria prior to the closing a certificate certifying that all approvals with respect to LifeMetrix in connection with the acquisition have been obtained.



Escrow Agreement (See page 50). At the closing of the acquisition, Matria will place $2.0 million of Matria common stock (valued as of the closing date) in escrow, to be reduced by any portion distributed to Matria for any downward adjustments to the closing purchase price or for tax payments and indemnification amounts owed under the purchase and sale agreement. Any shares remaining on March 31, 2003, will be released to LifeMetrix.



Standstill Agreement (See page 50). LifeMetrix has agreed to deliver to Matria prior to the closing a standstill agreement executed by LifeMetrix and LifeMetrix preferred stockholders representing at least 70% of the fully diluted equity of LifeMetrix. Pursuant to the standstill agreement, LifeMetrix and these preferred stockholders will generally agree not to acquire Matria voting securities or assets for a period of five years from the date the earn out payment is to be made. In addition, LifeMetrix and these preferred stockholders cannot transfer, except in connection with a liquidation of LifeMetrix or in other permitted transfers, any shares of Matria received in connection with the acquisition for a period of one year from the date the shares are received. After such time, LifeMetrix and these preferred stockholders cannot collectively transfer within any three month period shares totaling more than ten percent of Matria's aggregate outstanding stock as of the end of the previous calendar year (except in certain permitted transfers). LifeMetrix, the stockholders executing the standstill agreement, and generally, permitted transferees, shall vote their shares of Matria common stock as directed by Matria's board of directors.



Registration Rights Agreement (See page 51). LifeMetrix and certain of its preferred stockholders will be granted "piggyback" registration rights for any registered offering to be undertaken by Matria with respect to the shares of Matria common stock they receive in the acquisition subject to customary underwriter cutback provisions. The registration rights are in effect for a period of two years after the closing of the acquisition or until such earlier time as the shares are eligible for sale pursuant to Rule 145(d)(2) under the Securities Act.

Non-Competition Agreements (See page 51). LifeMetrix has agreed to deliver to Matria prior to the closing non-competition agreements for certain directors and officers of LifeMetrix pursuant to which these individuals will agree not to disclose confidential information or trade secrets of, compete with, or solicit any customer, key or material employee, consultant or other personnel of, Matria or Quality Oncology for a period of five years after the closing, except for the non-compete provisions, which vary in duration for each individual from as short as one year after the closing to as long as five years after the closing.

License Agreements (See page 51). LifeMetrix and Matria have also agreed to enter into license agreements upon the closing of the acquisition pursuant to which Matria will be granted a license to LifeMetrix's Data Warehouse system and LifeMetrix will be granted a license to the Integrated Care Management System being acquired by Matria.

OTHER CONSIDERATIONS.

Opinion of Financial Advisor (See page 37). On April 29, 2002, J.P. Morgan Securities Inc. delivered its oral opinion, confirmed by its written opinion dated April 29, 2002, to the Matria board of directors, to the effect that, as of the date of its written opinion and based upon and subject to certain matters stated therein, the consideration to be paid by Matria in the acquisition was fair, from a financial point of view, to Matria. We have attached the opinion of JPMorgan as Appendix B and encourage you to read it in its entirety.

Accounting Treatment of the Acquisition (See page 34). The acquisition will be accounted for as a purchase for financial reporting and accounting purposes.

Recent Developments.

Matria's Results for Second Quarter Ended June 30, 2002. For the three months ended June 30, 2002, Matria reported revenues of $69.4 million and a net loss of $721,000, or $0.08 per diluted common share, compared to revenues of $64.8 million and net earnings of $4.3 million, or $0.48 per diluted common share, for the three months ended June 30, 2001. For the six months ended June 30, 2002, Matria reported revenues of $134.6 million and net earnings of $897,000, or $0.10 per diluted common share, compared to revenues of $126.2 million and net earnings of $5.4 million, or $0.61 per diluted common share, for the six months ended June 30, 2001.

Acquisition of MarketRing (See page 89). In June 2002, Matria acquired MarketRing.com, Inc., a Georgia corporation, through the merger of a wholly owned subsidiary of Matria with MarketRing. In the merger Matria issued 295,787 shares of Matria common stock in exchange for all of the outstanding shares of capital stock of MarketRing. In addition, Matria may issue up to 27,500 shares upon exercise of MarketRing options assumed and a warrant issued by Matria pursuant to the merger agreement.

            SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following tables present selected historical financial data of Matria, selected historical financial data of Quality Oncology, and selected unaudited pro forma combined condensed financial data of Matria, which reflects the acquisition.

                            MATRIA HEALTHCARE, INC.
                       SELECTED HISTORICAL FINANCIAL DATA


         You should read the following financial data in conjunction with the information set forth under the heading "Matria Transitional Disclosures Under Recently Issued Accounting Standards" appearing on page 55 of this document. The following sets forth selected consolidated financial data with respect to Matria's operations. We have derived the summary consolidated financial data as of and for the five years ended December 31, 2001 from our audited consolidated financial statements. We have derived the financial data as of March 31, 2001 and 2002 and for the three-month periods ended March 31, 2001 and 2002 from our unaudited consolidated condensed financial statements. In the opinion of our management, the unaudited consolidated condensed financial statements from which we have derived the data below contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.


                                                                                                                THREE MONTHS
                                                                                                                   ENDED
                                                                 YEAR ENDED DECEMBER 31,                          MARCH 31,
                                             -----------------------------------------------------------   ---------------------
                                                1997        1998          1999        2000       2001        2001        2002
                                             ---------    ---------    ---------   ---------   ---------   ---------   ---------
                                                                                                                (UNAUDITED)
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues                                     $ 144,533    $ 128,572    $ 231,739   $ 225,767   $ 263,983   $  61,368   $  65,188
Earnings (loss) from continuing
    operations                                 (20,902)    (100,406)      31,366      13,694       7,925       2,031       1,618

Net earnings (loss) from continuing
    operations per common share:
        Basic                                $   (2.29)   $  (10.98)   $    3.05   $    1.10   $    0.78   $    0.13   $    0.18
        Diluted                                  (2.29)      (10.98)        2.82        1.05        0.76        0.13        0.17

                                                                                                                THREE MONTHS
                                                                                                                   ENDED
                                                                          DECEMBER 31,                            MARCH 31,
                                             -----------------------------------------------------------   ---------------------
                                                1997        1998          1999        2000       2001        2001        2002
                                             ---------    ---------    ---------   ---------   ---------   ---------   ---------
                                                                                                                (UNAUDITED)
                                                                         (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Total assets                                 $ 191,132    $  97,034    $ 285,713   $ 268,850   $ 260,623   $ 248,661   $ 267,579
Long-term debt (including current portion)       2,596       19,103      101,452      88,811     115,190      72,335     114,992
Common shareholders' equity                    153,169       49,881       99,244      98,850     104,897      98,961     108,017

                             QUALITY ONCOLOGY, INC.
                       SELECTED HISTORICAL FINANCIAL DATA


         The following sets forth selected financial data with respect to Quality Oncology's operations. Quality Oncology has derived the summary financial data as of and for the year ended December 31, 2001 from its audited financial statements. Quality Oncology has derived the financial data as of March 31, 2001 and 2002 and for the three-month periods ended March 31, 2001 and 2002 from its unaudited condensed financial statements. In the opinion of Quality Oncology's management, the unaudited condensed financial statements from which Quality Oncology derived the data below contain all adjustments, which consist of normal recurring adjustments necessary to present fairly Quality Oncology's financial position and results of operations as of the applicable date and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.


                                                                              THREE MONTHS
                                                 YEAR ENDED                      ENDED
                                                DECEMBER 31,                   MARCH 31,
                                                ------------          ----------------------------
                                                    2001                2001                2002
                                                  --------            -------             --------
                                                                               (UNAUDITED)
                                                                 (IN THOUSANDS)
         STATEMENT OF OPERATIONS DATA:

         Revenues                                 $  5,751            $   833             $  1,815
         Net loss                                   (3,245)            (1,299)                (658)



                                                DECEMBER 31,                              MARCH 31,
                                                ------------                             ----------
                                                    2001                                    2002
                                                  --------                               ----------
                                                                                         (UNAUDITED)
                                                                 (IN THOUSANDS)
         BALANCE SHEET DATA:

         Total assets                             $  3,606                                $  3,815
         Due to LifeMetrix                          19,138                                  19,611

     SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


         The unaudited pro forma combined condensed financial data is not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition been consummated as of the beginning of the periods presented and you should not construe it as representative or indicative of these amounts for any future date or in any future periods. The information in the table is only a summary and you should read it in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Statements" beginning on page P-1 and the audited and unaudited financial statements of Quality Oncology, including the notes thereto, beginning on page F-3 of this document.


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


         We present below selected unaudited pro forma financial information to reflect the acquisition as if it had been completed on January 1, 2001 for results of operations purposes and on March 31, 2002 for balance sheet purposes. We prepared the pro forma financial information using the purchase method of accounting.



         If we had actually completed the acquisition on these dates, we might have performed differently. You should not rely on the pro forma financial information as an indication of the results that we would have achieved if the acquisition had taken place earlier or the future results that we will experience after the acquisition. You should read the following information together with the unaudited pro forma financial statements and related notes beginning on page P-1 of this document, as well as the separate historical financial statements of Matria and Quality Oncology.


                                                                                                      THREE MONTHS
                                                                            YEAR ENDED                    ENDED
                                                                        DECEMBER 31, 2001            MARCH 31, 2002
                                                                        -----------------            --------------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Total revenues .........................................                      $269,734                   $67,003
Earnings from continuing operations ....................                         6,114                     1,199
Net earnings from continuing operations per common share
    Basic ..............................................                      $   0.52                   $  0.12
    Diluted                                                                       0.51                      0.12
Weighted average common shares outstanding
     Basic .............................................                         9,636                     9,857
     Diluted ...........................................                         9,880                    10,291


                                                                                                    MARCH 31, 2002
                                                                                                    --------------
PRO FORMA COMBINED BALANCE SHEET DATA:
Total assets................................................................................          $  289,185
Long-term debt (including current portion)..................................................             118,019
Common shareholders' equity.................................................................             124,724

                                  RISK FACTORS

         The acquisition involves a high degree of risk. By signing a consent in favor of the acquisition, preferred stockholders of LifeMetrix who have not already signed a voting agreement with Matria will be choosing to invest in Matria's common stock, and common stockholders of LifeMetrix also will be choosing to invest in Matria's common stock if LifeMetrix decides to make a liquidating or non-liquidating distribution of the Matria common stock received in the acquisition and the value of assets available upon any liquidation for distribution to LifeMetrix stockholders, including the purchase price payable by Matria for the acquisition, exceeds the total liquidation preferences of LifeMetrix's preferred stockholders. By voting in favor of the issuance of shares of Matria's common stock in connection with the acquisition, stockholders of Matria will be choosing to authorize the issuance of a substantial number of Matria's shares in order to acquire assets of LifeMetrix. Both LifeMetrix stockholders and Matria stockholders will be assuming the additional risks associated with the acquisition and the continuing operations of Matria following the acquisition. Stockholders of Matria and LifeMetrix should carefully consider the following factors in determining how to vote or whether to consent to the acquisition.

RISKS RELATING TO THE ACQUISITION


THE VALUE OF THE INITIAL CONSIDERATION TO BE RECEIVED BY LIFEMETRIX WILL FLUCTUATE BASED ON THE PRICE OF MATRIA COMMON STOCK. SINCE THE DATE OF THE PURCHASE AND SALE AGREEMENT, THE PRICE OF MATRIA COMMON STOCK HAS DECREASED SIGNIFICANTLY.

         The number of the shares of Matria common stock that will be issued at the closing of the acquisition will be based on the average closing price of Matria common stock during the ten consecutive trading days immediately preceding the closing date. However, if that average closing price is below $19.148, the maximum number of shares that Matria may be obligated to issue is fixed at 887,821, and the value of the stock delivered at closing will vary depending on the value of Matria's stock. On April 26, 2002, the trading day prior to the announcement of the acquisition, the closing price of Matria common stock was $23.25. If the stock portion of the consideration were issued at that price, Matria would issue 731,182 shares of common stock with an aggregate value of approximately $17.0 million. Since that time, the price of Matria common stock has significantly declined. On July 29, 2002, the closing price of Matria common stock was $7.20. If that price were the average closing price of Matria common stock during the ten day period immediately preceding the closing, the value of the Matria shares to be issued at the closing would be approximately $6.4 million.

AMOUNTS AVAILABLE FOR ANY DISTRIBUTIONS BY LIFEMETRIX TO ITS STOCKHOLDERS AFTER THE CLOSING OF THE ACQUISITION MAY NOT BE SUFFICIENT TO ALLOW LIFEMETRIX PREFERRED STOCKHOLDERS TO RECOVER THE FULL LIQUIDATION PREFERENCE OF THEIR SHARES OR TO ALLOW LIFEMETRIX COMMON STOCKHOLDERS TO REALIZE ANY VALUE FOR THEIR SHARES.

         The amounts that would be available to LifeMetrix stockholders in any liquidation or other distribution would depend on a number of variables that cannot be determined at this time. The following factors will affect the amount available for any distribution:

         - Liquidation preferences of LifeMetrix preferred stock. Under LifeMetrix's certificate of incorporation, preferred stockholders are entitled to a liquidation preference equal to the initial issue price of the various series of preferred stock: $3.334 for Series A, $6.00 for Series B, $1.594 for Series C, and $0.631 for Series D. The total liquidation preference attaching to all outstanding preferred shares is approximately $40.8 million. Preferred stockholders would receive the full amount of the liquidation preferences only if the amount available for distribution to stockholders, after payment of, or establishment of reserves for, debts, liabilities, incentive bonuses and other payment obligations was at least approximately $40.8 million. Common stockholders would receive a share of liquidation distributions only if the total amount available for distribution to stockholders exceeded $40.8 million.

         - The value of the Matria common stock issued at closing will fluctuate based on the trading price of Matria common stock. The number of the shares of Matria common stock that will be issued at the closing of the acquisition will be based on the average closing price of Matria common stock during the ten consecutive trading days immediately preceding the closing date. However, if that average closing price is below $19.148, the maximum number of shares that Matria will be obligated to issue is fixed at 887,821. On July 29, 2002, the closing price of Matria's common stock was $7.20. If that price were the average closing price of Matria common stock during the ten day period immediately preceding the closing, the value of the Matria shares to be issued at the closing would be approximately $6.4 million. However, given the recent volatility in the trading prices of Matria common stock, we cannot predict the trading price at the closing.

         - The amount of any earn out payment will depend on the future performance of Quality Oncology. LifeMetrix will be entitled to an earn out payment based on Quality Oncology's results for the year ending December 31, 2003, which cannot be determined at this time. Most of the earn out payment is expected to be in the form of Matria common stock, but the number of shares to be issued to LifeMetrix will be based on the actual trading price at the time of the payment, which will not be subject to a collar or cap as is the case for the shares delivered as a part of the closing purchase price. Matria estimates that the earn out will be between $20 million and $30 million, although the amount could be more or less depending on the performance of Quality Oncology.

         - The disposition of LifeMetrix's remaining assets that are not being acquired by Matria may not yield additional amounts available for distribution to stockholders. LifeMetrix currently is attempting to find a buyer or buyers for its assets and business activities that are not being acquired by Matria, which consist primarily of LifeMetrix's information services business and the Data Warehouse and TrialMatch systems. Any net proceeds from such a sale would be available for distribution to stockholders. However, LifeMetrix has not received a firm offer for these assets and it is uncertain whether any disposition would produce any meaningful amount for distribution.

         - Amounts distributable to LifeMetrix stockholders will be reduced by amounts necessary to satisfy LifeMetrix's debts and obligations and expenses of a winding up and liquidation. The amounts required to be paid or reserved prior to a distribution to stockholders cannot be fully determined at this time. LifeMetrix estimates that, assuming a closing not later than September 30, 2003, approximately $2.0 million of the $3.0 million cash portion of the closing purchase price will be required to satisfy and reserve for debts, expenses and potential liabilities.

         - Amounts distributable to LifeMetrix stockholders may be reduced by LifeMetrix's indemnification obligations relating to the acquisition. A portion of the Matria stock portion of the closing purchase price will be placed in escrow until March 31, 2003 as a source for satisfying any claims for indemnification made by Matria. LifeMetrix does not plan to establish an additional cash reserve relating to potential claims. If Matria's indemnification claims exceed the value of the stock held in escrow, LifeMetrix may have to establish additional reserves, which would reduce the amounts distributable to LifeMetrix stockholders. LifeMetrix cannot reasonably anticipate the nature or amounts of any future indemnification claims by Matria.

         - Amounts distributable to LifeMetrix stockholders will be reduced by incentive bonus payments to key management personnel. Any amounts distributable to LifeMetrix stockholders would be reduced by incentive bonuses that LifeMetrix will pay to key employees of LifeMetrix and Quality Oncology. The LifeMetrix board of directors has approved such incentive bonuses equal to 10% of the amount that otherwise would be distributable to stockholders upon liquidation. The purpose, computation and allocation of the incentive bonuses are discussed at page 33 of this document.

         As a result of these factors, it is not possible to determine the amount of distributions, if any, that LifeMetrix stockholders may receive as a result of the acquisition. In a worst case scenario, LifeMetrix preferred stockholders would likely receive a small fraction of their liquidation preferences and LifeMetrix common stockholders would receive nothing. In a best case scenario, LifeMetrix preferred stockholders would receive their full $40.8 million liquidation preference, with a large portion payable upon receipt of the earn out in 2004, and there would be sufficient remaining funds to provide a distribution to LifeMetrix common stockholders after receipt of the earn out in 2004.

         However, LifeMetrix believes that a reasonable range for the closing purchase price is between $9.1 million and $16.3 million. The $9.1 million figure is based upon an assumed price of Matria stock of $6.88, which is the average closing price of Matria common stock for the ten days ending June 29, 2002. This price is also close to the 52-week low trading price of Matria's common stock. The $16.3 million price is based on an assumed Matria stock price of $15.00, which is the lowest price at which LifeMetrix will be contractually obligated to close the acquisition. LifeMetrix believes that a reasonable range for the earn out payment is $10.0 million to $40.0 million. The low end of this range assumes that Quality Oncology would not achieve positive EBITDA for 2003 but would meet conservative net revenue targets. The high end of this range is based on an amount that LifeMetrix believes Quality Oncology can achieve under very favorable market conditions and includes more optimistic operating assumptions than Matria's estimate of the high end of the range. Combining these two ranges gives a total purchase price range of $19.1 million to $56.3 million. After deducting (i) an estimated $2.0 million to satisfying reasonably anticipated debts, obligations, potential liabilities and expenses of LifeMetrix and (ii) 10% to reflect incentive bonus payments, and assuming no other significant additions or deductions, then LifeMetrix estimates that the range of possible distributions to stockholders will be approximately $15.4 million to approximately $48.9 million.

         If the distributable amount were $15.4 million, LifeMetrix preferred stockholders would receive approximately 38% of their liquidation preferences and LifeMetrix common stockholders would receive nothing. If the distributable amount were $48.9 million, LifeMetrix preferred stockholders would receive the full amount of their liquidation preferences and approximately $8.1 million would be available for distribution ratably to holders of LifeMetrix common stock on an as converted basis. Based upon 25,606,723 shares of common stock being outstanding on an as converted basis, and assuming no exercise of outstanding stock options or warrants, an $8.1 million distribution would provide approximately $0.32 per share of LifeMetrix common stock. If the distributable amount were $32.2 million, the mid-point of the range, preferred stockholders would receive approximately 79% of their liquidation preferences and common stockholders would receive nothing.

THE ISSUANCE OF MATRIA SHARES UPON CLOSING OF THE ACQUISITION WILL, AND THE ISSUANCE OF MATRIA SHARES AS AN EARN OUT PAYMENT MAY, RESULT IN SUBSTANTIAL DILUTION TO MATRIA STOCKHOLDERS.

         As of July 15, 2002, Matria had 9,064,217 shares of common stock outstanding. Upon the closing of the proposed acquisition, we will issue up to 887,821 shares of our common stock to LifeMetrix in the acquisition. Matria will issue all of the shares if the average closing price of Matria common stock for the ten trading days prior to the closing date is less than or equal to $19.148. In addition, LifeMetrix may be entitled to receive a significant earn out payment in mid-2004, which may be paid, in full or in part, through the issuance of additional shares of Matria common stock. The amount of the earn out payment is dependent upon the performance of Quality Oncology in 2003. The number of shares, if any, that will be issued in connection with the earn out payment will be based on the amount of the earn out and the price of Matria common stock at the time of payment, which is expected in mid-2004. The earn out payment and the number of shares of Matria common stock that may be issued can not be determined at the present time, but could be substantial. For example, if the earn out amount was $20.0 million and Matria paid 20% of the earn out in cash and the remainder of the earn out through the issuance of Matria common stock which had a price of $10.00 per share, Matria would issue an additional 1,600,000 shares of common stock. If the earn out amount was $30.0 million and Matria paid 20% of the earn out in cash and the remainder of the earn out through the issuance of Matria common stock which had a price of $25.00 per share, Matria would issue an additional 960,000 shares of common stock.


FAILURE TO OBTAIN STOCKHOLDER APPROVAL FOR THE ISSUANCE OF OUR COMMON STOCK IN THE ACQUISITION WOULD REQUIRE US TO PAY CASH OR, IF WE DO NOT HAVE THE AVAILABLE FUNDS, TO ISSUE SHARES IN VIOLATION OF NASD RULES OR TO PAY CASH WHEN WE MAY NOT HAVE THE FUNDS AVAILABLE.

         As a company listed on the Nasdaq National Market, we are subject to the NASD rules, including rules relating to stockholder approval of various corporate actions. The NASD rules require us to obtain stockholder approval for the issuance of shares amounting to 20% or more of our outstanding stock in any transaction. Upon the closing of the proposed acquisition and possibly in future earn out payments, we may issue a substantial number of shares of our common stock to LifeMetrix. In the event that we are unable to obtain stockholder approval for the issuance of our common stock in the acquisition, we will be forced to pay cash for any amount due under the earn out that would cause the total amount of our common stock issued in the acquisition to exceed 20% of our outstanding common stock or to issue shares amounting to more than 20% of our outstanding common stock without stockholder approval. If we issue shares in the acquisition amounting to more than 20% of our outstanding common stock without stockholder approval, it may be determined that we are in violation of NASD rules governing stockholder approval requirements, and we may be subject to being delisted from Nasdaq.

LIFEMETRIX MAY TERMINATE THE ACQUISITION IF THE AVERAGE CLOSING PRICE OF MATRIA COMMON STOCK AS OF THE CLOSING IS LESS THAN $15.00. FAILURE TO COMPLETE THE ACQUISITION COULD ADVERSELY AFFECT MATRIA'S STOCK PRICE, FUTURE BUSINESS AND OPERATIONS OR FINANCIAL RESULTS.

         The purchase and sale agreement may be terminated if the average closing price at which Matria common stock shall have traded on the Nasdaq National Market during the ten trading day period ending three days prior to the closing date is less than $15 per share. On July 29, 2002, the closing price of Matria common stock was $7.20. The purchase and sale agreement may also be terminated for events having material adverse effects on the acquired business, breaches by Matria or LifeMetrix of representations, warranties, covenants and agreements under the purchase and sale agreement, or for other reasons, some of which are beyond the control of Matria or LifeMetrix. If the purchase and sale agreement is terminated, the acquisition will not occur or may be delayed, and each of Matria and LifeMetrix will lose the intended benefits of the acquisition.

         If the acquisition is not completed for any reason, Matria may be subject to a number of material risks, including the following:

         -        Matria will lose the intended benefits of the acquisition;

         - The price of Matria common stock may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed;

         - Some costs related to the acquisition, such as legal, accounting, financial advisory and financial printing fees, must be paid even if the acquisition is not completed;

         - If the purchase and sale agreement is terminated because of the material breach or intentional or fraudulent misconduct of Matria, then LifeMetrix can recover from Matria its expenses relating to the purchase and sale agreement; and

         - If the purchase and sale agreement is terminated, Matria may be required to make a substantial investment in LifeMetrix or either to license the Data Warehouse system from LifeMetrix or to forfeit its $500,000 deposit.

LIFEMETRIX AND ITS STOCKHOLDERS WILL BE EXPOSED TO A NUMBER OF TAX-RELATED RISKS IN CONNECTION WITH THE ACQUISITION AND, IF LIFEMETRIX IS ULTIMATELY LIQUIDATED, UPON SUCH LIQUIDATION.

         The acquisition will be treated as a taxable sale of assets, and LifeMetrix will report taxable gain. The proceeds of the transaction for this purpose will include, in addition to the cash paid by Matria, the liabilities of Quality Oncology (and the liabilities of LifeMetrix to be assumed by Quality Oncology), the Matria stock issued at closing and the right to the earn out payment. In order to determine the amount of taxable gain that LifeMetrix will report, LifeMetrix must use the fair market value of the Matria stock received at closing and the fair market value of the right to the earn out payment as of the closing date. LifeMetrix will obtain an independent expert valuation of the right to the earn out payment as of the closing date for this purpose. This valuation will depend on many factors that are not yet known, and cannot now be predicted with any certainty. In addition, the actual market value of the Matria stock as of the closing could, and most likely will, differ from the price used for determining the number of shares to be issued to LifeMetrix at closing, which will be the average of the closing prices on the ten preceding consecutive trading days, subject to a minimum of $19.148 and a maximum of $28.722. This difference could arise from fluctuations in the market price of such stock, from the average of the trading prices on the ten preceding trading days being below the minimum or above the maximum specified above, or from the effect that restrictions on the sale of such stock may have on its value.

         LifeMetrix currently expects that, as of the closing date, it will have not less than $25 million in net operating losses (including net operating loss carryforwards from previous years) available to offset the taxable gain that will be recognized as a consequence of the acquisition. Depending on the actual amount of these losses and the valuation of the consideration received in the transaction, LifeMetrix could have total gain exceeding the net operating losses and loss carryforwards available to offset such gains. If LifeMetrix is liquidated following the acquisition, then LifeMetrix will also recognize gain or loss on such liquidation, including gain or loss resulting from appreciation or depreciation (after the closing date) in the values of the Matria stock and the right to the earn out payment. Since the purchase and sale agreement prohibits LifeMetrix from approving or adopting a plan of liquidation for at least 30 days after the closing of the acquisition, such appreciation could be substantial. If the gains recognized by LifeMetrix as a result of the acquisition and any subsequent liquidation exceed the available losses and loss carryforwards by a substantial amount, LifeMetrix may be exposed to a tax obligation exceeding the cash available to it to pay such obligations. If this occurs, LifeMetrix may hold back some of the consideration it would otherwise distribute in liquidation. As an alternative, or in addition, LifeMetrix might have to borrow or otherwise obtain the funds required to pay its tax obligations from other sources.

         The liquidation would also be taxable to the LifeMetrix stockholders, and a stockholder would be subject to tax, if the fair market value of the liquidating distributions received (or deemed received) by the stockholder exceed the stockholder's basis in its LifeMetrix stock. If a liquidating trust is used, the total value of the amount distributed to the liquidating trust, net of liabilities assumed by it, would be deemed to have been distributed to the stockholders, and each stockholder would be deemed to have received a part of such net liquidating distributions based on the number of shares of each class or series (taking into account the liquidation preferences of the different series of preferred stock) of LifeMetrix stock held by such stockholder. Stockholders would also be taxed on gains and losses realized by the liquidating trust. There can be no assurance that such a trust would distribute cash or other property to the stockholders at the same time that the stockholders are deemed to have income from LifeMetrix's distribution to the trust or because of income or gain accruing inside the trust, nor that the amount of any such distribution would be sufficient to offset the tax liabilities of the stockholders. Accordingly, stockholders may have to satisfy any such tax obligations from other resources.

LIFEMETRIX AND ITS STOCKHOLDERS MAY BE EXPOSED TO TAX AND OTHER RISKS IF LIFEMETRIX DOES NOT LIQUIDATE FOLLOWING THE ACQUISITION.

         Following the consummation of the acquisition, the board of directors of LifeMetrix will consider whether LifeMetrix should adopt a plan of liquidation. Under the purchase and sale agreement, LifeMetrix may not adopt a plan of liquidation until at least 30 days following the acquisition. If LifeMetrix does not adopt a plan of liquidation, LifeMetrix and its stockholders could be exposed to significant business, tax and legal risks, including the following:

         - Although LifeMetrix currently has business operations and assets that will not be acquired by Matria, those business operations are not yet self-supporting and would require substantial future investment. LifeMetrix is seeking buyers for those assets.

         - Under the terms of LifeMetrix's certificate of incorporation, the preferred stockholders have certain rights with respect to the payment of liquidation preferences that will be triggered by the acquisition.

         - LifeMetrix anticipates that its principal assets following the acquisition will be the Matria common stock received at the closing of the acquisition and the contingent right to receive cash and additional Matria common stock in 2004 pursuant to the earn out payment provisions of the purchase and sale agreement. A company that has as its principal activity the holding of investment securities and has more than 100 beneficial owners is generally required to register under and comply with the reporting requirements of the Investment Company Act of 1940. Because the standstill agreement restricts the sale of the Matria shares received in connection with the acquisition, it probably will be advantageous for LifeMetrix to adopt a plan of liquidation soon after the acquisition and to distribute Matria shares soon after they are received. However, LifeMetrix is prohibited from adopting a plan of liquidation until at least 30 days after the closing of the acquisition. LifeMetrix believes that adopting a plan of liquidation would make registration under the Investment Company Act unnecessary because there is a recognized exemption under which an entity may hold securities when it is merely incidental to its liquidation and distributions made as part of a liquidation of LifeMetrix are anticipated to have more favorable tax consequences to LifeMetrix and its stockholders than if a distribution were to be made otherwise. In particular, if a distribution of Matria shares (or other assets of LifeMetrix, including cash) were made with respect to LifeMetrix stock other than as part of a liquidation of LifeMetrix, the full fair market value of the distribution, up to the greater of the current or accumulated earnings and profits of LifeMetrix, may be taxable as a dividend at ordinary income rates, without any offset for the basis of the recipients in their LifeMetrix stock.

MATRIA'S LONG-TERM DEBT AGREEMENTS MAY LIMIT MATRIA'S ABILITY TO PAY A PORTION OF THE EARN OUT PAYMENT IN CASH. IF THIS OCCURS MATRIA MAY HAVE TO SEEK ADDITIONAL FUNDING WHICH MAY NOT BE AVAILABLE ON REASONABLE TERMS, IF AT ALL.

         In addition to the purchase price that is payable at closing, Matria is obligated to pay to LifeMetrix an earn out payment based upon the financial performance of Quality Oncology during 2003. Unless LifeMetrix later agrees otherwise, Matria is required to pay at least the lesser of 20% of the earn out payment or $10 million in cash, and the remainder in Matria common stock. However, LifeMetrix's rights to receive cash as a part of the earn out payment are subordinate to the terms of Matria's credit agreement and the indenture governing Matria's 11% senior notes due 2008. Although Matria currently would be able to make cash payments under the credit agreement and the indenture, it is possible that circumstances could exist in 2004 that would prevent Matria, under provisions in the credit agreement and the indenture prohibiting payments, from paying some or all of the cash portion of an earn out payment. In such an event, LifeMetrix will have the option of receiving payment in shares of Matria common stock to make up for a deficiency in cash payments. If LifeMetrix does not opt to receive shares of Matria common stock, Matria may be forced to seek additional funding, which may not be available on reasonable terms, if at all.


FAILURE TO COMPLETE THE ACQUISITION COULD ADVERSELY AFFECT LIFEMETRIX AND ITS STOCKHOLDERS.


       Although LifeMetrix stockholder approval of the acquisition is assured by the fact that stockholders with voting rights sufficient for approval have signed voting agreements with Matria in which they agree to approve the acquisition, the acquisition may not be completed for a number of reasons. The purchase and sale agreement may be terminated for certain occurrences, including events having material adverse effects on Quality Oncology's business, Matria's stock price remaining below $15.00 per share, breaches by Matria or LifeMetrix of representations, warranties, covenants and agreements under the purchase and sale agreement, or for other reasons, some of which are beyond the control of Matria or LifeMetrix. If the purchase and sale agreement is terminated and the acquisition does not occur:


         -        LifeMetrix will lose the intended benefits of the sale;

         - There is no assurance that LifeMetrix will be able to negotiate a similar transaction on favorable terms with another party;

         - There is no assurance that LifeMetrix will be able to obtain the additional financing that will be needed to continue its operations;

         - If LifeMetrix cannot obtain such additional financing, it will not be able to continue operations and will be forced to liquidate under circumstances that may result in its stockholders incurring a total or substantial loss of their investments in LifeMetrix;

         - If LifeMetrix is able to obtain additional financing, the financing source may insist upon preferences and premiums that may significantly dilute the currently outstanding preferred and common shares of LifeMetrix; and

         - Even if LifeMetrix were able to obtain additional financing and to continue operations, there is no assurance that the results of future operations would create a value or return to LifeMetrix stockholders equivalent to the value of the proposed Matria acquisition.


RISKS RELATING TO MATRIA FOLLOWING THE ACQUISITION


THE INABILITY OF QUALITY ONCOLOGY TO ACHIEVE OR SUSTAIN PROFITABLE OPERATIONS WOULD HAVE A SUBSTANTIAL ADVERSE IMPACT ON MATRIA'S RESULTS OF OPERATIONS.

         The business being acquired has historically incurred significant losses. For example, for the year ended December 31, 2001, Quality Oncology had a net loss of approximately $3.2 million, on revenues of approximately $5.8 million, and an accumulated deficit of approximately $17.0 million. The acquired business will continue to incur significant sales and marketing and general and administrative expenses. Matria may be forced to fund these additional expenses from cash generated from its business, from borrowed funds or through additional sales of stock. If the benefits of the acquisition do not exceed the costs associated with the acquisition, including any dilution to Matria stockholders resulting from the issuance of shares in connection with the acquisition, our financial results, including earnings per share, could be adversely affected.


LIFEMETRIX MAY BE UNABLE TO SATISFY ITS INDEMNIFICATION OBLIGATIONS, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOLLOWING THE ACQUISITION.

         The purchase and sale agreement provides that, after the acquisition of the Quality Oncology business, LifeMetrix will indemnify Matria for losses suffered or incurred by Matria and related parties arising from breaches or misrepresentations under the purchase and sale agreement, litigation arising out of pre-closing acts or circumstances or the acquisition, retained liabilities of LifeMetrix, any claims arising in connection with incentive bonuses, and certain tax liabilities. LifeMetrix's indemnification obligation with respect to breaches of representations and warranties and litigation described in the previous sentence is generally limited to the sum of 10% of the purchase price paid at closing plus the entire amount of the earn out payment. LifeMetrix may not be able to fulfill its indemnification obligations to the extent they exceed the value of the escrowed shares and the earn out. LifeMetrix may not have sufficient funds and may not be able to obtain the funds to satisfy its potential indemnification obligations to Matria. Matria may suffer impairment of its assets or have to bear the costs of a liability that exceeds the liability limitations of the purchase and sale agreement or for which it is entitled to indemnification, but which it is unable to collect.

OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND ARE LIKELY TO CONTINUE TO FLUCTUATE IN THE FUTURE.


         Our operating results have varied in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. For example, in June 2002, we announced lower revenues and profit expectations for the second quarter and for the full year of 2002. We revised our outlook due to several unforeseen events, including a significant price increase in one of our primary drugs for our women's health segment, increased costs due to information system constraints in our pharmacy, laboratory and supplies business, and increased costs relating to delays in implementing an automation project in our Facet Technologies subsidiary.

Similar unforeseen factors and other factors described in this document may impact our operating results in the future, which could significantly affect the price of our common stock.

         In addition, we have experienced quarterly fluctuations in our results of operations. For example, revenues from our women's health services segment are historically less during the fourth and first calendar quarters than during the second and third calendar quarters. The seasonal variability of demand for these services significantly affects, and we believe will continue to affect, our quarterly operating results.


IF WE FAIL TO DEVELOP NEW RELATIONSHIPS OR MAINTAIN OUR EXISTING RELATIONSHIPS WITH ESTABLISHED HEALTH CARE INDUSTRY PARTICIPANTS, WE MAY EXPERIENCE DELAYS IN THE GROWTH OF OUR BUSINESS.

         Relationships with established health care industry participants are critical to our success. These relationships include customer, vendor, distributor and co-marketer relationships. We may not be able to establish relationships with particular key participants in the health care industry if relationships have already been established with competitors, and therefore, it is important that we are perceived as independent of any particular customer or partner. If we cannot successfully establish new relationships with key health care industry participants, our business may grow slowly.

         Our stock price and financial performance may suffer if the acquired business is unable to use its existing relationships to generate additional sales. If we were to lose any of our existing relationships, or if the other parties were to fail to collaborate with us to pursue additional business relationships, we would not be able to execute our business plans and our business would suffer significantly.


THROUGH THE ACQUISITION, MATRIA IS EXPANDING ITS DISEASE MANAGEMENT BUSINESS, WHICH WILL INCREASE ITS EXPOSURE TO THE SIGNIFICANT RISKS ATTENDANT TO THIS TYPE OF BUSINESS.

         Matria is a diversified disease management company whose various business segments already include obstetrics, diabetes, respiratory disease and cardiovascular disease management programs. Through the acquisition of Quality Oncology, Matria will expand its current operations to include disease management services for cancer patients. Disease management services are relatively new components of the healthcare industry. Since these aspects of disease management are relatively new and unproven, we may not be able to anticipate and adapt to a developing market. Moreover, we cannot accurately predict the future growth rate or the ultimate size of the domestic diabetes, respiratory, cardiovascular and cancer disease management markets.


         The success of these components of our business plan depends on a number of factors. These factors include:

         - Our ability to differentiate our products and service offerings from those of our competitors;

         - The extent and timing of the acceptance of our services as a replacement for, or supplement to, traditional managed care offerings;

         - Our ability to implement new and additional services beneficial to payors; and

         - Our ability to effect cost savings for payors through the use of our programs.


UNLIKE LIFEMETRIX, OUR BUSINESS IS SIGNIFICANTLY DEPENDENT ON GOVERNMENT-SPONSORED PROGRAMS. THESE PAYORS MAY REDUCE PAYMENTS TO US, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


         Our revenues from continuing operations are derived from the following types of customers: approximately 42% from private third-party payors, approximately 25% from medical device manufacturers, approximately 14% from domestic government payors, approximately 12% from foreign healthcare systems and approximately 7% from employers.

         Third-party and governmental payors exercise significant control over patient access and increasingly use their enhanced bargaining power to secure discounted rates and other concessions from providers. This trend, as well as other changes in reimbursement rates, policies or payment practices by third-party and governmental payors (whether initiated by the payor or legislatively mandated) could have an adverse impact on our disease management businesses.

         Our sales and profitability are affected by the efforts of all payors to contain or reduce the cost of healthcare by lowering reimbursement rates and limiting the scope of covered services. Any changes that lower reimbursement levels under Medicare, Medicaid or private pay programs, including managed care contracts, could adversely affect us. Furthermore, other changes in these reimbursement programs or in related regulations could adversely affect us. These changes may include modifications in the timing or processing of payments and more stringent reimbursement procedures. Any failure to comply with Medicare or Medicaid reimbursement procedures could result in delays in, or loss of, reimbursement and other sanctions, including fines and exclusion from participation in the programs.

ONE OF OUR PRODUCT LINES AND ALL OF QUALITY ONCOLOGY'S REVENUES ARE SUBSTANTIALLY DEPENDENT ON A FEW CUSTOMERS. THE LOSS OF ANY OF THESE CUSTOMERS WOULD ADVERSELY AFFECT OUR BUSINESS.


         Sales of our Facet Technologies subsidiary are substantially dependent on sales to three customers. These three diabetes supply manufacturers represented approximately 78% of Facet Technologies' revenues, which in turn represented approximately 21% of Matria's total revenues. We have multiple contracts covering various products with these customers that have expirations ranging from six months to two years. In addition, Quality Oncology received 67% of its revenues from four customers in 2001 whose contracts expire at various times through 2006. These four customers and the percentage of Quality Oncology's 2001 revenues received from each were: Carefirst of Maryland, Inc. with 29%, Blue Cross Blue Shield of Florida, Inc. with 15%, Neighborhood Health Partnership, Inc. with 12%, and Foundation Health Corporation Affiliates with 11%. There is no guarantee that these contracts will be renewed or, if renewed, that these customers will continue to purchase services at prior levels. If we do not generate as much revenue from our major customers and the major customers of Quality Oncology as we expect to or if we lose certain of them as customers, our total revenue will be significantly reduced.

SOME OF OUR BUSINESS SEGMENTS ARE HIGHLY DEPENDENT ON SUPPLIES FROM A SINGLE SOURCE. ANY INTERRUPTION OF THE SUPPLIES UNDER THESE ARRANGEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON THESE BUSINESSES.

          Our Facet Technologies and women's health businesses are highly dependent on single sources of supply. For example, Facet Technologies purchases virtually all of its products from Nipro Corporation. Similarly, there currently is only one domestic manufacturer of the injectable form of terbutaline sulfate, a drug frequently prescribed by physicians as a tocolytic for the treatment of preterm labor and used in large supply in our women's health business. Because the sources for these products are limited, these businesses are vulnerable to any interruption in the supply of these products or to any significant increase in price for these products. Any interruption or significant increase in price could have a material adverse effect on the operations of these businesses.

A SIGNIFICANT PORTION OF QUALITY ONCOLOGY'S CONTRACTS CONTAIN SAVINGS GUARANTEES AND A PORTION OF QUALITY ONCOLOGY'S FEES MAY HAVE TO BE REFUNDED.

         Many of Quality Oncology's existing disease management agreements with health plans contain a savings guarantee, which typically provides that Quality Oncology will repay to a client all or some of Quality Oncology's fees if the cost savings achieved during the period that the Quality Oncology Program operates do not at least equal Quality Oncology's fees for such period. Some contracts also provide that Quality Oncology will receive bonus compensation by meeting certain performance criteria. There is no guarantee that the cost savings experienced by the acquired business' clients will be sufficient to allow the acquired business to make a profit, and there is no guarantee that the acquired business will meet the performance criteria necessary to receive the designated bonus compensation or to avoid repayment of fees.

UNLIKE LIFEMETRIX, WHICH DOES NOT HAVE A STOCKHOLDERS RIGHTS AGREEMENT, WE HAVE A STOCKHOLDER RIGHTS AGREEMENT AND OTHER ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF OUR COMPANY.


         In January of 1996 we adopted a stockholder rights agreement. Under the rights agreement, when one person or group acquires a certain percentage of Matria common stock, current stockholders have right to purchase additional common stock of Matria. In certain situations the rights agreement gives Matria stockholders the right to purchase shares of the acquiring company at a discounted price. Although the plan is intended not to prevent a takeover but to protect and maximize the value of stockholders' interests in the event of unsolicited attempts to acquire Matria, it may make it more difficult for a third party to acquire us. In addition, our bylaws provide for a staggered board of directors and certain provisions of Delaware law may also delay or deter attempts to secure control of Matria without the consent of Matria's management. These laws, the staggered board, and the provisions of the rights plan could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.


RECENTLY THE PRICE OF OUR COMMON STOCK HAS BEEN HIGHLY VOLATILE. FOLLOWING THE ACQUISITION OUR STOCK MAY CONTINUE TO BE HIGHLY VOLATILE. AS A RESULT OF THIS VOLATILITY WE MAY BE SUBJECT TO LITIGATION.

         The healthcare market in particular, and the stock market in general, have experienced volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may significantly affect the trading price of our common stock, regardless of our actual operating performance. In recent periods, the price of our common stock has fluctuated significantly. Volatility in the market price of a company's securities may make it vulnerable to securities class action litigation. If this were to happen to us, litigation could be expensive and could divert management's attention.



AS A RESULT OF RECENT ACCOUNTING PRONOUNCEMENTS, WE ARE REQUIRED TO WRITE DOWN OUR GOODWILL AS IT BECOMES IMPAIRED RATHER THAN ON A STRAIGHT-LINE BASIS. ANY IMPAIRMENT OF OUR GOODWILL COULD SIGNIFICANTLY AFFECT OUR RESULTS OF OPERATIONS FOR THE PERIOD IN WHICH OUR GOODWILL BECOMES IMPAIRED AND COULD MATERIALLY IMPAIR OUR NET WORTH.

         In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that purchased goodwill, including the goodwill arising from the transaction, should not be amortized, but rather, it should be periodically reviewed for impairment. Such impairment could be caused by internal factors as well as external factors beyond our control. The FASB has further determined that at the time goodwill is considered impaired an amount equal to the impairment loss should be charged as an operating expense in the statement of operations. The timing of such an impairment (if any) of goodwill acquired in past and future acquisitions is uncertain and difficult to predict. Our results of operations in periods of any such impairment could be materially adversely affected.

      CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS IN THIS DOCUMENT

         This document and the documents incorporated by reference herein contain forward-looking statements. Such forward-looking statements include statements relating to the business, results of operations, and financial condition of Matria and the business being acquired. Words such as will, would, may, could, anticipates, expects, intends, plans, believes, seeks, estimates, and similar expressions often identify forward-looking statements.

         These forward-looking statements involve risks and uncertainties, and are not guarantees of the future performance of Matria or the business being acquired. Many factors, some of which are included in this document or incorporated by reference into this document, could cause actual results to differ materially from those contemplated by the forward-looking statements. In addition to the specific factors described in the section entitled "Risk Factors," other factors include the following:

         - changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively maintained;
         - the loss of a major customer or failure to receive recurring orders from customers of Matria's mail-order supply business;
         - inability to achieve price concessions or develop alternatives to address recent increases in Matria's costs of supplies;
         - the ability of Matria to effectively integrate new technologies such as those in its health enhancement infrastructure project and automated packing systems;
         - technology failures causing delayed, incomplete or inaccurate data or flawed data analysis;
         - new technologies that render obsolete or non-competitive products and services offered by Matria, including the development of improved glucose monitoring products that eliminate the need for consumable testing supplies;
         - the impact of future state and federal healthcare laws and regulations applicable to Matria or failure to comply with existing laws and regulations;
         - future healthcare or budget legislation or other health reform initiatives;
         -        impairment of rights in intellectual property;
         -        increased or more effective competition;
         -        increased exposure to professional negligence liability;
         -        the impact of litigation involving Matria;
         - difficulties in successfully integrating recently acquired or to be acquired businesses into Matria's operations and uncertainties related to the future performance of these businesses;
         - losses due to foreign currency exchange rate fluctuations or deterioration of economic or political conditions in foreign markets;
         - the effectiveness of Matria's advertising, marketing and promotional programs and changes in patient therapy mix;
         - market acceptance of Matria's and Quality Oncology's current and future disease management products;
         - inability to effect estimated cost savings and clinical outcomes improvements or to reach agreement with disease management customers with respect to the same;
         - inability to accurately forecast performance under disease management contracts;
         - the failure of disease management customers to provide timely and accurate data that is essential to the operation and measurement of Matria's and Quality Oncology's performance under their disease management contracts;
         -        increases in interest rates; and
         -        general economic conditions.

         The forward-looking statements in this document are made as of the date of this document, and Matria assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                            THE MATRIA ANNUAL MEETING

         This document is being furnished to Matria stockholders in connection with the solicitation of proxies by Matria's board of directors. On April 29, 2002, Matria, LifeMetrix, Inc., and Quality Oncology, Inc., a wholly owned subsidiary of LifeMetrix, entered into a purchase and sale agreement. The purchase and sale agreement contemplates the acquisition by Matria of assets of LifeMetrix, including all of the issued and outstanding stock of Quality Oncology.

         Matria will hold its annual meeting of stockholders to vote upon the issuance of Matria common stock in connection with the proposed acquisition. At the annual meeting, stockholders will also elect directors, vote upon the Matria 2002 Stock Incentive Plan and vote upon the Matria 2002 Stock Purchase Plan. Matria's board of directors is soliciting proxies in connection with the matters to be voted upon at the annual meeting.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

         ___________, 2002
         11:00 am local time
         1850 Parkway Place
         Suite 320
         Marietta, Georgia 30067

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         The purpose of Matria's annual meeting is for Matria stockholders to approve the issuance of shares of Matria common stock in connection with the acquisition, to elect three Class I directors, to approve the Matria 2002 Stock Incentive Plan and to approve the Matria 2002 Stock Purchase Plan. In addition, stockholders of Matria may transact any other business that may properly come before the Matria annual meeting or any adjournment or postponement of the annual meeting. Examples of other business that could be transacted at the meeting would be a motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or to establish a quorum.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The board of directors of Matria and a committee thereof have concluded that the purchase and sale agreement, the acquisition and the issuance of shares of Matria common stock in connection with the acquisition are fair to, and in the best interests of, Matria and its stockholders. THE MATRIA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF MATRIA VOTE FOR THE PROPOSALS TO APPROVE THE ISSUANCE OF SHARES OF MATRIA COMMON STOCK IN CONNECTION WITH THE ACQUISITION, TO ELECT THREE CLASS I DIRECTORS, TO APPROVE MATRIA'S 2002 STOCK INCENTIVE PLAN AND TO APPROVE MATRIA'S 2002 STOCK PURCHASE PLAN.

VOTING OF PROXIES; REVOCABILITY OF PROXIES

         When a properly signed and dated proxy card is returned, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the annual meeting and does not return the signed and dated proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed and dated proxy card but does not indicate how his or her shares are to be voted, the shares will be voted FOR the issuance of Matria common stock to LifeMetrix in connection with the acquisition, FOR the election of the three Class I directors named herein, FOR the adoption of the 2002 Stock Incentive Plan and FOR the adoption of the 2002 Stock Purchase Plan. As of the date of this proxy statement, the board of directors does not know of any other matters that are to come before the annual meeting. If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Matria, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Matria common stock and delivering it to the Secretary of Matria at or before the taking of the vote at the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Secretary, or hand delivered to the Secretary of Matria at or before the taking of the vote at the annual meeting.

         Matria will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Matria in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Matria will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D.F. King & Co. will assist in the solicitation of proxies by Matria for a fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses.

RECORD DATES AND OUTSTANDING SHARES

         Stockholders of record who owned Matria common stock at the close of business on ___________, 2002 will be entitled to attend and vote at the annual meeting. On the record date, Matria had approximately _____________ shares of common stock issued and outstanding. Matria had ___________ stockholders of record on the record date and believes that its common stock is held by more than _________ beneficial owners.

QUORUM

         The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Matria's common stock is necessary to constitute a quorum at the annual meeting. Abstentions and shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the annual meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares ("broker non-votes"), also will be treated as present for quorum purposes.

VOTES REQUIRED

         Matria's stockholders are entitled to one vote at the annual meeting for each share of common stock held of record by them on the record date. The affirmative vote of a majority of the shares having voting power, present in person or represented by proxy at the annual meeting, is required to approve the issuance of Matria common stock in connection with the acquisition, to approve and adopt the 2002 Stock Incentive Plan and to approve and adopt the 2002 Stock Purchase Plan. The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting is required to elect the Class I directors. Votes may be cast for, against or withheld from voting on the issuance of Matria common stock in connection with the acquisition, for or withheld from each nominee for Class I director, for, against or withheld from voting on approval of the 2002 Stock Incentive Plan and for, against or withheld from voting on approval of the 2002 Stock Purchase Plan. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions will have no effect on the vote for the election of Class I directors. Abstentions will have the effect of a vote against approval of the issuance of the Matria common stock in connection with the acquisition, approval of the 2002 Stock Incentive Plan and approval of the 2002 Stock Purchase Plan, while broker non-votes will have no effect on the outcome of these proposals.

      MATRIA PROPOSAL 1: APPROVAL BY MATRIA STOCKHOLDERS OF THE ISSUANCE OF
                SHARES OF MATRIA COMMON STOCK IN THE ACQUISITION

         We are furnishing this document to the stockholders of Matria in connection with the solicitation of proxies by the MATRIA board of directors for use at the annual meeting. At the annual meeting, which will be held on __________, 2002, one of the proposals that Matria stockholders will be asked to approve is the issuance of shares of Matria common stock in connection with the acquisition of assets of LifeMetrix, including all of the issued and outstanding stock of Quality Oncology, Inc., a wholly owned subsidiary of LifeMetrix.


         The board of directors of Matria has agreed to acquire assets of LifeMetrix, including the stock of Quality Oncology, in exchange for a combination of cash and Matria common stock including a possible earn out, based on the future performance of the assets being acquired.


         The approval of the Matria stockholders for the issuance of stock in the acquisition is only required if Matria issues shares in the acquisition amounting to more than 20% of Matria's outstanding common stock. The failure of Matria's stockholders to approve the issuance of stock in the acquisition will not affect Matria's obligation to close the acquisition and issue shares of common stock at the closing. In the event that Matria is unable to obtain stockholder approval for the issuance of Matria common stock in the acquisition, Matria will be forced to pay cash for any amount due under the earn out that would cause the total amount of Matria common stock issued in the acquisition to exceed 20% of Matria's outstanding common stock or to issue shares amounting to more than 20% of Matria's outstanding common stock without stockholder approval. If Matria issues shares in the acquisition amounting to more than 20% of Matria's outstanding common stock without stockholder approval, it may be determined that we are in violation of NASD rules governing stockholder approval requirements, and we may be subject to being delisted from Nasdaq.

         We have attached a copy of the purchase and sale agreement as Appendix A to this document.

                       CONSENT OF LIFEMETRIX STOCKHOLDERS

GENERAL

         This document is being furnished to holders of LifeMetrix stock in connection with the solicitation by LifeMetrix of stockholder consent to approve the acquisition. Each LifeMetrix stockholder who is not already obligated by a voting agreement should review carefully the purchase and sale agreement and the information contained in this document when formulating his or her decision to sign the consent relating to the acquisition. The purchase and sale agreement is the principal legal document governing the acquisition and is attached to this document as Appendix A.

         This document also is being furnished to stockholders and option holders of LifeMetrix and to employees of LifeMetrix and Quality Oncology who may receive shares of Matria common stock as an incentive bonus from LifeMetrix as a prospectus for the shares of Matria common stock that they may receive as a result of the acquisition.

RECORD DATE AND OUTSTANDING SHARES

         Stockholders of record who owned LifeMetrix common stock or preferred stock at the close of business on ________, 2002 are entitled to approve the acquisition. On the record date, LifeMetrix had approximately _______ shares of common stock issued and outstanding and __________ shares of preferred stock issued and outstanding. On the record date, LifeMetrix had ___ stockholders of record of its common stock and ___ stockholders of record of its preferred stock.

CONSENT REQUIRED

         Approval of the acquisition requires the consent of a majority of the outstanding shares of LifeMetrix common and preferred stock, voting as a single class, on an as-converted basis, and the separate consent of a majority of the outstanding shares of LifeMetrix preferred stock. Stockholders of LifeMetrix having sufficient voting power to approve the acquisition have entered into voting agreements with Matria in which they have agreed to approve the acquisition. Consequently, approval of the acquisition by LifeMetrix stockholders is assured.

         LifeMetrix is seeking approval of the acquisition from its stockholders by soliciting a written consent. LifeMetrix stockholders will find a form of consent in the materials accompanying this document. It is important that shares of LifeMetrix common and preferred stock are represented in this matter. LifeMetrix stockholders are encouraged to sign, date and return the enclosed consent form as soon as possible. If the acquisition is approved by less than unanimous written consent, LifeMetrix will send notice of the action taken to stockholders not consenting to the acquisition in accordance with Section 228(e) of the Delaware General Corporation Law.

                         DESCRIPTION OF THE ACQUISITION

BACKGROUND OF THE ACQUISITION

         The Matria board of directors and management continually review strategic options to enhance stockholder value, including joint ventures, strategic investments, acquisitions and dispositions. Throughout its history, Matria has been involved in several acquisitions and joint ventures.

         In early 2001, Matria began implementing a strategy to become a one stop shop for disease management. As part of this strategy, Matria began to pursue strategic relationships with providers of disease management services other than diabetes, women's health and respiratory services. In August 2001, Matria identified Quality Oncology as a potential strategic partner for cancer disease management. Jeffrey Koepsell, Matria's Executive Vice President and Chief Operating Officer, contacted Frederick C. Lee, Vice-Chairman of Quality Oncology, by telephone to discuss the potential for Quality Oncology's working with Matria on several prospective requests for disease management proposals.

         Throughout early August, Matria and Quality Oncology collaborated on a joint proposal to an employer that was interested in a broad spectrum of disease management services, including cancer disease management. The proposal was submitted on August 13, 2001.

         On September 19, 2001, Matria and Quality Oncology entered into a mutual Confidentiality Agreement.

         On September 27, 2001, Mr. Koepsell met with Mr. Lee at a restaurant in Alpharetta, Georgia, to discuss an expanded working relationship.

         On October 3, 2001, Matria and Quality Oncology entered into a letter of intent with respect to the joint proposal referenced above and agreed that their relationship would be formalized in a vendor management agreement to be negotiated between the parties. Since that time, Matria and Quality Oncology have collaborated on a number of proposals to provide disease management services to insurers and employer groups. Their intention with respect to each insurer and employer group is set forth in separate letters of intent.

         On October 10, 2001, Matria and LifeMetrix (Quality Oncology's parent corporation) signed a mutual Confidentiality Agreement to allow further mutual disclosures about their respective businesses.

         On December 11, 2001, Parker H. Petit, Matria's Chairman, President and CEO, Mr. Koepsell and other members of Matria's executive and divisional management met with Edmund C. Bujalski, Chairman and CEO of LifeMetrix, and Frederick C. Lee, Vice Chairman of Quality Oncology, at Matria's headquarters in Marietta, Georgia, to discuss potential strategic relationships. Subsequently, Mr. Petit placed a telephone call to Mr. Bujalski. In that call he expressed an interest in an investment in LifeMetrix or an investment in Quality Oncology. Mr. Petit reiterated Matria's interest in a letter to Mr. Bujalski dated December 14, 2001.

         On December 20, 2001, Mr. Bujalski and a representative of LifeMetrix's systems group visited Matria's headquarters to demonstrate LifeMetrix's Data Warehouse software. Matria personnel attending the meeting included Mr. Petit, Mr. Koepsell and several members of Matria's systems group. At that meeting, Mr. Bujalski and Mr. Petit had further discussions about the possibility of Matria's making an investment in LifeMetrix or acquiring Quality Oncology.

         On December 28, 2001, Matria forwarded LifeMetrix a draft vendor management agreement pursuant to which Quality Oncology would provide cancer disease management services as a subcontractor to Matria with respect to certain agreed opportunities. Under the vendor management agreement, Matria is entitled to a percentage of Quality Oncology's fees for services provided by Quality Oncology to the various contracted payors identified in the vendor management agreement.

         Beginning in January, 2002, Mr. Bujalski and Mr. Petit had numerous telephone conversations regarding the vendor management agreement and a possible acquisition.

         On January 11, 2002, Mr. Petit sent Mr. Bujalski a non-binding expression of interest in two alternative proposals for Matria to make an investment in LifeMetrix or acquire Quality Oncology.

         On January 16, 2002, LifeMetrix's board of directors held their regularly scheduled meeting. At the meeting the board discussed Matria's proposals and discussed the status of other possible strategic relationships that Quality Oncology was pursuing at that time. It was the consensus of the directors that Mr. Bujalski should continue discussions with Matria.

         On January 24, 2002, Matria's and LifeMetrix's systems personnel had a meeting at Matria's headquarters to discuss LifeMetrix's Data Warehouse software.

         On February 13, 2002, Mr. Petit met with Mr. Bujalski at LifeMetrix's headquarters in McLean, Virginia, for purposes of further discussion of a proposed acquisition. Eugene N. Langan, Executive Vice President and Chief Administrative Officer of LifeMetrix, was present for part of the meeting.

         On February 15, 2002, Mr. Petit sent a memo to Matria's board of directors outlining a proposal to make an investment in LifeMetrix, license certain technology, acquire an option to purchase Quality Oncology and enter into an exclusive two-year strategic alliance. Mr. Petit also included certain informational materials regarding LifeMetrix.

         On February 19, 2002, Matria's board of directors held their regularly scheduled meeting. At the meeting Mr. Petit recounted his discussions with Mr. Bujalski regarding a possible acquisition of Quality Oncology and discussed the strategic rationale for pursuing the acquisition. The board directed Mr. Petit to continue discussions.

         On February 22, 2002, Mr. Bujalski sent Mr. Petit a non-binding counterproposal to Mr. Petit's letter of January 11, 2002 and enclosed certain historical and projected financial data of LifeMetrix.

         On February 26, 2002, Mr. Petit sent Matria's board of directors Mr. Bujalski's letter of February 22, 2002 along with the enclosed financial data of LifeMetrix.

         On March 7, 2002, Mr. Petit sent Matria's board of directors a memorandum detailing the various alternatives Matria's management had considered relative to LifeMetrix and Quality Oncology and reiterating the strategic reasons for pursuing an acquisition. He enclosed a draft letter of intent. That same day Mr. Petit forwarded the draft letter of intent to Mr. Bujalski.

         On March 22, 2002, LifeMetrix's board of directors held a telephonic board meeting to approve the letter of intent with Matria relating to the acquisition.

         On March 26, 2002, Matria, LifeMetrix and Quality Oncology signed the vendor management agreement and a letter of intent outlining the proposed acquisition, and Matria advanced LifeMetrix a deposit of $500,000 to obtain an option to purchase, if the purchase and sale agreement is terminated prior to closing, a perpetual, nonexclusive, nontransferable license to use LifeMetrix's Data Warehouse system.

         On March 27, 2002, Mr. Petit contacted JPMorgan about rendering an opinion with respect to the proposed acquisition. Over the next several days, representatives of JPMorgan and Matria had numerous telephone conversations to discuss the acquisition and the financial information that Matria and LifeMetrix had provided to JPMorgan.

         On March 27 and 28, 2002, George W. Dunaway, Vice President-Finance and Chief Financial Officer, Roberta L. McCaw, Vice President - Legal, General Counsel and Secretary, and a representative of Troutman Sanders LLP, an outside law firm representing Matria in connection with the proposed acquisition, conducted a due diligence investigation at LifeMetrix's office in McLean, Virginia. On March 28, 2002, Ms. McCaw and Mr. Dunaway were joined by Mr. Petit, Mr. Koepsell and Thomas M. Robbins, President of Matria's Health Enhancement division. Participating in these meetings representing Quality Oncology were Mr. Bujalski and other financial, operating and systems personnel of LifeMetrix and Quality Oncology, as well as a representative of Simon, Turnbull & Martin, an outside law firm.

         On April 1, 2002, representatives of JPMorgan conducted a due diligence review of LifeMetrix and its subsidiaries at LifeMetrix's headquarters in McLean, Virginia.

         On April 2, 2002, Mr. Koepsell and certain members of Matria's divisional management conducted an on-site due diligence review of Quality Oncology's operations in Sunrise, Florida, where they met with Mr. Kanach and certain representatives of Quality Oncology's operational management.

         From April 2, 2002, until the purchase and sale agreement was signed, representatives of LifeMetrix, Simon, Turnbull & Martin, Troutman Sanders LLP and Matria negotiated the purchase and sale agreement and related acquisition documents.

         On April 10, 2002, representatives of JPMorgan met with Matria management at Matria's headquarters in Marietta, Georgia, to gather financial information relating to Quality Oncology and the acquisition.

         On April 11 and 12, 2002, representatives of LifeMetrix conducted a due diligence investigation of Matria at Matria's offices in Marietta, Georgia. Among the personnel representing LifeMetrix at the due diligence sessions were Mr. Bujalski, Mr. Kanach, Carolyn Lowstuter, LifeMetrix's Vice President - Finance, Treasurer and Assistant Secretary, and Mr. Langan. Matria's representatives participating in these meetings included Mr. Petit, Mr. Koepsell, Yvonne V. Scoggins, Matria's Vice President - Financial Planning and Analysis, and other operating and systems personnel of Matria. Also present were representatives of JPMorgan, who reviewed financial projections and potential synergies from the proposed acquisition.

         Throughout the period of negotiations, Mr. Bujalski communicated regularly with the individual directors of LifeMetrix to discuss the status of the negotiations, the advantages and disadvantages of the acquisition, and the negotiating positions of Matria and LifeMetrix.

         On April 17, 2002, LifeMetrix's board of directors held their regularly scheduled meeting. At the meeting, Mr. Bujalski updated the board on the status of his negotiations with Matria. Following its discussion and analysis, the board authorized Mr. Bujalski to continue his discussions with Matria and to bring to the board for review the final terms reached through the negotiations.

         On April 18, 2002, Matria's board of directors held a special meeting for the purpose of approving the proposed acquisition. At the meeting, Mr. Petit again reviewed the strategic and business rationale for the proposed acquisition. Representatives of JPMorgan then reviewed the financial analyses JPMorgan had prepared in connection with its evaluation of the proposed consideration to be paid in the acquisition. After discussion and deliberation the Matria board unanimously:

         - Determined that the acquisition was in the best interests of Matria and its stockholders;
         -        Approved the acquisition as presented to the meeting;
         - Established a committee to act on behalf of the board of directors in further considering the proposed acquisition and, subject to receipt by the committee, on behalf of the board of directors of an opinion from JPMorgan, ultimately approving such acquisition on such final terms deemed necessary, appropriate or advisable by the committee; and
         - Authorized and reserved for issuance the shares of Matria common stock necessary or desirable to pay the consideration in the acquisition.

         On the morning of April 23, 2002, Mr. Bujalski met with Mr. Petit at Matria's offices in Marietta, Georgia. Later that day and the next, Mr. Petit and Mr. Bujalski and their respective counsel met at the offices of Troutman Sanders LLP in Atlanta, Georgia, to negotiate the remaining key issues in the purchase and sale agreement.

         On April 25, 2002, Matria's board of directors held their regularly scheduled meeting. At the meeting, Mr. Petit updated the board of directors on the status of negotiations surrounding the acquisition, highlighting the material changes that had been made to the purchase and sale agreement since the draft that had been distributed to the board of directors prior to its April 18, 2002 meeting.

         On April 26, 2002, LifeMetrix's board of directors held a special meeting by telephone for the purpose of approving the proposed acquisition. At that meeting, the board concluded ongoing business discussions regarding the proposed acquisition, the proposed agreement, and the rationale therefor. After discussion, the LifeMetrix board unanimously:

         -        Approved the acquisition as presented to the meeting; and
         - Determined that the acquisition was fair to and in the best interests of LifeMetrix and its stockholders.


         On April 29, 2002, the committee appointed by Matria's board at its April 18th meeting met by telephone to consider the approval of the purchase and sale agreement. As part of this approval process, representatives of JPMorgan rendered JPMorgan's oral opinion, which was confirmed in its written opinion dated April 29, 2002, to the effect that as of that date and subject to certain matters stated therein, the consideration to be paid by Matria in the acquisition was fair to Matria from a financial point of view. For a more detailed discussion of JPMorgan's analysis and opinion, you should review the section captioned "Opinion of Financial Advisor" beginning on page 37 and the text of JPMorgan's opinion attached as Appendix B to this document.


         After discussion and deliberation, the committee unanimously:

         - Determined that the acquisition was fair to and in the best interests of Matria and its stockholders;
         -        Approved the acquisition and the purchase and sale agreement;
         - Resolved to submit to Matria's stockholders for approval the issuance of Matria common stock in connection with the acquisition; and
         - Authorized the filing of a Form S-4 Registration Statement in connection with the registration of the Matria common stock to be issued in the acquisition.

         By unanimous written consent acting without a meeting, effective as of April 29, 2002, the LifeMetrix board:

         - Ratified and approved execution and delivery of the purchase and sale agreement;
         - Approved the sale of substantially all of the assets of LifeMetrix;
         - Determined that the acquisition was fair to and in the best interests of LifeMetrix and its stockholders;
         - Determined that the purchase price for the acquisition represented full and adequate consideration for the sale of Quality Oncology and the other assets of LifeMetrix being sold to Matria; and
         - Resolved to submit the acquisition to LifeMetrix's stockholders for approval of the acquisition under the terms of the purchase and sale agreement.

         Upon the conclusion of the Matria committee meeting, Matria and LifeMetrix finalized the purchase and sale agreement. That same day JPMorgan delivered its written opinion to Matria, the purchase and sale agreement and an amended and restated vendor management agreement were executed and delivered, voting agreements were executed and delivered by certain stockholders of LifeMetrix and a press release was issued announcing the acquisition.

MATRIA REASONS FOR THE ACQUISITION

         The Matria board of directors believes that the acquisition will further its strategic objective of becoming a one-stop shop for disease management services. Specifically, Matria believes that, to effectively compete with other disease management service providers, Matria must broaden the scope of services provided. Expanding its service offerings should enhance Matria's ability to contract with and provide services to managed care organizations and employers.

         The Matria board of directors further believes that the terms of the acquisition are fair to and in the best interests of Matria.

         In determining to approve the acquisition and recommend it to its stockholders, the Matria board of directors considered a number of factors, including the following:

         - The benefits to be derived in negotiating contracts with third-party payors. The board considered the trend in the industry to contract with a single service provider for disease management services covering multi-disease states. The board concluded that the addition of cancer disease management to our product offerings would better position Matria to respond to this trend.

         - The potential for cross-selling opportunities. The board concluded that there is the potential for each of Matria and Quality Oncology to expand their relationships with their existing customers to include the disease management services offered by the other of them.

         - The financial, management and operational strengths of Matria and Quality Oncology. The Matria board of directors believe that Quality Oncology will be in a better position to exploit its strong operational and sales skills with the support of Matria's financial resources and strategic sales experience.

         - The corporate cultures of Matria and Quality Oncology will be compatible.

         - The financial presentation and opinion of JPMorgan to the effect that, as of the date of its opinion and subject to certain matters stated therein, the consideration to be paid by Matria in the acquisition was fair to Matria from a financial point of view. The board of directors considered the various financial, comparative, pro forma and contribution analyses of Matria and Quality Oncology included in JPMorgan's presentation and felt that such analyses, taken as a whole, supported the conclusion that the consideration was fair, from a financial point of view, to the Matria stockholders (See "Opinion of Financial Advisor"). Although the board did not specifically adopt the opinion, it relied upon the opinion, and the presentation of JPMorgan was one of a number of key factors in the Matria board's decision to recommend approval of the acquisition.

         - The terms and conditions of the purchase and sale agreement and the fact that Matria will be entitled to amortize the goodwill acquired in the acquisition for federal income tax purposes. The Matria board of directors concluded that the nature of the closing conditions and termination provisions of the purchase and sale agreement provided Matria with reasonable assurance that the acquisition, once announced, would ultimately be consummated. In addition, the Matria board of directors believed that structuring a part of the consideration as an earn out minimizes the risk to Matria's stockholders.

         In deciding to recommend the acquisition to its stockholders, the Matria board of directors also considered several potentially unfavorable factors. The most significant of these were:

         - The number of shares of Matria common stock to be issued in connection with the acquisition will be affected, possibly significantly, by fluctuations in the trading price of Matria common stock;

         - The earn out payment has no upper limit and a large earn out payment could result in substantial dilution to Matria stockholders;

         - Failure to obtain stockholder approval for the issuance of common stock in the acquisition could force Matria to seek alternative financing, which may be unavailable on favorable terms or at all; and

         - LifeMetrix and Quality Oncology had a history of significant financial losses and substantial cash needs.


         Overall, Matria's board of directors concluded that these factors were substantially outweighed by the benefits expected to result from the acquisition.

         No one factor was the reason for any individual director's decision, and each director attached his or her own weight to the many factors considered. However, based on the total mix of information available to them, all directors determined to approve the acquisition and recommend to Matria stockholders that they approve the issuance of shares of Matria common stock in the acquisition. They concluded that the strategic, operational and financial opportunities the acquisition presents should enhance Matria stockholder value and that stockholders should stand to benefit in the future by holding ownership interests in the combined entity.

RECOMMENDATION OF THE MATRIA BOARD

         The Matria board of directors believes that the terms of the acquisition are fair to and in the best interests of Matria and its stockholders and recommends to its stockholders that they vote "FOR" the issuance of shares of Matria common stock in the acquisition.


         This recommendation is based primarily on the board of directors' conclusions that the acquisition (1) will fulfill the strategic objectives described above under "Matria Reasons for the Acquisition" and (2) will be favorable financially to Matria and its stockholders. This second conclusion, in turn, is the product of substantial financial analysis by Matria. In addition, in arriving at its recommendations, Matria's board of directors relied upon the opinion of its financial advisor, which is described more fully under "Opinion of Financial Advisor" starting on page 37.


LIFEMETRIX REASONS FOR THE ACQUISITION

         In determining to approve the acquisition and recommend it to its stockholders, the directors of LifeMetrix considered a number of factors, including the following:

         - Due to continuing negative cash flow from operations, LifeMetrix was in need of significant additional financing in order to continue its operations. It was uncertain whether LifeMetrix would be able to obtain additional financing upon any reasonable terms, if at all. If LifeMetrix were able to obtain additional financing, it was doubtful that LifeMetrix could obtain such financing without significantly diluting the ownership of existing stockholders.

         - Although Quality Oncology was making significant progress in signing new contracts, success by Quality Oncology in obtaining this new business would only increase its short-term need for cash due to the expenditures required for the start-up phases of new business.

         - The agreement with Matria provides Quality Oncology a source of working capital and therefore gives LifeMetrix a reasonable chance to receive significant value for its stockholders through the earn out. The earn out offers an opportunity, depending on the performance of Quality Oncology in 2003, to satisfy its obligations (including to employees under the incentive bonus arrangement), pay the liquidation preferences on the preferred stock of approximately $41 million, and distribute some additional amounts to the preferred and common stockholders of LifeMetrix.

         - The combination of working capital from Matria, joint sales and marketing activities, and potential for combining call center operations will enhance Quality Oncology's ability to accelerate its growth through 2003, protecting its industry leadership position. In addition, the ability of Quality Oncology to join Matria in selling to health plans seeking a one stop shop for disease management services and otherwise to benefit from Matria's marketing support will help Quality Oncology expand its market and increase the value of the earn out.

         - LifeMetrix had limited opportunities to pursue alternative transactions. For more than two years, LifeMetrix had sought to obtain further equity investment by approaching numerous prospective institutional and corporate investors. These efforts did not result in any investment proposal acceptable to LifeMetrix. During this period, LifeMetrix had to obtain significant funding from its existing preferred stockholders on several occasions to continue its operations. In addition, LifeMetrix held discussions about potential strategic relationships involving LifeMetrix with two companies other than Matria that managed multiple diseases. This process did not result in a proposal to LifeMetrix for a strategic relationship. In initial discussions with Matria, LifeMetrix proposed that Matria negotiate a strategic relationship with LifeMetrix but Matria responded that it was interested in acquiring Quality Oncology.

         - The purchase price to be paid by Matria for Quality Oncology was substantially greater than the valuation that Quality Oncology likely would realize in any additional financing.

         - The transaction with Matria does not include the Data Warehouse system or the business of LifeMetrix Information Services, for which LifeMetrix might realize additional value in a sale to a third party.

         - The commitment of Matria to retain key personnel of Quality Oncology enhances the probability that the operations of Quality Oncology during 2003 will maximize the amount of any earn out payment.

         - The ability of LifeMetrix's review committee to exclude new contracts of Quality Oncology that are entered into subsequent to the closing of the transaction from the calculation of the earn out payment and the limitations on allocation of overhead by Matria to Quality Oncology enhances the potential for a significant earn out payment.

         In deciding to recommend the acquisition to its stockholders, the directors of LifeMetrix also considered several potentially unfavorable factors. The most significant of these were:

         - Most of the purchase price would be paid by Matria through the issuance of shares of Matria common stock; none of the shares could be sold for a year after issuance; the price of Matria common stock could decline significantly during the period in which they cannot be sold; and once the shares could be sold, Matria stock could be thinly traded and therefore it might be difficult to dispose of shares without materially affecting the price.

         - Depending on the value of the earn out right as of the relevant date, LifeMetrix might have taxable income in excess of its available net operating loss carryforwards and therefore might have a significant tax liability, with limited liquidity available to satisfy that liability.

         - Matria's balance sheet is highly leveraged and it could be at risk if its operating margins deteriorate significantly.

         - The form of the purchase price, largely in restricted Matria common stock, is highly illiquid.

         Overall, the directors of LifeMetrix concluded that these factors were substantially outweighed by the benefits expected to result from the acquisition.

         No one factor was the reason for any individual director's decision, and each director attached his own weight to the many factors considered. However, based on the total mix of information available to them, all directors determined to approve the acquisition and recommend to LifeMetrix stockholders that they approve the acquisition. They concluded that the acquisition offered the best foreseeable option for enhancing LifeMetrix stockholder value in the future.

RECOMMENDATION OF THE LIFEMETRIX BOARD

         The LifeMetrix board of directors believes that the terms of the acquisition are fair to and in the best interests of LifeMetrix and its stockholders and unanimously recommends to its stockholders that they consent to the acquisition.

         This recommendation is based primarily on the directors' conclusions that the acquisition (1) offers the best foreseeable opportunity for obtaining value and liquidity for LifeMetrix stockholders; (2) negates the substantial risk that LifeMetrix would fail to obtain sufficient financing to continue operations until its cash flow turns positive; and (3) eliminates the further dilution of existing stockholders that would occur in another round of financing.

INTERESTS OF LIFEMETRIX DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITION

         When considering the LifeMetrix board of directors' recommendation that LifeMetrix stockholders execute a consent in favor of the acquisition, LifeMetrix stockholders should be aware that each of the LifeMetrix directors and executive officers have or may have interests in the acquisition that are different from, or in addition to, the interests of LifeMetrix stockholders as a whole.


         Edmund C. Bujalski is a director, Chairman of the Board, Chief Executive Officer, President and common stockholder of LifeMetrix. He owns or has vested options to acquire 13.1% of the shares of LifeMetrix common stock that are outstanding or that are issuable upon the exercise of vested options and warrants. Under the purchase and sale agreement, Matria is obligated to offer employment to Mr. Bujalski with Quality Oncology following the closing of the acquisition. In addition, Mr. Bujalski will be eligible to receive an incentive bonus to be paid by LifeMetrix to key personnel in connection with the acquisition. The incentive bonus plan is described below. Mr. Bujalski's potential incentive bonus will be 3.2% of the portion of the closing purchase price and 2.7% of the portion of the earn out payment that otherwise would be distributable to LifeMetrix stockholders. Mr. Bujalski will forfeit his eligibility for the portion of the incentive bonus based upon the earn out payment if he voluntarily terminates his employment with Quality Oncology prior to the December 31, 2003 end of the earn out period.



         Frederick C. Lee is a director, employee and common and preferred stockholder of LifeMetrix. He owns or has vested options to acquire 4.6% of the shares of LifeMetrix common stock that are outstanding or that are issuable upon the exercise of vested options and warrants, and he owns approximately 0.8% of the outstanding shares of preferred stock of LifeMetrix. Under the purchase and sale agreement Matria is obligated to offer Mr. Lee employment with Quality Oncology following the closing of the acquisition. In addition, Mr. Lee will be eligible to receive an incentive bonus in connection with the acquisition equal to 1.2% of the portion of the closing purchase price and 1% of the portion of the earn out payment that would otherwise be distributable to LifeMetrix stockholders. Mr. Lee will forfeit his eligibility for the portion of the incentive bonus based upon the earn out payment if he voluntarily terminates his employment with Quality Oncology prior to December 31, 2003. As a holder of preferred stock of LifeMetrix, Mr. Lee will be entitled to preferential distributions of $403,767 upon a liquidation of LifeMetrix. Under LifeMetrix's certificate of incorporation, the consummation of the acquisition will be deemed to be a liquidation for purposes of the preferred stockholders' preferential distribution rights.



         Richard B. Weininger, M.D. is a director and preferred stockholder of LifeMetrix and a consultant to Quality Oncology. He owns approximately 0.8% of the outstanding preferred stock of LifeMetrix and has vested options and warrants to acquire 1.5% of the shares of LifeMetrix common stock that are outstanding or issuable upon the exercise of vested options and warrants. As a holder of preferred stock of LifeMetrix, Dr. Weininger will be entitled to preferential distributions of $200,999 upon a liquidation of LifeMetrix. In addition, Dr. Weininger is expected to continue to serve as a paid consultant to Quality Oncology after the acquisition by Matria.



         Larry H. Coleman and Charles W. Newhall, III, are directors of LifeMetrix who have been appointed by, represent, and have ownership interests in, institutional investors that are large preferred stockholders of LifeMetrix. Under the LifeMetrix stockholders' agreement, Dr. Coleman has been designated a director of LifeMetrix by Franklin Capital Associates III, L.P. (Franklin), and Mr. Newhall has been designated as a director of LifeMetrix by New Enterprise Associates VII, L.P. (NEA). NEA and its affiliated entities own 21.5% of the outstanding shares of LifeMetrix preferred stock and are entitled to liquidation preferences totaling $7,480,199. Franklin and its affiliated entities own 24.2% of the outstanding shares of LifeMetrix preferred stock and are entitled to liquidation preferences totaling $7,568,080.



         In addition, the following executive officers will or may have a financial interest in the acquisition through participation in incentive bonuses that will be paid by LifeMetrix in connection with the acquisition: Eugene N. Langan, Executive Vice President, Chief Administrative Officer and Secretary; Daniel T. McCrone, M.D., Senior Vice President; Gregory M. Jungles, Senior Vice President; and Carolyn Lowstuter, Vice President-Finance and Treasurer. The incentive bonus plan is described below. Under the purchase and sale agreement, Matria also has agreed to offer employment in Quality Oncology to Dr. McCrone after the acquisition. LifeMetrix believes that Mr. Jungles also will be offered employment by Quality Oncology after the acquisition.




         Dr. McCrone has vested options to acquire 2.8% of the shares of LifeMetrix common stock that are outstanding or issuable upon the exercise of vested options and warrants. He will be eligible to receive an incentive bonus equal to 0.5% of the portion of the closing purchase price and 0.5% of the earn out payment that otherwise would be distributable to LifeMetrix stockholders. Dr. McCrone will forfeit his eligibility for the portion of the incentive bonus based upon the earn out payment if he voluntarily terminates his employment with Quality Oncology prior to December 31, 2003.




         Mr. Jungles has vested options to acquire 2.3% of the shares of LifeMetrix common stock that are outstanding or issuable upon the exercise of vested options and warrants. He will be eligible to receive an incentive bonus equal to 0.6% of the portion of the closing purchase price and 0.6% of the earn out payment that otherwise would be distributable to LifeMetrix stockholders. Mr. Jungles will forfeit his eligibility for the portion of the incentive bonus based upon the earn out payment if he voluntarily terminates his employment with Quality Oncology prior to December 31, 2003.




         Mr. Langan owns or has vested options to acquire 7.1% of the shares of LifeMetrix common stock that are outstanding or issuable upon the exercise of vested options and warrants. He will be eligible to receive an incentive bonus equal to 1% of the portion of the closing purchase price and 0.5% of the earn out payment that otherwise would be distributable to LifeMetrix stockholders.




         Ms. Lowstuter has vested options to acquire 1.5% of the shares of LifeMetrix common stock that are outstanding or issuable upon the exercise of vested options and warrants. She will be eligible to receive an incentive bonus equal to 0.7% of the portion of the closing purchase price that otherwise would be distributable to LifeMetrix stockholders.





         Description of the incentive bonus plan for LifeMetrix key management personnel. In January, 2002, on a motion made and seconded by directors who are not members of LifeMetrix management, the LifeMetrix board of directors unanimously approved a proposal under which key management personnel of LifeMetrix would be paid incentive bonuses equal to 10% of the amount that otherwise would be distributable to stockholders upon a merger or sale of LifeMetrix. The board of directors directed the chief executive officer of LifeMetrix, Mr. Bujalski, to develop the details of an incentive bonus plan for approval by LifeMetrix's compensation committee. The purpose of the incentive bonus policy is to ensure that key employees have the same interests as the stockholders of LifeMetrix generally, thus giving these employees an incentive to remain with LifeMetrix and to seek to maximize the amount available for distribution to stockholders as a result of any merger or sale. Following the execution of the purchase and sale agreement, Mr. Bujalski made a proposal, which was approved by the compensation committee, under which thirteen management employees of LifeMetrix and Quality Oncology would be paid an aggregate of 10% of the amount that would otherwise be payable to the stockholders of LifeMetrix as a result of the payment by Matria on closing of its acquisition of Quality Oncology, and twelve management employees would be paid an aggregate of 10% of the amount that would otherwise be payable to the stockholders of LifeMetrix as a result of the earn out payment by Matria in 2004. The incentive bonus payments for individual employees range between 0.1% and 3.2% of the portion of the closing purchase price that otherwise would be distributable to stockholders and between 0.4% and 2.7% of the portion of the earn out payment that otherwise would be distributable to stockholders. For the eleven employees whom LifeMetrix expects to continue to work for Quality Oncology after the acquisition, it is a condition of receiving their share of the earn out payment that they do not voluntarily leave the employment of Quality Oncology and that they are not terminated for cause before the end of the earn out period. Any forfeited incentive bonus will be reallocated by Mr. Bujalski or the review committee to other employees. Thus, the incentive bonus plan provides an incentive to key employees to remain with LifeMetrix through closing of the acquisition and to key employees who will be retained by Matria to work for Quality Oncology after the acquisition, an incentive to maximize the performance of Quality Oncology during the earn out period.




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

ACCOUNTING TREATMENT

         The acquisition will be accounted for under the purchase method for financial reporting and accounting purposes, pursuant to the newly issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." The purchase price will be allocated to LifeMetrix's assets and liabilities based upon the fair values of the assets acquired and liabilities assumed by Matria. Goodwill and intangible assets will be subject to SFAS No. 142, which changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. A portion of the purchase price may be allocated to identifiable intangible assets. Any excess of the cost over the fair values of the net tangible and identifiable intangible assets acquired from LifeMetrix will be recorded as goodwill. Goodwill and intangible assets with indefinite lives will not be amortized. Amortization will be required for identifiable intangible assets with finite lives. We have included unaudited pro forma financial information in this document under the caption "Unaudited Pro Forma Combined Condensed Financial Information" beginning on page P-1. The pro forma adjustments and the resulting unaudited pro forma combined condensed financial statements were prepared based on available information and assumptions and estimates described in notes to the unaudited pro forma combined condensed financial statements. Matria has not made a final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed, and you should consider the allocation reflected in the unaudited pro forma combined condensed financial information preliminary.

REGULATORY MATTERS


         The parties have concluded that, at this time, no regulatory filing must be made, and no consents or approvals from governmental agencies must be obtained, in order to consummate the acquisition (including any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976).


APPRAISAL RIGHTS

         Under the Delaware General Corporation Law, appraisal rights will not be available to stockholders of Matria or stockholders of LifeMetrix in connection with the acquisition.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         The discussion set forth below is a summary of all material U.S. federal income tax considerations that may be relevant to Matria stockholders and to stockholders of LifeMetrix in connection with the transaction. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations thereunder, and administrative and judicial interpretations of the Internal Revenue Code and such regulations, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis).



         Tax consequences which are different from or in addition to those described in this discussion may apply to stockholders who are subject to special treatment under the U.S. federal income tax laws, such as foreign individuals or entities, tax-exempt organizations, financial institutions, insurance companies, broker-dealers, stockholders who hold their shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of their shares and one or more other investments, and persons who obtained their shares as compensation for services or otherwise. This discussion does not address foreign, state or local tax considerations.



         In addition, this discussion only addresses the tax consequences of the acquisition for stockholders who hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. We use the term "U.S. stockholder" to mean a beneficial owner of a share who or that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,
(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if both: (A) a United States court is able to exercise primary supervision over the administration of the trust, and
(B) one or more United States persons have the authority to control all substantial decisions of the trust. We use the term "foreign stockholder" to mean a beneficial owner of a share that is not a U.S. stockholder.

         This discussion is not a substitute for an individual stockholder's own analysis of what tax consequences the acquisition will have for him or her. We urge each stockholder to consult a tax adviser regarding the particular federal, foreign, state and local tax consequences of the acquisition in light of such holder's own situation.

         Tax Consequences of the Acquisition to Existing Matria Stockholders.

         The acquisition will have no material tax consequences to Matria's existing stockholders directly, but Matria will have corporate-level tax consequences as discussed below.

         Corporate-Level Tax Consequences to Matria.

         The acquisition will be treated as a taxable asset acquisition, with LifeMetrix and Quality Oncology as the sellers, and Matria as the buyer. Although for state law purposes Matria will acquire the stock of Quality Oncology, rather than its assets, the parties have agreed to make a special tax election under Section 338(h)(10) of the Internal Revenue Code that will treat that portion of the acquisition as a taxable sale by Quality Oncology of all its assets to a new subsidiary of Matria.

         Matria will not have the same tax basis in the acquired assets that LifeMetrix and Quality Oncology had, but instead will take an aggregate stepped up tax basis in the acquired assets equal to the total consideration paid by Matria in the acquisition. Going forward, Matria will be able to take depreciation or amortization deductions with respect to the acquired assets based on this stepped up tax basis. Any amounts ultimately paid pursuant to the earn out arrangement will increase Matria's basis in these assets and will create subsequently larger depreciation and amortization deductions available to Matria. The use of Matria common stock as part of the consideration for the acquisition will not trigger any taxable gain or loss to Matria.

         Tax Consequences of the Acquisition to LifeMetrix Stockholders.

         The acquisition itself will have no significant tax consequences to LifeMetrix's existing stockholders directly, but LifeMetrix will have corporate-level tax consequences as discussed below.

         Corporate Level Tax Consequences to LifeMetrix and Quality Oncology.

         LifeMetrix and Quality Oncology will generally recognize taxable gains or losses in the acquisition, computed in each case as (1) the fair market value of the consideration (including liabilities assumed) allocable to the assets deemed sold by each such corporation less (2) the aggregate tax basis of the assets deemed sold by each such company. Quality Oncology expects that it will recognize gain on the deemed sale of all its assets to Matria, but that all or most of such gain will be offset by its net operating loss carryforwards. LifeMetrix also expects to recognize gain on the sale of assets to Matria, but expects to have sufficient net operating loss carryforwards and/or cash to offset and/or pay such tax liability.

         Tax Consequences to LifeMetrix Stockholders After the Acquisition.

         Following the consummation of the acquisition, the board of directors of LifeMetrix will consider whether LifeMetrix should adopt a plan of liquidation. A plan of liquidation adopted by LifeMetrix would likely provide for LifeMetrix distributing all of its assets (including the Matria stock received at closing and the right to receive the earn out payment) to a liquidating trust. The trustee of the liquidating trust would use the assets of the trust to pay the liabilities of LifeMetrix and to wind up its business, would receive the earn out payment, and would distribute the remaining net assets of the trust to the stockholders of LifeMetrix in accordance with the provisions of the certificate of incorporation of LifeMetrix.

         In any liquidation, LifeMetrix would recognize gain or loss equal to the difference between the adjusted bases and the fair market values of the assets distributed in liquidation. In the event of any liquidation discussed above, the principal assets of LifeMetrix would consist of the Matria stock received at closing of the acquisition, and the right to receive the earn-out payment, which would have been issued to LifeMetrix at closing, and would have adjusted bases equal to their fair market values on the date of closing. Any change in the fair market values of these assets between the date of closing and the date of any liquidation would be included in the gain or loss recognized by LifeMetrix upon liquidation. If LifeMetrix recognizes gain and does not have sufficient net operating losses to offset such gains, it would be required to pay the resulting tax in cash.


         The distribution of the assets and liabilities of LifeMetrix to any liquidating trust will be treated for tax purposes as if the assets and liabilities had been distributed to the stockholders of LifeMetrix and then contributed by them to the liquidating trust. This deemed distribution to stockholders would be treated as a distribution in exchange for their LifeMetrix stock, and the stockholders would recognize gain or loss equal to the (i) fair market value of the amounts received in liquidation (including the fair market value of assets other than cash, and net of liabilities assumed by the liquidating trust) minus (ii) the adjusted bases of such stockholders in their LifeMetrix preferred or common stock, as the case may be. The gain or loss would be capital gain or loss for each stockholder holding LifeMetrix stock as a capital asset, and would be long term capital gain or loss if, as of the date of any liquidation, the holding period for such shares is more than one year. The stockholders would not be required to recognize any additional gain or loss on the deemed contribution of these assets and liabilities to the liquidating trust. The liquidating trust would be treated as a grantor trust for tax purposes, and gains or losses realized by the trust in the course of its administration (including gains and losses attributable to receipt of the earn out payment or to sale of Matria stock) would be passed through to the stockholders, who would be taxed on their respective shares of such gains and losses on their own tax returns.


         If LifeMetrix does not adopt a plan of liquidation, it may nevertheless distribute various assets, including but not limited to Matria shares, to its stockholders. If such distributions are made, LifeMetrix would recognize gain (but not loss) on such distributions. In addition, if such distributions are made in a taxable year in which LifeMetrix has either current or accumulated earnings and profits, such distributions could be treated in whole or in part as dividends, taxable in full at ordinary income rates without regard to the recipients' basis in the LifeMetrix stock. Although the amount taxable as a dividend would not exceed the current and accumulated earnings and profits of LifeMetrix, the acquisition is expected to generate significant amounts of current earnings and profits in the current year.



         Tax Consequences to LifeMetrix Stockholders from Ownership of Matria Common Stock.



         Stockholders who receive Matria common stock as a stock dividend, in a liquidation of LifeMetrix, or otherwise, will have additional tax consequences from holding such shares beyond the tax consequences they incur in receiving such shares. Generally, any distributions made with respect to shares of the Matria common stock will be treated as ordinary income to the extent of Matria's current and accumulated earnings and profits. Only some corporate stockholders may claim a dividends-received deduction to offset a portion of such income. Amounts in excess of such earnings and profits are treated as a tax-free return of capital to the extent of a stockholder's tax basis in the Matria common stock, and any amount in excess of such tax basis is treated as proceeds from the sale of such stock.



         Generally, holders of Matria common stock will recognize gain or loss on a sale or other disposition of such shares equal to the difference between the value of the consideration received for such shares and the tax basis of such shares. Such gain or loss will generally be capital gain or loss, assuming the Matria common stock is held as a capital asset.



         Stockholders of Matria common stock may be subject, under certain circumstances, to backup withholding with respect to payments received with respect to the Matria common stock. This withholding generally applies if:

         - a stockholder fails to furnish a social security or other taxpayer identification number in the manner required by the applicable tax regulations;
         - a stockholder furnishes an incorrect taxpayer identification number;
         - Matria is notified by the IRS that a stockholder has failed to properly report payments of interest or dividends and the IRS has notified Matria that such stockholder is subject to backup withholding; or
         - a stockholder fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is the stockholder's correct taxpayer identification number and that the stockholder is not subject to backup withholding.


         Any amount withheld from a payment to a stockholder under the backup withholding rules is allowable as a refundable credit against the stockholder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Under recently enacted legislation, the backup withholding rate for the remainder of year 2002 is 30% and will remain 30% through 2003, and then will be reduced to 29% for years 2004 and 2005, and 28% for 2006 through 2010. Some holders are not subject to back-up withholding, including corporations and foreign stockholders who have certified their foreign status on properly executed IRS forms or have otherwise established an exemption (provided that neither Matria nor its agent has actual knowledge that any such holder is a U.S. stockholder or that the conditions of any other exemption are not in fact satisfied).



         We urge stockholders to consult with their tax advisors as to their ability to qualify for an exemption from backup withholding and the procedure for obtaining an exemption from backup withholding. In addition, we urge foreign stockholders to consult with their tax advisors as to whether they are subject to other withholding rules because of their foreign status, whether they qualify for a full or partial exemption from such withholding and the procedure for obtaining such an exemption.



         The foregoing discussion is not tax advice. Accordingly, we urge each stockholder to consult a tax advisor as to the particular tax consequences to such stockholder of the acquisition, including the applicability and effect of any foreign, state or local tax laws and any recent or prospective changes in applicable tax laws.


OPINION OF FINANCIAL ADVISOR

         On April 29, 2002, J.P. Morgan Securities Inc. delivered its oral opinion, confirmed by its written opinion dated April 29, 2002, to the Matria board of directors, to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by Matria in the acquisition was fair, from a financial point of view, to Matria.

         The full text of JPMorgan's opinion, which sets forth the assumptions made, factors considered and limitations upon the review undertaken by JPMorgan in rendering its opinion, is included as Appendix B. JPMorgan's written opinion was addressed to the Matria board of directors, was directed only to the consideration to be paid by Matria in the acquisition and did not constitute a recommendation to any Matria stockholder as to how such stockholder should vote on the acquisition or any other matter related thereto. The following summary of the material provisions of JPMorgan's opinion is qualified by reference to such opinion. Matria stockholders are urged to read this opinion in its entirety.

         In arriving at its opinion, JPMorgan, among other things:

         -        reviewed the agreement;

         - reviewed certain publicly available business and financial information concerning the assets related to the business of Quality Oncology and Matria and the industries in which they operate;

         - compared the proposed financial terms of the acquisition with the publicly available financial terms of certain acquisitions involving companies JPMorgan deemed relevant and the consideration received for such companies;

         - compared the financial and operating performance of the business of Quality Oncology and Matria with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of Matria's common shares and certain publicly traded securities of those other companies;

         - reviewed certain internal financial analyses and forecasts prepared by the managements of the business of Quality Oncology and Matria relating to their respective businesses, as well as the estimated amount of the earn-out payment and the estimated amount and timing of the incremental revenues, cost savings and related expenses and synergies expected to result from the acquisition; and

         - performed other financial studies and analyses and considered other information deemed relevant for the purposes of its opinion by JPMorgan.

         In addition, JPMorgan held discussions with certain members of the management of Quality Oncology, LifeMetrix and Matria with respect to certain aspects of the acquisition, and the past and current business operations of Quality Oncology and Matria, the financial condition and future prospects and operations of Quality Oncology and Matria, the effects of the acquisition on the financial condition and future prospects of Matria, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

         In rendering its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Quality Oncology, LifeMetrix or Matria or otherwise reviewed by it, including without limitation the estimated amount of the earn-out payment, and JPMorgan did not assume any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to it. In relying on financial analyses and forecasts provided to it, including the estimated amounts of the earn-out payment and the incremental revenues, cost savings and related expenses and synergies expected to result from the acquisition, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the operations of Quality Oncology and Matria to which such analyses or forecasts relate. JPMorgan also assumed that the acquisition would have the tax consequences described in the agreement and in discussions with, and materials furnished to it by, representatives of Matria, and that the acquisition and the other acquisitions contemplated by the agreement would be consummated as described in the agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the acquisition will be obtained without any adverse effect on the business operations of Quality Oncology or on Matria or on the contemplated benefits of the acquisition.

         JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. Subsequent developments may affect the written opinion dated April 29, 2002, and JPMorgan does not have any obligation to update, revise, or reaffirm that opinion. JPMorgan's opinion was limited to the fairness, from a financial point of view, to Matria of the consideration to be paid by Matria in the proposed acquisition. JPMorgan expressed no opinion as to the underlying decision by Matria to engage in the acquisition or the manner, timing or form of payment by Matria of the consideration. JPMorgan also expressed no opinion as to the terms of the "Matria Investment" referred to in section 3.11 of the agreement. JPMorgan expressed no opinion as to the price at which Matria's common stock will trade at any future time.

         JPMorgan was not engaged to and generally did not provide advice concerning the structure, the specific amount of, or manner, timing or form of payment of, the consideration, or any other aspects of the acquisition, or to provide services other than the delivery of its opinion. JPMorgan did not participate in negotiations with respect to the terms of the acquisition or any related acquisitions. Consequently, JPMorgan expressed no opinion as to whether such terms were the most beneficial terms from Matria's perspective that could under the circumstances be negotiated among the parties to those acquisitions.

         In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with its presentation to Matria's board of directors on April 18, 2002, its oral opinion delivered to Matria's board of directors on April 29, 2002, and its written opinion dated April 29, 2002.

         Discounted Cash Flow Analysis. JPMorgan performed a discounted cash flow analysis for Quality Oncology using Matria management's projections. The discounted cash flow analysis was calculated assuming discount rates ranging from 10% to 12% and perpetuity free cash flow growth rates ranging from 2% to 4%. This analysis indicated a range of implied values of Quality Oncology of approximately $82 million to $135 million, or up to $152 million including the present value of potential tax savings and synergies estimated by Matria management, compared to the present value of the consideration to be paid by Matria based upon these projections of approximately $61 million. For purposes of this comparison, the present value of the consideration to be paid by Matria in the earn-out was calculated assuming a discount rate of 11%.

         JPMorgan also performed a discounted cash flow analysis for Quality Oncology using an alternative set of projections (the "Alternative Case"). The Alternative Case assumed lower 2003 revenues and earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA, for Quality Oncology than Matria's management's projections as well as lower revenue growth beyond 2003. Specifically, 2003 EBITDA and revenue growth beyond 2003 in the Alternative Case were assumed to be less than two thirds of these variables in Matria management's projections for Quality Oncology. Using the same discount rates and perpetuity growth rates described above, this analysis indicated a range of implied values of Quality Oncology of approximately $27 million to $45 million, or up to $62 million including the present value of potential tax savings and synergies estimated by Matria management, compared to the present value of the consideration to be paid by Matria based upon these projections of approximately $48 million.

         Selected Public Companies Trading Multiple Analysis. Using publicly available information, including analyst consensus estimates provided by I/B/E/S, JPMorgan calculated certain financial and operating information and ratios for the following three disease management companies:

         -        American Healthways, Inc.

         -        Matria

         -        Q-Med, Inc.

         Using the closing prices per share as of April 12, 2002, this analysis indicated that:

         - the ratio of the equity market value, calculated based on diluted shares outstanding using the Treasury Stock method, plus total long-term debt minus cash, which is referred to as the enterprise value of those companies, to projected EBITDA in 2003 ranged from 7.7x to 15.4x, with a median of 11.6x;

         - the ratio of the enterprise value of those companies to EBITDA in 2004 ranged from 6.8x to 10.5x, with a median of 8.7x;

         - the ratio of the per share market price of those companies to projected earnings per share in 2002 ranged from 16.3x to 41.9x, with a median of 35.0x;

         - the ratio of the per share market price of those companies to projected earnings per share in 2003 ranged from 13.4x to 21.4x, with a median of 21.3x; and

         - the ratio of the per share market price of those companies to projected 2003 earnings per share divided by 5 year estimated annual earnings per share growth rate ranged from 0.5x to 0.7x, with a median of 0.6x.

         Using Matria management's projections for Quality Oncology and applying a range of 0.6x to 0.7x of the multiple of net income relative to the projected 5-year growth rate of net income, this analysis indicated a range of implied values of Quality Oncology of approximately $58 million to $68 million, or up to $85 million including the present value of potential tax savings and synergies estimated by Matria management, compared to the present value of the consideration to be paid by Matria based upon these projections of approximately $61 million. Using a lower revenue growth rate of 2003 revenues and EBITDA projected by Matria management for Quality Oncology and the same multiple, this analysis indicated a range of implied values of Quality Oncology of approximately $42 million to $49 million, or up to $66 million including the present value of potential tax savings and synergies estimated by

Matria management, compared to the present value of the consideration to be paid by Matria based upon these projections of approximately $48 million.

         Historical Stock Performance. JPMorgan reviewed historical trading prices for Matria's common stock. This stock price performance review indicated that for the three year period ended April 12, 2002, the low, high and average closing prices for Matria common stock were $7.63, $38.78 and $18.91 per share, respectively, and the closing price on April 12, 2002 was $24.40 per share. JPMorgan also reviewed for the same period historical trading prices for the common stock of American Healthways, Inc. and Q-Med, Inc.

         Pro Forma Merger Analysis. JPMorgan also analyzed the pro forma effects of the acquisition on the projected earnings per share of Matria for fiscal years 2002 through 2005 based on projections provided by the management of Matria, as well as based on consensus analyst estimates. Incorporating assumptions with respect to various structural considerations, acquisition and financing costs and estimated annual synergies, this analysis indicated that the merger would be dilutive to earnings per share of Matria common stock in 2002, 2003 and 2004 and accretive in 2005 with an 80% stock earn-out and accretive in 2003, 2004 and 2005 with an all cash earn-out, using the assumptions of Matria management. Based on consensus analyst estimates, this analysis indicated that the merger would be dilutive in 2002 and 2003 and accretive in 2004 and 2005 with an 80% stock earn-out and dilutive in 2002 and accretive in 2003, 2004 and 2005 using consensus analyst estimates and an all cash earn-out.

         The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of an opinion regarding fairness is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

         None of the comparable companies used in the comparable public companies analysis described above is identical to Matria. Accordingly, an analysis of publicly traded comparable companies and acquisitions is not exclusively mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

         As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to deliver an opinion to Matria's board of directors with respect to the acquisition on the basis of such experience and JPMorgan's familiarity with Matria.

         For services rendered in connection with the delivery of its opinion, Matria has agreed to pay JPMorgan a customary fee contingent upon consummation of the acquisition. Matria also has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

         JPMorgan has no other financial advisory or other relationships with Matria, Quality Oncology or LifeMetrix, but in the future may perform financial advisory and other commercial and investment banking services for these companies for which it would receive customary compensation.

         In addition, in the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities and loans of Matria for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or loans.

                        THE PURCHASE AND SALE AGREEMENT

GENERAL

         The following summary of the material terms of the purchase and sale agreement is subject to, and qualified in its entirety by, the complete text of the purchase and sale agreement. A copy of the purchase and sale agreement is attached as Appendix A to this document and is incorporated in this document by reference. You should read the full text of the purchase and sale agreement, because it, and not this document, is the legal document that governs the acquisition. In the event of any discrepancy between the terms of the purchase and sale agreement and the following summary, the purchase and sale agreement will control.

THE ACQUISITION

         On the terms and subject to the conditions of the purchase and sale agreement, Matria will acquire assets of LifeMetrix, including its cancer disease management business, all of the issued and outstanding stock of Quality Oncology (which is the subsidiary of LifeMetrix that primarily engages in the cancer disease management business), and LifeMetrix's Integrated Care Management System and its rights in Cancerpage.com(TM), and other items of personal property and contract rights used in connection with the cancer disease management business and the transferred intellectual property. Prior to the date of the purchase and sale agreement, Matria advanced LifeMetrix a deposit of $500,000 toward an option to purchase, if the purchase and sale agreement is terminated prior to the closing, a perpetual, nonexclusive, nontransferable license to use LifeMetrix's Data Warehouse system in Matria's care management and disease management businesses, as described in more detail on page 51. Upon the closing, the deposit will be applied as a reduction of the cash portion of the purchase price otherwise payable by Matria. LifeMetrix will retain its Data Warehouse and TrialMatch systems and existing data, its shares in all other LifeMetrix subsidiaries, and other assets of LifeMetrix and its subsidiaries (other than Quality Oncology) that are not a part of the cancer disease management business or the transferred intellectual property. In addition, Matria will assume certain contractual and payroll liabilities related to the acquired business and assets.


         At the closing, Matria will make a cash payment $3,000,000, less a $500,000 deposit previously paid and any advances Matria has made to LifeMetrix prior to the closing. As of July 30, 2002, Matria had made advances to LifeMetrix totaling $1.5 million (including the $500,000 deposit) and plans to make a further advance of $500,000 on August 1, 2002. Matria will pay the remaining portion of the purchase price due at the closing in shares of Matria common stock. The number of shares that Matria will issue at the closing is based on an assumed value of $17,000,000 as of the date of the purchase and sale agreement. On April 26, 2002, the trading day prior to the announcement of the acquisition, the closing price of a share of Matria Common Stock was $23.25. The actual number of shares to be issued will be determined by dividing $17,000,000 by the average closing price of a share of Matria common stock for the ten trading days prior to the closing date, subject to a minimum and maximum per share price of $19.148 and $28.722. In addition, shares of Matria common stock determined by dividing $2,000,000 by the average closing price for the ten trading days prior to the closing date, subject to a minimum price of $19.148 and a maximum price of $28.722, will be deposited in escrow until March 31, 2003. Based on these minimum and maximum share prices, Matria will issue a minimum of 591,881 shares if the average closing price is $28.722 or greater and a maximum of 887,821 shares if the average closing price is $19.148 or lower. On July 29, 2002, the closing price of Matria common stock was $7.20. If this price were the average closing price for the acquisition, Matria would issue 887,821 shares of common stock at the closing, with an aggregate market value of approximately $6.4 million, and 104,450 of those shares would be deposited into escrow. Assuming that Matria issued 887,821 shares at the closing, Matria's current stockholders would hold 91.1% of the outstanding Matria common stock and LifeMetrix would hold 8.9%, including the shares deposited in escrow.

         LifeMetrix will also receive an earn out payment during 2004 equal to a total of one-half of the adjusted net revenues of Quality Oncology for the year ending December 31, 2003 plus six times the adjusted EBITDA of Quality Oncology for the year ending December 31, 2003. At Matria's election, the earn out payment can be paid in cash or Matria common stock, or some combination, provided that, unless LifeMetrix agrees otherwise, at least the lesser of 20% of the earn out payment or $10,000,000 must be paid in cash. If payment includes Matria common stock, the number of shares to be issued will be determined based on the average of the last prices at which Matria common stock shall have been sold on each trading day during the ten consecutive trading days immediately preceding the date of payment. Matria will make the earn out payment by the later of (i) the first business day after

45 days after the earn out payment is finally determined, and (ii) June 30, 2004. Matria's ability to pay cash may be limited by agreements with its lenders, and LifeMetrix will have the option of acquiring additional shares of Matria common stock in lieu of any deficiency in cash payments.

CLOSING OF THE ACQUISITION

         The acquisition will close on the latest of (i) August 15, 2002; (ii) the third business day following the satisfaction of all closing conditions set forth in the purchase and sale agreement; and (iii) a date designated by Matria within 10 days after the Matria 2002 Annual Stockholders Meeting.

REPRESENTATIONS AND WARRANTIES

         Matria, LifeMetrix and Quality Oncology each made a number of representations and warranties in the purchase and sale agreement regarding aspects of their respective businesses, structure and other facts pertinent to the acquisition.

         LIFEMETRIX AND QUALITY ONCOLOGY REPRESENTATIONS AND WARRANTIES

         The most significant representations and warranties made by LifeMetrix and Quality Oncology as they relate to LifeMetrix, Quality Oncology, and the business and assets being acquired were as to:

         - authorization, execution and delivery of the purchase and sale agreement;

         - organization standing, power and qualification to do business;

         -        certificates of incorporation and bylaws;

         -        capitalization;

         -        title to Quality Oncology shares and transferred assets;

         -        taxes;

         -        financial statements;

         -        balance sheet items;

         - absence of certain changes in the business being acquired since December 31, 2001;

         -        litigation;

         -        customers and accounts;

         -        permits and compliance with laws;

         -        environmental;

         -        insurance;

         -        contracts, agreements and arrangements;

         -        licenses and intellectual property;

         - title to the properties LifeMetrix or Quality Oncology owns and leases;

         -        employees and benefits; and

         - information supplied by LifeMetrix in this proxy statement/prospectus and the related Registration Statement.

         The majority of the representations and warranties of LifeMetrix and Quality Oncology expire at the earlier of (i) the date the earn out payment is made by Matria, or (ii) June 30, 2004. Others survive indefinitely.

         MATRIA REPRESENTATIONS AND WARRANTIES


         The most significant representations and warranties given by Matria as they relate to Matria were as to:


         -        organization, standing and power;

         -        certificate of incorporation and bylaws;

         -        capitalization;

         -        Exchange Act reports and financial statements; and

         - information supplied by Matria in this proxy statement/prospectus and the related Registration Statement.

         The representations and warranties of Matria survive indefinitely, except for the representations and warranties relating to Exchange Act reports and financial statements and information supplied by Matria in this proxy statement/prospectus and the related Registration Statement, which expire on the earlier of (i) the date the earn out payment is made by Matria, or (ii) June 30, 2004.

         The representations and warranties in the purchase and sale agreement are complicated and not easily summarized. You are urged to carefully read the articles of the purchase and sale agreement entitled "Representations and Warranties of Seller and Quality Oncology" starting on page 35 thereof and "Representations and Warranties of Matria" starting on page 58 thereof.

COVENANTS RELATING TO CONDUCT OF BUSINESS OF LIFEMETRIX AND QUALITY ONCOLOGY

         LifeMetrix and Quality Oncology have agreed that until the closing of the acquisition, unless Matria consents otherwise, each of LifeMetrix and Quality Oncology will carry on its business in the usual and ordinary course. In addition, without prior consent from Matria, LifeMetrix and Quality Oncology have agreed as follows:

         - Neither LifeMetrix nor Quality Oncology will sell, issue, purchase or propose the sale, issuance or purchase of, any shares of capital stock or any securities convertible into or which give the right to acquire shares of capital stock of
                  (i) Quality Oncology or (ii) LifeMetrix, to the extent such sale, issuance or purchase would or could result in the need to obtain the vote or consent of LifeMetrix's stockholders generally;

         - Neither LifeMetrix nor Quality Oncology will amend its certificate of incorporation, bylaws or other organizational documents;

         - LifeMetrix will maintain the properties and assets to be acquired in good operating condition;

         - LifeMetrix and Quality Oncology will maintain and keep in full force and effect all insurance;

         - No dividend, distribution or payment in respect of the capital stock of Quality Oncology will be made, and Quality Oncology will not redeem, purchase or otherwise acquire any of its capital stock;

         - Quality Oncology will not acquire any business or its assets that are material to Quality Oncology or the business being acquired by Matria;

         - Neither LifeMetrix nor any of its subsidiaries will transfer or dispose of any of the assets being acquired;

         - Subject to certain exceptions consistent with past practice, there will be no increases in the compensation or bonuses of any director or officer of Quality Oncology or certain other employees of LifeMetrix and Quality Oncology, and no employee of LifeMetrix or any of its other subsidiaries will be transferred to Quality Oncology;

         - Quality Oncology will not incur any indebtedness for borrowed money, purchase money indebtedness or capital lease obligations;

         - Quality Oncology will not pay any obligation or liability other than in the ordinary course of its business or as required by the terms of any instrument governing the same;

         - Except for incentive bonuses that may be paid by LifeMetrix under the terms of the purchase and sale agreement, neither LifeMetrix nor any of its subsidiaries will enter into any bonus, incentive compensation, deferred compensation, severance, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement;

         - Neither LifeMetrix nor any of its subsidiaries will generally enter into any contract related to the assets or business to be acquired, except in the ordinary course of business consistent with past practice;

         - The books and records of LifeMetrix and Quality Oncology will be maintained in the usual, regular and ordinary course of business consistent with past practice; and

         - LifeMetrix shall promptly advise Matria in writing of any change or event having, or which can reasonably be foreseen to have, a material adverse effect on Quality Oncology or the business being acquired.

ADDITIONAL AGREEMENTS

         Investor Consents. LifeMetrix stockholders having sufficient voting power to approve the purchase and sale agreement and the acquisition have entered into voting agreements with Matria to vote or execute and deliver a written consent in favor of the approval of the purchase and sale agreement and the acquisition. LifeMetrix is obligated to deliver to Matria at the closing a certificate of its Chief Executive Officer certifying that all necessary approvals to the purchase and sale agreement with respect to LifeMetrix have been obtained.

         Matria Deposit. Prior to the date of the purchase and sale agreement, Matria deposited $500,000 with LifeMetrix toward an option to purchase a perpetual, non-exclusive, non-transferable license to use LifeMetrix's Data Warehouse system in Matria's care management and disease management business if the closing is not consummated. Upon the closing of the acquisition, the deposit shall be applied against and reduce the cash portion of the purchase price otherwise payable by Matria. If the purchase and sale agreement is terminated prior to closing, LifeMetrix is entitled to retain the deposit, unless such termination results from a breach of the no shop provisions discussed below, and Matria may, at its option, purchase the Data Warehouse license for a one-time fee of $875,000, with the amount payable by Matria being reduced by the amount of the deposit. However, if, under the circumstances described below under "Matria Investment", Matria invests $2,000,000 in LifeMetrix following the termination of the purchase and sale agreement, such deposit shall reduce the amount otherwise payable by Matria with respect to such investment, and Matria may purchase the Data Warehouse license for a one-time fee of only $375,000.

         No Shop Provision. Until the closing or the termination of the purchase and sale agreement, LifeMetrix and Quality Oncology shall not sell or agree to sell to any person or entity other than Matria the business or assets to be acquired by Matria under the purchase and sale agreement (or participate in any discussions or provide any information in connection with any such proposed transaction).


         Matria Advances. As required by the purchase and sale agreement, Matria loaned LifeMetrix $1,000,000 on July 1, 2002, and on August 1, 2002, Matria will loan LifeMetrix an additional $500,000. Any advances will bear no interest until the closing or the termination of the purchase and sale agreement. If the closing occurs, any advances will be deducted from the cash portion of the closing purchase price. If the purchase and sale agreement is terminated, LifeMetrix will repay the advances within six months after termination with interest at the rate of ten percent per annum; provided that if Matria makes an investment in LifeMetrix pursuant to the purchase and sale agreement (see next paragraph), any advances shall be applied against this investment.



         Matria Investment. If the purchase and sale agreement is terminated because Matria's stock price is below $15 a share or because the shares of Matria common stock to be issued to LifeMetrix are not registered pursuant to an effective registration statement, then Matria shall invest $2,000,000 in LifeMetrix by purchasing shares of a new series of LifeMetrix preferred stock (with rights and preferences on par with LifeMetrix's Series D Preferred Stock, subject to adjustment for a higher valuation of LifeMetrix than the valuation reflected in the liquidation preference of the Series D Preferred Stock). The amount paid by Matria in respect to such investment would be $2,000,000 less the $500,000 deposit previously paid by Matria and less any and all advances made by Matria to LifeMetrix prior to the termination of the purchase and sale agreement. If the purchase and sale agreement is terminated by either Matria or LifeMetrix due to a material breach of a representation, warranty, covenant or agreement of the other party, then the terminating party shall have the option, but not the obligation, to consummate the investment. Also, upon termination of the purchase and sale agreement and consummation of the investment, Matria shall have the right to acquire a license to LifeMetrix's Data Warehouse system for a one-time fee of $375,000 (as opposed to a one-time fee of $875,000 if Matria has not made the investment).


         Review Committee. LifeMetrix has established a review committee for purposes of representing LifeMetrix after the closing for monitoring Matria's compliance with the earn out payment and other matters that may arise in connection with the acquisition. The members of the review committee are Edmund Bujalski, Charles Newhall, III and Larry Coleman.


         Employment. Matria may hire or cause Quality Oncology to hire or retain certain LifeMetrix employees, performing services in connection with the acquired business and will use its reasonable efforts for Matria or Quality Oncology to hire or retain Edmund Bujalski, Frederick Lee, Charles Kanach, Daniel McCrone and Jude Gallagher at their existing compensation levels and, for those employees residing in Virginia, without relocation, until December 31, 2003. LifeMetrix may pay certain incentive bonuses specified in the purchase and sale agreement to LifeMetrix and Quality Oncology employees, including employees hired by Matria or Quality Oncology after the closing. For a description of the incentive bonuses payable by LifeMetrix after the closing see "Interests of LifeMetrix Directors and Executive Officers in the Acquisition" on p. 32.


         Protective Covenants. LifeMetrix has agreed not to disclose any confidential information or trade secrets of Quality Oncology or the assets or business being acquired (i) with respect to confidential information that is not a trade secret, for a period of five years after closing; and (ii) with respect to trade secrets, for as long as such information is a trade secret under applicable law. LifeMetrix has also agreed for a period of five years after the closing not to (i) compete with Matria or Quality Oncology in the areas of diabetes, cancer, women's health or other disease or healthcare management services within the United States; (ii) solicit any client or customer of LifeMetrix or any of its subsidiaries for the purpose of providing any competing products or services for on behalf of any competing business;
(iii) solicit any key or material employee, consultant, contractor or other personnel of Matria or Quality Oncology to terminate, alter or lessen such person's relationship with Matria or Quality Oncology; or

(iv) make any statement that impugns or attacks the reputation or character or damages the goodwill of Matria, Quality Oncology or the business or assets being acquired.

         Indemnification. Under the purchase and sale agreement, LifeMetrix shall indemnify Matria against any losses arising from breaches of the representations, warranties, agreements and covenants of LifeMetrix or Quality Oncology, any action or claim in any court, governmental agency, arbitration or mediation against LifeMetrix or any of its subsidiaries (including Quality Oncology) arising out of actions taken or facts existing prior to the closing or arising out of the transactions contemplated by the purchase and sale agreement, any claim relating to incentive bonuses or liabilities not assumed by Matria and any tax incurred as a result of the Section 338(h)(10) election and certain other tax liabilities. Matria shall indemnify LifeMetrix for losses arising from breaches of its representations, warranties, agreements and covenants. However, neither Matria nor LifeMetrix shall generally be entitled to indemnification until its indemnifiable losses exceed $200,000, after which the other party shall be obligated for all indemnifiable losses. The indemnification liability of each party with respect to most representations, warranties, covenants and agreements and litigation is subject to a limit equal to ten percent of the closing purchase price plus the amount of any earn out payment, with certain exceptions. Matria is entitled to recover indemnifiable losses out of the escrowed shares and may exercise a right of set off against any earn out payment for such losses.

         Access to Information; Confidentiality. LifeMetrix has agreed to provide to Matria and its representatives with reasonable access to the properties, books, records, customers and employees of or relating to Quality Oncology or the assets or business being acquired. Matria has agreed that, following the closing, it will permit and cause Quality Oncology to permit LifeMetrix and its representatives to have access to assets, books, records and information of Quality Oncology as requested by LifeMetrix for reasonable business purposes that are not adverse to Matria's or Quality Oncology's interests. Until December 31, 2002, Quality Oncology will permit LifeMetrix to use Quality Oncology's computer system and network in Northern Virginia to support the business activities maintained by LifeMetrix, which will consist generally of Data Warehouse, TrialMatch and websites retained by LifeMetrix. Each party generally has agreed to hold such other party's confidential information in strict confidence.

CONDITIONS PRECEDENT TO THE ACQUISITION

         Matria is required to complete the acquisition only if each of the following conditions is met:


         - Approvals. Matria shall have obtained all consents and waivers with respect to the acquisition required under its credit agreement and Quality Oncology shall have obtained all third party consents required in connection with the acquisition.

         - Employment. Each LifeMetrix key employees Edmund C. Bujalski, Frederick C. Lee, Charles Kanach, Daniel T. McCrone and Jude Gallagher shall have accepted employment (or continued employment, as applicable) with Matria or Quality Oncology.

         - Resignations. Matria shall have received resignation from all directors and officers of Quality Oncology other than those designated by Matria at or prior to the closing.


         LifeMetrix and Quality Oncology are required to complete the acquisition only if the common stock of Matria shall not have been delisted from the Nasdaq National Market System, and Matria shall have filed with Nasdaq a Notification Form for Listing of Additional Shares with respect to the shares of Matria common stock to be issued and delivered to LifeMetrix at the closing of the acquisition.

         Additionally, the agreement obligates Matria, on the one hand, and LifeMetrix and Quality Oncology on the other hand, to complete the acquisition only if, before the acquisition, the following additional conditions are satisfied or waived:

         - Each of the representations and warranties of the other party in the purchase and sale agreement is true and correct in all material respects as of the closing date, except for representations and warranties made as of a specific date (other than the date of the purchase and sale agreement).

         - The other party has performed or complied in all material respects with all agreements and conditions required by the purchase and sale agreement to be performed or complied with prior to the closing date.

         - All deliveries required by the purchase and sale agreement shall have been made.

         - There must be no injunction or order preventing the completion of the acquisition in effect.

         - The Registration Statement on Form S-4 of which this proxy statement/prospectus is a part shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 has been initiated or issued by the SEC and no similar proceedings with respect to this proxy statement/prospectus shall be pending or threatened in writing by the SEC.

TERMINATION, AMENDMENT AND WAIVER

         Conditions to Termination. The purchase and sale agreement may be terminated prior to the closing of the acquisition under the following circumstances:

         - Matria or LifeMetrix can terminate the purchase and sale agreement if any of the covenants or agreements to be complied with or performed by the other party prior to the closing shall not have been complied with or performed on or before September 30, 2002 or if the acquisition has not been consummated by September 30, 2002, due to no fault of the terminating party.

         - Matria can terminate the purchase and sale agreement if an event or events occur which could reasonably be expected to materially diminish the value of Quality Oncology or the business being acquired.

         - Matria can terminate the purchase and sale agreement if Matria learns of facts not disclosed by LifeMetrix or Quality Oncology as required by the purchase and sale agreement which could reasonably be expected to materially diminish the value of Quality Oncology or the business being acquired.

         - LifeMetrix can terminate the purchase and sale agreement if the average of the closing prices at which Matria common stock shall have traded on the Nasdaq National Market during the ten day period ending three days prior to closing date is less than $15 per share.

         Effect of Termination. In the event of termination of the purchase and sale agreement by either Matria or LifeMetrix, the purchase and sale agreement will become void; provided, however, that (a) the provisions regarding the deposit by Matria, repayment of any advances made by Matria, the investment to be made by Matria under certain circumstances and confidentiality will survive, and (b) in the event of a termination as a result of a material breach or intentional or fraudulent misconduct of another party, the terminating party shall be entitled to pursue all rights and remedies available to it. Also, upon termination, Matria shall have the right to acquire the Data Warehouse system license for a one-time fee of $875,000 (unless Matria has made the investment discussed above, in which case the one-time fee shall be $375,000). If Matria terminates because LifeMetrix has breached its covenants with respect to other acquisition proposals, then, if requested by Matria, LifeMetrix is obligated to return Matria's $500,000 deposit.

         Termination Fees. Each party will pay its own costs and expenses associated with the acquisition whether or not the acquisition is consummated; provided, however, that in the event the purchase and sale agreement is terminated because of the material breach or intentional or fraudulent misconduct of the other party, than the terminating party can recover from the other party its expenses relating to the purchase and sale agreement.

         Amendment. The purchase and sale agreement may not be amended or modified except by a writing executed by all of the parties to the purchase and sale agreement.

         Extension; Waiver. At any time prior to the closing of the acquisition, any party to the purchase and sale agreement may, in writing:

         - waive or extend the time for fulfillment of any obligations of the other party under the purchase and sale agreement; and

         - waive any conditions precedent to such party's obligation under the purchase and sale agreement.

                  OTHER AGREEMENTS RELATED TO THE ACQUISITION

         This section describes ancillary agreements related to the purchase and sale agreement. While Matria and LifeMetrix believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you.

VOTING AGREEMENTS

         As a condition to Matria's entering into the purchase and sale agreement, stockholders of LifeMetrix having sufficient voting power to approve the purchase and sale agreement have entered into voting agreements with Matria. By entering into the voting agreements, these LifeMetrix stockholders have agreed to vote or execute a written consent in favor of the approval of the purchase and sale agreement and the acquisition and against any other acquisition proposal and any other matter related to any other acquisition proposal. These LifeMetrix stockholders have irrevocably appointed Matria as their lawful attorney and proxy for the purpose of giving Matria the limited right to vote all of the shares of LifeMetrix stock beneficially owned by these LifeMetrix stockholders on all such matters.

         Also, under these voting agreements, each of these LifeMetrix stockholders have agreed not to sell or dispose of LifeMetrix stock until the earlier of the termination of the purchase and sale agreement or the closing of the acquisition. These voting agreements will terminate upon the earlier to occur of September 30, 2002, the termination of the purchase and sale agreement or the closing of the acquisition.

ESCROW AGREEMENT

         At the closing of the acquisition, Matria shall place $2,000,000 of Matria common stock in escrow pursuant to an escrow agreement to be entered into by Matria, LifeMetrix and SunTrust Bank, as escrow agent. The number of shares of Matria common stock in escrow shall be subject to adjustment in the case of any dividend, distribution, stock split or similar event in respect of Matria's common stock. The escrowed shares shall be available to (i) satisfy the indemnification obligations of LifeMetrix pursuant to the purchase and sale agreement, (ii) compensate Matria for any post-closing downward adjustment to the purchase price, or (iii) compensate Matria for any other amounts it is owed pursuant to the escrow agreement. Any amounts not so paid to Matria shall be released to LifeMetrix on March 31, 2003.

STANDSTILL AGREEMENT

         As a condition to Matria's obligation to close, LifeMetrix has agreed to deliver to Matria a standstill agreement executed by LifeMetrix and LifeMetrix preferred stockholders owning at least 70% of the fully-diluted equity of LifeMetrix. Pursuant to the standstill agreement, LifeMetrix and these preferred stockholders (and, generally, their permitted transferees) will agree not to acquire Matria voting securities or assets, seek to place a representative on Matria's board of directors, or take certain other actions indicative of an attempt to gain control of Matria, for a period of five years from the date the earn out payment is made; provided that this shall not prevent these stockholders from indirectly acquiring Matria voting securities in the ordinary course of their business through the acquisition of shares of a privately-held entity that owns Matria voting securities or in a acquisition in which shares of an entity owned by a LifeMetrix stockholder are sold or exchanged for consideration including Matria voting securities. These restrictions shall not apply to certain permitted transferees of LifeMetrix preferred stockholders owing less than two percent of Matria's voting securities.

         Also, LifeMetrix and its stockholders (and permitted transferees) cannot sell or transfer (except in connection with a liquidation of LifeMetrix, in distributions by stockholders to their equity holders, in gifts or in privately-negotiated acquisitions after which the transferee would not own five percent or more of Matria's outstanding common stock) any shares of Matria received in connection with the acquisition for a period of one year from the date the shares are received. After such time, LifeMetrix and its stockholders (and permitted transferees) cannot collectively transfer within any three month period shares totaling more than ten percent of Matria's aggregate outstanding stock as of the end of the previous calendar year (except for certain permitted transfers as described above and transfers by persons or entities receiving one percent or less of the total number of outstanding shares of Matria common stock). LifeMetrix and the stockholders executing the standstill agreement (and generally, permitted transferees) shall vote their shares of Matria common stock as directed by Matria's board of directors.

REGISTRATION RIGHTS AGREEMENT

         As a condition to the closing of the purchase and sale agreement, Matria has agreed to grant LifeMetrix and certain of its preferred stockholders "piggyback" registration rights with respect to the shares of Matria common stock that LifeMetrix will receive in the acquisition and which can be transferred to its preferred stockholders under certain circumstances. If Matria proposes to register under the Securities Act any class of its stock for sale to the public on Form S-1, S-2 or S-3, then Matria shall give LifeMetrix and its preferred stockholders who are parties to the registration rights agreement the right to include their shares of Matria common stock in the offering. If Matria is registering shares in an underwritten public offering, then the number of shares LifeMetrix and the preferred stockholders shall be entitled to include in the offering may be reduced pro rata in the underwriter's discretion.

         The term of the registration rights granted in the registration rights agreement shall be as follows: (i) for shares of Matria common stock issued at the closing, for two years from the date of the closing; and (ii) for shares of Matria common stock issued in connection with the earn out payments, if any, for two years from the date of issuance of such shares (or in either case until such earlier time as such shares are eligible for resale pursuant to Rule 145(d)(2) under the Securities Act). Registration rights can be transferred to parties whom shares of Matria common stock may be transferred pursuant to the standstill agreement so long as the transferee agrees in writing to be bound by the registration rights agreement.

NON-COMPETITION AGREEMENTS

         As a condition to the closing of the purchase and sale agreement, Edmund Bujalski, Frederick Lee, Eugene Langan, Charles Kanach, Gregory Jungles, Daniel McCrone and Jude Gallagher shall enter into non-competition agreements with Matria. In the non-competition agreements, each of these individuals will agree not to disclose any confidential information or trade secrets of Matria, Quality Oncology or the assets or business being acquired (i) with respect to confidential information that is not a trade secret, for a period of five years after closing; and (ii) with respect to trade secrets, for as long as such information is a trade secret under applicable law. Each of these individuals shall agree, for differing periods of as short as one year from the closing for Eugene Langan to as long as five years from the closing for Edmund Bujalski, not to compete with Matria or Quality Oncology in the area of cancer disease management services within the United States. Each of these individuals shall also agree not to, for a period of five years after the closing of the acquisition, (i) solicit any customer or actively sought prospective customer of Matria or Quality Oncology for disease or healthcare management services similar to those provided by Matria or Quality Oncology on behalf of any businesses providing cancer disease management services in the U.S.; (ii) solicit any employee, consultant or contractor of Matria or Quality Oncology to terminate, alter or lessen such person's relationship with Matria or Quality Oncology; or (iii) make any statement that impugns or attacks the reputation or character or damages the good will of Matria, Quality Oncology or the business or assets acquired by Matria.

DATA WAREHOUSE LICENSE AGREEMENT

         At the closing of the acquisition, Matria, LifeMetrix and LifeMetrix Systems, Inc., a Delaware corporation and wholly owned subsidiary of LifeMetrix, shall enter into a Data Warehouse system license agreement pursuant to which LifeMetrix and LifeMetrix Systems shall grant Matria and its affiliated parties a license to use their Data Warehouse system and all of its existing data as of the closing date solely for purposes of the licensees' respective case and care management and disease management businesses. This license shall be perpetual, royalty-free, non-exclusive and generally non-transferable. Pursuant to this license agreement, Matria will grant LifeMetrix a royalty-free license to use data developed by Matria after the closing date from which patient-identifying information has been removed, provided that such data shall not be used by LifeMetrix in the cancer disease management business.

ICMS LICENSE AGREEMENT

         At the closing, Quality Oncology will acquire all rights to the Integrated Care Management System (ICMS) developed by LifeMetrix and LifeMetrix Systems. Also at the closing, Quality Oncology, LifeMetrix and LifeMetrix Information Systems, Inc., a Delaware corporation and wholly owned subsidiary of LifeMetrix, shall enter into an ICMS license agreement whereby Quality Oncology grants to LifeMetrix and LifeMetrix Information Systems a license to use the ICMS for specified purposes, but not for purposes of providing any diabetes, cancer, women's health or other disease or healthcare management services. This license shall be perpetual, royalty-free, non-exclusive and generally non-transferable.

                        INFORMATION ABOUT THE COMPANIES

MATRIA

         Matria Healthcare, Inc., a Delaware corporation, is a leading comprehensive, integrated disease management company, offering its services to patients, physicians, health plans and employers. Disease management encompasses a broad range of services aimed at controlling healthcare costs through proactive management of care. Matria's strategy is to focus on providing cost-saving solutions for five of the most costly chronic diseases and medical conditions in the nation: diabetes, obstetrical conditions, respiratory disorders, cancer and cardiovascular disease. Matria's disease management programs seek to lower healthcare costs and improve patient outcomes through a broad range of disease management, mail-order supply and clinical services. Matria contracts with managed care organizations and self-insured employers for the provision of its services for which Matria is generally compensated on a fee-for-service basis.

         Matria was incorporated on October 4, 1995 for the purpose of the merger of Tokos Medical Corporation and Healthdyne Maternity Management. The effective date of the merger was March 8, 1996. Matria's headquarters are located in Marietta, Georgia.


         For additional information about Matria, see "Where You Can Find More Information" on page 101.


                  MATRIA SELECTED CONSOLIDATED FINANCIAL DATA


         The following selected consolidated financial data should be read in conjunction with Matria's historical consolidated financial statements and related notes incorporated by reference into this document and the information set forth under the heading "Matria Transitional Disclosures Under Recently Issued Accounting Standards" appearing on page 55 of this document. The selected consolidated financial data as of and for each of the years ended December 31, 1997, 1998, 1999, 2000 and 2001 set forth below have been derived from Matria's audited consolidated financial statements. The selected consolidated financial data as of and for the three months ended March 31, 2001 and 2002 set forth below have been derived from Matria's unaudited consolidated condensed financial statements. In the opinion of management, the unaudited consolidated condensed financial statements from which the data below is derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly Matria's financial position and results of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of the results to be expected in the future.



                                                                            YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------------------------
                                                     1997            1998             1999            2000            2001
                                                                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

STATEMENT OF OPERATIONS DATA
Revenues                                           $ 144,533       $ 128,572       $ 231,739       $ 225,767       $ 263,983
Cost of revenues                                      57,610          51,278         118,305         116,179         145,685
Selling and administrative expenses                   65,020          60,613          73,653          68,468          76,249
Provision for doubtful accounts                        6,599           6,342           7,193           7,043           7,575
Amortization of intangible accounts                   36,604          27,700           9,439           9,803           9,827
Restructuring charges                                     --              --           4,241           1,599              --
Asset impairment charges                                  --          82,885              --              --              --
                                                   ---------       ---------       ---------       ---------       ---------
   Operating earnings (loss) from
      continuing operations                          (21,300)       (100,246)         18,908          22,675          24,647

Interest income (expense), net                           483            (608)         (7,711)         (8,156)        (10,008)
Other income (expense), net                              (85)            448          16,169           8,275            (639)
                                                   ---------       ---------       ---------       ---------       ---------
   Earnings (loss) from continuing
      operations before income taxes                 (20,902)       (100,406)         27,366          22,794          14,000

Income tax benefit (expense)                              --              --           4,000          (9,100)         (6,075)
                                                   ---------       ---------       ---------       ---------       ---------
   Earnings (loss) from continuing operations        (20,902)       (100,406)         31,366          13,694           7,925

Earnings (loss) from discontinued operations,
   net of income taxes                                    --          (1,136)          2,640              --            (455)
Loss on disposal of discontinued operations,
   net of income taxes                                    --              --              --              --            (785)
                                                   ---------       ---------       ---------       ---------       ---------
   Net earnings (loss)                               (20,902)       (101,542)         34,006          13,694           6,685

Redeemable preferred stock dividends                      --              --          (3,049)         (3,200)         (1,638)
Accretion of Series B redeemable
   preferred stock                                        --              --            (420)           (441)           (225)
Net gain on repurchases of preferred stock                --              --              --              --             739
                                                   ---------       ---------       ---------       ---------       ---------
   Net earnings (loss) available to
      common shareholders                          $ (20,902)      $(101,542)      $  30,537       $  10,053       $   5,561
                                                   =========       =========       =========       =========       =========

Net earnings (loss) per common share
   Basic:
      Continuing operations                        $   (2.29)      $  (10.98)      $    3.05       $    1.10       $    0.78
      Discontinued operations                             --           (0.12)           0.29              --           (0.14)
                                                   ---------       ---------       ---------       ---------       ---------
                                                   $   (2.29)      $  (11.10)      $    3.34       $    1.10       $    0.64
                                                   =========       =========       =========       =========       =========

   Diluted:
      Continuing operations                        $   (2.29)      $  (10.98)      $    2.82       $    1.05       $    0.76
      Discontinued operations                             --           (0.12)           0.26              --           (0.14)
                                                   ---------       ---------       ---------       ---------       ---------
                                                   $   (2.29)      $  (11.10)      $    3.08       $    1.05       $    0.62
                                                   =========       =========       =========       =========       =========

Weighted average shares outstanding(1):
   Basic                                               9,132           9,145           9,151           9,139           8,748
   Diluted                                             9,132           9,145          10,036           9,946           8,992


                                                        THREE MONTHS
                                                            ENDED
                                                          MARCH 31,
                                                   -----------------------
                                                     2001          2002
                                                         (UNAUDITED)
                                                       (IN THOUSANDS,
                                                         EXCEPT FOR
                                                     PER SHARE AMOUNTS)

STATEMENT OF OPERATIONS DATA
Revenues                                           $ 61,368       $ 65,188
Cost of revenues                                     33,450         36,656
Selling and administrative expenses                  17,836         20,736
Provision for doubtful accounts                       1,778          1,842
Amortization of intangible accounts                   2,457            140
Restructuring charges                                    --             --
Asset impairment charges                                 --             --
                                                   --------       --------
   Operating earnings (loss) from
      continuing operations                           5,847          5,814

Interest income (expense), net                       (1,707)        (3,227)
Other income (expense), net                            (759)           111
                                                   --------       --------
   Earnings (loss) from continuing
      operations before income taxes                  3,381          2,698

Income tax benefit (expense)                         (1,350)        (1,080)
                                                   --------       --------
Earnings (loss) from continuing operations         2,031          1,618

Earnings (loss) from discontinued operations,
   net of income taxes                                   --             --
Loss on disposal of discontinued operations,
   net of income taxes                                   --             --
                                                   --------       --------
   Net earnings (loss)                                2,031          1,618

Redeemable preferred stock dividends                   (800)            --
Accretion of Series B redeemable
   preferred stock                                     (109)            --
Net gain on repurchases of preferred stock               --             --
                                                   --------       --------
   Net earnings (loss) available to
      common shareholders                          $  1,122       $  1,618
                                                   ========       ========

Net earnings (loss) per common share
   Basic:
      Continuing operations                        $   0.13       $   0.18
      Discontinued operations                            --             --
                                                   --------       --------
                                                   $   0.13       $   0.18
                                                   ========       ========

   Diluted:
      Continuing operations                        $   0.13       $   0.17
      Discontinued operations                            --             --
                                                   --------       --------
                                                   $   0.13       $   0.17
                                                   ========       ========

Weighted average shares outstanding(1):
   Basic                                              8,749          8,969
   Diluted                                            8,811          9,403


                                                                 DECEMBER 31,                                      MARCH 31,
                                       ---------------------------------------------------------------      ----------------------
                                         1997         1998          1999          2000          2001          2001          2002
                                                                                                                  (UNAUDITED)
                                                                           (IN THOUSANDS)

BALANCE SHEET DATA
   Cash and cash equivalents           $  9,086      $ 9,109      $  9,548      $  3,915      $  1,983      $  1,535      $  1,607
   Working capital                       41,152       36,341        58,404        51,603        56,614        40,157        54,283
   Total assets                         191,132       97,034       285,713       268,850       260,623       248,661       267,579
   Long-term debt
      (including current portion)         2,596       19,103       101,452        88,811       115,190        72,335       114,992
   Stockholders' equity                 153,169       49,881        99,244        98,850       104,897        98,961       108,017


---------
(1) Adjusted to reflect a one-for-four reverse stock split, effective in December 2000, under which every four shares of our common stock were converted into one new share of common stock.

   MATRIA TRANSITIONAL DISCLOSURES UNDER RECENTLY ISSUED ACCOUNTING STANDARDS


         In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 141, Business Combinations, or SFAS 141, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or SFAS 142. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, or SFAS 121.


         Matria adopted the provisions of SFAS 141 in 2001 and SFAS 142 effective January 1, 2002. Upon adoption of these provisions, Matria evaluated the fair values of the business segments and concluded that no impairment of recorded goodwill exists. Matria also reassessed the useful lives, residual values and the classification of its identifiable intangible assets and determined that they continue to be appropriate.

         A reconciliation of reported net earnings adjusted for the adoption of SFAS 142 is as follows:


                                                                                                                 THREE MONTHS
                                                                                                                     ENDED
                                                               YEAR ENDED DECEMBER 31,                             MARCH 31,
                                        -----------------------------------------------------------------   -------------------
                                           1997         1998            1999         2000         2001        2001         2002
                                                                                                                 (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

EARNINGS (LOSS) FROM CONTINUING
   OPERATIONS
As reported                             $  (20,902)   $  (100,406)   $   31,366   $   13,694   $    7,925   $   2,031   $   1,618
Add back:  Goodwill amortization,
   net of tax                               33,937         25,583         8,879        5,553        5,246       1,392          --
                                        ----------    -----------    ----------   ----------   ----------   ---------   ---------
Adjusted earnings (loss) from
   continuing operations                $   13,035    $   (74,823)   $   40,245   $   19,247   $   13,171   $   3,423   $   1,618
                                        ==========    ===========    ==========   ==========   ==========   =========   =========

NET EARNINGS (LOSS) FROM CONTINUING
   OPERATIONS PER COMMON SHARE
   Basic:
As reported                             $    (2.29)   $    (10.98)   $     3.05   $     1.10   $     0.78   $    0.13   $    0.18
Add back: Goodwill amortization,
   net of tax                                 3.72           2.80          0.97         0.61         0.60        0.16          --
                                        ----------    -----------    ----------   ----------   ----------   ---------   ---------
Adjusted net earnings (loss) per
   common share                         $     1.43    $     (8.18)   $     4.02   $     1.71   $     1.38   $    0.29   $    0.18
                                        ==========    ===========    ==========   ==========   ==========   =========   =========

   Diluted:
As reported                             $    (2.29)   $    (10.98)   $     2.82   $     1.05   $     0.76   $    0.13   $    0.17
Add back: Goodwill amortization,
   net of tax                                 3.72           2.80          0.88         0.56         0.58        0.16          --
                                        ----------    -----------    ----------   ----------   ----------   ---------   ---------
Adjusted net earnings (loss) per
   common share                         $     1.43    $     (8.18)   $     3.70   $     1.61   $     1.34   $    0.29   $    0.17
                                        ==========    ===========    ==========   ==========   ==========   =========   =========

LIFEMETRIX AND QUALITY ONCOLOGY

         History of LifeMetrix and Quality Oncology. LifeMetrix was organized in November 1996 as a Delaware business corporation under the name Oncology Affiliates, Inc. with the principal business objective of managing oncology physician practices. Its founders were a team of experienced health care executives headed by Edmund Bujalski, its Chairman and Chief Executive Officer. In March 1997, the company received equity funding of $10.2 million from a group of investors comprised of several venture capital funds and two healthcare companies. During its first sixteen months, the company engaged in start-up and developmental efforts, during the course of which the company began to explore and evaluate cancer care management models and information and to identify and negotiate possible affiliations with managed care organizations, disease management practitioners, and other disease care management organizations.

         In March 1998, LifeMetrix acquired Accountable Oncology Associates, Inc., or AOA, in a merger through which AOA became a wholly owned subsidiary of LifeMetrix. LifeMetrix simultaneously received additional equity funding of $6.1 million from its existing investors and the preferred stockholders of AOA.

         AOA had been formed in 1995, with funding principally provided by three venture capital funds. Prior to its acquisition by LifeMetrix, AOA had created a cancer data base from claims data, had developed proprietary algorithms for measuring cancer spending from claims data, and had begun to test its care management program under a developmental contract with The Hitchcock Clinic in New Hampshire, under which AOA provided cancer care management to patients covered under the Matthew Thornton Health Plan and Blue Cross.

         In April 1998, after the acquisition of AOA, LifeMetrix acquired (through a wholly owned subsidiary) substantially all of the assets of Quality Oncology, Inc., or Old Quality Oncology. Old Quality Oncology was a company in Florida founded in 1994 by a group of radiation oncologists who had concluded that cost-effective improvements in the treatment of cancer could only be achieved by the development of integrated treatment guidelines and standardized outcome monitoring systems, and that the physicians involved in this development should include all major oncological specialties. Old Quality Oncology therefore established a multi-disciplinary team to develop integrated, comprehensive and standardized cancer treatment guidelines and a care management process, and developed a cancer care management information system to support its care management process. In addition, Old Quality Oncology obtained contracts to provide cancer care management services to the Florida members of two national managed care organizations.

         Shortly after its acquisition of Old Quality Oncology, LifeMetrix changed the name of AOA to "Quality Oncology, Inc." and combined the cancer care management businesses, proprietary systems, and key personnel resources of AOA and Old Quality Oncology to form the basis of the current business operated by Quality Oncology. LifeMetrix and Quality Oncology then redesigned the AOA and Old Quality Oncology information and care management systems to create an integrated system that combined and enhanced the best features of the two systems that LifeMetrix had acquired.

         Since becoming a LifeMetrix subsidiary in 1998, Quality Oncology has continued to focus on cancer care management, has refined and enhanced its systems and procedures, and has obtained a number of contracts under which it manages the cancer care provided to patients of various health care plans. Revenues for cancer care management contracts increased from $837,000 in 1998 to $5.1 million in 2001. LifeMetrix obtained an additional $15.3 million in equity funding provided primarily by certain of its preferred stockholders in 2000 and 2001. During this period, Quality Oncology continued its developmental activities, focusing on expanding and enhancing the proprietary software used in the Quality Oncology cancer care management program so that it could be used for other disease care programs and on developing other products and markets for the large cancer treatment data base that had been initiated by AOA and expanded by Quality Oncology. Two of these developments, the Integrated Care Management System ("ICMS") and Cancerpage.com(TM), will be transferred to Quality Oncology prior to its acquisition by Matria and are discussed below under "The Business of Quality Oncology." A third development, the "Data Warehouse," will be licensed to Matria and Quality Oncology for use in their care management and disease management businesses and is also described below.

         The Business of Quality Oncology - Cancer Care Management. Quality Oncology is the nation's largest and most experienced provider of a cancer disease management program, having provided care management and support for approximately 11,000 cancer patients. Quality Oncology provides a systematic approach to managing cancer, using its proprietary, Web-based integrated system with embedded evidence-based cancer treatment guidelines and experienced oncology nurses and physicians. Quality Oncology's cancer care management system coordinates and facilitates cancer care across the entire delivery system, from tissue diagnosis through follow-up. Quality Oncology assigns each patient a care manager, who is a nurse averaging ten years of experience in the field of cancer care. The care manager coordinates treatments and procedures, provides emotional support to the patient and family members, recommends specific patient support groups, and educates the patient and family members regarding diagnosis, treatment options and symptoms management. The care manager is in contact as needed with the patient and family members and the patient's physicians. Compliance with treatment guidelines is tracked, and the Quality Oncology care team works with the physicians and other providers to help them address appropriate changes in treatment patterns. Through peer-to-peer consultations, Quality Oncology's medical directors facilitate communication among the many specialists involved in the patient's treatment.

         During 2001, Quality Oncology provided cancer care management services to fourteen health care plans. Covered lives under these plans totaled approximately 2.6 million and produced revenues of $5.1 million. The largest of these health care plans, whose contract extends through March 2006, but can be terminated on 180 days' prior notice, accounted for $1.7 million of these revenues. Revenues of approximately $2.1 million were derived from three other health plans. These four health plans comprised 75% of the revenues from cancer care management in 2001.


         Most of Quality Oncology's cancer care contracts are for one-year or three-year terms, with automatic renewal provisions (normally for additional one-year terms) unless advance written notice is given. Most of the contracts permit termination by the customer upon advance notice, ranging from 30 to 180 days. Quality Oncology's ability to sustain and increase its revenues is dependent upon its ability to extend existing contracts and obtain new contracts. During the first seven months of 2002, Quality Oncology has signed six new contracts to manage cancer care for health care plans with approximately two million covered lives. Also, three existing contracts were amended to expand the service areas adding approximately 485,000 covered lives. Three customers have terminated contracts involving 534,000 covered lives, effective in July and August of 2002 and January of 2003.



         Of the twelve existing disease management agreements with health plans, six contracts contain a form of "savings guarantee," which varies contract to contract but typically provides that Quality Oncology will repay to a client all or some of Quality Oncology's fees if the cost savings achieved during the period that the Quality Oncology Program operates does not at least equal Quality Oncology's fees for such period, subject to the requirement that the client provides a sufficient number of cases and sufficiently accurate and complete patient and claims data for the Quality Oncology Program to operate in accordance with its design. Six contracts contain "shared savings" provisions, by which Quality Oncology is entitled to share, in a percentage determined on a contract-by-contract basis, in the savings achieved for such period. Three contracts contain a performance bonus by which Quality Oncology may receive additional compensation by meeting certain performance criteria. Of the six new disease management contracts signed in 2002, three contain "savings guarantees" and "shared savings" provisions, one contains a "shared savings" provision, and two contain performance bonuses.


         Integrated Care Management System (ICMS). LifeMetrix will transfer ownership of ICMS to Quality Oncology prior to Matria's acquisition of Quality Oncology, and Quality Oncology will grant LifeMetrix a perpetual, fully-paid license to use ICMS in business activities that do not compete with Quality Oncology's and Matria's disease management and case and care management businesses. ICMS is a set of software programs based upon the software programs used in Quality Oncology's cancer care management system, but the ICMS can be used to support disease care management programs other than cancer care. For example, ICMS can be used as the basis for the non-cancer disease care management programs such as asthma and diabetes. ICMS also can be licensed for use by managed care organizations that do not want to utilize a disease care management company. LifeMetrix's past licensing of the ICMS has been limited. There are currently four outstanding licenses to use ICMS and total licensing revenues in 2001 were approximately $600,000.

         ICMS is a fully integrated care management system that enables users to track the treatment of chronic disease patients by integrating disease management treatment guidelines with a web-based data collection system. Data collected as a result of performing disease management with the ICMS provide detailed information about all material care provided to a patient. ICMS is designed to make data readily accessible for the purpose of (i) monitoring compliance with clinical treatment guidelines; (ii) providing proactive care management tools; (iii) prompting regular interaction with health care providers, patients and their family members; (iv) measuring and analyzing clinical performance; (v) increasing accountability and narrowing the extent of practice variation among health care providers; (vi) tracking patient satisfaction with treatment and care management; (vii) producing reports on utilization cost and quality information to providers and its clients; and
(viii) assisting ongoing physician education geared toward addressing changes in clinical treatment patterns.

         LifeMetrix believes that the benefits of ICMS are greater compliance with "best practice" treatment patterns, measurable cost reductions, and increased patient and provider satisfaction.

         Data Warehouse. The Data Warehouse is a data aggregation, storage and analysis system used primarily with claims and clinical data. It is separate from the ICMS, but is able to use, on a "de-identified" basis (i.e., without identification to individual patients) the information generated in ICMS from interaction with patients and health care providers. The Data Warehouse combines, on a "de-identified" aggregated basis, clinical and outcomes data with the corresponding claims and other financial data as they are processed, thereby forming a data base that enables the user to track the efficacy of its disease management program as well as the patterns of care of health care providers. Patient compliance, critical to most disease management programs, as well as health care provider actions that vary from "best practice" guidelines, can be readily identified. The Data Warehouse system also has enabled Quality Oncology to project actual cancer spending and prevalence of the disease for clients and the flexibility of the system has allowed Quality Oncology to reconfigure its cancer data according to payor specifications in order to achieve the greatest utility for Quality Oncology's clients. The Data Warehouse is used by Quality Oncology in conjunction with its cancer care management program and is not a separate source of revenue for Quality Oncology. The Data Warehouse system is not restricted to cancer claims and clinical data and is capable of handling similar types of data relating to other diseases.

         Simultaneously with Matria's acquisition of Quality Oncology, Matria and Quality Oncology will be granted a perpetual, full-paid license to use the proprietary architectural designs and software that form the Data Warehouse system, as well as the existing data base, in connection with their disease management businesses.

         Cancerpage.com(TM). Cancerpage.com(TM), which was established in 1999 by a LifeMetrix subsidiary, is a consumer web site for tumor-specific cancer treatment information. Through Cancerpage.com(TM), patients and their family members can find readily available information on appropriate treatment approaches, locate relevant specialists, and find community support groups and information on diet and health practices. Cancerpage.com(TM) generates virtually no revenue.

         Business Competition. Quality Oncology is the nation's largest and most experienced provider of a general cancer disease management program marketed to managed care plans. Quality Oncology is aware of only one other company, CorSolutions Medical, Inc., that currently markets a general cancer disease management program to managed care plans and Quality Oncology is aware of one cancer disease management contract held by this competitor. Various companies and institutions offer programs to manage particular aspects of cancer care, such as radiation, chemotherapy, and stem cell transplants, and some managed care plans also have internal cancer disease management programs. Health care plans in general have been slow in seeking outside expertise to manage cancer disease treatment in a systematic and comprehensive way. Quality Oncology estimates that contracts under which managed care plans are operated for general cancer disease management programs cover less than 5% of the beneficiaries of managed care plans.

         Business Locations and Employees. Quality Oncology's headquarters are located at 1430 Spring Hill Road, Suite 106, McLean, Virginia, where it occupies two suites, including one located at 1420 Spring Hill Road, totalling 10,376 square feet of office space under a five-year lease that expires September 30, 2005. Quality Oncology also occupies 10,691 square feet of office space in Sunrise, Florida under a lease that expires October 31, 2003. Quality Oncology recently subleased 2,080 square feet of office space in Los Angeles, California; this sublease may be terminated by Quality Oncology, upon ninety days notice, at the end of any month after April 2003.

         On May 31, 2002, Quality Oncology had 77 full time employees and two part time employees; the LifeMetrix subsidiary responsible for ICMS had 11 full time employees; another LifeMetrix subsidiary had one full time and one part time employee who support Cancerpage.com; and approximately 7 employees who work for LifeMetrix provided corporate overhead services to Quality Oncology, the ICMS, and Cancerpage.com(TM).

         Intellectual Property, Patents, and Trademarks. LifeMetrix has sought to protect the proprietary architectural designs and software that make up ICMS and the proprietary procedures and processes used in Quality Oncology's cancer care management system by filing certain patent applications. A patent application filed by LifeMetrix on July 13, 2000 for the Integrated Care Management System is pending before the United States Patent and Trademark Office (USPTO). LifeMetrix has unregistered trademarks in "the Integrated Care Management System" and "ICM." "Cancerpage.com(TM)," "Cancerpage.net," and "Cancerpage.org" are registered internet domain names of LifeMetrix. Cancerpage.com(TM) is registered as a trademark of LifeMetrix with the USPTO. A trademark application for "CancerPage.com and Design" is pending with the USPTO and similar applications are pending in Australia, Canada and the European Union.

         Disposition of Remaining LifeMetrix Assets. LifeMetrix is retaining ownership of the Data Warehouse and TrialMatch systems and existing data, as well as other assets that are not part of the cancer disease management business and intellectual property being acquired by Matria. In addition, LifeMetrix will retain a license to use the ICMS for purposes that do not compete with Matria or Quality Oncology. LifeMetrix is currently attempting to find a buyer or buyers for these retained assets and businesses.

                    QUALITY ONCOLOGY SELECTED FINANCIAL DATA

         You should read the following selected financial data in conjunction with our financial statements, including the disclosure setting forth pro forma financial results consistent with new accounting principles as disclosed in the financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement/prospectus. The statement of operations data for the year ended December 31, 2001 and the balance sheet data as of December 31, 2001 have been derived from financial statements of Quality Oncology, Inc. that have been audited by KPMG LLP, independent auditors. The financial statements as of and for the year ended December 31, 2001 are included elsewhere in this document. The statement of operations data for the years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2001 and 2002, and the balance sheet data as of December 31, 1998, 1999 and 2000 and as of March 31, 2001 and 2002 are unaudited but are presented on the same basis of accounting as the financial information for the audited period.


                                                                                                          THREE MONTHS
                                                                                                             ENDED
                                                      YEAR ENDED DECEMBER 31,                               MARCH 31,
                                   ---------------------------------------------------------         -----------------------
                                      1998            1999            2000            2001            2001             2002
                                   (UNAUDITED)     (UNAUDITED)     (UNAUDITED)                             (UNAUDITED)
                                                                       (IN THOUSANDS)

STATEMENT OF OPERATIONS DATA:

Revenues                             $   847         $ 1,291         $ 2,591         $ 5,751         $   833         $ 1,815
Net loss                              (2,676)         (5,647)         (5,469)         (3,245)         (1,299)           (658)


                                                        DECEMBER 31,                                       MARCH 31,
                                 ---------------------------------------------------------          ------------------------
                                  1998            1999             2000             2001             2001             2002
                              (UNAUDITED)      (UNAUDITED)      (UNAUDITED)                               (UNAUDITED)
                                                                    (IN THOUSANDS)

BALANCE SHEET DATA:

Total assets                     $5,466          $ 5,461          $ 3,379          $ 3,606          $ 3,459          $ 3,815
Due to LifeMetrix, Inc.           5,588           11,057           16,456           19,138           17,471           19,611

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                   RESULTS OF OPERATIONS OF QUALITY ONCOLOGY


         You should read the following in conjunction with Quality Oncology's financial statements and the related notes thereto and the description of Quality Oncology's business included elsewhere in this document.


RESULTS OF OPERATIONS

General

         Quality Oncology is a leading cancer care management company, providing integrated, comprehensive and standardized cancer treatment guidelines and care management processes for cancer patients. Since becoming a LifeMetrix subsidiary in 1998, Quality Oncology has focused on cancer care management, has refined and enhanced its systems and procedures and has obtained an increasing number of contracts under which it manages the cancer care provided to patients of various health care plans.

March 31, 2002 as compared to March 31, 2001

         Total revenues increased approximately $982,000 or 117.9% for the three-month period ended March 31, 2002 as compared to the same period in 2001. The revenue growth was mainly due to the strong increase in disease management revenues, which accounted for 88.4% of the total increase in revenue.

         Disease management revenue increased approximately $868,000 or 121.5% for the three-month period ended March 31, 2002 as compared to the same period in 2001. The increase in disease management revenue was due to the addition of three new contracts and expansion into three additional regions for an existing client. Approximately $606,000 or 69.9% of the increase in disease management revenue was due to the addition of a large new client. In late 2001, Quality Oncology terminated one contract which produced approximately $48,000 of revenue in the first quarter of 2001.

         Operating expenses increased approximately $362,000 or 21.2% for the three-month period ended March 31, 2002 as compared to the same period in 2001. The increase was due to the increase in the number of clinical staff needed to provide disease management services to patients enrolled with the new contracts signed after the first quarter of 2001.

         General and administrative expenses increased approximately $14,000 or 4.0% for the three-month period ended March 31, 2002 as compared to the same period in 2001.

         The net loss of approximately $658,000 for the three-month period ended March 31, 2002, was 49.3% lower than in the same period of 2001. This improvement in the net loss is the result of adding new contracts with operating margins consistent with earlier contracts while holding expenses relatively flat.

2001 as compared to 2000

         Total revenues increased approximately $3.2 million or 121.9% for the year ended December 31, 2001 as compared to the year ended December 31, 2000. Disease management revenues increased approximately $3.1 million or 151.9%, primarily resulting from providing care management services to a large health plan that began operations in April 2001, providing care management services to additional health plans and expanding the services area for an existing client. System licensing revenue increased approximately $78,000 or 13.9%.

         Operating expenses increased approximately $1.6 million or 29.0% for the year ended December 31, 2001 as compared to the same period in 2000. The increase was due to the increase in the number of clinical staff needed to provide disease management services to patients enrolled with the new contracts signed during 2001.

         General and administrative expenses decreased approximately $557,000 or 31.4% for the year ended December 31, 2001 as compared to the same period in 2000. The decrease was due to the elimination of one executive management position in 2000 and a reduction in marketing expenses during 2001.

         The net loss of approximately $3.2 million represents a decrease of approximately $2.2 million or 40.7% as compared to the year ended December 31, 2000. The improvement in the net loss is a result of the increased revenue attributable to adding new contracts with operating margins consistent with earlier contracts while decreasing general and administrative expenses.

2000 as compared to 1999

         Total revenues increased approximately $1.3 million or 100.7% for the year ended December 31, 2000 as compared to the year ended December 31, 1999. Cancer disease management revenues increased approximately $750,000 or 58.6%, primarily resulting from the addition of a large contract that began operations in July 2000, receiving a savings performance bonus for a contract that began operations in late 1999, and providing cancer care management services to several additional health plans. In addition, the Company began licensing the ICMS in 2000, resulting in increased revenues of approximately $550,000.

         Operating expenses increased approximately $834,000 or 17.4% for the year ended December 31, 2000 as compared to the same period in 1999. The increase was due to the increase in the number of clinical staff needed to provide disease management services to patients enrolled with the new contracts and technical staff and office space needed to support the systems license and development contracts signed during 2000.

         General and administrative expenses increased approximately $82,000 or 4.9% for the year ended December 31, 2000 as compared to the same period in 1999.

         The net loss decreased approximately $178,000 or 3.2% to approximately $5.5 million as a result of the increased revenue attributable to adding new contracts with operating margins consistent with earlier contracts while keeping general and administrative expenses relatively flat.

LIQUIDITY AND CAPITAL RESOURCES

         LifeMetrix has financed its operations principally through private placements of preferred stock resulting in cash proceeds, before offering expenses, totaling $31.6 million as of March 31, 2002. Quality Oncology's activities are financed through a cash concentration account with LifeMetrix. All cash receipts and disbursements are recorded through this account and applied to or against intercompany receivable and payable accounts. At March 31, 2002, Quality Oncology had a net balance due to LifeMetrix of $19.6 million as compared to $19.1 million at December 31, 2001, resulting from these activities. The increase of $500,000 was primarily due to additional cash required to finance our operations. No interest is charged on the intercompany debt balance. The acquisition agreement requires that at or prior to closing, there be no amounts due to LifeMetrix or any subsidiary of LifeMetrix. It is expected that LifeMetrix will forgive the net balance due from Quality Oncology to LifeMetrix to the capital of Quality Oncology before the closing of the acquisition.

         Net cash used in operating activities was $2.5 million for the year ended December 31, 2001 and $467,000 and $962,000 for the three-month periods ended March 31, 2002 and 2001, respectively. The decrease in cash used for the three months ended March 31, 2002 was primarily the result of improved operating results as compared with the comparable period in 2001. Improved operating results during the first quarter of 2002 were attributable to the addition of three new contracts as well as expansion into three additional regions for an existing client.


         Net cash provided from financing activities was $2.7 million for the year ended December 31, 2001 and $470,000 for the three month period ended March 31, 2002 as compared to $1.0 million for the comparable period in 2001. The increase in amounts provided by LifeMetrix for the three months ended March 31, 2002 were primarily due to additional cash required to finance Quality Oncology's operations.

CRITICAL ACCOUNTING POLICIES


         The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that management make numerous estimates and assumptions. Actual results could differ from those estimates and assumptions, impacting our reported results of operations and financial position. Quality Oncology's significant accounting policies are described in Note 2 to the financial statements included elsewhere in this document. The critical accounting policies described here are those that are most important to the depiction of Quality Oncology's financial condition and results of operations and their application requires management's most subjective judgment in making estimates about the effect of matters that are inherently uncertain.


Revenue Recognition


         Quality Oncology's compensation for providing cancer disease management services to managed care organizations under service agreements is generally stipulated to be on the basis of per patient per month or per case managed. Revenue is recognized in the month the member is entitled to receive services (for contracts stipulated on a per patient per month basis) or ratably as services are provided (for contracts stipulated on a per case basis). The service arrangements contain risk-sharing provisions targeted to the achievement of certain agreed upon cost savings. The managed care organization may receive a refund of payments depending upon the annual results of the contract. Quality Oncology periodically reviews its contract experience to determine whether or not a provision for contract losses is required. If the actual results at the end of a contract year are materially different than its periodic reviews indicate, Quality Oncology may be required to refund a part or all of the revenues it has recorded during the contract year. Quality Oncology may receive additional payments from managed care organizations under these risk-sharing provisions if cost savings exceed defined minimum amounts. Quality Oncology records amounts due under these provisions when they are fixed and determinable.


Intangible Assets


         If facts and circumstances indicate goodwill may be impaired, Quality Oncology performs a recoverability evaluation. Prior to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, Quality Oncology's policy was to compare undiscounted estimated future cash flows to the carrying amount of our net assets, including goodwill, to determine if the carrying amount was not recoverable and a write-down to fair value was required. Effective January 1, 2002, in accordance with SFAS No. 142, Quality Oncology began performing the recoverability analysis based on fair value rather than undiscounted cash flows. An analysis of the fair value of the Quality Oncology reporting unit as of January 1, 2002 indicated that no impairment charge was required.

                      PRINCIPAL STOCKHOLDERS OF LIFEMETRIX


         The following table sets forth certain information regarding the beneficial ownership of LifeMetrix stock as of July 15, 2002, by (i) all persons and entities known by LifeMetrix to be beneficial owners of more than 5% of its outstanding common stock or preferred stock (ii) each current director and each current executive officer of LifeMetrix, and (iii) all current directors and executive officers of LifeMetrix as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned.


COMMON STOCK


                                                                                                        AMOUNT OF
                                                                                                        BENEFICIAL   PERCENT OF
NAME OF BENEFICIAL OWNER                                                                                OWNERSHIP     CLASS(1)
------------------------                                                                                ---------    ----------

EXECUTIVE OFFICERS AND DIRECTORS:
Edmund C. Bujalski(2) ...................................................................                 590,000     13.1%
Eugene N. Langan(2)......................................................................                 320,000      7.1%
Frederick C. Lee(2)(3)...................................................................                 208,229      4.6%
Daniel T. McCrone, M.D.(2)...............................................................                 125,000      2.8%
Gregory M. Jungles(2)....................................................................                 105,460      2.3%
Carolyn Lowstuter(2).....................................................................                  66,000      1.5%
Richard B. Weininger, M.D.(2)(3).........................................................                  30,242        *
Larry H. Coleman ........................................................................                      --        *
Charles W. Newhall, III .................................................................                      --        *
All executive officers and directors as a group (9 persons)..............................               1,444,931     32.2%

FIVE PERCENT STOCKHOLDERS:

Coleman Swenson Hoffman Booth IV, L.P.(5)................................................                 459,410     10.2%
237 Second Avenue South
Franklin, TN 37064

New Enterprise Associates VII, L.P.(4)...................................................                 444,912      9.9%
1119 St. Paul Street
Baltimore, MD 21202

Larry House .............................................................................                 400,000      8.9%
Seven Montagel
Shoal Creek, AL 35242

James G. Schwade.........................................................................                 333,010      7.4%
P.O. Box 96-0193
Miami, FL 33296-0193

Cerner Corporation ......................................................................                 290,923      6.5%
2800 Rockcreek Parkway
Kansas City, MO 64117

Venrock Associates(11)...................................................................                 256,496      5.7%
30 Rockefeller Plaza
Room 5508
New York, NY 10112

Acacia Venture Partners, L.P.(12) .......................................................                 256,494      5.7%
101 California Street
Suite 3160
San Francisco, CA 94111

Steven Prelack ..........................................................................                 250,000      5.6%
7 Wheelright Road
Medfield, MA 02052


* Less than 1%.

PREFERRED STOCK


                                                                                                       AMOUNT OF
                                                                                                       BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                                   OWNERSHIP      CLASS (6)
------------------------------------                                                                   ----------    ----------

Coleman Swenson Hoffman Booth IV, L.P.(8) ...............................................               4,255,994      24.2%
237 Second Avenue South
Franklin, TN 37064

New Enterprises Associates VII, L.P.(7)..................................................               3,790,158      21.5%
1119 St. Paul Street
Baltimore, MD 21202

Venrock Associates(9)....................................................................               2,020,427      11.5%
30 Rockefeller Plaza
Room 5508
New York, NY 10112

Acacia Venture Partners, L.P.(10)........................................................               2,019,633      11.5%
101 California Street
Suite 3160
San Francisco, CA 94111

Johnson & Johnson Development Corp.......................................................               1,545,928       8.8%
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

North Bridge Venture Partners, L.P.......................................................               1,326,390       7.5%
950 Winter Street
Suite 4600
Waltham, MA 02451

(1)      Based on 4,488,918 shares of common stock outstanding on May 31, 2002.

(2) Includes shares issuable upon exercise of vested stock option within 60 days of May 31, 2002 held by the following executive officers and directors of LifeMetrix: Mr. Bujalski, 240,000; Mr. Langan, 150,000; Dr. McCrone, 125,000; Mr. Jungles, 105,460; Ms. Lowstuter, 66,000; Mr. Lee, 15,000; and Dr. Weininger, 11,500.

(3) Includes shares of common stock issuable upon exercise of warrants held by the following directors: Mr. Lee, 17,347 and Dr. Weininger, 18,742.

(4) Includes 444,912 shares of common stock issuable upon exercise of warrants held by New Enterprise Associates VII, L.P. The warrants to purchase common stock that are held by New Enterprise Associates VII, L.P. and by the other preferred stockholders shown in these tables (except for Dr. Weininger) have an exercise price of $1.447 per share of common stock. By comparison, the most recently issued stock options to LifeMetrix employees have exercise prices of $.05 per share of common stock. The warrants held by Dr. Weininger have an exercise price of $3.805 per share of common stock.

(5) Includes 239,534 shares of common stock issuable upon exercise of warrants held by Coleman Swenson Hoffman Booth IV, L.P., in which Mr. Coleman is a general partner, and 219,876 shares of common stock issuable upon exercise of warrants held by Franklin Capital Associates III L.P., an affiliate of Mr. Coleman.

(6) Based on 17,607,177 shares of preferred stock outstanding on May 31, 2002.

(7) Includes 18,364 shares held by NEA President's Fund, L.P. and 1,225 shares held by NEA Ventures 1997, L.P., each of which is a limited partnership. Certain of the general partners of NEA President's Fund, L.P. are also general partners of New Enterprises Associates VII, L.P. The general partner of NEA Ventures 1997, L.P. is an employee of an entity that is owned by some of the general partners of New Enterprise Associates VII, L.P.

(8) Includes 1,252,927 shares held by Franklin Capital Associates III L.P., which is a limited partnership. Certain of the general partners of Coleman Swenson Hoffman Booth IV, L.P. are also general partners of Franklin Capital Associates III L.P.

(9) Includes 1,157,911 shares held by Venrock Associates II, L.P. and 33,180 shares held by Venrock Entrepreneurs Fund, L.P., each of which is a limited partnership. Certain of the general partners of Venrock Associates II, L.P. and Venrock Entrepreneurs Fund, L.P. are also general partners of Venrock Associates.

(10) Includes 78,961 shares held by South Pointe Venture Partners, L.P., a limited partnership. Certain of the general partners of Acacia Venture Partners, L.P. are also general partners of South Point Venture Partners, L.P.

(11) Includes 256,496 shares of common stock issuable upon exercise of warrants held by Venrock Associates, Venrock Associates II, L.P. and Venrock Entrepreneurs Fund, L.P. Certain of the general partners of Venrock Associates II, L.P. and Venrock Entrepreneurs Fund, L.P. are also general partners of Venrock Associates.

(12) Includes 256,494 shares of common stock issuable upon exercise of warrants held by Acacia Venture Partners, L.P. and South Pointe Venture Partners, L.P. Certain of the general partners of Acacia Venture Partners, L.P. are also general partners of South Pointe Venture Partners, L.P.

                PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

         MATRIA

         Matria's common stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "MATR." The approximate number of stockholders of record of Matria common stock as of June 14, 2002 was 1,015 record holders, with approximately 7,000 street holders.

         Matria has not paid any cash dividends with respect to its common stock and does not intend to declare any dividends in the near future. Matria is a party to a Loan and Security Agreement and an Indenture, each of which contains covenants restricting the payment of dividends on and repurchases of Matria's common stock.


         The following table sets forth, for the calendar quarters indicated, the high and low sales prices of Matria common stock as quoted on Nasdaq from January 1, 2000 through July 29, 2002:




QUARTER                                   LOW                   HIGH
-------                                 ------                 ------

2000
----

First                                   $16.24                 $26.24
Second                                   11.75                  21.00
Third                                    13.00                  18.24
Fourth                                    7.25                  14.24

2001
----

First                                   $ 9.25                 $16.63
Second                                   12.25                  16.10
Third                                    15.05                  25.15
Fourth                                   21.45                  36.67

2002
----

First                                   $15.75                 $40.00
Second                                    7.00                  25.59
Third (through July 29, 2002)             5.89                   8.75


         Share prices have been adjusted to reflect a one-for-four reverse stock split that took effect on December 5, 2000.

         LIFEMETRIX

         As of July 15, 2002, shares of LifeMetrix common stock were held by approximately 84 stockholders of record and shares of LifeMetrix preferred stock were held by approximately 23 stockholders of record.


         Neither LifeMetrix common stock nor LifeMetrix preferred stock is traded on an established trading market. There are, however, occasional exercises of employee stock options for LifeMetrix common stock. The last known sale of the LifeMetrix common stock by exercise of an employee stock option occurred in March 2002, at a price of $.05 per share.

                       COMPARISON OF STOCKHOLDERS RIGHTS

         This section of the proxy statement/prospectus describes certain differences between the rights of holders of LifeMetrix common stock and LifeMetrix Series A through D preferred stock on the one hand and holders of Matria common stock on the other. After the completion of the acquisition and the subsequent dissolution of LifeMetrix, holders of LifeMetrix common stock may and holders of LifeMetrix Series A through D preferred stock will become stockholders of Matria. As a result, former LifeMetrix stockholders' rights will be governed by Matria's certificate of incorporation and bylaws.

         Because both LifeMetrix and Matria are organized under the laws of Delaware, the differences in stockholders' rights arise from various provisions of LifeMetrix's certificate of incorporation, the LifeMetrix Stockholders' Agreement and the LifeMetrix bylaws, and Matria's certificate of incorporation and the Matria bylaws. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to Matria stockholders and LifeMetrix stockholders. Matria stockholders and LifeMetrix stockholders should read this entire document and the other documents referred to carefully for a more complete understanding of the differences between Matria common stock and LifeMetrix common and preferred stock.

AUTHORIZED SHARES; SHARES OUTSTANDING


         Matria's certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock, par value $.01 per share, of which 9,064,217 shares were issued and outstanding as of July 15, 2002. Matria's certificate of incorporation also authorizes the issuance of up to 50,000,000 shares of preferred stock, par value $.01 per share. Matria's common stock is the only class or series of Matria stock issued and outstanding.



         LifeMetrix's certificate of incorporation authorizes the issuance of up to 32,000,000 shares of common stock, par value $.001 per share, of which 4,488,918 shares were issued and outstanding as of July 15, 2002. LifeMetrix's certificate of incorporation also authorizes the issuance of up to 18,000,000 shares of preferred stock, par value $.001 per share, of which 3,055,646 shares have been designated as Series A Preferred Stock, 2,550,085 shares have been designated as Series B Preferred Stock, 8,039,477 shares have been designated as Series C Preferred Stock, and 3,962,000 shares have been designated as Series D Preferred Stock. As of July 15, 2002, 3,055,646 shares of such Series A Preferred Stock, 2,550,085 shares of such Series B Preferred Stock, 8,039,477 shares of such Series C Preferred Stock, and 3,961,969 shares of such Series D Preferred Stock were issued and outstanding.


VOTING RIGHTS; CUMULATIVE VOTING

         Under Delaware law, each stockholder is entitled to one vote per share unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation. Each holder of Matria common stock is entitled to one vote for each share held of record. Holders of Matria common stock are not allowed to cumulate votes for the election of directors. Matria's certificate of incorporation also authorizes Matria to issue preferred stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations or restrictions as Matria's board of directors may determine. The Matria bylaws provide that a quorum consists of a majority of the issued and outstanding shares of common stock entitled to vote, present in person or represented by proxy; provided, however that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by at least a majority of the shares required to constitute a quorum.

         Each holder of LifeMetrix common stock is entitled to one vote for each share held of record. Each holder of Series A, Series B, Series C, and Series D preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares are convertible. Unless otherwise required by Delaware law, holders of Series A, Series B, Series C and Series D preferred stock vote together with holders of common stock as a single class on all matters submitted to a vote of stockholders, provided however:

         - The holders of at least a majority of the outstanding Series A, Series B, Series C, and Series D preferred stock, voting together as a single class, must approve the following:

                  - Amendment of the certificate of incorporation or bylaws

                  - Redemption, acquisition or repurchase of any capital stock or rights to acquire capital stock (other than in accordance with the redemption and conversion provisions of the certificate of incorporation)

                  - Sale, lease, transfer or other disposition of all or substantially all of the assets of the corporation;

                  - Merger, statutory share exchange, consolidation, or other reorganization of the corporation with or into another corporation or entity;

                  - Liquidation, winding up, dissolution or adoption of any plan for the same;

                  - Reclassification or other change of any capital stock or any recapitalization of the corporation

                  - Sale of stock of any wholly owned subsidiary (other than to the corporation)

                  - Increase or decrease in total number of authorized shares of preferred stock (other than through authorized redemption)

                  - Increase or decrease in number of authorized shares of common stock

         - The holders of at least a majority of the outstanding Series D preferred stock, voting as a separate class, must approve the following:

                  - Authorization or issuance of any stock or equity security with preference or priority over, or on parity with Series D Preferred Stock

                  - Modification of any of the rights of Series D preferred stock related to liquidation or redemption

                  - Making Series D preferred stock redeemable at option of corporation

         - The holders of at least a majority of the outstanding Series A, Series B, and Series C preferred stock, voting together as a single class, must approve the following:

                  - Authorization or issuance of any stock or equity security with preference or priority over, or on parity with Series A, Series B, or Series C preferred stock

                  - Modification of any of the rights of Series A, Series B, or Series C preferred stock related to liquidation or redemption

                  - Making Series A, Series B, or Series C preferred stock redeemable at the option of the corporation

         In addition, the corporation may not modify any of the conversion rights or other special rights and preferences (other than those relating to redemption and liquidation) of Series A, Series B, Series C, or Series D preferred stock without approval of a majority of the outstanding Series A, Series B, Series C, and Series D preferred stock, voting together as a single class.

         LifeMetrix's certificate of incorporation also authorizes the board of directors to issue the remaining shares of authorized preferred stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations or restrictions as the board of directors may determine, subject to the approval of a majority of the outstanding shares of Series A, Series B and Series C preferred stock, voting as a single class, if such new series of preferred stock has preferences or priorities over, or is on parity with, the Series A, Series B or Series C preferred stock, and subject to the approval of a majority of the outstanding shares of Series D preferred stock, voting as a separate class, if such new series of preferred stock has preferences or priorities over, or is on parity with, the Series D preferred stock. The LifeMetrix bylaws provide that a quorum consists of a majority of the issued and outstanding shares of stock entitled to vote, present in person or represented by proxy.

SPECIAL RIGHTS OF LIFEMETRIX PREFERRED STOCK

         In addition to the rights discussed above, LifeMetrix's certificate of incorporation grants certain rights to the holders of LifeMetrix preferred stock. Holders of Series A, Series B, Series C and Series D preferred stock may at any time, at their option, convert their shares into shares of LifeMetrix common stock. In addition, each share of Series A, Series B, Series C, and Series D preferred stock will be automatically converted into shares of LifeMetrix common stock upon:

         - Firm commitment underwritten public offering with gross proceeds of at least $15.0 million and with company market valuation of at least $50.0 million; or

         - Vote of holders of a majority of the outstanding Series A, Series B, Series C and Series D preferred stock, voting together as a single class.

         LifeMetrix's certificate of incorporation provides that Series D preferred stock is redeemable by the corporation at a price of $0.631 per share upon the written consent or affirmative vote of holders of a majority of Series D preferred stock. If all Series D preferred stock has been redeemed, Series A, Series B, and Series C preferred stock is redeemable as follows upon majority approval of Series A, Series B, and Series C preferred stock, voting together as a single class:

         -        Series A - $3.334 per share;

         -        Series B - $6.00 per share;

         -        Series C - $1.594 per share

         Redemption Date - Series A, Series B, Series C or Series D preferred stock may be redeemed as described above beginning on March 24th (the "Redemption Date") of any year subsequent to 2003. The Series A, Series B and Series C preferred stock are to be redeemed in annual 25% increments over a four year period beginning on the first Redemption Date.

         LifeMetrix's certificate of incorporation provides that a merger, statutory share exchange, or consolidation in which the holders of the corporation's outstanding shares do not retain a majority of the voting power of the surviving corporation, or the sale of all or substantially all the assets of the corporation, is deemed a liquidation. It also provides that, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Series D preferred stock shall be first entitled to receive, prior and in preference to any distribution to holders of common stock, Series A, Series B or Series C preferred stock, an amount per share in addition to declared but unpaid dividends equal to $0.631 per share. After the payment of all amounts due holders of Series D preferred stock and before any payment to common stock or other junior stock, the holders of Series A, Series B, and Series C preferred stock shall be entitled to receive an amount per share in addition to declared but unpaid dividends equal to:

         -        $3.334 per share for each share of Series A preferred stock

         -        $6.00 per share for each share of Series B preferred stock

         -        $1.594 per share for each share of Series C preferred stock

         After the payment of all preferential amounts due to holders of Series A, Series B, Series C and Series D preferred stock, the remaining assets and funds of LifeMetrix available for distribution shall be distributed among the holders of common stock and Series A, Series B, Series C and Series D preferred stock pro rata based upon the number of shares of common stock held by each, assuming conversion of all such preferred stock.

PRE-EMPTIVE RIGHTS

         Unless the certificate of incorporation expressly provides otherwise, stockholders of a Delaware corporation do not have pre-emptive rights. Neither Matria's nor LifeMetrix's certificate of incorporation provides for pre-emptive rights. Under the LifeMetrix stockholders' agreement the preferred stock holders of LifeMetrix have pro rata rights, based upon their holdings of preferred shares, to purchase any new shares of debt or equity securities of LifeMetrix.

SOURCE AND PAYMENT OF DIVIDENDS

         Delaware law provides that, unless restricted by the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. However, if the corporation's capital has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of net profits until the deficiency in the capital has been repaired. Matria's bylaws provide that dividends on the capital stock may be declared by the board at any regular or special meeting, pursuant to Delaware law, and may be paid in cash, in property or in shares of capital stock.

         LifeMetrix's certificate of incorporation provides that holders of capital stock of the corporation are entitled to receive dividends when declared by the board of directors out of funds of the corporation legally available therefore. LifeMetrix's certificate of incorporation further provides that no dividends shall be paid on the common stock or any other stock ranking on liquidation junior to the Series A, Series B, Series C, or Series D preferred stock unless an equal or greater dividend is paid for each such share of Series A, Series B, Series C and Series D preferred stock. All dividends on common stock shall be declared pro rata per share of common stock. All dividends declared upon Series A, Series B, Series C and Series D preferred stock shall be declared pro rata per share, based upon the number of shares of common stock into which each such share could be converted. The LifeMetrix bylaws provide that dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock.

RECORD DATE FOR DETERMINING STOCKHOLDERS

         Both Matria's and LifeMetrix's bylaws provide that the board of directors may fix a record date that is no more than 60 days, nor less than 10 days, before the date of the annual or special meeting, nor more than 60 days prior to any other action taken in lieu of a meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

         Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. Matria's bylaws authorize the board of directors and any committee of the board of directors given such powers to call a special meeting. In addition, the bylaws authorize the President or Secretary to call a special meeting at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning 75% of the entire outstanding capital stock of the corporation entitled to vote.

         The LifeMetrix bylaws authorize the President to call a special meeting. In addition, the bylaws authorize the President or Secretary to call a special meeting at the request in writing of a majority of the board of directors or at the request in writing of the majority of the holders of outstanding stock entitled to vote.

NUMBER AND TERM OF DIRECTORS

         Matria's bylaws provide that the board of directors shall consist of nine members. The number of directors may be changed exclusively by resolutions adopted by the board of directors. Matria directors are elected to a term of three years and until their successors are elected and qualified or until their earlier resignation.

         The LifeMetrix bylaws provide that the board of directors shall consist of not less than three persons, the exact number to be determined by action of a majority of the board of directors. The LifeMetrix Stockholders' Agreement provides that the stockholders will take such action as required to cause the board of directors to set the number of the board at seven members. LifeMetrix directors are elected annually and until their successors are elected and qualified.

         According to the LifeMetrix Stockholders' Agreement, the seven directors of LifeMetrix are designated as follows:

         - One member by a majority of the shares held by certain preferred stockholders (Group I Institutional Investors and Group IV Institutional Investors)

         -        One member by Franklin Capital Associates III, L.P.

         -        One member by New Enterprise Associates VII, L.P.

         -        One member by Venrock Associates

         - One of whom shall be Edmund C. Bujalski (as long as employee of company)

         - One of whom shall be Frederick C. Lee (as long as employee of company); and

         - One member by a majority of the shares held by former AOA stockholders who acquired LifeMetrix shares in the 1998 merger (Group II Institutional investors and such other investors that acquired common stock pursuant to the 1998 Merger Agreement, who are collectively designated as the AOA Investors.)

         Any replacement of Frederick C. Lee is to be designated by the holders of a majority of the shares, on an as-converted basis, held by AOA Investors. Any replacement of Edmund C. Bujalski is to be designated by the holders of a majority of the shares, on an as-converted basis, held by all investors other than the AOA Investors.

CLASSIFIED BOARD OF DIRECTORS

         Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Under Matria's bylaws the board of directors of Matria is divided into three classes, as nearly equal in number as possible, with one class being elected annually.

         The LifeMetrix bylaws do not provide for a classified board of directors.

REMOVAL OF DIRECTORS

         Under Delaware law, any director or the entire board of directors generally may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors. Except as otherwise provided in the corporation's certificate of incorporation, a director of a corporation that has a classified board of directors may be removed only with cause. Matria's certificate of incorporation is silent as to removal of directors.

         The LifeMetrix bylaws provide that its directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. In addition, the LifeMetrix Stockholders' Agreement provides that any director may be removed, with or without cause, by the investor or investors which designated such director, and such investor or investors shall thereafter have the right to designate a replacement for such director.

BOARD OF DIRECTOR VACANCIES

         Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or the bylaws. Matria's bylaws provide that any vacancy on the board of directors, including any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the board of directors then in office.

         The LifeMetrix bylaws provide that vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

COMMITTEES OF THE BOARD OF DIRECTORS

         Matria's bylaws provide that the board of directors may by resolution designate one or more individuals to constitute a committee having the powers and authority of the board of directors to the extent provided by the board of directors. However, no committee shall have power or authority in reference to:

         -        Amending the certificate of incorporation

         -        Adopting an agreement of merger or consolidation

         - Recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; or

         -        Amending the bylaws of the corporation

         Matria's bylaws provide for an Audit Committee, Compensation Committee, Nominating Committee, and such other committees as may be designated by the board or directors.

         The LifeMetrix bylaws provide that the board of directors may, by resolution passed by a majority of the board, designate one or committees consisting of one or more directors of the corporation. The committees shall have the power and authority of the board of directors to the extent provided by the board. However, no committee shall have power or authority in reference to:

         -        Amending the certificate of incorporation

         -        Adopting an agreement of merger or consolidation

         - Recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets

         - Recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or

         -        Amending the bylaws of the corporation

APPRAISAL AND DISSENTERS' RIGHTS

            Under Delaware law, holders of common stock of a Delaware corporation who follow prescribed statutory procedures are entitled to dissent from a merger or consolidation of the corporation and instead demand payment of the fair value of their shares. Unless the certificate of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to their shares in the case of:

         (a) A merger or consolidation, if the shares owned by the dissenters are:

                  - Listed on a national securities exchange designated as a national market system security on an inter-dealer quotation system by the NASD; or

                  -        Held of record by more than 2,000 stockholders;

                  - Provided that, in such case, the stockholders shall be entitled to rights of appraisal if the stockholders of the constituent corporation are required to accept anything in exchange for their shares other than:

                           -        shares in the surviving corporation;

                           - shares of another corporation that are publicly listed or held by more than 2,000 stockholders

                           -        cash in lieu of fractional shares; or

                           -        any combination of the above; or

         (b) A merger where the corporation in which they own shares is the corporation that survives the merger if no vote of its stockholders is required to approve the merger.

ACTION BY WRITTEN CONSENT IN LIEU OF A STOCKHOLDERS' MEETING

         Under Delaware law, stockholders may take action by written consent in lieu of voting at a stockholders meeting. Delaware law permits a corporation, pursuant to a provision in such corporation's certificate of incorporation, to eliminate the ability of stockholders to act by written consent. Matria's certificate of incorporation eliminates the ability of stockholders to act by written consent, except (i) as permitted by resolutions of the board, or (ii) for the purposes of approving, authorizing or adopting any action or proposal which has been approved, authorized and adopted by the board of directors.

         The LifeMetrix bylaws provide that action by written consent may be taken by a number of shares sufficient to approve an action at a meeting. Prompt notice of the taking of stockholder action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing to the action.

AMENDMENT OF CHARTER DOCUMENTS

         Certificate of Incorporation. In accordance with Delaware law, both Matria's and LifeMetrix's certificate of incorporation may be amended by a majority of the outstanding shares entitled to vote on the proposed amendment.

         Bylaws. Under Delaware law, stockholders entitled to vote always have the power to adopt, amend or repeal bylaws. A corporation may, in its certificate of incorporation, confer such power upon the board of directors (although such power may not interfere with the power of the stockholders to adopt, amend or repeal bylaws). Matria's bylaws provide that its bylaws may be amended, repealed or new bylaws adopted by (i) the affirmative vote of a majority of the holders of at least a majority of the outstanding common stock of the corporation, or (ii) the board of directors at any regular or special meeting.

         The LifeMetrix bylaws provide that its bylaws may be altered, amended or appealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular or special meeting.

BOARD AND STOCKHOLDERS' APPROVAL OF CERTAIN REORGANIZATIONS

         Delaware law requires the approval of the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon for mergers or consolidations.

         Delaware law does not, however, unless otherwise provided in the certificate of incorporation, require a vote of the stockholders of the corporation surviving the merger if:

         - The merger agreement does not amend the surviving corporation's certificate of incorporation; and

         - Each share of the surviving common stock outstanding immediately prior to the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger; and

         - Any authorized but unissued shares or treasury shares of the surviving common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of the surviving common stock outstanding immediately prior to the effective date of the merger.

         Any sale, lease or exchange of all or substantially all of a corporation's assets requires authorization by a majority vote of the outstanding stock entitled to vote.

         In addition, the LifeMetrix Stockholders' Agreement requires that any merger, consolidation, statutory share exchange or acquisition must be approved by the directors then sitting designated by Franklin Capital Associates III, L.P., New Enterprise Associates VIII, L.P., and Venrock Associates.

SPECIFIC PROVISIONS RELATING TO SHARE ACQUISITIONS

         Section 203 of the Delaware General Corporate Law prevents a corporation from entering into certain business combinations, including mergers, consolidations and sales of assets, with an interested common stockholder or its affiliates. An interested stockholder is one who beneficially owns or has the right to vote 15% or more of a company's outstanding shares. Section 203 does not apply in the following situations:

         - Prior to the person or entity becoming an interested stockholder, the business combination or the acquisition pursuant to which such person or entity became an interested stockholder was approved by the corporation's board of directors,

         - Upon consummation of the acquisition in which he or she became an interested stockholder, the interested stockholder holds at least 85% of the corporation's common stock outstanding at the time the acquisition commenced (excluding shares held by persons who are both officers and directors and shares held by employee stock plans); or

         - Following the acquisition in which such person became an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least two-thirds of the outstanding shares of common stock (excluding shares owned by the interested stockholder) at an annual or special meeting of the corporation's stockholders (and not by written consent).

         These restrictions imposed on interested stockholders do not apply under limited circumstances where a company proposes, with the approval of the majority of the directors who were directors before any person became an interested stockholder, a merger or sale of at least 50% of its assets or supports (or does not oppose) a tender offer for at least 50% of its voting stock.

         Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, is authorized for quotation on The Nasdaq Stock Market or is held by record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by this statute in its certificate of incorporation or its bylaws. The authorization of this provision must be approved by a majority of the shares entitled to vote and, in the case of a bylaw amendment, may not be further amended by the board of directors. Currently, Section 203 applies to Matria but not to LifeMetrix.

         If the statute applies, then for three years after a person becomes an interested stockholder, the following acquisitions between the company and the interested stockholder or persons related to that stockholder are prohibited:

         - Sale, lease, exchange, mortgage, pledge, transfer or acquisition (other than proportionately to stockholders) of any interest in assets worth more than 10% of the market value of the company's assets;

         -        Mergers and similar acquisitions;

         -        Loans or guarantees; and

         - Subject to certain exceptions, the issuance or transfer of stock or any rights to acquire stock of the company's outstanding stock or the stock of its subsidiaries.

DIRECTOR LIABILITY AND INDEMNIFICATION

         Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending or completed proceeding if the person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Delaware corporations must indemnify the individuals in connection with successful defenses of those actions.

         Matria's bylaws require Matria to indemnify directors and officers of the corporation to the fullest extent permitted by Delaware law; provided, however that the corporation will indemnify a person in connection with a proceeding brought by them only if the board has authorized such proceeding. The LifeMetrix bylaws require LifeMetrix to indemnify directors, officers, employees and agents of the corporation to the fullest extent permitted by Delaware law.

         Both the Matria and the LifeMetrix bylaws provide, in accordance with Delaware law, that the corporation may advance expenses incurred by its directors or officers in defending a civil or criminal action, suit or proceeding covered under its indemnification provisions. However, such payment will be made only if the corporation receives an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

LIMITATION ON DIRECTORS' LIABILITIES

         Delaware law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for a breach of the director's fiduciary duty. Both the Matria's and LifeMetrix's certificate of incorporation include a provision limiting such liability to the fullest extent permitted by law.

STOCKHOLDERS' RIGHTS PLAN

         In January of 1996, Matria designated certain rights to its stockholders in connection with the adoption of a stockholder rights agreement. The rights plan contains provisions that are designed to protect stockholders in the event of unsolicited attempts to acquire Matria. Under the terms of the rights agreement, a common stock purchase right is attached to each outstanding share of Matria common stock. If a person or group acquires beneficial ownership of 15% or more of Matria's outstanding common stock or announces a tender offer or exchange that would result in the acquisition of beneficial ownership of 20% or more of Matria's outstanding common stock, the rights detach from the common stock and are distributed to stockholders as separate securities. Each right entitles its holder to purchase one one-hundredth of a share (a unit) of common stock, at a purchase price of $244 per unit. If Matria is acquired in a merger or other business combination acquisition, or 50% of its assets or earnings power are sold at any time after the rights become exercisable, the rights entitle a holder to buy a number of common shares of the acquiring company having a market value of twice the exercise price of the right. If a person acquires 20% of Matria's common stock or if a 15% or larger holder merges with Matria and the common stock is not changed or exchanged in such merger, or engages in self-dealing acquisitions with Matria, each right not owned by such holder becomes exercisable for the number of common shares of Matria having a market value of twice the exercise price of the right. The rights, which do not have voting power, expire on March 9, 2006 unless previously distributed and may be redeemed by Matria in whole at a price of $0.01 per right any time before and within ten days after their distribution.

         LifeMetrix has no stockholder rights plan.

                MATRIA PROPOSAL 2: ELECTION OF CLASS I DIRECTORS

BACKGROUND

         Under Matria's Certificate of Incorporation, the board of directors is divided into three classes, with approximately one-third of the directors standing for election each year. The three nominees for election this year are Guy W. Millner, Carl E. Sanders and Thomas S. Stribling. Each has consented to serve for an additional term. If any director is unable to stand for election, the board of directors may, by resolution, provide for a lesser number of directors or designated substitute. In the latter event, shares represented by proxies may be voted for a substitute director.


                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                       CLASS I NOMINEES SET FORTH BELOW


                 CLASS I NOMINEES FOR THE TERM EXPIRING IN 2005

         GUY W. MILLNER, age 66, has been a director of Matria since October 4, 2000. Mr. Millner is Chairman of MI Holdings, a private investment firm. Until the fall of 1997 he was Chairman of Norrell Corporation, a staffing services and outsourcing firm, which he founded in 1961. From 1997 until July 1999 he served as a director of Norrell Corporation, at which time Norrell Corporation merged with Spherion Corporation.

         CARL E. SANDERS, age 77, has served as a director of Matria since the formation of Matria on March 8, 1996 and previously served as a director of Healthdyne, Inc., a predecessor to Matria, from 1986 until 1996. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta based law firm that provides legal services to Matria.

         THOMAS S. STRIBLING, age 59, has served as a director of Matria since May 18, 2000. Mr. Stribling has been President and Chief Executive Officer of DermaCo, Inc., a development stage dermatology company since September 1, 2001 and was an entrepreneur and private investor from September 1999 to September 2001. From 1998 to September 1999, he was President, Chief Executive Officer and a board member of Scandipharm, Inc., a privately held pharmaceutical company. Prior thereto, he was Vice Chairman and Chairman of the Advisory board of Legacy Securities Corporation, an investment banking and securities group, from 1997 to 1998, and from 1994 to 1996, he was President of UCB Pharma, Inc., a division of a Belgian-based pharmaceutical company.

              CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2004

         PARKER H. PETIT, age 62, has served as Chairman of the board of Matria since the formation of Matria through the Tokos/Healthdyne merger and as President and Chief Executive Officer since October 5, 2000. In addition, he served as a member of the three-person Office of the President during a brief period in 1997. Mr. Petit was the founder of Healthdyne, Inc., and served as its Chairman of the board of directors and Chief Executive Officer from 1970 until the formation of Matria in 1996. Mr. Petit is also a director of Intelligent Systems Corp. and Logility, Inc.

         JEFFREY D. KOEPSELL, age 55, has served as a director of Matria and as Executive Vice President and Chief Operating Officer since May 17, 2000. From 1992 to 1998, he was President and Chief Executive Officer of CardioLogic Systems, Inc., a venture capital-backed company in the cardiopulmonary market segment formed in cooperation with Johns Hopkins University and Medical Center. Prior thereto, he served as President and Chief Executive Officer of Physiologic Diagnostic Services, Inc., a women's health service provider acquired by Tokos Medical Corporation in 1992. Mr. Koepsell is also a former executive of Healthdyne, Inc.

         DONALD W. WEBER, age 65, has served as a director of Matria since May 18, 2000. Mr. Weber is a private investor. He was President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, from August 1993 until November 1997. Prior thereto, from 1987 to 1991 he was President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in 1991 to GTE Corp. Mr. Weber is also a director of Knology Holdings, Inc.

         MORRIS S. WEEDEN, age 82, has served as a director of Matria since the Tokos/Healthdyne merger and previously served as a director of Healthdyne from 1987 until the merger. Mr. Weeden, who is retired, was Vice Chairman - board of directors of Morton Thiokol Inc., a salt, chemical, household and aerospace products manufacturer, from March 1980 to December 1984. Previous positions held by Mr. Weeden include Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc., and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp. Mr. Weeden is also a director of Stat-Chem, Inc.

               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2003

         JACKIE M. WARD, age 63, has served as a director of Matria since the Tokos/Healthdyne merger. Ms. Ward was Founder, Chairman and Chief Executive Officer of Computer Generation Incorporated, which she founded in 1968, until December 2000. In December 2000, Computer Generation Incorporated was purchased by Intec Telecom Systems. She currently serves in the capacity of Outside Managing Director of Intec, a British based corporation engaged in designing and producing computer software systems for telecommunications and other specialized applications. Ms. Ward is also a former Chairperson of the board of Regents of the University System of Georgia and former Chairman of the Metro Atlanta Chamber of Commerce, as well as a director of Bank of America, Equifax, Inc., Flower Foods, Inc., PTEK Holdings, Inc., PRG-Schultz International, Inc., Sanmina-SCI Corporation, SYSCO Corporation and Trigon Healthcare, Inc. and a member of several other civic and government organizations.

         FREDERICK P. ZUSPAN, M.D., age 80, has served as a director of Matria since the Tokos/Healthdyne merger and previously served as a director of Healthdyne from 1993 until the merger. Dr. Zuspan, who has been a physician since 1951, has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief of the American Journal of Obstetrics and Gynecology since 1991 and as an editor since 1969. Dr. Zuspan was previously Professor of the Ohio State University College of Medicine from 1987 to 1991 and Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1975 to 1987, at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information as to the beneficial ownership of shares of Matria's common stock as of July 15, 2002 by
(i) all stockholders known by Matria to be the beneficial owners of more than five percent of its common stock, (ii) each director of Matria, (iii) each executive officer named in the "Executive Compensation" section below, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.




NAME OF BENEFICIAL OWNER                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)     PERCENT OF CLASS (2)
------------------------                                  ---------------------------------------------     --------------------

FMR Corp. (3)                                                              1,011,800                               11.1%
Edward C. Johnson, III (3)                                                 1,011,800                               11.1%
Abigail P. Johnson (3)                                                     1,011,800                               11.1%
Safeco Corporation (4) (5)                                                   956,075                               10.5%
Safeco Asset Management Company (6) (5)                                      956,075                               10.5%
Wellington Management Company, LLP (7)                                       896,100                                9.9%
Lord, Abbett & Co. (8)                                                       663,550                                7.5%
Safeco Common Stock Trust (9)                                                657,575                                7.3%
Fidelity Small Cap Stock Fund (3)                                            550,900                                6.1%
Fidelity Management & Research Company (3)                                   300,200                                3.3%
Dimensional Fund Advisors, Inc. (10)                                         568,150                                6.3%
Vanguard Explorer Fund (11)                                                  553,200                                6.1%
Gruber and McBaine Capital Management, LLC (12)                              514,020                                5.7%
John D. Gruber (12)                                                          514,020                                5.7%
J. Patterson McBaine (12)                                                    514,020                                5.7%
Thomas O. Lloyd-Butler (12)                                                  514,020                                5.7%
Eric B. Swergold (12)                                                        514,020                                5.7%
Parker H. Petit (13)                                                         535,409                                5.9%
Jeffrey D. Koepsell (14)                                                      10,500                                 --
Frank D. Powers                                                               52,385                                 --
George W. Dunaway (15)                                                        14,705                                 --
James P. Reichmann (16)                                                       40,338                                 --
Guy W. Millner                                                                17,053                                 --
Carl E. Sanders (17)                                                          22,946                                 --
Thomas S. Stribling (18)                                                      10,660                                 --
Jackie M. Ward (19)                                                           18,750                                 --
Donald W. Weber (20)                                                          10,000                                 --
Morris S. Weeden (21)                                                         21,250                                 --
Frederick P. Zuspan (22)                                                      22,879                                 --
All current executive officers and directors                                 747,658                                8.2%
as a group (13 persons)


--       Less than 1%

(1) Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security ("voting power") or the power to dispose or to direct the disposition of such security ("investment power"). A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.


(2) Based on 9,064,217 shares of common stock outstanding on July 15, 2002. With respect to each person or group in the table, assumes that such person or group has exercised all options, warrants and other rights to purchase common stock which he or she beneficially owns and which are exercisable within 60 days and that no other person has exercised any such rights.

(3) The address of these beneficial owners is 82 Devonshire Street, Boston, Massachusetts 02109. According to a Schedule 13G/A filed March 11, 2002 by FMR Corp., Edward C. Johnson, III, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Small Cap Stock Fund, FMR possesses sole voting power with respect to 260,800 shares and sole investment power as to 1,011,800 shares. FMR is the parent company of Fidelity Management and Research Company, an investment advisor registered under the Investment Advisors' Act of 1940, which beneficially owns 754,400 shares, or 8.613% of the shares outstanding, as a result of acting as investment advisor to various investment companies. One of these investment companies, Fidelity Small Cap Stock Fund, is the beneficial owner of 550,900 shares or 6.29% of the shares outstanding. Edward C. Johnson 3rd and FMR, through its control of Fidelity, and the funds each has sole power to dispose of 754,400 shares owned by the funds. Neither FMR nor Edward C. Johnson 3rd has the sole power to vote or direct the voting of the shares owed directly by the funds, which power resides with the funds' boards of trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR, is the beneficial owner of 257,400 shares as a result of serving as investment manager to institutional accounts, and Edward C. Johnson 3rd and FMR each has sole dispositive power over 257,400 shares and sole voting power as to 257,400 shares owned by such institutional accounts. Members of the Edward C. Johnson 3rd family are the predominant owners of the Class B shares of common stock of FMR, which class holds approximately 49% of the voting power of FMR. Through their stock ownership and the operation of a stockholders voting agreement to which they are parties, members of the Johnson family may be deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(4) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on January 22, 2002. The address of Safeco Corporation is Safeco Plaza, Seattle WA 98101.

(5) The reporting person disclaims any beneficial ownership of 942,325 of the shares reported. Those reported shares are owned beneficially by registered investment companies for which the reporting person serves as an adviser, and include the shares reported in this proxy statement/prospectus by Safeco Common Stock Trust.

(6) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on January 22, 2002. Safeco Asset Management Company is the subsidiary on which Safeco Corporation reports as the parent holding company. Safeco Asset Management Company is an investment adviser, and its reported shares are owned beneficially by registered investment companies for which Safeco Asset Management Company serves as investment adviser. The address of Safeco Asset Management Company is 601 Union Street, Suite 2500, Seattle, WA 98101.

(7) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on April 10, 2002. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. According to its Schedule 13G, Wellington, in its capacity as investment adviser, may be deemed to beneficially own 896,100 shares of Matria's common stock, which shares are held of record by clients of Wellington. Wellington reports that it has no power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares, while its clients have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, such shares.

(8) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on January 28, 2002. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.

(9) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on January 22, 2002. The address of Safeco Common Stock Trust is 10865 Willows Road NE, Redmond, WA 98052.

(10) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on February 12, 2002. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11) The number of shares owned is based on information contained in a report on Schedule 13G/A filed with the SEC on January 31, 2002. According to its Schedule 13G, Vanguard Explorer Fund has the sole power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares. The address of Vanguard Explorer Fund is Post Office Box 2600, Valley Forge, Pennsylvania 19482.

(12) The address of these beneficial owners is 50 Osgood Place, Penthouse, San Francisco, CA 94133. According to a Schedule 13G filed February 27, 2002 by Gruber and McBaine Capital Management, LLC, Jon D. Gruber,
         J. Patterson McBaine, Thomas O. Lloyd-Butler, and Eric B. Swergold, Gruber and McBaine Capital Management, LLC possesses shared voting and investment power with respect to 514,020 shares. Jon D. Gruber has the sole voting power with respect to 66,350 shares and shared voting and investment power with respect to 514,020 shares. J. Patterson McBaine has sole voting power with respect to 50,675 shares and shared voting and investment power with respect to 514,020 shares. Each of Thomas O. Lloyd-Butler and Eric B. Swergold has shared voting and investment power with respect to 514,020 shares.


(13) Represents 465,214 shares owned by Mr. Petit, 2,904 shares owned by Mr. Petit's wife, 13,125 shares held by Petit Investments Limited Partnership, 2,500 shares held by Petit Grantor Trust and 51,666 shares which are subject to purchase upon exercise of options exercisable within 60 days. Mr. Petit's address is 1850 Parkway Place, Marietta, Georgia 30067.


(14) Represents 3,000 shares owned by Mr. Koepsell and 7,500 shares which are subject to purchase upon exercise of options exercisable within 60 days.


(15) Represents 7,413 shares owned by Mr. Dunaway and 7,292 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(16) Represents 5,068 shares owned by Mr. Reichmann and 35,270 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(17) Represents 5,446 shares owned by Mr. Sanders and 17,500 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(18) Represents 5,660 shares owned by Mr. Stribling and 5,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(19) Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(20) Represents 5,000 shares owned by Mr. Weber and 5,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(21) Represents 3,750 shares owned by Mr. Weeden and 17,500 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(22) Represents 217 shares owned by Dr. Zuspan, 125 shares held by Zuspan & Associates Partnership, 3,787 shares owned by Dr. Zuspan's wife and 18,750 shares which are subject to purchase upon exercise of options exercisable within 60 days.

BOARD COMMITTEES AND ATTENDANCE

         In addition to an executive committee and other single purpose committees established from time to time to assist the board of directors with particular tasks, Matria's board of directors has the following standing committees: a compensation and stock option committee, an audit committee and a nominating committee.

         The compensation committee is composed of Thomas S. Stribling, Morris
S. Weeden and Frederick P. Zuspan, M.D. The compensation committee is responsible for the recommendation and approval of salaries of executive officers and the review and approval of incentive plans, including stock options and related programs. The compensation committee held eight meetings during the year ended December 31, 2001.


         The audit committee is composed of Donald W. Weber, Guy W. Millner and Morris S. Weeden. All members of the audit committee are "independent" as defined by the listing standards of the National Association of Securities Dealers. The audit committee evaluates the independence and performance of Matria's independent accountants, handles relations with Matria's independent accountants and evaluates the integrity of Matria's financial reporting process and its policies and procedures relating to internal accounting functions and controls. The audit committee held six meetings during the year ended December 31, 2001.


         The nominating committee is composed of Parker H. Petit, Guy W. Millner and Carl E. Sanders. The nominating committee identifies, screens and recommends candidates for appointment to the board of directors for consideration by the full board of directors of Matria and by the stockholders of Matria. The nominating committee will consider a candidate for a director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the board of directors. A stockholder wishing to propose a candidate for the nominating committee's consideration should forward the candidate's name and information about the candidate's qualifications to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary. The nominating committee held one meeting during the year ended December 31, 2001.

         During the year ended December 31, 2001, the board of directors held ten meetings. Except for Ms. Ward who was unavoidably absent at four board of directors meetings, each of the Directors who served as directors during 2001 attended more than 75% of the total number of board of directors meetings and meetings of committees of which he or she was a member during 2001.

EXECUTIVE COMPENSATION

         The following table sets forth compensation paid to Matria's Chief Executive Officer and the four other most highly compensated executive officers for their services in all capacities to Matria and its subsidiaries in fiscal years 2001, 2000, and 1999:

                           SUMMARY COMPENSATION TABLE


                                                                                                       Long-term
                                                                                                     Compensation
                                                                                                        Awards
                                                                                                     ------------        All Other
                                                                          Annual Compensation         Securities       Compensation
                                                                   ----------------------------       Underlying       ------------
Name and Principal Position                           Year         Salary ($)         Bonus ($)       Options (#)         ($)(1)
---------------------------                           ----         ----------         ---------      ------------      ------------

Parker H. Petit (2)                                   2001          $425,038               -0-          238,750          $524,449
     Chairman of the Board, President and             2000            96,924               -0-           41,250           472,603
     Chief Executive Officer                          1999               -0-               -0-           17,500           506,370

Jeffrey D. Koepsell (3)                               2001          $320,031               -0-          119,935          $    279
     Executive Vice President and Chief               2000           189,231               -0-           22,500               300
     Operating Officer

Frank D. Powers (4)                                   2001          $300,000          $119,513           28,856          $207,829
     President, Population Health Management          2000           315,599            73,991           21,250           203,270
                                                      1999           320,494               -0-           21,350           179,446

George W. Dunaway (5)                                 2001          $215,918               -0-           14,145          $  5,290
     Vice President - Finance and Chief               2000           203,355               -0-            1,875             5,288
     Financial Officer                                1999            50,000               -0-           10,000            21,821

James P. Reichmann (6)                                2001          $218,416               -0-           16,856          $145,834
     President, Women's Health                        2000           205,900               -0-            7,544           127,837
                                                      1999           188,055               -0-            6,525           118,104

(1) Details of amounts reported in "All Other Compensation" column are provided in the table below.

(2) Mr. Petit was elected President and Chief Executive Officer on October 5, 2000.

(3)      Mr. Koepsell was elected to this position on May 17, 2000.

(4) Mr. Powers served as President, Population Health Management through December 31, 2001. Mr. Powers has resigned his employment with Matria effective March 31, 2002.

(5)      Mr. Dunaway was elected to this position on October 5, 1999.

(6) Mr. Reichmann was elected to the new position of Corporate Vice President of Strategic Sales on February 11, 2002.

ITEM                                        MR. PETIT    MR. KOEPSELL      MR. POWERS       MR. DUNAWAY     MR. REICHMANN
----                                        ---------    ------------      ----------       -----------     -------------

Officer Term Life Insurance   2001          $ 29,698         $279           $  5,669          $   190          $  2,001
                              2000            30,098          300              5,946              188             1,045
                              1999            29,949          N/A              5,985               29               988

Split Dollar Insurance        2001          $280,088         $-0-           $201,583          $   -0-          $138,733
Premium Value                 2000           330,005          -0-            192,224              -0-           121,692
                              1999           326,421          N/A            168,661              -0-           112,316

401(k) Matching Contributions 2001              $-0-         $-0-           $    577          $ 5,100          $  5,100
                              2000               -0-          -0-              5,100            5,100             5,100
                              1999               N/A          N/A              4,800              -0-             4,800

Non-Employee Board Retainer   2001               N/A          N/A                N/A              N/A               N/A
                              2000          $112,500          N/A                N/A              N/A               N/A
                              1999           150,000          N/A                N/A              N/A               N/A

Relocation Expenses           2001               N/A          N/A                N/A              N/A               N/A
                              2000               N/A          N/A                N/A              N/A               N/A
                              1999               N/A          N/A                N/A          $21,792               N/A

Loan Forgiveness (1)          2001          $214,663          N/A                N/A              N/A               N/A
                              2000               N/A          N/A                N/A              N/A               N/A
                              1999               N/A          N/A                N/A              N/A               N/A

Total All Other Compensation  2001          $524,449         $279           $207,829          $ 5,290          $145,834
                              2000           472,603          300            203,270            5,288           127,837
                              1999           506,370          N/A            179,446           21,821           118,104

(1)      See "Certain Relationships and Related Transactions."

STOCK OPTIONS

         The following table contains information concerning the grant of stock options to the Chief Executive Officer and four other most highly compensated executive officers of Matria during 2001:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                               INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                             ----------------------------------------------------------               VALUE AT ASSUMED
                              NUMBER OF         % OF TOTAL                                         ANNUAL RATES FOR STOCK
                              SECURITIES        OPTIONS/SARS    EXERCISE                           PRICE APPRECIATION FOR
                             UNDERLYING         GRANTED TO      OR BASE                                OPTION TERM (1)
                              OPTIONS          EMPLOYEES IN      PRICE      EXPIRATION          ------------------------------
NAME                         GRANTED (#)        FISCAL YEAR     ($/SH)         DATE              5% ($)              10% ($)
----                         -----------       -------------    --------    ----------          ----------          ----------

Parker H. Petit               38,750                6.3%        $14.63       2/16/2001          $  356,528          $  903,513
                             200,000               32.5%        $15.85       5/24/2011           1,993,596           5,052,164

Jeffrey D. Koepsell           19,935                3.2%        $14.63       2/16/2011             183,417             464,813
                             100,000               16.2%        $15.85       5/24/2011             996,798           2,526,082

Frank D. Powers               13,356                2.2%        $14.63       2/16/2011             122,885             311,415
                               5,000                0.8%        $15.85       5/24/2011              49,840             126,304
                              10,500                1.7%        $18.91       7/24/2011             124,870             316,446

George W. Dunaway              6,645                1.1%        $14.63       2/16/2011              61,138             154,938
                               1,500                0.2%        $15.85       5/24/2011              14,952              37,891
                               6,000                1.0%        $18.91       7/24/2011              71,354             180,826

James P. Reichmann             6,856                1.1%        $14.63       2/16/2011              63,080             159,858
                               2,500                0.4%        $15.85       5/24/2011              24,920              63,152
                               7,500                1.2%        $18.91       7/24/2011              89,193             226,033

(1) Based on actual option term and annual compounding. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of Matria's common stock.

(2) These options to purchase Matria's common stock were granted on February 16, 2001 as follows: a total of 72,041 shares under Matria's 2000 Stock Incentive Plan, 6,645 shares under Matria's 1997 Stock Incentive Plan and 6,856 shares under Matria's 1996 Stock Incentive Plan. Full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.

(3) These options to purchase Matria's common stock were granted on May 24, 2001 as follows: a total of 100,000 shares under Matria's 2001 Stock Incentive Plan, 186,250 shares under Matria's 2000 Stock Incentive Plan, 10,248 shares under Matria's 1997 Stock Incentive Plan and 3,502 shares under Matria's 1996 Stock Incentive Plan. Full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.

(4) These options to purchase Matria's common stock were granted on July 24, 2001 as follows: a total of 16,500 shares under Matria's 1997 Stock Incentive Plan and 7,500 shares under Matria's 1996 Stock Incentive Plan. Full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.

STOCK OPTION EXERCISES

         The following table sets forth information with respect to the Chief Executive Officer and four other most highly compensated executive officers of Matria concerning the exercise of options in 2001 and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY - END OPTION VALUES


                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED IN THE-
                             SHARES     VALUE REALIZED         OPTIONS AT FISCAL                 MONEY OPTIONS AT FISCAL
                            ACQUIRED    (MARKET PRICE             YEAR END (#)                       YEAR END ($)(1)
                          ON EXERCISE  AT EXERCISE LESS  -----------------------------       --------------------------------
NAME                          (#)       EXERCISE PRICE)  EXERCISABLE     UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
----                      -----------  ----------------  -----------     -------------       -----------        -------------

Parker H. Petit              -0-              -0-           38,750          277,500          $  601,938          $5,330,413
Jeffrey D. Koepsell          -0-              -0-            7,500          134,935             124,725           2,256,150
Frank D. Powers              -0-              -0-          108,512           47,058           1,136,253             784,876
George W. Dunaway            988          $ 2,315            3,958           22,062              66,967             389,342
James P. Reichmann           990          $ 2,323           26,934           27,707             319,801             466,925

(1) Based on $34.63, the last sale price of Matria's common stock on December 31, 2001.

COMPENSATION OF DIRECTORS

         The directors who are employees of Matria receive no additional compensation for serving on the board of directors. Directors who are not employees of Matria receive a fee of $3,000 per quarter, plus $1,000 for each board of directors meeting attended and $750 for each committee meeting attended on a day other than a day on which a regular meeting of the board of directors is held, and are reimbursed for any travel expenses incurred.

         In addition, under the 2000 Directors' Non-Qualified Stock Option Plan, all non-employee directors are entitled to receive an initial grant of options to purchase 1,250 shares of Matria's common stock and at each annual meeting of stockholders after their first full year serving as a director, an additional grant of options to purchase 3,750 shares of common stock. The option price for all such options is the fair market value of the underlying common stock on the date of grant. Options have a ten year term and vest monthly over 12 months. On May 24, 2001, each non-employee director other than Mr. Millner was awarded an option to purchase 3,750 shares of common stock at a price of $15.85 per share under the 2000 Directors' Non-Qualified Stock Option Plan.

SEVERANCE AGREEMENTS

         Matria and Mr. Powers are party to a severance agreement, dated April 27, 1999. The severance agreement provides for a lump sum severance payment to Mr. Powers in the event that his employment is involuntarily terminated for reasons other than his death, disability or "cause" (defined as certain acts of criminal or civil fraud), or if he voluntarily terminates employment for "good reason" (defined as failure to be reelected as an officer of Matria, reduction in base salary, discontinuance of certain incentive or stock option plans or actions materially adversely affecting his participation therein, or failure to honor earned and accrued vacation balances). The severance payment is in an amount equal to two times Mr. Powers' annual base salary and targeted base bonus as of the date of the agreement. Mr. Powers also is entitled to a lump sum severance payment if he voluntarily terminates his employment without "good reason" at any time after the first year of the agreement. In such case, the severance payment is equal to the severance amount less the amount of any gain accruing to Mr. Powers after the date of the agreement with respect to stock options granted to him by Matria (whether the grant date is before or after the date of the agreement) through the earlier of the date of exercise or the date of expiration of the option. In addition, in circumstances in which he also is entitled to a severance payment, he also is entitled to receive, for a period of two years after the date of termination, life, disability and health insurance coverage, automobile allowance and other fringe benefits equivalent to those in effect at the date of termination of employment. The agreement requires Mr. Powers to comply with certain covenants that preclude him from competing with Matria or soliciting customers or employees of Matria for a period of two years following termination of employment. Mr. Powers terminated his employment with Matria for "good reason" on March 31, 2002, thereby entitling him to a severance payment of $969,931 and continuation of benefits as provided in the agreement.

         In addition to the agreement discussed in the preceding paragraph, Matria entered into change in control severance agreements with Mr. Powers. Mr. Powers' agreement terminated upon termination of his employment on March 31, 2002.


         Mr. Petit, Mr. Koepsell and Mr. Dunaway entered into severance agreements with Matria effective in February, 2002. Under the agreements, if the executive's employment with Matria terminates following the consummation of a "change in control" for reasons other than the executive's death, disability or retirement, or by Matria for "cause" (as defined in the preceding paragraph), or if the executive terminates employment for "good reason" (which is defined to include the reasons set forth in the preceding paragraph as well as other reasons, such as a reduction in powers and responsibilities or an adverse change in title following a change in control), the executive will receive a lump sum severance payment equal to a multiple of the executive's annual base salary as of the date of the change in control. The multiples applicable to Mr. Petit, Mr. Koepsell and Mr. Dunaway are three, two and one, respectively. In addition, following termination of employment, the executives are entitled to receive for a period of three years in the case of Mr. Petit, two years in the case of Mr. Koepsell and one year in the case of Mr. Dunaway, all life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280(g) of the Internal Revenue Code of 1986, as amended. The agreements require the executive to comply with certain covenants that preclude the executive from competing with Matria or soliciting customers or employees of Matria for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement.


         On May 16, 2000, Matria entered into a letter agreement with Mr. Koepsell providing for 12 months of severance pay and benefits if Matria terminates Mr. Koepsell's employment for reasons other than "for cause." The letter agreement also provides that if Matria terminates Mr. Koepsell's employment other than "for cause" within 24 months of his hire date, Matria will retain Mr. Koepsell as a consultant on a "prn" basis for the balance of the 24-month period, at compensation to be decided upon at the sole discretion of Matria and deducted from the 12-month severance pay to which he would otherwise be entitled.

         Notwithstanding anything to the contrary set forth in any of Matria's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this document, in whole or in part, the compensation committee report on corporate compensation, the report of the audit committee and the stock performance graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Matria's executive compensation program is designed to (1) integrate pay and incentive plans with Matria's strategic goals, so as to align the interests of management with the long-term interests of Matria's stockholders,
(2) attract, motivate and retain executives capable of achieving Matria's strategic business goals (3) recognize outstanding individual contributions and
(4) provide compensation opportunities that are competitive with those offered by other companies of similar size and performance, especially within the healthcare industry. To achieve these goals, Matria's executive compensation program consists of three elements: (i) base salary, (ii) annual cash bonus, and (iii) long-term incentives in the form of stock options. Each element of compensation has an integral role in the total executive compensation program, including the compensation of the Chief Executive Officer and four other most highly compensated executive officers.

         In making its compensation determinations, the compensation committee evaluates, on both an absolute and relative basis, a variety of Company financial results (including sales, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization and the individual and group performance of senior management and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, it recognizes and rewards achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and recognition of developing trends within the healthcare industry. The compensation committee reviews information prepared or compiled by Matria, and also draws on the business experience of the individual members of the compensation committee.

         Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to Matria. The actual base pay level for each executive officer is based on a combination of experience, performance and other factors that are determined to be important by the committee. The salary of the executive officers is generally reviewed annually at the beginning of each year, with the amount of any increases based on factors such as Matria's performance, general economic conditions, marketplace compensation trends and individual performance.

         Cash bonuses for management are paid under Matria's incentive bonus plan. Bonuses under the management incentive plan are computed as a percentage of year-end base salary. The amount of and entitlement to bonuses paid under the management incentive plan are based upon the performance of Matria in comparison to its operating budget. The committee determines the participants in the management incentive plan and sets the target bonus levels and performance criteria in the first quarter of each year.

         Stock Options. Matria grants stock options to certain of its management employees, based on guidelines that take salary level, tenure, individual performance rating and importance to Matria into account. Stock options have been granted at exercise prices equal to the market price on the date of grant and typically become exercisable in one of two ways: (i) based on the financial performance of Matria or (ii) 50% on the third anniversary of the grant and 50% on the fourth anniversary of the grant. Stock options expire on the tenth anniversary.

         CEO Compensation. Mr. Petit has served as Matria's Chief Executive Officer since October 5, 2000. Mr. Petit's initial negotiated compensation package was finalized after extensive discussions between the compensation committee and the executive search firm Matria engaged to assist in recruiting a new chief executive officer as well as with other candidates for the position, and a review of comparative data of selected peer companies. The committee believes that Mr. Petit's package meets Matria's compensation goals as stated above. Mr. Petit's initial annual base salary was $400,000. Mr. Petit's base salary increased to $430,000 effective March 1, 2001 and increased to $451,500 effective March 31, 2001. These increases were based on available competitive information and inflation factors. On February 16, 2001 and May 24, 2001 Mr. Petit was granted options to purchase 38,750 and 200,000 shares, respectively, of Matria's common stock.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The compensation committee consisted of Thomas S. Stribling, Morris S. Weeden and Frederick P. Zuspan during 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee is responsible for executive compensation decisions as described above. No member of the compensation committee is currently or has served as an executive officer or employee of Matria.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Carl E. Sanders, a director of Matria, is also the Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided certain legal services to Matria in fiscal year 2001 and is expected to be retained by Matria in the future.

         In 2001, Matria had certain business relationships with MarketRing.com, Inc. ("MarketRing"), a privately held company located in the Atlanta area. Matria licenses from MarketRing certain software, and MarketRing provides certain software development and website hosting services to Matria. Payments to MarketRing under the agreements in 2001 totaled $2,182,217. Hosting and maintenance fees payable to MarketRing in 2002 will approximate $450,000. Future development fees will vary depending on the amount of development efforts Matria undertakes.

         In June 2002, Matria completed an acquisition of MarketRing through a merger of a wholly owned subsidiary of Matria with MarketRing. In the merger Matria issued 295,787 shares of common stock in exchange for all of the outstanding shares of capital stock of MarketRing and reserved an additional 27,500 shares of Matria common stock for issuance upon exercise of MarketRing options assumed and a warrant issued by Matria pursuant to the merger agreement. Matria will hold 31,000 shares, out of the total number to be issued, in escrow for a period of one year after the closing as security for the satisfaction of claims by Matria arising under the merger agreement. As a result of the merger, MarketRing will be a wholly owned subsidiary of Matria, and Robert W. Kelley, Jr., the chief executive officer of MarketRing, has been retained as the Corporate Vice-President of Technology of Matria and the Chief Executive Officer of MarketRing.

         Mr. Petit and Mr. Weber are members of the board of directors of MarketRing and own approximately 20% and 1.5% of MarketRing's outstanding common stock. Mr. Petit also owns 250 shares of MarketRing's convertible preferred stock, which will be redeemed, pursuant to the request of MarketRing's board of directors, prior to the merger at a price of $1,000 per share, plus any accrued and unpaid dividends. The ownership percentages of Mr. Petit and Mr. Weber include shares owned by certain affiliated companies of such individuals and, in Mr. Petit's case, his spouse. In addition, Carl E. Sanders, Thomas S. Stribling and Guy W. Millner respectively own .83%, .41% and 2.06% of MarketRing's outstanding common stock. The terms of the merger agreement and the acquisition of MarketRing were negotiated and recommended by an independent committee of the Matria Board of Directors and have been approved by a vote of Matria's disinterested directors.

         In addition, in October 2000, Matria made a loan to Mr. Petit in the principal sum of $200,000. The loan bore interest at a rate of 6% per annum and matured on January 1, 2002. By its terms, the principal and interest on the note were to be forgiven at maturity if Mr. Petit was still employed by Matria (or his employment was previously terminated due to his death or disability) and since the date of issuance of the note, Matria's common stock had traded at a price of at least $24 per share. The applicable criteria for forgiveness were met at January 1, 2002, and the note and accrued interest totaling $214,663 were forgiven.

REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS


         Report of the Audit Committee. The board of director's audit committee, currently composed of Donald W. Weber, Guy W. Millner and Morris S. Weeden, evaluates the independence and performance of Matria's independent accountants, handles relations with Matria's independent accountants and evaluates the integrity of Matria's financial reporting process and its policies and procedures relating to internal accounting functions and controls. This report relates to the activities taken by the audit committee in fulfilling such role.


         The audit committee oversees Matria's financial reporting process on behalf of the board of directors. Matria's management has the primary responsibility for the financial statements and reporting process, including Matria's systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements included in the annual report on Form 10-K for the fiscal year ended December 31, 2001. This review included a discussion of the quality and the acceptability of Matria's financial reporting and controls.

         The audit committee also reviewed with Matria's independent accountants, KPMG LLP, who are responsible for expressing an opinion on the conformity of Matria's audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Matria's financial reporting and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the audit committee received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and discussed with the independent accountants their independence from management and Matria.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

         The audit committee meets periodically with the independent accountants to discuss the results of their examinations, their evaluations of Matria's internal controls, and the overall quality of Matria's financial reporting.

         The foregoing report has been furnished by the audit committee of Matria's board of directors.


         Donald W. Weber
         Guy W. Millner
         Morris S. Weeden


         Audit Fees. KPMG billed Matria $267,000 for professional services rendered for the audit of Matria's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in Matria's quarterly reports on Form 10-Q filed for the first three quarters of 2001.

         Financial Information Systems Design and Implementation Fees. KPMG rendered no professional services for the design and implementation of financial information systems for Matria during fiscal year 2001.

         All other Fees of KPMG. KPMG billed Matria $7,700 for tax services and $61,500 for all other professional services rendered during fiscal year 2001 other than audits, quarterly reviews and financial information systems design and implementation. The audit committee believes that such non-audit services are compatible with maintaining the principal accountant's independence.

         KPMG has been appointed by Matria's board of directors to audit the accounts of Matria and its subsidiaries for the fiscal year ending December 31, 2002. A representative of KPMG will be present at the annual meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

            MATRIA PROPOSAL 3: APPROVAL OF 2002 STOCK INCENTIVE PLAN

         The board of directors has approved and recommends that the stockholders of Matria approve the adoption of the Matria Healthcare, Inc. 2002 Stock Incentive Plan. Approval of the 2002 Stock Incentive Plan by the stockholders is intended, among other things, to qualify options, stock grants and stock appreciation rights granted under the 2002 Stock Incentive Plan to certain executive officers of Matria as "performance-based compensation," which is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code of 1986, as amended, described further below, and to enable Matria to grant incentive stock options (ISOs) under Section 422 of the Internal Revenue Code. In addition, the Nasdaq Stock Market, on which shares of Matria's common stock are listed, requires stockholder approval of a plan pursuant to which stock may be acquired by officers or directors.

PURPOSE OF THE 2002 STOCK INCENTIVE PLAN

         The board of directors believes that stock-based incentives are an important element of Matria's compensation package, particularly for senior employees. The purpose of the 2002 Stock Incentive Plan is to attract and retain selected individuals and provide incentives to selected individuals for increased efforts and successful achievement on behalf of or in the interest of Matria. Persons eligible to participate in the plan are such employees, officers, independent contractors and consultants of Matria or one of its subsidiaries (or future parent companies) as the stock option committee of the board of directors, in its discretion, shall designate from time to time. As of March 30, 2002, Matria employed 1,018 persons.

SUMMARY OF THE 2002 STOCK INCENTIVE PLAN

         The 2002 Stock Incentive Plan has three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component. The stock option component of the 2002 Stock Incentive Plan provides a means whereby participants are given an opportunity to purchase shares of Matria's common stock pursuant to: (i) options that may qualify as ISOs under Section 422 of the Internal Revenue Code, or (ii) nonqualified stock options (NQSOs). ISOs may be granted only to persons who are employees of Matria or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted owns stock possessing more than 10% of the combined voting power of all classes of Matria's stock or any of Matria's subsidiaries stock, unless the exercise price of the shares of Matria common stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

         Except for ISOs granted to 10% stockholders, ISOs may be granted under the stock option component of the 2002 Stock Incentive Plan for terms up to ten years from the date of grant. Except for ISOs granted to 10% stockholders, the exercise price of ISOs granted under the 2002 Stock Incentive Plan must be at least equal to 100% of the fair market value of Matria's common stock as of the date of grant. The exercise price of NQSOs granted under the 2002 Stock Incentive Plan must be at a price determined by the stock option committee. However, NQSOs granted to the Chief Executive Officer or the four other most highly compensated officers of Matria must have an exercise price which is not less than the fair market value of the shares covered by the option on the date the option is granted.

         The stock bonus/stock purchase component of the 2002 Stock Incentive Plan provides a means whereby participants in the 2002 Stock Incentive Plan may receive bonuses of shares of Matria's common stock or the right to purchase shares of Matria's common stock, subject to the restrictions, if any, imposed by the stock option committee. The purchase price for rights to purchase shares of Matria's common stock granted under the 2002 Stock Incentive Plan will be at a price determined by the stock option committee. Stock bonuses may be granted under the 2002 Stock Incentive Plan with such terms and provisions and for such consideration, if any, as may be determined by the stock option committee.

         The stock appreciation rights component of the 2002 Stock Incentive Plan provides a means whereby participants may receive compensation based on appreciation in value of Matria's common stock after the date of grant. Stock appreciation rights may be granted either separately or in tandem with stock options, as determined by the stock option committee.

            Although Matria reserves the right to utilize both the stock bonus/stock purchase and stock appreciation rights components of the 2002 Stock Incentive Plan, Matria, historically has awarded ISOs and NQSOs only, and Matria currently anticipates that this will continue to be its practice. The 2002 Stock Incentive Plan is administered by the stock option committee. The stock option committee has broad discretion, subject to the terms of the 2002 Stock Incentive Plan to determine the persons entitled to receive options, stock bonuses, stock appreciation rights or the right to purchase shares of Matria's common stock, the timing, terms and conditions thereof, and the number of shares for which such options, bonuses of stock, stock appreciation rights and rights to purchase stock may be granted. Payment of the purchase price and any withholding amounts upon the exercise of an option or stock appreciation rights granted under the 2002 Stock Incentive Plan shall be made in cash or by personal check, certified check, bank draft, or postal or money order; provided that such payment may, in the case of options, at the discretion of the stock option committee, consist of: (i) shares of Matria's common stock; (ii) an irrevocable direction to a broker to sell shares of Matria's common stock and deliver all or a portion of the proceeds to Matria in payment of the exercise price; (iii) a promissory note with such terms as the stock option committee shall approve; or (iv) any combination of the foregoing. Grants made under the 2002 Stock Incentive Plan to the Chief Executive Officer or four other most highly compensated officers (as defined in Section 162(m) of the Internal Revenue Code) may be made only by a subcommittee of the stock option committee which is composed solely of two or more "outside directors," as such term is defined in Section 162(m) of the Internal Revenue Code and the regulations thereunder.

         Matria also has the discretion to provide in any stock option, stock appreciation rights, stock bonus or stock purchase agreement under the 2002 Stock Incentive Plan that, in the event of a change of control or a corporate acquisition (or in some cases, the disposition of a subsidiary), any such option or stock appreciation rights will become immediately exercisable and any stock covered by a stock bonus or stock purchase award will become released from any restrictions on transfer and repurchase or forfeiture rights. Under the 2002 Stock Incentive Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of Matria by any person or more than one person acting as a group, or (ii) a change in the composition of the members of the board of directors over a three-year period or less to include a majority of persons not serving on the board of directors at the beginning of the period or nominated by such persons. Under the 2002 Stock Incentive Plan, a "corporate acquisition" consists of approval by the stockholders of (i) a merger or consolidation in which Matria is not the surviving entity, (ii) the sale of all or substantially all of the assets of Matria, or (iii) any reverse merger or other acquisition or business combination in which Matria is the surviving entity in which holders of Matria's voting securities prior to the merger do not own at least 50% of the voting power in Matria after the merger.

         Options, stock bonuses and rights to purchase Matria's common stock may be granted under the 2002 Stock Incentive Plan to exercise or purchase an aggregate of not more than 250,000 shares of Matria's common stock (subject to adjustment to reflect certain acquisitions). The 2002 Stock Incentive Plan contains a $100,000 limitation on the aggregate fair market value of ISOs which first become exercisable by an optionee in any calendar year. In addition, under the 2002 Stock Incentive Plan, the maximum number of shares of Stock with respect to which stock appreciation rights or options to acquire stock may be granted, or sale or bonus grants of stock may be made, to any individual per calendar year shall not exceed 100,000 shares (subject to adjustment to reflect certain corporate acquisitions).


         Awards under the 2002 Stock Incentive Plan will be based on guidelines that take salary level, tenure, individual performance rating and importance to Matria into account. Accordingly, future awards under the 2002 Stock Incentive Plan are not determinable at this time. Reference is made to the sections captioned "Executive Compensation," "Stock Options" and "Stock Option Exercises" at pages 83 to 86 of this document for detailed information on stock incentive awards and exercises of such awards by certain executive officers under former and existing stock incentive plans.

         The board of directors may at any time amend, suspend or terminate the 2002 Stock Incentive Plan as it deems advisable without stockholder approval (subject to applicable law), but no such amendment, suspension or termination may impair any option or stock appreciation rights previously granted, and the 2002 Stock Incentive Plan cannot be amended without stockholder approval to materially increase the number of shares of common stock available under the plan or to materially modify the eligibility requirements for participation in the plan, reprice any option by lowering the option exercise price of a previously granted award, or cancel outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

INCOME TAX CONSEQUENCES

         Incentive Stock Options. If an option under the 2002 Stock Incentive Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

         Matria will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. Matria will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

         Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year from exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. Matria is not entitled to any deduction under these circumstances.

         If an optionee disposes of shares acquired upon exercise of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Matria generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount.

         The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than 12 months.

         Nonqualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of a NQSO.

         Matria will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

         Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

         Stock Bonus/Stock Purchase. The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Internal Revenue Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become "vested," i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

         Under the 2002 Stock Incentive Plan, participating individuals may or may not pay any consideration for stock transferred to them under the stock bonus/stock purchase component of the Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient's taxable year in which the stock is granted.

         If stock granted under the 2002 Stock Incentive Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Internal Revenue Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the 2002 Stock Incentive Plan in the amount of the fair market value of the stock then vesting (less the amount, if any, paid for such stock).

         Participating individuals may elect under Section 83(b) of the Internal Revenue Code to report as taxable income in the year of award an amount equal to the stock's fair market value at the date of award (less the amount, if any, paid for such stock). If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

         Matria will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individuals, so long as the individual's total compensation is deemed reasonable in amount. Dividends paid on stock transferred under the 2002 Stock Incentive Plan are generally treated as additional compensation prior to vesting, but are treated as true dividends after vesting (or after a Section 83(b) election). Dividends are not deductible by Matria.

            Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to their stock under the principles set forth above (plus the amount, if any, paid for such stock). That gain will be taxable as long or short-term capital gain depending on the period held.

         If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock (plus the amount, if any, paid with respect to the stock), he or she will generally recognize a capital loss (long or short-term, depending on the holding period) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously (plus the amount, if any, paid for the stock) and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which no Section 83(b) election has been made upon termination of employment, he or she will generally recognize ordinary income or loss equal to the difference between the amounts, if any, paid by the employee for the stock and the amount received as a result of the forfeiture. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

         Stock Appreciation Rights. Recipients of stock appreciation rights generally should not recognize income until such rights are exercised. Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of stock appreciation rights.

         Matria will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount.

         Participating individuals will recognize gain upon the disposition of any stock received on exercise of stock appreciation rights equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the stock was held for at least 12 months.

         Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, compensation paid to any covered employee is potentially nondeductible by Matria to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility. The 2002 Stock Incentive Plan contains provisions designed to qualify options and SARs granted thereunder to covered employees as "performance-based compensation" under Section 162(m). These provisions include the following: (1) grants to covered employees are made only by the Section 162(m) Subcommittee; (2) the 2001 Stock Incentive Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per calendar year; (3) in the case of grants to covered employees, the option exercise price must be at least equal to the fair market value of the stock on the date the option is granted; and (4) the effectiveness of grants to covered employees is contingent upon stockholder approval of the 2002 Stock Incentive Plan.

NEW PLAN BENEFITS

         No new plan benefits table for the 2002 Stock Incentive Plan is included in this document because the future number, amount and type of awards to be received by or allocated to eligible participants under the 2002 Plan will be determined from time to time by the stock option committee. In addition, the amounts that would have been allocated under the 2002 Stock Incentive Plan if it had been in effect during fiscal year 2001 cannot be determined. It is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive awards.

MARKET PRICE OF THE MATRIA COMMON STOCK

         The closing price of Matria's common stock as reported on the Nasdaq National Market System was $ __ per share on ___, 2002. As of such date, the aggregate market value of the 250,000 shares of common stock issuable under the 2002 Stock Incentive Plan was $______.

TEXT OF THE PLAN

         The preceding summary of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2002 Stock Incentive Plan which is set forth in Appendix C to this document.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 2002 STOCK INCENTIVE PLAN.

                  MATRIA PROPOSAL 4: 2002 STOCK PURCHASE PLAN

         The board of directors has approved and recommends that the stockholders of Matria approve the adoption of the Matria Healthcare, Inc. 2002 Stock Purchase Plan. The 2002 Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code and to provide eligible employees of Matria with an opportunity to purchase Matria common stock through payroll deductions.

SUMMARY OF THE 2002 STOCK PURCHASE PLAN

         Administration. The 2002 Stock Purchase Plan will be administered by the Board of Directors or a committee designated by the Board, which will have the authority to administer the plan and to resolve all questions relating to the administration of the plan.

         Stock Subject to 2002 Stock Purchase Plan. An aggregate of 125,000 shares of Matria common stock is reserved for issuance under the 2002 Stock Purchase Plan and available for purchase, subject to adjustment in the event of a stock split, stock dividend or other similar change in Matria common stock or the capital structure of Matria.

         Eligibility. All employees of Matria and its subsidiaries (including officers) who have been continuously employed for one year or more, whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in the 2002 Stock Purchase Plan. Non-Employee Directors and certain 5% shareholders of Matria are not eligible. As of March 30, 2002, we had 1,038 employees who would be eligible to participate in the 2002 Stock Purchase Plan.

         Offering Period. The 2002 Stock Purchase Plan designates purchase periods, accrual periods and exercise dates. Purchase periods are generally successive periods of three months. The first purchase period will begin on [October 1, 2002] and end on [December 31, 2002]. Thereafter, purchase periods will begin on January 1, April 1, July 1, and October 1 of subsequent years.

         Purchase Price. On the first day of each purchase period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the last day of the purchase period (the "exercise date"). During a purchase period, deductions are to be made from the pay of participants in accordance with their authorizations and credited to their accounts under the 2002 Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Matria common stock. The price per share at which shares of Matria common stock may be purchased under the 2002 Stock Purchase Plan during any purchase period (the "option price") is the lesser of: (a) 85% of the fair market value of Matria common stock on the date of the grant of the option (i.e., the first day of the purchase period), or (b) 85% of the fair market value of Matria common stock on the exercise date (i.e., the last day of the purchase period).

         Payment of Purchase Price; Payroll Deductions. Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's regular base pay, plus commissions paid, exclusive of overtime, bonuses or shift-premiums. Participants may not make direct cash payments to their accounts. The maximum number of shares of Matria common stock which any employee may purchase under the 2002 Stock Purchase Plan during a purchase period is 1,000 shares. Additional limitations on the amount of Matria common stock which may be purchased under the 2002 Stock Purchase Plan during any calendar year are imposed by the Code.

         Tax Consequences. The 2002 Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, a participant recognizes no taxable income upon either the grant or the exercise of the purchase rights. The participant will not recognize taxable income until there is a sale or other disposition of the shares acquired under the 2002 Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

         The tax treatment of a sale or disposition of shares acquired under the 2002 Stock Purchase Plan will depend on whether the "holding period" requirements are satisfied. Generally, these requirements are satisfied if a participant does not sell or dispose of shares acquired in a given purchase period within two years after the beginning of such period, or within one year after the end of such period.

         If a participant sells or disposes of shares before the holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income at the time of such sale or disposition equal to the lesser of (1) the fair market value of such shares on the last day of the purchase period from which they were acquired minus the option price, or (2) the amount realized on the sale or disposition minus the option price. Any gain in excess of this amount can be treated as capital gain.

         If a participant sells or disposes of shares after the holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of: (1) the fair market value of such shares on the sale or disposition date minus the option price or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired. Any additional gain upon the disposition will be taxed as a long-term capital gain.

         If the participant owns shares acquired under the 2002 Stock Purchase Plan at the time of death, then, regardless of whether the holding period requirements are satisfied, the amount of ordinary income equals the lesser of:
(1) the fair market value of such shares on the date of death minus the option price or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired.

         Matria is not allowed any deductions upon either the grant or exercise of the purchase rights. If the holding period requirements are not satisfied with respect to the sale or disposition of any shares acquired under the 2002 Stock Purchase Plan, then Matria will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, Matria is entitled to no deduction.

NEW PLAN BENEFITS

         No new plan benefits table for the 2002 Stock Purchase Plan is included in this document. Participation in the 2002 Stock Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2002 Stock Purchase Plan are not determinable. In addition, the amounts that would have been allocated under the 2002 Stock Purchase Plan if it had been in effect during fiscal year 2001 cannot be determined. No purchases have been made under the 2002 Stock Purchase Plan since its adoption by the board of directors.


         Information with respect to securities issued and available for issuance under existing equity compensation plans is set forth in the equity compensation table on p. 83.


TEXT OF THE PLAN

            The preceding summary of the 2002 Stock Purchase Plan is qualified in its entirety by reference to the complete text of the 2002 Stock Purchase Plan which is set forth in Appendix D to this document.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 2002 STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about Matria common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2001.

                      EQUITY COMPENSATION PLAN INFORMATION


                                                                                                      NUMBER OF
                                                                                                 SECURITIES REMAINING
                                                                                                     AVAILABLE FOR
                                            NUMBER OF                      WEIGHTED-                FUTURE ISSUANCE
                                         SECURITIES TO BE                  AVERAGE                   UNDER EQUITY
                                           ISSUED UPON                  EXERCISE PRICE             COMPENSATION PLANS
                                            EXERCISE OF                 OF OUTSTANDING           (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,          OPTIONS, WARRANTS              REFLECTED IN
PLAN CATEGORY                           WARRANTS AND RIGHTS              AND RIGHTS                  1ST COLUMN)
-------------                           --------------------          -----------------          ---------------------

Equity compensation plans                   1,189,890                      $20.48                     331,094
approved by security holders

Equity compensation plans not                  75,252                      $24.72                         -0-
approved by security holders (2)
                                                                           ------                     -------

            Total                           1,265,142                         N/A                     331,094
                                                                           ======                     =======

(1) Includes securities available for future issuance under shareholder approved compensation plans as follows: 222,666 shares under the 2001 Stock Incentive Plan, 100,000 shares under the 2000 Directors' Non-qualified Stock Option Plan, 5,806 shares under the 2000 Stock Incentive Plan, 2,414 shares under the 1997 Stock Incentive Plan and 208 shares under the 1996 Directors Non-qualified Stock Option Plan.

(2) This total includes 15,000 shares granted to Robert F. Byrnes, former President and CEO of the Company, on October 1, 1997 pursuant to the terms of a settlement agreement between Mr. Byrnes and the Company. These options were immediately exercisable by Mr. Byrnes. This also includes 40,252 shares granted to certain key employees (other than executive officers) on October 20, 1997 and 20,000 shares granted to non-employee members of the Company's Board of Directors on February 24, 1998. All of these options were granted at exercise prices which were the fair market value of a share of the Company's stock on the date of grant and all expire ten years from the date of the grant. The October 20, 1997 grants vested 33% a year and became exercisable on October 20, 2000. The February 24, 1998 grants vested on February 24, 1999.

            OTHER INFORMATION RELATING TO THE MATRIA ANNUAL MEETING

PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the periods indicated for Matria, the S&P 500 Index and the S&P Healthcare Composite Index. The graph assumes that the value of the investment in Matria's common stock and each index was $100 at December 31, 1996, and that all dividends (there were none) were reinvested.


                                   1996            1997             1998            1999            2000           2001
                                  ------          ------           -----           -----           -----          ------

Matria Healthcare, Inc.           100.00          118.42           60.53           86.84           50.66          182.26
S&P 500 Index                     100.00          133.36          171.47          207.56          188.66          166.24
S&P HealthCare Composite          100.00          143.72          207.26          190.18          258.54          226.97

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Matria's directors and executive officers and persons who own more than ten percent of a registered class of Matria's equity securities to file reports with the SEC regarding beneficial ownership of common stock and other equity securities of Matria. To Matria's knowledge, based solely on a review of copies of such reports furnished to Matria and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all officers, directors and greater than ten percent beneficial owners complied with the
Section 16(a) filing requirements of the Act in all instances except for a late filing with respect to the disposition of common stock by James P. Reichmann by gift.

     STOCKHOLDER PROPOSALS AT MATRIA'S NEXT ANNUAL MEETING OF STOCKHOLDERS

         The 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") is anticipated to be held in June 2003. Under Matria's Amended and Restated Bylaws, a notice of intent of a stockholder to bring a proposal (other than a director nomination) before the 2003 Annual Meeting must comply with the requirements of Matria's bylaws and must be received by Matria no later than December 28, 2002 in order to be presented for a vote at the meeting. However, if the 2003 Annual Meeting is held on a date more than 30 days before or after May 24, 2003, notice of a stockholder proposal (other than a director nomination), to be timely, must be received by Matria within a reasonable time before Matria begins to print and mail proxy materials. If timely delivered to the Secretary, such proposals may be included in Matria's Proxy Statement for the 2003 Annual Meeting, provided the proponent(s) satisfies all applicable rules of the SEC relating to stockholder proposals.

         A director nomination by a stockholder will also only be considered at the 2003 Annual Meeting if received by Matria no later than December 28, 2002. However, if the 2003 Annual Meeting is held on a date more than 30 days before or after May 24, 2003, notice of a director nomination must be received not less than 60 nor more than 75 days prior to the meeting; provided that in the event less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, notice of such nomination must be received by the tenth day following the earlier of public disclosure or mailing of notice of the date of the meeting.

         Matria will furnish copies of the bylaw provisions which set forth the requirements for a stockholder's notice of intent to present proposals upon written request to the Secretary of Matria at the address set forth in the following sentence.

         Notices of intention to present proposals at the 2003 Annual Meeting or requests in connection therewith should be addressed to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary.

                                    EXPERTS

         The consolidated financial statements of Matria Healthcare, Inc. and its subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Quality Oncology, Inc. as of December 31, 2001 and for the year then ended, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Troutman Sanders LLP, Atlanta, Georgia, and Roberta L. McCaw, Vice President and General Counsel of Matria Healthcare, Inc., will pass upon the validity of the Matria common stock offered by this document. As of April 1, 2002, Carl E. Sanders, a partner and Chairman of Troutman Sanders LLP and one of our directors, beneficially owns 3,125 of our common stock and options exercisable within 60 days to purchase 17,500 shares of our common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         Copies of our reports, proxy statements and other information may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information concerning Matria. The address of the SEC Website is http://www.sec.gov.

         In addition, we will provide, without charge, to each person to whom this document is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to documents that are not specifically incorporated by reference in the documents) upon request to Matria in writing or by telephone at the following address:

                            Matria Healthcare, Inc.
                               1850 Parkway Place
                            Marietta, Georgia 30067
                         Attention: Corporate Secretary
                              Tel: (770) 767-4500

         This document is part of a registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this document to any contract or other document of ours, you should refer to the exhibits that are part of the registration statement for a copy of the referenced contract or document.

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY
_________________, 2002 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.

                      DOCUMENTS INCORPORATED BY REFERENCE

         This document incorporates important business and financial information about Matria that is not included in or delivered with the document.

         Specifically, this document incorporates the following documents by reference to the following SEC filings:

         - Annual Report on Form 10-K, as amended by Form 10-K/A Amendment No. 1, for the year ended December 31, 2001;

         -        Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002;

         - Current Report on Form 8-K, as amended by Form 8-K/A, dated April 29, 2002; and

         -        Current Report on Form 8-K dated April 30, 2002.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended after the date of this document are incorporated by reference into and are made a part of this document from the date of filing of those documents.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Matria has previously delivered to each of its stockholders of record as of _________, 2002 a copy of its 2001 Annual Report to Stockholders. Matria will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2001, including financial statements and schedules, to any record or beneficial owner of its common stock as of __________, 2002 upon written or oral request of such person. Requests for such copies should be directed to:

                            Matria Healthcare, Inc.
                               1850 Parkway Place
                            Marietta, Georgia 30067
                         Attention: Corporate Secretary
                                 (770) 767-4500

         If the person requesting the Form 10-K was not a stockholder of record on _____________, 2002, the request must include a representation that such person was a beneficial owner of the common stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of Matria's expenses in furnishing such exhibit(s).

                                    GENERAL

         Management does not know of any other business to come before the 2002 Annual Meeting. If, however, other matters do properly come before the 2002 Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

                          INDEX TO FINANCIAL STATEMENTS

                             QUALITY ONCOLOGY, INC.

                                                                                                             PAGE

Independent Auditors' Report..................................................................................F-2
Balance Sheet at December 31, 2001............................................................................F-3
Statements of Operations for the years ended December 31, 2001 and 2000 (unaudited)...........................F-4
Statements of Stockholder's Deficit for the years ended December 31, 2001 and 2000 (unaudited)................F-5
Statements of Cash Flows for the years ended December 31, 2001 and 2000 (unaudited)...........................F-6
Notes to Financial Statements.................................................................................F-7
Balance Sheet at March 31, 2002 (unaudited)..................................................................F-16
Statements of Operations for the three months ended March 31, 2002 and 2001 (unaudited)......................F-17
Statements of Cash Flows for the three months ended March 31, 2002 and 2001 (unaudited)......................F-18
Notes to Financial Statements (unaudited)....................................................................F-19

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Quality Oncology, Inc.:


We have audited the accompanying balance sheet of Quality Oncology, Inc. (the Company), a wholly owned subsidiary of LifeMetrix, Inc., as of December 31, 2001, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Oncology, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                    KPMG LLP

McLean, Virginia
May 3, 2002

                             QUALITY ONCOLOGY, INC.
                 (a wholly owned subsidiary of LifeMetrix, Inc.)
                                  Balance Sheet
                                December 31, 2001


                                     ASSETS
Current assets:
  Cash                                                                  $      1,100
  Accounts receivable, net of allowance for doubtful accounts
     of $25,503                                                            1,164,101
  Prepaid expenses and other current assets                                   32,213
                                                                        ------------
        Total current assets                                               1,197,414
Property and equipment, net (note 4)                                         561,120
Intangible assets, net (note 5)                                            1,722,254
Other assets, net                                                            113,614
Deposits                                                                      11,137
                                                                        ------------
        Total assets                                                    $  3,605,539
                                                                        ============
                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                                                      $     88,904
  Accrued expenses and other current liabilities (note 6)                    759,497
  Deferred revenue, net                                                      625,757
  Current obligations under capital lease                                     18,692
                                                                        ------------
        Total current liabilities                                          1,492,850
Long-term obligations under capital lease                                     11,693
Due to LifeMetrix (note 10)                                               19,137,675
                                                                        ------------
                                                                          19,149,368
                                                                        ------------
Commitments and contingencies (note 11)

Stockholder's deficit:
  Common stock, $.001 par value, 1,000 shares authorized,
    issued and outstanding                                                         1
  Accumulated deficit                                                    (17,036,680)
                                                                        ------------
        Total stockholder's deficit                                      (17,036,679)
                                                                        ------------
        Total liabilities and stockholder's deficit                     $  3,605,539
                                                                        ============


See accompanying notes to financial statements.

                                     QUALITY ONCOLOGY, INC.
                         (a wholly owned subsidiary of LifeMetrix, Inc.)
                                   Statements of Operations
                             Years ended December 31, 2001 and 2000


                                           2001             2000
                                       -----------       ----------
                                                         (UNAUDITED)
Revenues:
  Cancer disease management            $ 5,110,006        2,028,353
  Systems license and development          563,501          519,977
  Other                                     77,346           42,834
                                       -----------       ----------
                                         5,750,853        2,591,164
                                       -----------       ----------
Expenses:
  Operating                              7,277,609        5,640,249
  General and administrative             1,215,998        1,772,964
  Depreciation and amortization            582,981          587,533
                                       -----------       ----------
        Total expenses                   9,076,588        8,000,746
                                       -----------       ----------
        Loss from operations            (3,325,735)      (5,409,582)
Other income (expense):
  Interest income                           87,100          228,746
  Interest expense                          (6,294)        (287,996)
                                       -----------       ----------
        Net loss                       $(3,244,929)      (5,468,832)
                                       ===========       ==========


See accompanying notes to financial statements.

                             QUALITY ONCOLOGY, INC.
                 (a wholly owned subsidiary of LifeMetrix, Inc.)
                       Statements of Stockholder's Deficit
                     Years ended December 31, 2001 and 2000


                                           COMMON STOCK
                                         ------------------     ACCUMULATED
                                         SHARES      AMOUNT       DEFICIT         TOTAL
                                         ------      ------     -----------    -----------
Balance, January 1, 2000 (unaudited)      1,000      $    1      (8,322,919)    (8,322,918)
  Net loss (unaudited)                       --          --      (5,468,832)    (5,468,832)
                                          -----      ------     -----------    -----------
Balance, December 31, 2000                1,000           1     (13,791,751)   (13,791,750)
  Net loss                                   --           -      (3,244,929)    (3,244,929)
                                          -----      ------     -----------    -----------
Balance, December 31, 2001                1,000      $   $1     (17,036,680)   (17,036,679)
                                          =====      ======     ===========    ===========


See accompanying notes to financial statements.

                             QUALITY ONCOLOGY, INC.
                 (a wholly owned subsidiary of LifeMetrix, Inc.)
                            Statements of Cash Flows
                     Years ended December 31, 2001 and 2000


                                                                                 2001             2000
                                                                             -----------       ----------
                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net loss                                                                   $(3,244,929)      (5,468,832)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation and amortization of property and equipment                  322,377          326,929
        Amortization of intangible assets                                        260,604          260,604
        Loss on disposal of property and equipment                                    --            2,484
        Changes in working capital:
           Increase in accounts receivable                                      (599,191)        (347,199)
           (Increase) decrease in prepaid expenses and other
           current assets                                                        (11,745)           1,652
           Increase in accounts payable                                           88,904               --
           Increase in accrued expenses and other current liabilities            273,698           52,150
           Increase in deferred revenues                                         444,844          150,660
                                                                             -----------       ----------
              Net cash used in operating activities                           (2,465,438)      (5,021,552)
                                                                             -----------       ----------
Cash flows from investing activities:
  Purchase of property and equipment                                            (198,855)        (226,311)
  Increase in other assets                                                            --         (189,357)
                                                                             -----------       ----------
              Net cash used in investing activities                             (198,855)        (415,668)
                                                                             -----------       ----------
Cash flows from financing activities:
  Capital lease repayments                                                       (17,106)         (15,656)
  Repayment of bank note                                                              --       (2,200,000)
  Decrease in restricted cash                                                         --        2,253,529
  Net increase in amounts due to LifeMetrix                                    2,681,399        5,399,347
                                                                             -----------       ----------
              Net cash provided by financing activities                        2,664,293        5,437,220
                                                                             -----------       ----------
              Net change in cash and cash equivalents                                 --               --
Cash at beginning of year                                                          1,100            1,100
                                                                             -----------       ----------
Cash at end of year                                                          $     1,100            1,100
                                                                             ===========       ==========

Supplementary cash flow information - cash paid for interest                 $     3,710           93,444
                                                                             ===========       ==========

See accompanying notes to financial statements

                             QUALITY ONCOLOGY, INC.

                          Notes to Financial Statements
                                December 31, 2001

(1)      ORGANIZATION AND BUSINESS DESCRIPTION

         Quality Oncology, Inc., a wholly owned subsidiary of LifeMetrix, Inc. (LifeMetrix), a business-to-business disease management company that uses its proprietary systems and the Internet to deliver its products to managed-care organizations, self-insured employers and third-party administrators. Quality Oncology's systems enable it to deliver chronic disease management programs in multiple disease states while simultaneously collecting, manipulating, and analyzing data sets which combine both clinical and financial information. Quality Oncology's current principal focus is on cancer, but management believes that significant elements of disease management are transferable to other chronic diseases and therefore, Quality Oncology is seeking to leverage its expertise to other chronic diseases as opportunities arise.


         Quality Oncology believes its proprietary system, the Integrated Care Management System (ICMS), has commercial applications which it is developing and marketing. The ICMS is a fully integrated care management system which enables its clients to better manage the care of chronic disease patients by integrating generally accepted disease treatment guidelines and the client's own disease management treatment guidelines with an Internet-based easy-to-use interface. Data collected as a result of performing disease management with the ICMS provides detailed patient specific treatment information across the entire continuum of care, which should enable a client to improve quality of treatment and lower treatment costs.


         On April 29, 2002, LifeMetrix signed a definitive agreement to sell certain assets including its cancer disease management business, all of the issued and outstanding stock of Quality Oncology, the ICMS and its rights in Cancerpage.com, collectively referred to as the Company, to Matria Healthcare, Inc. for $3,000,000 in cash and $17,000,000 in common stock. The agreement provides for additional consideration based on 2003 operating results. The agreement requires that at or prior to closing there be no amounts due to LifeMetrix or any subsidiary of LifeMetrix. Under the terms of the agreement, if the closing of the sale does not occur before September 30, 2002, Matria has an option to purchase a data warehouse license and will be obligated, under certain conditions, to purchase $2,000,000 in preferred stock of LifeMetrix. The accompanying financial statements include the financial position as of December 31, 2001 and the results of operations of the Company for the years ended December 31, 2001 and 2000.

         The Company's current business activities consist of: (1) providing cancer disease care management services to managed care organizations,
         (2) licensing the ICMS to HMOs and other at-risk groups that wish to implement the disease management process in-house, and (3) developing and expanding its proprietary disease management information technology products. The Company's disease management revenues are dependent on a limited number of contracts and types of products and services.

         The Company has incurred substantial losses and negative operating cash flows since inception. As of December 31, 2001, the Company had an accumulated deficit of approximately $17,000,000. Management currently expects losses and negative operating cash flows through 2002. The Company has historically been dependent on LifeMetrix for funding its operations. LifeMetrix has been dependent on its investors for funding its operations and believes it will obtain adequate financing to fund its operations beyond 2002. Failure of LifeMetrix to raise sufficient capital or significantly increase revenues could have a material adverse effect on the Company's results of operations and financial condition.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the equipment, furniture, and computer software of three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life or the term of the lease.

         (B)      SOFTWARE COSTS

                  Costs incurred internally in creating computer software products are charged to expense when incurred as research and development until technological feasibility has been established for the product. Thereafter, all software production costs are capitalized until the product becomes available for general release. Such costs are subsequently reported at the lower of unamortized cost or net realizable value. The Company also capitalized purchased software ready for use. Capitalized costs are amortized on a straight-line basis over 5 years, the estimated economic life of the product.

         (C)      INTANGIBLE ASSETS

                  Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, is stated at cost and is amortized on a straight-line basis over the estimated future benefit period of 10 years.

         (D)      IMPAIRMENT

                  Intangible assets and other long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (E)      INCOME TAXES

                  The Company files consolidated tax returns with its parent company, LifeMetrix. Deferred tax assets and deferred tax liabilities have been provided for on a separate company basis.

                  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         (F)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying amounts of the Company's financial instruments, as reflected in the accompanying balance sheet, approximate fair value generally due to their short maturities. Financial instruments consist of cash, accounts receivable, accounts payable, due to LifeMetrix, and obligations under a capital lease.

         (G)      REVENUE RECOGNITION

                  The Company's compensation for providing cancer disease case management services to other managed care organizations under service arrangements is generally stipulated to be on the basis of per patient per month or per case managed. Revenue is recognized in the month the member is entitled to receive services (for contracts stipulated on a per patient per month basis) or ratably as services are provided (for contracts stipulated on a per case basis). The service arrangements contain risk-sharing provisions targeted to the achievement of certain agreed upon outcomes. The managed care organization may receive a refund of payments depending upon the annual results of the contract. The Company periodically reviews contract experience to determine whether or not a provision for contract losses is required. The Company may receive additional payments from managed-care organizations under these risk-sharing provisions if cost savings exceed defined minimum amounts. The Company records amounts due under these provisions when they are fixed and determinable.

                  Systems license and development revenue represents monthly fees earned from licensing the ICMS to HMOs and other at-risk groups under hosting service arrangements. Revenue is recognized in the month the services are provided. The Company charges a one-time fee to cover the costs of implementation, initialization, and initial training. Those fees and the related costs associated with implementation, initialization, and initial training are deferred over the term of the service arrangement.

         (H)      CONTRACT ACQUISITION COSTS

                  Contract acquisition costs are expensed as incurred.

         (J)      STOCK OPTION PLANS

                  The Company's employees participate in LifeMetrix's stock option plans. The Company accounts for grants of options to its employees under these stock option plans using the intrinsic value method set forth in Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and provides pro forma, net loss disclosures for employee stock option grants as if the fair value method set forth in Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, had been applied. Under APB 25, compensation expense is generally based on the difference, if any, on the date of grant, between the fair value of LifeMetrix's stock and the exercise price.

                  Effective in October and November 2000, the board of directors of LifeMetrix declared a repricing of certain stock options outstanding by lowering the exercise price to the fair market value of LifeMetrix's stock as of the date of repricing. In addition, the board of directors of LifeMetrix declared an acceleration of the vesting of the repriced options. Upon the declaration of the repricing, the Company accounted for the modified awards in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation. Under FASB Interpretation No. 44, if the exercise price of a fixed stock option award is reduced, the award shall be accounted for as variable from the date of modification to the date the award is exercised, forfeited, or expires unexercised. Under variable accounting, compensation cost is measured at each reporting period as the sum of the following:

                  1. The intrinsic value of the award (if any) at the original measurement date, plus

                  2. The intrinsic value of the variable award that exceeds the lesser of the intrinsic value of the original award; (a) at the original measurement date; or (b) immediately prior to the modification.

                  To date, no compensation expense has been recorded due to declines in the fair value of the common stock of LifeMetrix subsequent to the date of repricing.

         (J)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (K)      RECENT ACCOUNTING PRONOUNCEMENTS

                  In June 2001, the FASB issued SFAS No. 141, Business Combinations (SFAS 141), and SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 addresses the accounting for acquisitions of businesses and is effective for acquisitions occurring on or after July 1, 2001. SFAS 142 addresses the method of identifying and measuring goodwill and other intangible assets acquired in a business combination, eliminates further amortization of goodwill, and requires periodic evaluations of goodwill balances for impairment. SFAS 142 is effective for the Company's fiscal year beginning January 1, 2002. The Company amortized approximately $260,000 of goodwill and other intangibles for the years ended December 31, 2001 and 2000, respectively. Unamortized goodwill as of January 1, 2002, the date of adoption, was approximately $1,700,000. Adoption of SFAS 142 will eliminate further amortization of goodwill.

                  The following table presents the pro forma financial results for the years ended December 31, 2001 and 2000 on a basis consistent with the new accounting principle.

                                                    DECEMBER 31,    DECEMBER 31,
                                                        2001            2000
                                                    -----------     -----------
                                                                    (UNAUDITED)
                  Reported net loss                 $(3,244,929)    $(5,468,832)
                  Add back goodwill amortization        260,604         260,604
                                                    -----------     -----------
                  Adjusted net loss                 $(2,984,325)    $(5,208,228)
                                                    ===========     ===========

                  In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The provisions of SFAS 144 require the use of a consistent accounting model for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired and extend the presentation of discontinued operations to include more disposal transactions. SFAS 144 is effective for the Company's fiscal year beginning January 1, 2002. Adoption of SFAS 144 is not expected to have a material impact on the Company's financial position or results of operations.

(3)      CONCENTRATIONS OF RISK

         The Company enters into cancer disease care management contracts with managed care organizations. To the extent the Company enters into a contract with a single managed care organization serving substantial membership, the Company is exposed to concentration of business risk.

         The Company's contracts with managed care organizations that represent greater than 10% of the Company's revenues for the years ended December 31, 2001 and 2000 are as follows:

                                                                             % OF
                                                                             REVENUE
                                                                 ------------------------------
            MANAGED CARE ORGANIZATION                                 2001             2000
            -------------------------                            --------------    ------------
                                                                                   (UNAUDITED)
            Carefirst of Maryland, Inc.                                29               --
            Blue Cross Blue Shield of Florida, Inc.                    15               21
            Neighborhood Health Partnership, Inc.                      12               15
            Foundation Health Corporation Affiliates                   11               16

            CHA HMO, Inc.                                               7               19

         As discussed in note 2g, certain of the Company's disease management contracts contain provisions for the Company to refund amounts to the managed care organizations if cost savings targets are not obtained. Revenues recognized in the accompanying statements of operations that are subject to refund totaled approximately $1,700,000 and $523,000 (unaudited) for the years ended December 31, 2001 and 2000, respectively.

(4)      PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 2001:

                  Furniture and fixtures                              $   244,876
                  Capitalized software costs                              499,700
                  Equipment                                               564,956
                  Leasehold improvements                                  171,519
                                                                      -----------
                                                                        1,481,051
                  Less accumulated depreciation and amortization         (919,931)
                                                                      -----------
                                                                      $   561,120
                                                                      ===========

         Included in equipment is telephone equipment acquired under a capital lease for $69,273. Accumulated depreciation thereon amounts to $34,637 at December 31, 2001.

         At December 31, 2001, unamortized capitalized software costs were $186,125. Capitalized software amortization expense was $86,510 and $110,898 (unaudited) for the years ended December 31, 2001 and 2000, respectively.

(5)      INTANGIBLE ASSETS

         Intangible assets arising from business acquisitions during 1998 consisted of the following at December 31, 2001:

                  Goodwill                           $ 2,477,925
                  Assembled work force                    64,000
                                                     -----------
                                                       2,541,925
                  Less accumulated amortization         (819,671)
                                                     -----------
                                                     $ 1,722,254
                                                     ===========

(6)      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         Accrued expenses and other current liabilities consisted of the following at December 31, 2001:

                  Accrued expenses                                              $ 78,397
                  Salaries and benefits                                          165,544
                  Estimated liabilities under disease management contracts       515,556
                                                                                --------
                                                                                $759,497
                                                                                ========

(7)      INCOME TAXES

         A reconciliation of tax benefit computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

                                                                  2001             2000
                                                              -----------       ----------
                                                                                (UNAUDITED)
         Federal tax benefit computed at
             the statutory rate                               $(1,135,725)      (1,914,091)
         State income tax benefit, net                           (267,827)        (328,131)
         Change in the beginning of the year valuation
             allowance for deferred tax assets allocated
             to tax expense                                     1,328,863        2,154,419
         Effect of items not deductible for tax purposes           74,689           87,803
                                                              -----------       ----------
                            Income tax expense                $        --               --
                                                              ===========       ==========

         Deferred tax, assets and liabilities reflect the net effects of net operating loss carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 are as follows:

         Deferred tax liabilities - internally developed
           software                                                 $    74,015
                                                                    -----------
         Deferred tax assets:
           Net operating loss and other credit carryforwards          8,006,463
           Vacation and other accruals                                   16,583
           Allowance for bad debts                                       11,171
           Depreciation and amortization due to differences in
              book/tax basis                                             79,828
           Other                                                         94,423
                                                                    -----------
                          Total deferred tax assets                   8,208,468
         Valuation allowance                                         (8,134,453)
                                                                    -----------
                          Net deferred tax assets                   $        --
                                                                    ===========

         At December 31, 2001, the Company had a federal net operating loss carryforward of approximately $18,277,000 that expires at various dates between 2011 and 2021. The utilization of net operating loss carryforwards may be subject to limitation under various provisions of the Internal Revenue Code. At December 31, 2001, the Company also had state net operating loss carryforwards of approximately $17,000,000. Approximately $1,300,000 of the state net operating loss carryforwards expire through 2003 and the remaining amount expires through 2021.

(8)      COMMON STOCK

         The Company was originally capitalized through the issuance of 1,000 shares of common stock at a par value of $0.001. At December 31, 2001, these shares were still outstanding.

(9)      STOCK OPTION PLANS

         The Company applies APB 25 in accounting for option grants to its employees under LifeMetrix's stock option plans. No compensation expense has been recognized in the accompanying financial statements. Had the Company determined compensation expense using the fair value method of accounting for the grants of stock options, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                          2001           2000
                                      ----------      ---------
                                                     (UNAUDITED)
                   Net loss:
                     As reported      $3,244,929      5,468,832
                     Pro forma         3,259,641      5,490,768

         The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2001 and 2000: dividend yield of 0%, risk-free interest rate of 4.5%, and expected lives of 5 years. The Company uses the minimum value method.

         A summary of the status of the stock options granted to the Company's employees as of December 31, 2001, and the changes during the years ended December 31, 2001 and 2000, is presented below:

                                               2001                            2000
                                    ---------------------------       --------------------------
                                                                                      (UNAUDITED)
                                                       WEIGHTED                         WEIGHTED
                                                        AVERAGE                         AVERAGE
                                                       EXERCISE                         EXERCISE
                                     SHARES              PRICE        SHARES            PRICE
                                    ---------          --------       -------          --------
Outstanding at
   beginning of year                  662,001          $   0.48       368,901          $   0.58
Granted                               510,000              0.35       293,100              0.35
                                    ---------          --------       -------          --------
Outstanding at end
   of year                          1,172,001          $   0.42       662,001          $   0.48
                                    =========          ========       =======          ========

Weighted average fair
   value of options
   granted during the year          $  0.08                           $ 0.10

       The following table summarizes information about stock options outstanding at December 31, 2001:

                                     WEIGHTED
                                     AVERAGE            WEIGHTED                              WEIGHTED
                                    REMAINING            AVERAGE                               AVERAGE
     RANGE                          CONTRACTUAL         EXERCISE                              EXERCISE
   OF PRICES      NUMBER           LIFE IN YEARS          PRICE              NUMBER            PRICE
   ---------     --------          -------------        ---------           -------          ---------
   $    0.35       838,552               8.29           $    0.35            270,077          $    0.35
   $    0.60       333,449               6.72                0.60            267,372               0.60
   ---------     ---------           --------           ---------           --------          ---------
                 1,172,001               7.84           $    0.42            537,449          $    0.47
                 =========           ========           =========           ========          =========

         Options outstanding at December 31, 2001 include 15,000 options that were issued for purposes other than employee compensation, with a weighted average exercise price of $0.35.

(10)     RELATED PARTY TRANSACTIONS

         Certain administrative functions related to human resources, facilities, financial management and information systems are provided to the Company by LifeMetrix. All direct costs and an allocation of indirect costs of performing these functions are charged to the Company. The allocation of indirect costs is based on the size of the Company's revenues in relation to the total revenues of LifeMetrix for salaries and benefits and on full-time equivalents for all other indirect costs. The cost to the Company resulting from these services amounted to $2,894,321 and $3,723,075 (unaudited) for the years ended December 31, 2001 and 2000, respectively. The Company does not believe there would be a material difference in overhead costs if the Company had operated on a stand-alone basis during the years ended December 31, 2001 and 2000.

         The Company's activities are financed through a cash concentration account with LifeMetrix and LifeMetrix's other subsidiaries. All cash receipts and disbursements are recorded through this account and applied to or against the intercompany receivable and payable accounts. At December 31, 2001, the Company had a net due to LifeMetrix resulting from these activities of $19,137,675. No interest is charged on intercompany debt balances.

(11)     COMMITMENTS AND CONTINGENCIES

         (A)      LEASES

                  The Company has noncancelable leases for office space and equipment. Future minimum lease payments under these noncancelable leases are as follows:

                  Years ending December 31:
                       2002                           $       647,517
                       2003                                   595,927
                       2004                                   403,704
                       2005                                   305,260
                                                      ---------------
                                                      $     1,952,408
                                                      ===============

                  Rent expense under operating lease agreements totaled $509,864 and $528,761 (unaudited) for the years ended December 31, 2001 and 2000, respectively.

                  Future minimum lease payments under a capital lease are as follows:

                   Years ending December 31:
                       2002                             $      20,645
                       2003                                    12,043
                                                        -------------
                                                               32,688
                   Less imputed interest thereon               (2,303)
                                                        -------------
                                                        $      30,385
                                                        =============

         (B)      EMPLOYEE CONTRACTS

                  LifeMetrix has entered into employment agreements with the Company's key executives, establishing minimum compensation levels. In the event the Company is sold or control otherwise changes, payments due for the remaining terms of these agreements will become due.

         (C)      LITIGATION

                  The Company is involved in various legal proceedings incidental to its business. The Company does not believe that the ultimate resolution will have a material adverse effect on the Company's financial position.

(12)     DEFINED CONTRIBUTION 401(K) PLAN

         The Company participates in LifeMetrix's 401(k) plan for employees. Employees' salary deferrals under the plan may range from 1% to 15% of their salary. The Company may make discretionary contributions. No Company contributions were made to the plan for the years ended December 31, 2001 and 2000.

                             QUALITY ONCOLOGY, INC.
                 (a wholly owned subsidiary of LifeMetrix, Inc.)
                                  Balance Sheet
                                   (unaudited)

                                      ASSETS                            MARCH 31,
                                                                          2002
                                                                      ------------
Current assets:
   Cash                                                               $      1,100
   Accounts receivable, net                                              1,415,618
   Prepaid expenses and other current assets                                69,795
                                                                      ------------
                 Total current assets                                    1,486,513

Property and equipment, net                                                491,243
Goodwill, net                                                            1,722,254
Other assets, net                                                          104,146
Deposits                                                                    11,137
                                                                      ------------
                 Total assets                                         $  3,815,293
                                                                      ============
                     LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
   Accounts payable                                                   $    108,767
   Accrued expenses and other current liabilities                          875,780
   Deferred revenue, net                                                   886,990
   Current obligations under capital lease                                  20,628
                                                                      ------------
                 Total current liabilities                               1,892,165
Long-term obligations under capital lease                                    6,756
Due to LifeMetrix                                                       19,610,978
                                                                      ------------
                 Total liabilities                                      21,509,899
                                                                      ------------
Stockholder's deficit:
     Common stock, $.001 par value, 1,000 shares authorized,
        issued and outstanding                                                   1
     Accumulated deficit                                               (17,694,607)
                                                                      ------------
                 Total stockholder's deficit                           (17,694,606)
                                                                      ------------
                 Total liabilities and stockholder's deficit          $  3,815,293
                                                                      ============

See accompanying notes to financial statements

                             QUALITY ONCOLOGY, INC.
                 (a wholly owned subsidiary of LifeMetrix, Inc.)
                            Statements of Operations
                                   (unaudited)

                                               THREE MONTHS ENDED MARCH 31,
                                                2002                   2001
                                             -----------           ----------
Revenues:
   Cancer disease management                 $ 1,582,519              714,372
   Systems license and development               130,116              108,694
   Other                                         102,082                9,717
                                             -----------           ----------
                                               1,814,717              832,783
                                             -----------           ----------
Expenses:
   Operating                                   2,068,598            1,706,998
   General and administrative                    328,958              315,235
   Depreciation and amortization                  81,869              151,978
                                             -----------           ----------
               Total expenses                  2,479,425            2,174,211
                                             -----------           ----------
               Loss from operations             (664,708)          (1,341,428)
Other income (expense):
   Interest income                                 7,936               44,223
   Interest expense                               (1,155)              (1,497)
                                             -----------           ----------
               Net loss                      $  (657,927)          (1,298,702)
                                             ===========           ==========


See accompanying notes to financial statements.

                             QUALITY ONCOLOGY, INC.
                 (a wholly owned subsidiary of LifeMetrix, Inc.)
                            Statements of Cash Flows
                                   (unaudited)


                                                                                      THREE MONTHS ENDED MARCH 31,
                                                                                       2002                 2001
                                                                                    ---------           ----------
Cash flows from operating activities:
  Net loss                                                                          $(657,927)          (1,298,702)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation and amortization                                                  81,869              151,978
        Loss on disposal of property and equipment                                      1,074                   --
        Changes in working capital:
           Increase in accounts receivable                                           (251,517)            (189,307)
           (Increase)decrease in prepaid expenses and other current assets            (37,582)               5,638
           Increase in accounts payable                                                19,863               71,937
           Increase in accrued expenses and other current liabilities                 116,283              156,685
           Increase in deferred revenues                                              261,233              139,462
                                                                                    ---------           ----------
              Net cash used in operating activities                                  (466,704)            (962,309)
                                                                                    ---------           ----------
Cash flows from investing activities:
  Purchase of property and equipment                                                   (3,598)             (48,260)
                                                                                    ---------           ----------
              Net cash used in investing activities                                    (3,598)             (48,260)
                                                                                    ---------           ----------
Cash flows from financing activities:
  Capital lease repayments                                                             (3,001)              (4,136)
  Net increase in amounts due to LifeMetrix                                           473,303            1,014,705
                                                                                    ---------           ----------
              Net cash provided by financing activities                               470,302            1,010,569
                                                                                    ---------           ----------
              Net change in cash and cash equivalents                                      --                   --
Cash beginning of period                                                                1,100                1,100
                                                                                    ---------           ----------
Cash end of period                                                                  $   1,100                1,100
                                                                                    =========           ==========


See accompanying notes to financial statements.

(1)      ORGANIZATION AND BUSINESS DESCRIPTION

         Quality Oncology, Inc., a wholly owned subsidiary of LifeMetrix, Inc. (LifeMetrix), is a business-to-business disease management company that uses its proprietary systems and the Internet to deliver its products to managed-care organizations, self-insured employers and third-party administrators. Quality Oncology's systems enable it to deliver chronic disease management programs in multiple disease states while simultaneously collecting, manipulating, and analyzing data sets which combine both clinical and financial information. Quality Oncology's current principal focus is on cancer, but management believes that significant elements of disease management are transferable to other chronic diseases and therefore, Quality Oncology is seeking to leverage its expertise to other chronic diseases as opportunities arise.

         On April 29, 2002, LifeMetrix signed a definitive agreement to sell certain assets including its cancer disease management business, all of the issued and outstanding stock of Quality Oncology, its proprietary system (the Integrated Care Management System (ICMS)) and its rights in Cancerpage.com, collectively referred to as the Company, to Matria Healthcare, Inc. for $3,000,000 in cash and $17,000,000 in common stock. The agreement provides for additional consideration based on 2003 operating results. The agreement requires that at or prior to closing there be no amounts due to LifeMetrix or any subsidiary of LifeMetrix. Under the terms of the agreement, if the closing of the sale does not occur before September 30, 2002, Matria has an option to purchase a data warehouse license and will be obligated, under certain conditions, to purchase $2,000,000 in preferred stock of LifeMetrix. The accompanying financial statements include the financial position and results of operations of the Company for all periods presented.

         The Company's current business activities consist of: (1) providing cancer disease care management services to managed care organizations,
         (2) licensing the ICMS to HMOs and other at-risk groups that wish to implement the disease management process in-house, and (3) developing and expanding its proprietary disease management information technology products.

(2)      BASIS OF PRESENTATION

         The financial statements included herein have been prepared, without audit, pursuant to Regulation S-X of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the accompanying registration statement.

         In the opinion of Quality Oncology's management, any adjustments contained in the accompanying unaudited financial statements are of a normal recurring nature, necessary to present fairly its financial position as of March 31, 2002 and its results of operations and its cash flows for the three-month periods ended March 31, 2002 and 2001. Interim results are not necessarily indicative of results for an entire year.

(3)      CONCENTRATIONS OF RISK

         The Company enters into cancer disease care management contracts with managed care organizations. To the extent the Company enters into a contract with a single managed care organization serving substantial membership, the Company is exposed to concentration of business risk.

         The Company's contracts with managed care organizations that represent greater than 10% of the Company's revenues for the three month periods ended March 31, 2002 and 2001, are as follows:

                MANAGED CARE ORGANIZATION                % OF REVENUE
                -------------------------                ------------

                                                        2002      2001
                                                        ----      ----

          Carefirst of Maryland, Inc.                    33        --
          Neighborhood Health Partnership, Inc.          12        22
          Blue Cross Blue Shield of Florida, Inc.        10        22
          Foundation Health Corporation Affiliates       --        18

       The Company's disease management contracts contain provisions for the Company to refund amounts to the managed care organizations if cost savings targets are not obtained. Revenues recognized in the accompanying statements of operations that are subject to refund approximated $977,000 and $9,600 for the three months ended March 31, 2002 and 2001, respectively.

(4)    Goodwill and Other Intangible Assets

       In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill And Other Intangible Assets (SFAS 142). SFAS 142 addresses the method of identifying and measuring goodwill and other intangible assets acquired in a business combination, eliminates further amortization of goodwill, and requires periodic evaluations of goodwill balances for impairment. The Company adopted SFAS 142 on January 1, 2002. Upon adoption, $64,000 of intangible assets previously allocated to assembled workforce was reclassified to goodwill in accordance with the provisions of SFAS 142.

       The Company reviews the recoverability of goodwill annually or more frequently if events occur which may impair these assets. Impairment losses are recognized when the fair value of the reporting unit is estimated to be less than the carrying value. In management's opinion, no impairment exists at March 31, 2002.

       The following table presents the pro forma financial results for the three months ended March 31, 2002 and 2001, respectively, on a basis consistent with the new accounting principle:

                                                       MARCH 31,
                                            -------------------------------
                                               2002                  2001
                                            ---------           -----------
    Reported net loss                       $(657,927)          $(1,298,702)
    Add back goodwill amortization                 --                65,151
                                            ---------           -----------
    Adjusted net loss                       $(657,927)          $(1,233,551)
                                            =========           ===========

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed balance sheet and statements of operations are presented to give effect to the proposed acquisition. The pro forma information was prepared based on the historical financial statements and related notes of Matria and Quality Oncology, which are incorporated by reference or included in this document. The following pro forma financial statements present the combined financial position as of March 31, 2002, and the combined results of operations for the three months ended March 31, 2002 and for the year ended December 31, 2001. The pro forma financial information is presented to reflect the transaction as if the acquisition had been completed on January 1, 2001 for results of operations and on March 31, 2002 for balance sheet purposes. Pro forma adjustments to the balance sheet reflect the additional borrowing and common stock issued, additional goodwill, and the elimination of Quality Oncology's intercompany debt and equity accounts. Pro forma adjustments to the statements of operations reflect incremental interest expense from the borrowing and the income tax effect of Quality Oncology's net loss and the other pro forma adjustments. Incremental shares of Matria common stock resulting from the acquisition are reflected in the calculation of pro forma earnings per share.

         In the acquisition Matria will acquire from LifeMetrix all outstanding capital stock of Quality Oncology, and LifeMetrix will contribute related software, contracts and other assets to Quality Oncology. The acquisition will be a purchase business combination with an estimated purchase price consisting of $3,000,000 in cash and $16,707,000 in Matria common stock. Matria may finance the cash portion of the acquisition by borrowing under its revolving credit facility. Both Matria and Quality Oncology have a calendar year-end.

         The unaudited pro forma combined condensed financial statements and the notes thereto should be read in conjunction with the historical financial statements and related notes of Matria and Quality Oncology, which are incorporated by reference or included elsewhere in this document. These unaudited pro forma combined condensed financial statements were prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are not necessarily reflective of the actual or future results of operations or the financial position of Matria.

               MATRIA HEALTHCARE, INC. AND QUALITY ONCOLOGY, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2002
                             (AMOUNTS IN THOUSANDS)

                                                                     HISTORICAL
                                                              -----------------------
                                                                             QUALITY         PRO FORMA             PRO FORMA
                                                                 MATRIA      ONCOLOGY       ADJUSTMENTS            COMBINED
                                                                 ------      --------       -----------            --------
Assets
-----
Current assets:
     Cash and cash equivalents                                $      1,607   $       1                            $   1,608
     Short-term investments                                            126                                              126
     Trade accounts receivable, net                                 53,538       1,416                               54,954
     Inventories                                                    20,541                                           20,541
     Prepaid expenses and other current assets                      15,410          70                               15,480
                                                              ------------   ---------       ---------            ---------
          Total current assets                                      91,222       1,487                               92,709

Property and equipment, less accumulated depreciation               22,550         491                               23,041
Intangible assets, less accumulated amortization                   109,381       1,722       $  17,791   (A)        128,894
Deferred income taxes                                               24,362                                           24,362
Other assets                                                        20,064         115                               20,179
                                                              ------------   ---------       ---------            ---------
                                                              $    267,579   $   3,815       $  17,791            $ 289,185
                                                              ============   =========       =========            =========


Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
     Current installments of long-term debt                         $  247   $      20                            $     267
     Accounts payable, principally trade                            23,134         109                               23,243
     Accrued liabilities and deferred revenue                       13,558       1,763                               15,321
                                                              ------------   ---------       ---------            ---------
          Total current liabilities                                 36,939       1,892                               38,831
Long-term debt, excluding current installments                     114,745           7       $   3,000   (B)        117,752
Other long-term liabilities                                          7,878      19,611         (19,611)  (C)          7,878
                                                              ------------   ---------       ---------            ---------
          Total liabilities                                        159,562      21,510         (16,611)             164,461
                                                              ------------   ---------       ---------            ---------

Common shareholders' equity:
     Common stock                                                       90                           9   (D)             99
     Additional paid-in capital                                    291,616                      16,698   (D)        308,314
     Accumulated deficit                                          (179,417)    (17,695)         17,695   (C)       (179,417)
     Accumulated other comprehensive loss                             (737)                                            (737)
     Notes receivable and accrued interest from shareholder         (3,535)                                          (3,535)
                                                              ------------   ---------       ---------            ---------
          Total common shareholders' equity                        108,017     (17,695)         34,402              124,724
                                                              ------------   ---------       ---------            ---------
                                                              $    267,579   $   3,815       $  17,791            $ 289,185
                                                              ============   =========       =========            =========

               MATRIA HEALTHCARE, INC. AND QUALITY ONCOLOGY, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                             (AMOUNTS IN THOUSANDS)


                                                                     HISTORICAL
                                                              -----------------------
                                                                              QUALITY          PRO FORMA             PRO FORMA
                                                                MATRIA        ONCOLOGY        ADJUSTMENTS             COMBINED
                                                                ------        --------        -----------             --------

Revenues                                                      $   263,983     $   5,751                             $  269,734
Cost of revenues                                                  145,685         7,278       $   (465) (I)            152,498
Selling and administrative expenses                                76,249         1,216            620  (I)             78,085
Provision for doubtful accounts                                     7,575             0            167  (I)              7,742
Amortization of intangible assets                                   9,827           583           (583) (I)(E)           9,827
                                                              -----------     ---------       --------              ----------
     Operating earnings (loss) from continuing operations          24,647        (3,326)           261                  21,582
Interest income (expense), net                                    (10,008)           81           (216) (F)            (10,143)
Other income (expense), net                                          (639)            0                                   (639)
                                                              -----------     ---------       --------              ----------
     Earnings (loss) from continuing operations before             14,000        (3,245)            45                  10,800
    income taxes
Income tax expense                                                  6,075             0         (1,389) (G)              4,686
                                                              -----------     ---------       --------              ----------
     Net earnings (loss) from continuing operations           $     7,925     $  (3,245)      $  1,434              $    6,114
    available to common shareholders                          ===========     =========       ========              ==========

Net earnings from continuing operations per common share:
     Basic                                                    $      0.78                                           $     0.52
                                                              ===========                                           ==========
     Diluted                                                  $      0.76                                           $     0.51
                                                              ===========                                           ==========

Weighted average shares outstanding:
     Basic                                                          8,748                          888  (D)              9,636
                                                              ===========                     ========              ==========
     Diluted                                                        8,992                          888  (D)              9,880
                                                              ===========                     ========              ==========

               MATRIA HEALTHCARE, INC. AND QUALITY ONCOLOGY, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                             (AMOUNTS IN THOUSANDS)


                                                                   HISTORICAL
                                                               --------------------
                                                                             QUALITY          PRO FORMA            PRO FORMA
                                                                MATRIA       ONCOLOGY         ADJUSTMENTS          COMBINED
                                                                ------       --------         -----------          --------
Revenues                                                       $ 65,188       $ 1,815                              $ 67,003

Cost of revenues                                                 36,656         2,069         $   (56) (I)           38,669
Selling and administrative expenses                              20,736           329             114  (I)           21,179
Provision for doubtful accounts                                   1,842             0              24  (I)            1,866

Amortization of intangible assets                                   140            82             (82) (I)              140
                                                               --------       -------         -------              --------
     Operating earnings (loss)                                    5,814          (665)                                5,149

Income (expense), net                                            (3,227)            7         $   (41) (H)           (3,261)

Other income (expense), net                                         111             0                                   111
                                                               --------       -------         -------              --------
     Earnings (loss) before income taxes                          2,698          (658)            (41)                1,999
Income tax expense                                                1,080             0            (280) (G)              800
                                                               --------       -------         -------              --------
     Net earnings (loss) available to common shareholders      $  1,618       $  (658)        $   239              $  1,199
                                                               ========       =======         =======              ========

Net earnings per common share:
     Basic                                                     $   0.18                                            $   0.12
                                                               ========                                            ========
     Diluted                                                   $   0.17                                            $   0.12
                                                               ========                                            ========

Weighted average shares outstanding:
     Basic                                                        8,969                           888  (D)            9,857
                                                               ========                       =======              ========
     Diluted                                                      9,403                           888  (D)           10,291
                                                               ========                       =======              ========

                             MATRIA HEALTHCARE, INC.
                              PRO FORMA ADJUSTMENTS


(A) To reflect the elimination of Quality Oncology's goodwill and to reflect the excess of the acquisition cost over the estimated fair value of the tangible net assets acquired (goodwill). The purchase price and financing of the transaction are summarized as follows:

                     Elimination of existing Quality Oncology goodwill           $(1,722)
                                                                                 ========
                     Purchase price paid as:
                        Proceeds of borrowing under revolving loan                 $3,000
                        Common stock                                               16,707
                                                                                 --------
                        Total purchase consideration                               19,707
                                                                                 --------

                     Allocated to:
                        Fair value of tangible net assets acquired                    194
                                                                                 --------

                     Excess of purchase price over allocation to
                        identifiable assets and liabilities (goodwill)           $ 19,513
                                                                                 ========

         Additional contingent consideration will be paid in 2004 equal to a total of one-half of the adjusted net revenues of Quality Oncology for the year ending December 31, 2003, plus six times the adjusted EBITDA of Quality Oncology for that year. Because the additional purchase price will be based on Quality Oncology's performance in 2003, the amount of the additional purchase price cannot reasonably be determined. Any additional purchase price will be reflected as goodwill. The additional goodwill will not be amortized against earnings, unless it is determined to be impaired.


(B) To reflect borrowing under the revolving credit facility to finance the cash portion of the purchase price.

(C) To reflect the elimination of Quality Oncology's intercompany loan and accumulated deficit.

(D) To reflect the issuance of 887,821 shares of Matria common stock at a price of approximately $18.818 per share. The assumed price is the 5-day average of Matria's closing stock prices between June 3 and June 7, 2002 (based on an assumed measurement date of June 5, which was the date that Matria's closing stock price fell below the $19.148 price in the purchase and sale agreement and the number of shares became fixed). The actual number of shares to be issued will be based on an average of Matria's closing stock prices for 10 consecutive trading days prior to the closing of the transaction.

(E) To reflect the elimination of amortization of Quality Oncology's goodwill.

(F) To reflect the increase in interest expense resulting from the $3,000 borrowing under the revolving credit facility to finance the cash portion of the purchase price. The interest rate is assumed to be 7.2% for the period.

(G) To reflect the income tax effect of the pre-tax loss of Quality Oncology and the income tax effect of the pro forma adjustments.

(H) To reflect the increase in interest expense resulting from the $3,000 borrowing under the revolving credit facility to finance the cash portion of the purchase price. The interest rate is assumed to be 5.4% for the period.

(I) To reclassify Quality Oncology depreciation expense, provision for doubtful accounts and selling expenses to conform to Matria presentation.

                                   APPENDIX A

                          Purchase and Sale Agreement

================================================================================








                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                            MATRIA HEALTHCARE, INC.,

                                LIFEMETRIX, INC.,

                                       AND

                             QUALITY ONCOLOGY, INC.



                           DATED AS OF APRIL 29, 2002













================================================================================

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the 29th day of April, 2002, by and among MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), LIFEMETRIX, INC., a Delaware corporation ("Seller"), and QUALITY ONCOLOGY, INC., a Delaware corporation ("QO").


                              W I T N E S S E T H:

         WHEREAS, Seller is the owner of 100% of the issued and outstanding shares of capital stock of QO;

         WHEREAS, QO is engaged in the business of providing cancer disease management services (the "Business"); and

         WHEREAS, Seller desires to sell and Matria desires to purchase all of the issued and outstanding shares of the capital stock of QO (the "Shares"), pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                                SALE AND PURCHASE

         1.1      SALE OF SHARES AT THE CLOSING.


         (a) Subject to the terms and conditions set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and covenants set forth in this Agreement, at the "Closing" (as defined in Section 2.1 hereof), Seller hereby agrees to sell, assign, transfer, convey and deliver to Matria, and Matria hereby agrees to purchase and receive, free and clear of any and all mortgages, restrictions, liens, charges, hypothecations, security interests, claims and encumbrances (collectively, "Liens"), all of the Shares.

         (b) At or prior to the Closing, Seller hereby agrees to assign, transfer, convey and deliver (or, as applicable, to cause to be assigned, transferred, conveyed and delivered) to QO, free and clear of any and all Liens, each of the following (collectively, the "Transferred Assets"):

                  (i) all right, title and interest in and to cancerpage.com(TM), including, without limitation, all copyrights, trademarks, service marks, logos, trade names, patents, processes, inventions, technology, trade secrets, confidential business information, goodwill and other intellectual property (including, to the extent applicable, registrations, applications, and renewals for registrations of each of the foregoing) related thereto, including, without limitation, all such items as are set forth on
Schedule 1.1(b)(i);

                  (ii) all right, title and interest in and to all architectural designs and proprietary software relating to Integrated Care Management System(SM) ("ICMS"), including, without limitation, (A) all object code, executables, copy books, modules required to compile programs and source code related thereto; all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, and (B) all copyrights, trademarks, service marks, logos, trade names, patents, processes, inventions, technology, trade secrets, confidential business information, goodwill and other intellectual property (including, to the extent applicable, registrations, applications, and renewals for registrations of each of the foregoing) related thereto, including, without limitation, all such items as are set forth on Schedule 1.1(b)(ii)(A), but excluding the commercially available software that has been licensed to Seller or any Subsidiary (other than QO) and is not transferable by Seller or such Subsidiary, which software is listed on Schedule 1.1(b)(ii)(B);

                  (iii) all rights of Seller and/or any of its "Subsidiaries" (as defined in Section 4.3.1) under the contracts and agreements listed on
Schedule 1.1(b)(iii) and, to the extent approved by Matria at or prior to the Closing, under any contracts and agreements relating to the Business or to the assets described above in subsections (i) and (ii) and entered into between the date hereof and the Closing in accordance with Section 6.14 (collectively, the "Assigned Contracts"), and any and all accounts and other amounts receivable and prepaid expenses arising under or in connection with such Assigned Contracts; and

                  (iv) all right, title and interest in and to all other items of tangible or intangible personal property used by Seller and/or any of its Subsidiaries in connection with the operation and maintenance of the assets described above in subsections (i) and (ii) or in connection with the operation of the Business (other than assets and properties owned by QO), including, without limitation, all such items as are set forth on Schedule 1.1(b)(iv)(A), but excluding those items set forth on Schedule 1.1(b)(iv)(B) that are being retained by Seller and the Subsidiaries (other than QO) for use in connection with business activities that are not being transferred under this Agreement.

         (c) Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, obligations and covenants set forth in this Agreement, QO shall, at the Closing, assume and, after the Closing, Matria agrees to cause QO to perform and discharge, (i) the liabilities and obligations of Seller and/or any of its Subsidiaries arising after the Closing under the Assigned Contracts (but excluding any such obligations or liabilities for or with respect to any actions, claims, suits, investigations or proceedings by any third party or governmental or regulatory authority arising out of or resulting from acts or omissions occurring prior to the Closing), and (ii) the liabilities of Seller and the Subsidiaries (other than QO) for accrued vacation and sick pay solely with respect to employees of Seller and the Subsidiaries (other than QO) hired by QO as of the Closing pursuant to Section 3.9 hereof (collectively, the "Assumed Liabilities").

         (d) Seller hereby acknowledges and agrees that neither Matria nor QO is assuming any liabilities or obligations of Seller or any of the Subsidiaries (other than QO), whether known or unknown, liquidated or unliquidated, contingent or fixed, and whether or not disclosed in this Agreement or any Schedule or Exhibit hereto, other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). All Excluded Liabilities shall remain the liabilities and obligations of Seller and/or its Subsidiaries (other than QO), and Seller and/or its Subsidiaries (other than QO) shall pay, perform and discharge all Excluded Liabilities in accordance with their respective terms.

         1.2      PURCHASE PRICE.

         (a) Subject to the terms of this Article 1, the total purchase price (the "Purchase Price") to be paid by Matria for the Shares shall be an amount equal to the sum of the Closing Purchase Price and the Earn Out Payment.

                  (i) The "Closing Purchase Price" equals $20,000,000, payable in accordance with Section 1.2, as adjusted by each of the following adjustments (collectively, the "Adjustments"):

                           (A)      The Closing Purchase Price shall be
increased (if positive) or reduced (if negative) by the amount obtained by subtracting (I) $111,423; from (II) the Working Capital as of the Closing.

                           (B)      The Closing Purchase Price shall be reduced
by an amount equal to the Audit Adjustment with respect to any Adverse Change in the audited financial statements of QO as of and for the year ended December 31, 2001, as compared to the unaudited financial statements of QO as of and for the year ended December 31, 2001 set forth in Schedule 4.3.7 ("2001 Unaudited Financial Statements").

                  (ii) The "Earn Out Payment" equals an amount to be determined and paid by Matria to Seller in accordance with Section 1.5.

         (b) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Working Capital" means the current assets of QO minus the current liabilities of QO (not including any reserve for contractual liabilities or any liability for deferred revenue arising under the Assigned Contracts).

                  (ii) "Audit Adjustment" means an amount equal to the reduction in stockholders' equity resulting from an Adverse Change affecting the balance sheet of QO as of December 31, 2001; provided, however, that any allocation in the audited balance sheet of QO as of December 31, 2001 of corporate general and administrative expense to QO, and any changes in the balance sheet of QO as of December 31, 2001 resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall be disregarded for purposes of determining the Audit Adjustment, including but not limited to any changes resulting from the transfer of the Transferred Assets or the assumption of the Assumed Liabilities.

                  (iii) "Adverse Change" means any net adverse change in excess of $10,000 in the line items of the audited balance sheet of QO as of December 31, 2001 (other than any line item included in the calculation of Working Capital) as compared with the corresponding line items in the corresponding balance sheet included in the 2001 Unaudited Financial Statements.

         (c) Notwithstanding any provision in this Agreement to the contrary, all of the "Audited Financial Statements" (as defined in Section 1.4(a)) shall be prepared in accordance with generally accepted accounting principles and practices of the United States, as in effect from time to time ("GAAP"), including appropriate closing adjustments, as if the Closing Date were a fiscal year end, consistently applied, subject to the terms and conditions of this Agreement.

         (d) Not less than three (3) days prior to the Closing, Seller shall prepare and deliver to Matria (i) a good faith estimate of the Closing Purchase Price as of the Closing Date ("Estimated Closing Purchase Price"), setting forth, in reasonable detail, (A) its calculation of the estimated Working Capital at Closing and (B) its calculation of the Audit Adjustment, if any, (ii) an audited balance sheet, statement of income and retained earnings, statement of stockholders' equity and statement of cash flows of QO as of and for the year ended December 31, 2001 (the "Audited 2001 Financial Statements"),
(iii) an estimated balance sheet for QO as of the Closing (after giving effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities) (the "Estimated Balance Sheet"), subject to the terms and conditions of this Agreement including, without limitation, Section 1.2(b)(i), and (iv) a certificate of a duly authorized officer of Seller certifying the foregoing.

         1.3. CLOSING PURCHASE PRICE. At the Closing, Matria shall pay to Seller the Estimated Closing Purchase Price as follows:

         (a) Matria shall pay and deliver (A) an amount equal to $3,000,000, less the amount of the "Deposit" (as defined in Section 3.1) and less the amount of any and all "Matria Advances" (as defined in Section 3.10) made to Seller, by wire transfer of immediately available funds to Seller; and
(B) the remainder of the Estimated Closing Purchase Price, less $2,000,000 of the Closing Purchase Price deposited into escrow pursuant to Section 1.3(b), by issuance and delivery to Seller of a number of shares of common stock, $.01 par value per share, of Matria ("Matria Common Stock") equal to such amount divided by the Closing Stock Price as of the Closing Date.

         (b) For purposes of determining the number of shares of Matria Common Stock to be delivered hereunder, subject to subsection (c) below, "Closing Stock Price" shall mean, per share of Matria Common Stock, as of a given date, (i) if such Matria Common Stock is listed on a national securities exchange or traded on The Nasdaq National Market System ("NMS"), the average during the ten (10) consecutive trading days immediately preceding such date of the last price at which the Matria Common Stock shall have been sold on the national securities exchange (or if traded on more than one such exchange, the principal exchange on which such shares are traded) or the NMS on each such trading day, or (ii) if the Matria Common Stock shall not be listed on a national securities exchange or traded on the NMS but shall be traded in the over-the-counter market and quotations therefor are reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the average during the ten (10) consecutive trading days immediately preceding such date of the last price (if such last price is then reported on a real-time basis) on each such trading day, or, if the last price is not then so reported, the mean between the bid and asked prices last reported on each such day, by NASDAQ, or (iii) if at any time quotations for the Matria Common Stock shall not be reported by NASDAQ for the over-the-counter market and the Matria Common Stock shall not be listed on any national securities exchange or traded on the NMS, the fair market value per share of Matria Common Stock as determined by an independent investment banking firm jointly selected by Matria and the "Review Committee" (as defined in Section 3.7) on the basis of available prices for such Matria

Common Stock or in such other manner as it deems reasonable. No fractional shares shall be issued pursuant to this Agreement, and if any amount payable hereunder in shares of Matria Common stock would result in a fractional share, the number of shares to be delivered hereunder shall be rounded up to the next whole number of shares.

         (c) Notwithstanding any other provision set forth herein to the contrary, for purposes of determining the Closing Stock Price as of the Closing Date, (i) in the event the per share price of Matria Common Stock calculated in accordance with Section 1.3(b) is less than $19.148, then the Closing Stock Price as of the Closing Date shall be $19.148, and (ii) in the event the per share price of Matria Common Stock calculated in accordance with Section 2.3(b) is greater than $28.722, then the Closing Stock Price as of the Closing Date shall be $28.722.

         (d) Seller and Matria shall each deliver an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A (with such reasonable changes as may be requested by the Escrow Agent) executed by each such party, and Matria shall deliver certificates representing a number of shares of Matria Common Stock, issued in the name of Seller, equal to $2,000,000 divided by Closing Stock Price as of the Closing Date, to the escrow agent under the Escrow Agreement (the "Escrow Agent").

         1.4      PURCHASE PRICE ADJUSTMENT.

         (a) Within ninety (90) days following the Closing Date, Seller shall prepare and deliver to Matria (i) an audited balance sheet, statement of income and retained earnings, statement of stockholders' equity and statement of cash flows of QO as of and for the partial year period ended as of the Closing (after giving effect to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities) (in their final and binding form, the "Audited Closing Date Financial Statements"), and its calculation of the Working Capital as of the Closing Date, (ii) its calculation of any Audit Adjustment,
(iii) its calculation of the resulting Closing Purchase Price, and (iv) a certificate of a duly authorized officer of Seller certifying the foregoing. Matria and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation of the Audited Closing Date Financial Statements (together with the Audited 2001 Financial Statements, the "Audited Financial Statements"). Such cooperation shall include the retention and (upon reasonable request) the provision of information and records which are reasonably relevant thereto, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller shall deliver to Matria, and Matria shall have the right to review, all books and records and supporting work papers (including schedules, memoranda and other documents) of Seller related to the preparation of the Audited Financial Statements and the calculation of the Closing Purchase Price, and Matria shall have a period of forty-five (45) days (the "Objection Period") after delivery of the Audited Financial Statements in which to provide written notice to Seller of any objections thereto (the "Objection Notice"), setting forth the specific item of the calculation of the Closing Purchase Price to which each such objection relates and the specific basis for each such objection. Each of the Audited Financial Statements shall be audited by KPMG LLP. The Audited Financial Statements and the resulting Closing Purchase Price shall be deemed to be accepted by Matria and shall become final and binding on the parties on the later of the expiration of the Objection Period or the date on which all objections have been resolved by the parties. If Matria gives any such Objection Notice within the Objection Period, then Seller and Matria shall attempt in good faith to resolve any dispute concerning the item(s) subject to such objection. If Seller and Matria do not resolve any dispute arising in connection with the calculation of the Closing Purchase Price and/or the Audited Financial Statements, such dispute shall be resolved in accordance with the procedures set forth in subsection (b) below.

         (b) If Matria and Seller have not been able to resolve a dispute within thirty (30) days after the date of delivery of the Objection Notice (which 30-day period may be extended by written agreement of the parties), such dispute shall be resolved fully, finally and exclusively through the use of Ernst & Young LLP ("E&Y") as an independent arbitrator, and the determination of E&Y shall be final and binding on the parties. The E&Y personnel performing such services shall be individuals who are independent of, and impartial with respect to, QO, Seller, their officers, directors, agents and employees, and the officers, directors, agents and employees of their respective affiliates. If E&Y shall not be willing to serve as an independent accounting firm for this purpose, then another independent international accounting firm (the "Alternate Accounting Firm") shall be selected to serve as such by mutual agreement of Matria and Seller. If Seller and Matria cannot mutually agree on the identity of the Alternate Accounting Firm, such dispute shall be resolved fully and finally in Atlanta, Georgia by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration

Association. The fees and expenses of E&Y, the Alternate Accounting Firm or the arbitrator (the "Reviewing Party") incurred in the resolution of such dispute shall be borne by the parties in such proportion as is appropriate to reflect the relative benefits received by Seller on the one hand and Matria on the other from the resolution of the dispute. For example, if Matria challenges the calculation of the Closing Purchase Price by an amount of $100,000, but the Reviewing Party determines that Matria has a valid claim for only $40,000, Matria shall bear 60% of the fees and expenses of the Reviewing Party and Seller shall bear the other 40% of such fees and expenses. Any arbitration proceeding shall be commenced within sixty (60) days of the date of delivery of the Objection Notice, and the parties shall submit to the Reviewing Party written submissions detailing the disputed items within twenty (20) days after the commencement of such proceeding. The Reviewing Party shall determine (and written notice thereof shall be given to Seller and Matria) as promptly as practicable, but in all events within thirty (30) days of the date on which written submissions detailing the disputed items have been forwarded to it, (x) whether the Audited Financial Statements, all Adjustments and the resulting Closing Purchase Price were prepared in accordance with the terms of this Agreement or, alternatively, (y) only with respect to the disputed items submitted to the Reviewing Party, whether and to what extent (if any) the Audited Financial Statements, the Adjustments and/or the resulting Closing Purchase Price require adjustment. The Reviewing Party's decision shall be based solely on the written submissions of the parties and any oral presentations requested or approved by the Reviewing Party. All negotiations pursuant to this
Section 1.4(b) shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence, and all negotiations, submissions to the Reviewing Party, and arbitration proceedings under this Section 1.4(b) shall be treated as confidential information. The Reviewing Party shall be bound by a mutually agreeable confidentiality agreement. The procedures of this Section 1.4(b) are exclusive, and each party acknowledges that it is waiving its right to a court or jury trial with respect to any dispute arising under this Section 1.4. The decision rendered pursuant to this Section 1.4(b) may be filed as a judgment in any court of competent jurisdiction. Either party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section 1.4(b). The provisions of this Section 1.4(b) shall in all respects be governed by the Federal Arbitration Act.

         (c) Promptly after the Audited Financial Statements, the Adjustments and the resulting Closing Purchase Price calculated with reference thereto become final and binding on the parties under Sections 1.4(a) and 1.4(b), the Estimated Closing Purchase Price shall be recalculated by giving effect to such final and binding amounts (as recalculated, the "Final Closing Purchase Price"). If the Estimated Closing Purchase Price is greater than the Final Closing Purchase Price, the Escrow Agent shall remit to Matria, in accordance with the Escrow Agreement, a number of shares of Matria Common Stock equal to the amount by which the Estimated Closing Purchase Price exceeds the Final Closing Purchase Price, divided by the Closing Stock Price as of the Closing Date. If the Final Closing Purchase Price is greater than the Estimated Closing Purchase Price, Matria shall, within ten (10) business days after the Audited Financial Statements become final and binding, make payment to Seller of the amount by which the Final Closing Purchase Price exceeds the Estimated Closing Purchase Price, at Matria's option, either by wire transfer of immediately available funds equal to such amount, by delivery of a number of shares of Matria Common Stock equal to such amount divided by the Closing Stock Price as of the Closing Date, or by any combination of the foregoing.

         1.5      EARN OUT PAYMENT.

         (a) Matria shall pay to Seller the Earn Out Payment, if any, with respect to the fiscal year of QO ending December 31, 2003, determined in accordance with the following formula:

                  (i) one-half (1/2) of Adjusted Net Revenues of QO for the year ended December 31, 2003; and

                  (ii) six (6) times Adjusted EBITDA of QO for the year ended December 31, 2003.

         (b) On or before March 31, 2004, Matria shall (i) cause to be prepared in accordance with GAAP, consistently applied, and delivered to the "Review Committee," as defined in Section 3.7, the audited balance sheet of QO as of December 31, 2003 and the audited income statement of QO for the twelve
(12) month period then ending, and (ii) prepare and deliver to Seller a statement setting forth a calculation of Adjusted Net Revenues and Adjusted EBITDA for the year ending December 31, 2003 and the Earn Out Payment payable hereunder, together with a certificate of a duly authorized officer of Matria certifying the foregoing (the "Earn Out Statement").

         (c) The Review Committee shall have the right to review, for a period of forty-five (45) days commencing on the date of delivery by Matria of the Earn Out Statement (the "Earn Out Objection Period") (and Matria shall during such period provide access during normal business hours to), all books, records and supporting work of Matria related to the calculation of Adjusted Net Revenues, Adjusted EBITDA and the Earn Out Payment and the preparation of the Earn Out Statement. The Review Committee shall have the right during the Earn Out Objection Period to provide written notice to Matria of any objections to any item of calculation in the Earn Out Statement (the "Earn Out Objection Notice"). If the Review Committee fails to timely object to the calculations set forth in the Earn Out Statement during the Earn Out Objection Period, then the Earn Out Statement shall become final and binding on the parties and the Earn Out Payment, if any, shall be as set forth in the Earn Out Statement. If the Review Committee shall timely give the Earn Out Objection Notice, then such dispute shall be resolved fully, finally and exclusively in accordance with the procedures set forth in Section 1.4(b). Any Earn Out Payment to be made by Matria to Seller hereunder shall be paid on or before the later of (i) the date which is forty-five (45) days after the Earn Out Payment Determination Date or
(ii) June 30, 2004; provided, however, that the amount of the Earn Out Payment set forth in the Earnout Statement, less any set-offs asserted by Matria against the Earn Out pursuant to Article 9, shall be paid by Matria no later than June 30, 2004. Matria shall deliver the Earn Out Payment, at Matria's option in cash by wire transfer of immediately available funds in accordance with the written instructions of the Review Committee, in shares of Matria Common Stock (valued at the Closing Stock Price as of the date on which the Earn Out Payment is made by Matria), or in a combination of the foregoing. Notwithstanding the foregoing, and unless otherwise agreed by Seller, Matria shall pay no less than a portion of the Earn Out Payment (the "Required Cash Portion") equal to the lesser of (i) twenty percent (20%) of the Earn Out Payment, or (ii) either $10,000,000, or such greater amount as is then permitted under Section 4.06(12) (or any successor provision) of the Indenture referenced in subsection (f) below, as the same may be amended from time to time, in cash by wire transfer of immediately available funds in accordance with the written instructions of the Review Committee. The "Earn Out Payment Determination Date" shall mean the first business day following the earliest of: (i) the Review Committee's failure to timely object to the calculation of the Earn Out Payment pursuant to this
Section 1.5(c), (ii) determination of the Earn Out Payment by the Reviewing Party as provided in this Section 1.5(c), or (iii) agreement of the parties on the amount of the Earn Out Payment.

         (d) The rights of Seller with respect to the Earn Out Payment (the "Earn Out Rights") shall represent only a right to receive shares of Matria Common Stock or cash from Matria, subject to the terms set forth herein. The Earn Out Rights shall not possess any attributes of common stock and shall not entitle the holders thereof to any rights of any kind other than as specifically set forth herein.

         (e) The Earn Out Rights are personal to Seller and are and shall remain nontransferable for any reason other than by operation of law or by will or the laws of descent and distribution; provided that Seller may transfer its right to receive the Earn Out Payment to a liquidating trust in connection with the assignment of its rights and obligations under this Agreement permitted by
Section 11.5. Any other attempted assignment, pledge, hypothecation, transfer or other disposition of the Earn Out Rights by any holder thereof (other than as set forth in the preceding sentence) shall be null and void.

         (f) Seller hereby acknowledges and agrees that its right to receive payment in cash of the Required Cash Portion of the Earn out Payment shall be in all respects subordinate and subject in right of payment to the payment of any and all indebtedness of Matria, whether outstanding on the date hereof or hereafter incurred, created or assumed, which is owed to any creditor under (i) the "Credit Agreement" (as defined in Section 7.5) or (ii) Matria's 11% Senior Notes issued pursuant to that Indenture dated as of July 9, 2001 by and among Matria, the Guarantors named therein, and Wells Fargo Minnesota, National Association, as Trustee (the "Indenture"). Seller agrees to take any and all further actions, and to execute any and all further agreements, instruments and other documents, as are reasonably requested by Matria or Matria's applicable lenders in order to further evidence, clarify or give effect to the foregoing subordination provisions. In the event Matria is unable, as a result of the foregoing subordination provisions, to deliver a cash payment to Seller equal to the Required Cash Portion on or before the required payment date, Seller may elect, in its sole discretion, to receive payment in shares of Matria Common Stock (valued at the Closing Stock Price as of the date on which the Earn Out Payment is made by Matria) of the amount by which the Required Cash Portion exceeds the amount of the cash payment actually tendered by Matria in respect of the Earn Out Payment, in full satisfaction of Matria's obligations with respect thereto.

         (g) As used herein, the term "Adjusted Net Revenues" shall mean, with respect to QO for the year ended December 31, 2003, an amount equal to the net revenues derived from the Business and the Transferred Assets, as determined based on the books and records of QO maintained in the ordinary course of business in accordance with GAAP, consistently applied; provided that any increase in QO's reserve for contractual liabilities shall be treated as a reduction of QO's net revenues for all purposes hereunder. Notwithstanding any provision to the contrary, Adjusted Net Revenues shall not include revenues from any "Payor Agreement" or "Program Attachment" (as such terms are defined in the Vendor Management Agreement dated March 26, 2002 between QO and Matria) that the Review Committee elects to exclude from the calculation of QO's 2003 Adjusted Net Revenues and Adjusted EBITDA pursuant to Section 3.7 of this Agreement ("Excluded Customer Contracts").

         (h) As used herein, the term "Adjusted EBITDA" shall mean, with respect to QO for the year ending December 31, 2003, the positive amount, if any, equal to (i) the income before income taxes derived from the Business and the Transferred Assets (after deducting all service and direct costs, salaries and employee benefits and selling, general and administrative expenses incurred in connection with the Business and the Transferred Assets) for such period, plus (ii) all depreciation and amortization expense and all interest expense deducted in calculating the income described in clause (i) (and, in all events, before deducting all federal, state and local income Taxes); provided, however, that Adjusted EBITDA shall reflect a deduction of interest expense charged to QO on the principal amount all "Matria Working Capital" (as defined in Section 3.7(a)) in excess of $2,000,000 outstanding from time to time. Such interest on Matria Working Capital shall be charged at a rate equal to, at Seller's option (as indicated by written notice from the Review Committee delivered to Matria on or prior to December 31, 2002), either the "Base Rate" or the three (3) month "LIBOR Rate," as such terms are defined in the Credit Agreement. All items relevant to the calculation of Adjusted EBITDA shall be determined based on the books and records of QO maintained in the ordinary course of business and in accordance with GAAP, consistently applied. Allocations of overhead and charges for services provided to QO by Matria and its affiliates will be charged against Adjusted EBITDA in accordance with Schedule 1.5(h) hereto. Notwithstanding any provision herein to the contrary, Adjusted EBITDA shall not include:

                  (i) net gains or losses (after expenses and Taxes applicable thereto) resulting from the sale, conversion, condemnation or other disposition of capital assets;

                  (ii)     interest and investment income;

                  (iii) the financial results of any acquisition of assets or of any other entity by QO outside the ordinary course of the Business subsequent to the Closing;

                  (iv) any incremental revenues or costs incurred by QO arising under or as a result of any Excluded Customer Contract. In calculating such incremental costs, indirect costs shall be allocated to each Excluded Customer Contract based on the ratio of direct nursing labor costs associated with such Excluded Customer Contract to total direct nursing labor costs associated with all disease management contracts of QO (including, without limitation, Excluded Customer Contracts), during the period of performance of such Excluded Customer Contract.


                                    ARTICLE 2
                                     CLOSING

         2.1 CLOSING DATE. Subject to the fulfillment of the conditions precedent specified in Articles 7 and 8 of this Agreement (or the waiver thereof as provided therein), the closing of the transactions contemplated by this Agreement (the "Closing") shall, unless otherwise mutually agreed by the parties, take place at the offices of Troutman Sanders LLP, Bank of America Plaza, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308, at 9:00 a.m. local time on the latest to occur of (i) August 15, 2002, (ii) the third business day following satisfaction or waiver of all conditions to the Closing set forth in Article 7 and Article 8, or (iii) a date designated by Matria within ten (10) business days after the date of the "Matria Stockholder Meeting" (as defined in Section 3.3(e)) (the date on which the Closing occurs being referred to herein as "Closing Date").

         2.2 DELIVERIES OF SELLER. At the Closing, Seller shall deliver to Matria the following:

         (a) any and all certificates representing the Shares, which certificates shall be duly endorsed in blank for transfer or accompanied by properly executed stock powers.;

         (b) a bill of sale and assignment with respect to the Transferred Assets executed by Seller and each of the Subsidiaries (other than QO), in form and substance reasonably satisfactory to Matria, and such other documents of transfer, assignment and conveyance as may be reasonably requested by Matria to vest in QO good and marketable title in and to any and all of the Transferred Assets;

         (c) a certificate, dated as of the Closing Date, signed by the chief executive officer of Seller certifying that (i) all conditions specified in Sections 7.1 and 7.2 have been fulfilled; and (ii) all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained or taken;

         (d) an opinion of Simon, Turnbull & Martin, Chartered, counsel for Seller, dated the Closing Date, in form and substance reasonably satisfactory to Matria;

         (e) non-competition agreements, executed by each of Edmund C. Bujalski, Frederick C. Lee, Eugene N. Langan, Charles Kanach, Gregory N. Jungles, Daniel T. McCrone and Jude Gallagher substantially in the form of Exhibit B attached hereto (collectively, the "Non-Competition Agreements");

         (f) a software license agreement, executed by Seller, which grants to Matria and its affiliates a license to use the architectural designs, proprietary software and other intellectual property related to Seller's Data Warehouse (the "Data Warehouse") and which grants to Seller a license to use on a de-identified basis the clinical data generated by QO, on the terms set forth therein, substantially in the form of Exhibit C attached hereto (the "Data Warehouse License Agreement");

         (g) a software license agreement, executed by Seller and Life Metrix Information Services, Inc., a Delaware corporation and a subsidiary of Seller ("LISI"), which grants to Seller and LISI a license to use the architectural designs, proprietary software and other intellectual property related to ICMS, on the terms set forth therein, substantially in the form of Exhibit D attached hereto (the "ICMS License Agreement");

         (h) a sublease agreement, executed by Seller, in form and substance reasonably satisfactory to Matria and Seller (the "Sublease"), pursuant to which Seller shall sublease from QO the portion of the leased premises located at 1420 and 1430 Spring Hill Road, McLean, Virginia, currently occupied by those employees of Seller and the subsidiaries who are not hired or retained by Matria or QO following the Closing (along with a license to use common areas), from the Closing Date through December 31, 2002 at a rental rate equal to 25% of the rents and other amounts charged to QO under that Standard Office Deed of Lease dated as of August 22, 1997 (the "Virginia Lease") between Charles E. Smith Commercial Realty, L.P., (the "Landlord") and Seller, as amended by that addendum dated as of August 22, 1997, First Amendment to Deed of Lease dated as of March 31, 2000 and Tenant Estoppel Certificate dated June 2000;

         (i) certificates of existence and good standing for each of Seller and QO issued by the Secretary of State of Delaware, dated as of a date no more than five (5) days prior to the Closing Date;

         (j) copies of the Certificate of Incorporation of Seller and QO certified to be true and accurate by the Secretary of State of Delaware, dated as of a date no more than five (5) days prior to the Closing Date;

         (k) copies of the Bylaws of Seller and QO certified to be true and accurate by the current Secretary of such Seller or QO, dated as of the Closing Date;

         (l) certificates of existence and good standing from the Secretary of State of each state in which Seller and QO are qualified to transact business, dated as of a date not more than fifteen (15) days prior to the Closing Date;

         (m) a copy of the text of the resolutions adopted by the board of directors and stockholders of Seller authorizing the execution, deliver and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, along with a certificate executed by the Secretary of Seller certifying (i) that such copy is a true, correct and complete copy of such resolutions, and (ii) that such resolutions were duly adopted and have not been amended or rescinded, and constitute all corporate action on the part of Seller's board of directors and stockholders required to authorize the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby;

         (n) a standstill agreement, executed by preferred stockholders of Seller owning, collectively, at least 70% of the outstanding equity of Seller (on an as-converted basis) as of the Closing, and Seller, substantially in the form of Exhibit E attached hereto (the "Standstill Agreement");

         (o) the "Registration Rights Agreement" (as defined in section 2.3(i)) executed by Seller;

         (p)      the Escrow Agreement, executed by Seller;

         (q) a linking agreement executed by Seller, in form and substance reasonably satisfactory to Matria, granting to QO a right, without royalty or fee, to provide links within the cancerpage.com website to the TrialMatch website for so long as such TrialMatch website is in existence; and

         (r) all other documents, instruments, certificates and opinions required to be delivered by Seller pursuant to this Agreement.

         2.3 DELIVERIES OF MATRIA. At the Closing, Matria shall deliver or cause to be delivered to Seller the following:

         (a) the Estimated Closing Purchase Price in accordance with Sections 1.2 and 1.3 hereof;

         (b)      the Escrow Agreement, executed by Matria;

         (c) an assignment and assumption agreement with respect to the Assumed Liabilities, executed by QO, in form and substance reasonably satisfactory to Seller;

         (d)      the Sublease, executed by QO;

         (e) a certificate executed by the chief executive officer of Matria, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof;

         (f) an opinion of Troutman Sanders LLP, counsel for Matria, dated the Closing Date, in form and substance reasonably satisfactory to Seller;

         (g)      the ICMS License Agreement, executed by QO;

         (h)      the Data Warehouse License Agreement, executed by QO;

         (i) a registration rights agreement, substantially in the form of Exhibit F attached hereto (the "Registration Rights Agreement"), executed by Matria in favor of Seller and each preferred stockholder of Seller that executes and delivers both the Registration Rights Agreement and the Standstill Agreement at or prior to the Closing; and

         (j) all other documents, instruments, and certificates required to be delivered by Matria pursuant to this Agreement.

                                    ARTICLE 3
                              ADDITIONAL AGREEMENTS


         3.1      DEPOSIT.

         (a) Prior to the date of this Agreement, Matria has advanced to Seller $500,000 in cash (the "Deposit") toward an option to purchase, for itself and its affiliates, a perpetual, nonexclusive, nontransferable (except in connection with the sale of all or substantially all of the assets of Matria or
QO) license to use the architectural designs, proprietary software and other intellectual property relating to the Data Warehouse, including all object code and source code related thereto, only for purposes of supporting Matria's care management and disease management businesses, as well as ownership of all modifications, improvements and derivative works of such software developed or created by Matria and/or its subsidiaries (a "DW License"). Upon the Closing, the full amount of the Deposit will be applied against the Purchase Price and deducted from the cash portion of the amount of the Estimated Closing Purchase Price payable to Seller at the Closing. If this Agreement is terminated pursuant to Article 10, Seller shall, subject to the provisions of Section 3.2, be entitled to retain the Deposit in its entirety. Notwithstanding the foregoing, in the event Seller is entitled to retain the Deposit pursuant to a termination contemplated by the preceding sentence, Seller shall, if requested by Matria within ninety (90) days of such termination, grant (and/or cause one or more of its Subsidiaries to grant) to Matria the DW License and retain the Deposit as partial payment of the fee for the DW License; provided, however, that in the event of the consummation of a "Matria Investment" (as defined in Section 3.11), the Deposit shall be applied against and reduce the amount otherwise payable in respect of the Matria Investment. The total, one-time, license fee for the DW license will be $875,000, with the balance of $375,000 being payable by Matria within ten (10) business days after delivery of the licensed software; provided, however, that in the event of the consummation of a Matria Investment, the total, one-time license fee for the DW License shall be $375,000.

         (b) The DW License will give Matria a perpetual, non-exclusive, nontransferable (except in connection with the sale of all or substantially all of the assets of Matria) right to use all architectural designs, proprietary software and other intellectual property, including all object code and source code related thereto, relating to the Data Warehouse as they exist at the time of the grant of such license, as well as ownership of all modifications, improvements and derivative works of such software developed or created by Matria and/or its subsidiaries, subject to customary software licensing provisions to be negotiated by the parties in good faith. If requested by Matria, Seller will provide routine ongoing maintenance and support for the Data Warehouse for up to three years, for an annual fee of $87,500 for the first year and increasing by the CPI for each year thereafter. Seller agrees that it will negotiate in good faith with Matria to define and price any custom design work required to tailor the Data Warehouse or related applications to Matria's needs. Seller has indicated to Matria that such custom work is likely to cost an additional $500,000, but that such costs could be much less or much more, depending on Matria's needs and requests for custom work.

         3.2 ACQUISITION PROPOSALS. Until the earlier of the Closing or the termination of this Agreement in accordance with Article 10 hereof, each of Seller and QO agrees that it shall not (and shall not permit any affiliate, employee, officer, director, shareholder, agent or other person acting on behalf of Seller or any of its Subsidiaries to) sell or agree to sell to any other person or entity, conduct or participate in any discussions or negotiations with any other person or entity regarding or provide any information to or otherwise cooperate with any other person or entity in connection with a possible sale of, or solicit, initiate, encourage or accept any offer to purchase (directly or indirectly) from any other person or entity, all or any part of the Shares, any securities or assets of QO, or any of the Transferred Assets, whether such transaction takes the form of a sale of stock, merger, consolidation, sale of assets or otherwise. Seller shall promptly notify Matria if any inquiry, proposal or request for information in connection with any such possible transaction is received by Seller or any officer at the level of vice president or higher (each, a "Senior Officer") or director of Seller or QO. In the event Seller or QO breaches the provisions of the first sentence of this section, then, if requested by Matria, Seller shall immediately return the Deposit in its entirety to Matria, and in such event the provisions of Section 3.1 shall be void.

         3.3      STOCKHOLDER APPROVAL; SECURITIES MATTERS

         (a) On or prior to the date of this Agreement, each person and entity set forth on Schedule 3.3(a) hereto (collectively, the "Investors") has executed and delivered to Matria a voting agreement in the form of Exhibit G attached hereto (each, a "Voting Agreement"), wherein each such Investor has agreed that it will (i) vote all of the shares of the capital stock of Seller owned by such Investor in favor of the approval and adoption of this Agreement and any and all transactions contemplated hereby, (ii) upon the request of Seller or Matria, execute and deliver to Seller and Matria a written consent to the approval and adoption of this Agreement and any and all transactions contemplated hereby meeting the requirements of Section 228 of the Delaware General Corporation Law (the "DGCL") and otherwise in form and substance reasonably satisfactory to Seller and Matria, and (iii) not transfer any interest in or relinquish its right to vote any of such shares prior to the earlier of the Closing or the termination of this Agreement.

         (b) As promptly as practicable after the date of this Agreement, each of Matria and Seller agrees to prepare, and to cooperate in the preparation of, a registration on Form S-4 or other appropriate form (the "Registration Statement"), to be filed by Matria with the Securities and Exchange Commission (the "SEC") in connection with the issuance of the Matria Common Stock pursuant hereto (including any joint proxy and/or information statement and prospectus and other proxy solicitation materials constituting a part thereof (the "Joint Proxy Statement/Prospectus") and all related documents). Matria agrees to file the Registration Statement with the SEC as promptly as practicable. Each of Matria and Seller will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") as promptly as practicable after such filing, and will cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Matria and Seller will prepare and file any other filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or any other federal, foreign or "blue sky" laws relating to the transactions contemplated by this Agreement (the "Other Filings"). Each of Matria and Seller will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any Other Filing, or for additional information, and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Other Filings or the transactions contemplated by this Agreement. The Joint Proxy Statement/Prospectus, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Matria or Seller, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Matria or Seller such amendment or supplement. Matria agrees to advise Seller, promptly after Matria receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Matria Common Stock for offering or sale in any jurisdiction, or of the initiation or threat of any proceeding for such purpose.

         (c) Within forty-five (45) days after the date hereof, Seller shall deliver to Matria a list of those persons or entities who may be deemed to be, in Seller's reasonable judgment, affiliates of Seller within the meaning of Rule 145 promulgated under the Securities Act ("Seller Affiliates"). Seller will provide Matria with such information and documents as Matria reasonably requests for purposes of reviewing and confirming the names of the persons or entities who do and do not appear on such list. Seller will deliver to Matria as promptly as practicable following the date of this Agreement an affiliate agreement executed by Seller and each Seller Affiliate in form and substance reasonably satisfactory to Matria (the "Seller Affiliate Agreements"), each of which will be in full force and effect as of the Closing. Matria will be entitled to place appropriate legends on the certificates evidencing any shares of Matria Common Stock issued pursuant to this Agreement to be received by Seller and any Seller Affiliate, and to issue appropriate stop transfer instructions to Seller and the transfer agent for such shares of Matria Common Stock, consistent with the terms of the Seller Affiliate Agreements.

         (d) Promptly after the effective date of the Registration Statement and the delivery of the Joint Proxy Statement/Prospectus to the Investors, Seller shall obtain and secure the written consents of each and all of the Investors, as stockholders of Seller, to the approval and adoption of this Agreement and any and all transactions contemplated hereby, (collectively, "Investor Consents") and shall deliver a true and complete copy of such Investor Consents to Matria. Seller shall give all notices to stockholders legally required, under Section 228 of the DGCL or otherwise, in connection with the Investor Consents and all actions approved therein in accordance with all applicable legal requirements. Seller represents and warrants that the Investors hold in excess of 50% of the voting power of each voting group of the stockholders of Seller (on both a basic and a fully-diluted, assuming exercise of all outstanding options and warrants, whether or not exercisable or in-the-money, basis) entitled to vote on the approval of this Agreement and the transactions contemplated hereby, that the Investor Consents, when obtained, will satisfy all requirements for stockholder approval of this Agreement and the transactions contemplated hereby under the DGCL, Seller's Certificate of Incorporation and Bylaws, and all other applicable laws and governing documents of Seller, and that, upon the execution and delivery of such Investor Consents by the Investors, no further approval by any stockholders of Seller, of any class or series, will be legally required in connection with this Agreement or in order for the parties to consummate the transactions contemplated hereby.

         (e) Promptly after the effective date of the Registration Statement, Matria will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws, and all other applicable laws and governing documents of Matria, to convene a meeting of its stockholders for the purpose of voting upon the issuance of the shares of Matria Common Stock to be delivered to Seller pursuant to this Agreement and the transactions contemplated hereby (the "Matria Stockholders' Meeting").

         (f) Any shares of Matria Common Stock to be issued to Seller pursuant to this Agreement shall, at the time of such issuance, have been registered under the Securities Act.

         3.4 PAYMENT OF CERTAIN INTERCOMPANY ACCOUNTS; RELEASE OF CERTAIN LIABILITIES. At or prior to Closing, all amounts due and owing from Seller or any Subsidiary of Seller to QO shall be paid in full. Seller agrees that, as of the Closing, there shall be no amounts due or owing from QO to Seller or any Subsidiary. At or prior to the Closing, Seller shall cause QO to be released from any and all obligations of QO for any obligations (direct, contingent or otherwise) of Seller and its Subsidiaries (other than QO), or any of them. The parties shall use reasonable efforts to cause Seller and its Subsidiaries (other than QO) to be released, at or prior to the Closing, from any guaranty or similar obligation to third parties with respect to the obligations of QO, and Matria shall indemnify Seller for any amounts payable by Seller or any of the Subsidiaries (other than QO) as a result of the existence of any such guaranty or similar obligation after the Closing, except to the extent such obligations of QO would give rise to an indemnification obligation on the part of Seller under Article 9 of this Agreement.

         3.5      CORPORATE NAMES; DELIVERIES.

         (a) Prior to or simultaneously with the Closing, Seller shall take all steps reasonably necessary to insure that neither Seller nor any of its Subsidiaries or affiliates (other than QO) will use, or be able to use, and that Matria or QO shall own and be entitled to use, any corporate name, trade name or advertising symbol owned or used by, included in, associated with, or similar to those of QO or any of the Transferred Assets.

         (b) Upon the Closing, Matria shall receive full custody and control of, and Seller shall deliver or make available to Matria, (i) all of the Transferred Assets, including, without limitation, all computer code and related documentation, specifications, design diagrams, notes and comments, manuals, instructions, operations materials, and any procedural code such as job control language, all in a form that is readable by humans, which is included in or necessary to the operation or performance of any of the Transferred Assets (excluding the items set forth on Schedule 1.1(b)(ii)(B)), and (ii) all minute books, stock record books, corporate seals, client lists, books of account, bank accounts, leases, contracts, agreements, files and other documents, instruments, work product, funds, receivables, assets, papers, and properties, of any kind, of QO, and all such documents in any way related to the Transferred Assets.

         3.6      PROTECTIVE COVENANTS.

         (a) For purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Confidential Information" shall mean all valuable, proprietary and confidential information that is in any way included in or relating or belonging to the Transferred Assets, QO or the Business, would be of tangible or intangible value to Matria or QO, does not constitute a "Trade Secret" and that is not generally known by or available to competitors of Matria, Seller or QO; provided, however, that "Confidential Information" as used herein, shall not include information relating to "TrialMatch" or the Data Warehouse or to any other assets or business operations of Seller or the Subsidiaries (other than QO) that are not being transferred to Matria or QO pursuant to this Agreement.

                  (ii) "Trade Secrets" shall mean all "trade secrets" in any way included in or relating or belonging to the Transferred Assets, QO or the Business as defined under applicable law.

                  (iii) "Restricted Territory" shall mean the United States of America.

         (b) In recognition of the need of Matria to protect its legitimate business interests, and as covenants ancillary to the sale of a business, Seller hereby covenants and agrees that it shall (and shall use reasonable efforts to cause its officers, directors, employees, agents and subsidiaries to) regard and treat each item of information or data constituting a Trade Secret or Confidential Information as strictly confidential and wholly owned by Matria or QO and not, without the prior written consent of Matria in each instance, use, disclose, transfer, assign, disseminate, reproduce, copy or otherwise communicate, directly or indirectly, in any way or for any purposes, for itself or for any other person or entity: (a) any Confidential Information for a period of five (5) years after the Closing; or (b) any Trade Secret at any time during which such information shall constitute a trade secret under applicable law. If Seller becomes legally compelled to disclose any Confidential Information or Trade Secrets (whether by judicial or administrative order, applicable law, rule or regulation, or otherwise), Seller will provide Matria with prior notice thereof so that Matria may seek a protective order or other appropriate remedy to prevent or limit such disclosure; provided, however, that Seller will use its reasonable efforts to maintain the confidentiality of such Confidential Information or Trade Secrets. If such protective order or other remedy is not obtained prior to the time such disclosure is required, Seller will only disclose that portion of such Confidential Information and Trade Secrets which it is legally required to disclose.

         (c) In recognition of Matria's need to protect its legitimate business interests, and as covenants ancillary to the sale of a business, Seller expressly covenants and agrees that, without the prior written consent of Matria in each instance, for a period of five (5) years after the Closing, neither Seller nor any of its subsidiaries, shall directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation or unincorporated association or entity of any kind (i) compete with Matria or QO by developing or providing any diabetes, cancer, women's health or other disease or healthcare management services within the Restricted Territory or enter into any agreement or other arrangement which would require it to do so, or (ii) develop, provide or contribute to the development or provision of any products for any Competing Business, to the extent such products are substantially similar (in terms of functionality or otherwise) to any of the Intellectual Property included in the Transferred Assets (or perform or provide any services related thereto for any Competing Business). For purposes of this Agreement, the term "Competing Business" shall mean any person or entity, other than Matria, QO and their respective subsidiaries and other affiliates, that is engaged in the business of providing any diabetes, cancer, women's health or other disease or healthcare management services within the Restricted Territory. Notwithstanding any other provision set forth in this Section 3.6, the restrictions of this Section 3.6 shall not preclude Seller or any of its subsidiaries from (i) marketing the data and analytical capabilities of their TrialMatch or Data Warehouse assets and operations to any person or entity; (ii) granting a non-exclusive license (or an exclusive license, subject to Matria's rights under the Data Warehouse License Agreement) to use the architectural designs, proprietary software and other intellectual property related to the Data Warehouse to any person or entity; or
(iii) selling or transferring any assets (other than Transferred Assets or any assets of QO) to any person or entity; provided, however that during the Restricted Period neither TrialMatch, Data Warehouse, nor any other assets of Seller or any of its subsidiaries (or their applicable transferees) shall be used, marketed for use, sold to any person for use or otherwise authorized by Seller or any of its subsidiaries to be used in connection with the provision of any diabetes, cancer, cardiac, women's health or other disease management services.

         (d) In recognition of Matria's need to protect its legitimate business interests, and as covenants ancillary to the sale of a business, Seller agrees that, without the prior written consent of Matria in each instance, for a period of five (5) years after the Closing, neither Seller nor any of its subsidiaries, shall directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation or unincorporated association or entity of any kind;
(i) solicit or contact any person or entity within the

Restricted Territory that was a client or customer or an actively sought prospective client or customer of Seller or any Subsidiary at any time prior to the Closing, for the purpose, directly or indirectly, of developing or providing any cancer disease management services substantially similar to those developed, offered or provided by QO (or, as applicable, Seller an any Subsidiary) to or for such person or entity at any time prior to the Closing or for or on behalf of any Competing Business; or (ii) solicit or attempt to solicit any Key or Material Employee of Matria or QO, including any such individual employed by QO at any time on or prior to the Closing Date, to terminate, alter or lessen such person's affiliation with Matria or QO, or employ any such person; or (iii) solicit or attempt to solicit any consultant or contractor or other personnel of Matria or QO to terminate, alter or lessen such person's relationship with Matria or QO. For purposes of this Agreement, a "Key or Material Employee" shall mean any employee having access to the confidential and proprietary information or trade secrets of Matria or to any Confidential Information or Trade Secrets.

         (e) In recognition of Matria's need to protect its legitimate business interests, and as covenants ancillary to the sale of a business, Seller agrees that, for a period of five (5) years after the Closing, neither Seller nor any of its subsidiaries shall make any statement or other communication that impugns or attacks the reputation or character of Matria, QO or the Business or damages the goodwill of Matria, QO or the Business or the Transferred Assets, take any action that would interfere with any contractual, customer relationships of Matria or QO, including, without limitation, any action that would reasonably be expected to result in a diminution of business of Matria or QO. The foregoing restriction shall not, in any respect, be deemed to limit Seller's ability to assert or protect its rights arising under this Agreement or in connection with the transactions contemplated hereby.

         (f)      Each of the parties hereby acknowledges and agrees as follows:

                  (i) the covenants set forth in this Section 3.6 (the "Protective Covenants") constitute the most reasonable and equitable restrictions possible as to time, scope, territory and otherwise in order to protect Matria's legitimate business interests and its substantial investment in the Shares, given the substantial consideration which Seller is receiving hereunder, the complexity of the Business and the business of Matria, the competitive nature of the industry in which Matria, Seller and QO are engaged, and Seller's access to Trade Secrets and Confidential Information;

                  (ii) any breach of the Protective Covenants may cause irreparable harm to Matria and that monetary damages may not be an adequate remedy for any breach of the Protective Covenants, and that Matria may (in its sole discretion), without limiting any other remedies available to Matria at law, in equity or under this Agreement, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relieve in order to enforce or prevent any violation (or threatened violation) of the Protective Covenants; and

                  (iii) in the event any Protective Covenant shall be determined by a court or tribunal of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it is the intention of the parties that such provision be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court or tribunal in such action.

         3.7      COVENANTS RELATED TO EARN OUT PAYMENT; REVIEW COMMITTEE.

         (a) Until December 31, 2003, Matria shall keep QO (including the Transferred Assets) intact as a separate business unit, shall manage it in the ordinary course, and shall make working capital available to it as reasonably necessary to support the operation and growth of QO's business ("Matria Working Capital"). Matria and/or Matria shall be entitled to withdraw cash from QO as non-interest-bearing intercompany advances on a daily basis.

         (b) Seller hereby designates Edmund C. Bujalski, Charles Newhall, III and Larry H. Coleman as its Review Committee (the "Review Committee"). The Review Committee, as it may be constituted from time to time, acting through itself or one or more agents designated by the Review Committee, is hereby authorized to act and appointed as Seller's true and lawful agent and attorney-in-fact, effective from and after the Closing, to represent Seller and act on Seller's behalf and in Seller's name, place and stead, in connection with any and all matters contemplated by or arising under or in connection with this Agreement and any and all transactions contemplated hereby and to take any and all further actions and execute and deliver any and all such documents and agreements which the Review Committee deems necessary or appropriate in connection with the foregoing. Following the Closing, Matria shall be entitled to rely on any action or inaction of the Review Committee as the action or inaction of Seller, any notice from Seller contemplated by this Agreement shall be delivered on behalf of Seller by the Review Committee, and Matria shall be entitled to deliver all notices to Seller contemplated by this Agreement to the Review Committee.

         (c) Without limiting the generality of the foregoing, the Review Committee shall monitor Matria's compliance with the provisions of this Section 3.7(a) and the provisions of this Agreement relating to the Earn Out Payment. Following the Closing, until December 31, 2003, Matria shall deliver, as and when available, such monthly financial data, and, to the extent reasonably requested by the Review Committee, such other operating and financial data, related to QO, as is generated in the ordinary course of business. Prior to undertaking any Major Action with respect to QO, Matria shall submit such proposed action to the Review Committee and shall obtain the consent of the Review Committee to such Major Action, which consent shall not be unreasonably withheld. Any resulting dispute not resolved by the parties with respect to any such Major Action would be submitted to E&Y for a binding determination as to whether the Review Committee's consent to such Major Action has been unreasonably withheld, and the parties shall proceed in accordance with any such determination. The provisions of Section 1.4(b) shall control the procedures for resolving any such dispute. The following actions would constitute "Major Actions":

                  (i) the transfer of assets, outside the ordinary course of business, with a net book value or fair market value, or the incurrence of liabilities outside the ordinary course of business, in excess of $50,000 by QO in any transaction or series of related transactions; provided, however, that the creation or enforcement of any Lien on any of the Transferred Assets or the assets of QO pursuant to or in connection with any credit facility of Matria or QO shall in no respect be deemed to constitute a Major Action;

                  (ii) the material acquisition of assets or of any other entity by QO outside the ordinary course of business; and

                  (iii) the termination or removal, without cause, by Matria or QO of any "Key Employees" (as defined in Section 3.9).

         (d) Following the Closing, until December 31, 2003, Matria shall not, without the consent of the Review Committee, which consent may be withheld in the sole discretion of the Review Committee, (i) permit or cause the liquidation, consolidation, dissolution or merger of QO with or into any other entity or the sale of more than fifty percent (50%) of the outstanding capital stock or other equity securities of QO, (ii) otherwise relinquish its ability to control the Business and the operations of QO, or (iii) permit or cause QO to engage in any business other than cancer disease management and the sale or license of ICMS, and the provision of services ancillary thereto.

         (e) Following the Closing, until December 31, 2003, a complete copy of any Payor Agreement or Program Attachment proposed to be executed by QO, including all documents incorporated therein by reference, and all written information and analyses possessed by Matria at such time which is specifically relevant to such Payor Agreement or Program Attachment shall be delivered to the Review Committee, which shall have the right, within ten (10) business days of its receipt thereof, to designate, by written notice given to Matria prior to the end of such ten (10) business day period, any such Payor Agreement or Program Attachment as an Excluded Customer Contract for purposes of Section 1.5 of this Agreement.

         (f) Any action or consent required to be taken by the Review Committee shall be taken upon the approval of a majority of the members then serving on the Review Committee, as evidenced by written agreement or consent of such members or by votes taken at a meeting of such Review Committee in accordance with such procedures as the Review Committee shall adopt from time to time. In the event any member resigns from or becomes unable to serve on the Review Committee for any reason, the remaining members may, by written notice delivered to Matria, appoint a successor member of the Review Committee to fill such vacancy. If all positions on the Review Committee become vacant for any reason, a majority of the Investors may designate persons to fill one or more or such vacancies. Each member of the Review Committee, whether designated in
Section 3.7(b) or
pursuant to this Section 3.7(f), shall be required, as a condition to serving on the Review Committee and receiving any information to be delivered to the Review Committee hereunder, to execute a confidentiality agreement in form and substance reasonably acceptable to Matria covering any non-public information to the Review Committee concerning Matria or QO.

         (g) Matria acknowledges and agrees that neither Matria nor QO shall direct or attempt to direct Edmund C. Bujalski as to the manner in which Mr. Bujalski casts any vote on any matter presented to the Review Committee, assert any claim against Mr. Bujalski for breach of his fiduciary or employment related obligations to QO or Matria as a result of any vote cast by Mr. Bujalski as a member of the Review Committee, or seek to prevent Mr. Bujalski from communicating with other members of the Review Committee on matters presented to the Review Committee (provided such members have executed confidentiality agreements in accordance with Section 3.7(f)). Matria further acknowledges and agrees that it shall not seek to prevent Mr. Bujalski from engaging in activities related to the liquidation or dissolution of Seller, provided that such activities do not interfere with the performance of his duties as an officer or employee of QO following the Closing.

         3.8      TAX MATTERS.

         (a)      Section 338(h)(10) Election.

                  (i) Seller and Matria shall take all steps necessary to make a timely, effective and irrevocable election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") and under any comparable statutes in any other jurisdiction with respect to QO (collectively, the "Section 338(h)(10) Election") arising out of the purchase and sale of the Shares pursuant to this Agreement, and to file such election in accordance with all applicable laws.

                   (ii) For the avoidance of all doubt and notwithstanding anything else in this Agreement to the contrary, Seller will pay any federal, state, local, domestic or foreign Taxes attributable to the making of the
Section 338(h)(10) Election.

                  (iii) Seller acknowledges that Matria's ability to obtain, for tax purposes, a cost basis in the assets of QO (including the Transferred Assets) by making, with Seller, the Section 338(h)(10) Election is a material inducement to Matria in entering into this Agreement. In the event the Section 338(h)(10) Election is invalid, improper, inapplicable or otherwise does not provide Matria (in whole or part) with a cost basis in the assets of QO for any reason, Seller and its affiliates will cooperate with Matria as reasonably requested in order to obtain all available remedial and curative relief, including the filing of affidavits as part of obtaining administrative relief, the filing of joint statements, and any and all other actions reasonably designed to provide for an effective Section 338(h)(10) Election.

         (b)      Other Covenants.

                  (i) Without the prior written consent of Matria, which consent shall not be unreasonably withheld, neither Seller nor any of its affiliates shall, to the extent it may affect or relate to the liability for Taxes of QO (other than federal income Taxes), make or change any Tax election (other than making the Section 338(h)(10) Election), change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of QO, Matria or any affiliate of Matria for any Post-Closing Tax Period.

                  (ii) Matria shall prepare and deliver a proposed Allocation Statement to Seller at least ten (10) days before the Closing Date. If Seller disagrees with the proposed Allocation Statement, Matria and Seller shall negotiate to resolve such disagreement and to agree on the contents of the Allocation Statement prior to the Closing Date. If Matria and Seller have not reached agreement on the contents of the Allocation Statement prior to the Closing Date, the Closing shall not be delayed for such reason. To the extent Matria and Seller reach agreement as to the contents of the Allocation Statement prior to or on the Closing Date, then Matria, Seller, QO and their Affiliates shall file all Tax Returns in a manner consistent with such Allocation Statement, and shall act in a manner consistent with the Allocation Statement in the audit of any Tax Return relating to the transactions contemplated herein.

                  (iii) Seller will include all Pre-Closing Tax Period income of QO (including any deferred income triggered into income by Treasury Regulations ss.1.1502-13 and -14 and any Excess Loss Accounts taken into income under Treasury Regulation ss.1.1502-19) on the Tax Returns of the appropriate Affiliated Group to which QO belonged and pay any Taxes attributable to such income. QO will furnish Tax information to Seller for inclusion in any Tax Returns for the Pre-Closing Tax Period ending on the Closing Date in accordance with past custom and practice of QO. Except as otherwise contemplated herein, or with the consent of Matria, which consent shall not be unreasonably withheld, Seller will take no position on Tax Returns that relate to QO that would adversely affect QO after the Closing Date. The income of QO will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of QO as of the end of the Closing Date.

                  (iv) Matria will not settle any audits of Tax Returns of QO for Pre-Closing Tax Periods in a manner which would adversely affect Seller after the Closing Date without the prior written consent of Seller, which shall not be unreasonably withheld.

                  (v) Seller will immediately pay to Matria any State or local income Tax refund, reduction in Tax liability or credit resulting from a carryback of a Post-Closing Period Tax Asset of QO into any Tax Return of an Affiliated Group of which Seller is a member when such refund or reduction is realized by such Affiliated Group. Seller will cooperate with QO in obtaining such refunds, reductions in Tax liability or credits, including through the filing of amended Tax Returns or refund claims. In all other cases, Matria will immediately pay to Seller the amount of any State or local income Tax refund (or reduction in Tax liability) or credit applicable to QO when received or realized by QO or any Affiliated Group of which QO or Matria is a member with respect to any Pre-Closing Tax Period of QO, unless the amount of such refund or credit was included as a current asset of QO on the Closing Balance Sheet. Matria and QO will cooperate with Seller in obtaining such refunds, reductions in Tax liability and credits, including through the filing of amended Tax Returns or refund claims.

                  (vi) Seller shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns for QO for all Tax periods ending on or prior to the Closing Date and which are filed after the Closing Date. Seller shall permit Matria to review and comment on each such Tax Return described in the preceding sentence prior to filing by providing copies of such Tax Return, upon receipt of which Matria shall have thirty (30) days to complete such review and comment. Seller shall pay all Taxes of QO with respect to such Tax periods, or shall reimburse Matria within fifteen (15) days after payment by Matria or QO of such Taxes, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Closing Balance Sheet.

                  (vii) Matria shall prepare (or cause to be prepared), in a manner consistent with past custom and practice, and file (or cause to be filed) all Tax Returns of QO for Tax periods which begin before the Closing Date and end after the Closing Date. Matria shall permit Seller to review and comment on each such Tax Return by providing copies of such Tax Returns (or of such portions of such Tax Returns that relate to Seller), upon receipt of which Seller shall have thirty (30) days to complete such review and comment. Within fifteen (15) days after the date on which Taxes are paid (by Matria or QO) with respect to such Tax periods, Seller shall pay to Matria the portion of such Taxes which relates to the Pre-Closing Tax Period to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Closing Balance Sheet, and Matria shall likewise pay to Seller the excess, if any, of such reserve over the actual Taxes which relate to the Pre-Closing Tax Period.

                  (viii) For purposes of this Section 3.8, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to a Pre-Closing Tax Period shall (i) in the case of any Taxes, other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of QO. In the case of an interest in an entity that is fiscally transparent for Tax purposes, items shall be deemed to flow through on a daily basis rather than at the close of the entity's Tax year.

         (c) Except as provided in the Code and Treasury Regulations, any and all existing Tax Sharing Agreements to which QO is a party (i) shall be terminated as to QO as of the Closing Date; and (ii) from and after the Closing Date shall have no further force or effect as to QO for any Tax period (whether a current, future or past period), and QO shall not be bound thereby or have any liability thereunder. This Agreement shall be the sole Tax Sharing Agreement relating to QO for all Post-Closing Tax Periods.

         (d) Matria and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return (including any report required to be filed as a result of the transactions contemplated herein), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. QO and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to QO relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Tax Authority until the expiration of the statute of limitations (and, to the extent notified by Matria or Seller, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, QO or Seller, as the case may be, shall allow the other party to take possession of such books and records. Matria and Seller further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of QO thereof or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the transactions contemplated herein).

         (e) Seller shall be liable for and shall pay all sales, use, stamp, documentary, filing, recording, transfer or similar fees or Taxes or governmental charges (including, without limitation, real property transfer gains taxes, UCC-3 filing fees, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filing) as levied by any Tax Authority in connection with the transactions contemplated by this Agreement (other than Taxes measured by or with respect to income imposed on Seller, QO or their affiliates). The parties will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated in this Agreement that are required or permitted to be filed on or before the Closing, and hereby agree to file all such documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

         (f) The following terms shall have the following meanings for purposes of this Agreement:

                  (i) "Affiliated Group" means (a) an affiliated group within the meaning of Section 1504(a) of the Code, or any similar group defined under a similar provision of state, local or foreign law, or (b) any group of persons or entities that files a Tax Return, or is liable for the Taxes of each other, on an affiliated, consolidated, combined or unitary basis.

                  (ii) "Allocation Statement" means that written document which allocates the Purchase Price and the liabilities of QO (including the Assumed Liabilities) among the assets of QO (including the Transferred Assets). The Allocation Statement shall also show the "adjusted grossed-up basis" amount (as determined under

Treasury Regulation ss.1.338-5) and the "aggregate deemed sale price" (as determined under Treasury Regulation ss.1.338-4) with respect to the sale and purchase of the Shares pursuant hereto, and allocate such amounts among the assets of QO pursuant to Treasury Regulations ss.1.338-6 and -7.

                  (iii) "Excess Loss Account" has the meaning set forth in Treasury Regulation ss.1.1502-19.

                  (iv) "Post-Closing Tax Period" means (i) any Tax period beginning after the Closing Date, and (ii) with respect to a Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax period beginning after the Closing Date.

                  (v) "Pre-Closing Tax Period" means (i) any Tax period ending on or before the Closing Date, and (ii) with respect to a Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax period ending on the Closing Date.

                  (vi) "Tax" means (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  (vii) "Tax Asset" means any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes including, without limitation, deductions and credits related to alternative minimum Taxes).

                  (viii) "Tax Authority" means any governmental authority, agency or instrumentality (whether federal, state, local, or foreign) responsible for the imposition of any Tax.

                  (ix) "Tax Return" means any report, estimate, declaration of estimated Tax, information statement, return or other document required to be filed in connection with any Taxes, including but not limited to original (or amended) returns and filings, requests for extensions of time, requests for a change in method of accounting, information statements and reports, claims for refund, all documents required to be filed in connection with any claim, audit, action, suit, proceeding, or investigation relating to Taxes, and any amendments to the foregoing.

                  (x) "Tax Sharing Agreement" means any existing Tax sharing agreements or arrangements (whether or not written) binding Seller or any of the Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining the Tax liability of any person or entity.

                  (xi) "Treasury Regulation" or "Treasury Regulations" shall mean a permanent or temporary regulation of the United States Department of Treasury under the Code, as such regulation may be amended from time to time.

         (g) Seller shall not liquidate, dissolve or otherwise terminate its existence, and shall not adopt or approve a plan of liquidation, dissolution, or termination, or otherwise agree to liquidate, dissolve or terminate, for at least thirty (30) days after the Closing (unless sooner permitted by Matria); provided, however, that Matria agrees that the Standstill Agreement shall be revised prior to the Closing to permit Seller to sell a number of Matria Shares during the first year following the Closing greater than the number set forth in Section 3.4 of the Standstill Agreement, to the extent that the sum of the following amounts exceeds $1,000,000: (i) the estimated tax liability to Seller or its stockholders (as evidenced by a Tax Estimate delivered to Matria by Seller) resulting from any appreciation in the price of Matria Common Stock between the Closing Date and the earliest of (A) the thirtieth (30th) day after the Closing, (B) the date which is five (5) days after any such earlier date as Matria may permit Seller to adopt or approve a plan of liquidation or dissolution, or (C) the first date on which any shares of Matria Common Stock are distributed to any stockholders or a liquidating trust of Seller; plus (ii) the estimated withholding obligation of Seller (as evidenced by a Tax Estimate delivered to Matria by Seller) with respect to recipients of "Incentive Bonuses" (as defined in Section 3.9(f)) resulting from the payment of the Incentive Bonuses with respect to the 2002 calendar year. For purposes of this Agreement, the term "Tax Estimate" shall mean a written estimate of the applicable tax liability or withholding obligation, accompanied by a detailed explanation of the manner in which such estimate was calculated and the items and assumptions on which such calculation was based, prepared by KPMG LLP or another independent accounting firm reasonably satisfactory to Matria.

         3.9      EMPLOYEES; BENEFIT PLANS.

         (a) Seller shall and shall cause the Subsidiaries to use all reasonable business efforts to retain the services of the employees of Seller and the Subsidiaries set forth on Schedule 4.6.2 through the Closing Date. Prior to or at the Closing, Matria, in its sole discretion, may offer or cause QO to offer employment to or retain some or all of the employees reflected (by name or position) on Schedule 1.5(h) hereto upon such terms and conditions as shall be determined by Matria in its sole discretion, and Seller shall assist and support Matria and/or QO in hiring all such employees that Matria shall seek to hire or cause QO to hire as of the Closing Date.

         (b) Matria shall use reasonable efforts (i) to hire or cause QO to hire or retain, as of the Closing Date, each of Edmund C. Bujalski, Frederick C. Lee, Charles Kanach, Daniel T. McCrone and Jude Gallagher (the "Key Employees"), and (ii) to retain or cause QO to retain each of such Key Employees, at existing compensation levels and upon such other terms and conditions as shall be reasonably determined by Matria, through December 31, 2003. Matria shall not require or cause or permit QO to require, as a condition of continued employment, that any Key Employees residing in the state of Virginia as of the Closing Date relocate on or prior to December 31, 2003.

         (c) Seller shall retain all of the "Plans" (as defined in Section 4.6.2) through the Closing Date, and neither Matria, QO nor any of their affiliates shall assume any liabilities or obligations under any such Plans.

         (d) The employees of Seller or any of the Subsidiaries hired or retained by Matria or QO following the Closing (i) shall be entitled to participate in the employee benefit plans of Matria and its subsidiaries upon the same terms and conditions as other similarly situated employees, subject to such limitations as may be provided by applicable law or by the terms of such benefit plans, and (ii) shall be given credit for time worked for the Seller and/or its Subsidiaries (and their predecessors) for purposes of determining their participation and vesting under the applicable employee benefit plans and programs of Matria and its subsidiaries. Any additional costs or savings arising from such employees' participation in such employee benefit programs shall be reflected in Adjusted EBITDA.

         (e) Without limiting any of the provisions herein, neither Matria, QO nor any of their affiliates shall (i) assume any of the Plans, or any rights, duties, obligations or liabilities thereunder, (ii) become a successor employer or be responsible in any way for Seller's or a common control entity's (as such term is defined under section 414(a) or (b) of the Code and as such term may be amended from time to time) participation in or obligations or responsibilities with respect to any Plan, (iii) be obligated by this Agreement to make any provision with respect to employee benefits after the Closing Date, except as required by this Section 3.9. No assets of any Plan shall be transferred to Matria, QO or any of their affiliates or to any plan of Matria or any of its affiliates. Seller and the Subsidiaries shall, after the Closing Date, comply with the continuation coverage requirements of Section 601 through 609 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4980B
of the Code with respect to the employees of Seller and the Subsidiaries (and their qualified beneficiaries); provided, however, that any such continuing coverage obligations resulting from a qualifying event that occurs after such employees are enrolled in any health plan of Matria or its affiliates shall be the responsibility of Matria or its applicable affiliate.

         (f) Matria acknowledges and agrees that Seller may pay, or cause to be paid, incentive bonuses to any employees of Seller or any of the Subsidiaries hired or retained by Matria or QO following the Closing, in amounts up to and on the terms and conditions set forth on Schedule 3.9(f) ("Incentive Bonuses"). Any such Incentive Bonuses shall be the sole responsibility of Seller, and neither Matria, QO nor any of their affiliates shall assume or have any liabilities or obligations with respect to such Incentive Bonuses. Seller will take any and all actions reasonably requested by Matria to facilitate compliance with any withholding or other legal requirements in respect of the Incentive Bonuses.

         3.10 MATRIA ADVANCES. In the event that the Closing has not occurred on or prior to July 1, 2002, Matria shall on such date loan to Seller the sum of $1,000,000, and, in the event that the Closing has not occurred on or prior to August 1, 2002, Matria shall on such date loan to Seller the additional sum of $500,000 (collectively, "Matria Advances"). Any Matria Advances shall, until the Closing or the termination of this Agreement, bear no interest. Upon the Closing, the full amount of any Matria Advances will be applied against the Purchase Price and deducted from the cash portion of the amount of the Estimated Closing Purchase Price payable to Seller at the Closing. If this Agreement is terminated pursuant to Article 10, Seller shall repay in full, on or before the date that is six (6) months after the effective date of such termination, all Matria Advances, together with interest accruing thereon at a rate of 10% per annum from the effective date of such termination until repaid; provided, however, that in the event of the consummation of a Matria Investment, the amount of such Matria Advances shall instead be deemed repaid by being applied against and reducing the amount otherwise payable by Matria in respect of such Matria Investment. Following the Closing or any termination of this Agreement, Matria shall have no obligation to provide to Seller any further Matria Advances.

         3.11     MATRIA INVESTMENT.

         (a)      In the event this Agreement is terminated pursuant to Section
10.5 hereof or as a result of the failure of the condition to Closing set forth in Section 7.10 or 8.7 hereof, Matria and Seller shall, within ten (10) business days after the effective date of such termination, consummate a transaction pursuant to which Matria shall invest $2,000,000 by purchasing a number of shares of a new series of the Preferred Stock of Seller equal to $2,000,000 divided by the price per share of such Preferred Stock determined in accordance with this Section 3.11(a) (the "Matria Investment"). The Preferred Stock to be acquired pursuant to the Matria Investment shall be on par with and possess rights, preferences, privileges and limitations equal in all respects to those of the Series D Preferred Stock of Seller, and the sale of such Preferred Stock shall be made on the same terms and conditions (including, without limitation, registration rights) as were applicable to the sale of Series D Preferred Stock completed by Seller on December 7, 2001; provided, however, that notwithstanding the foregoing, (i) the assumed valuation of Seller, on a pre-investment basis, for purposes of determining the number of shares of Preferred Stock to be issued in exchange for the Matria Investment, shall be $25,000,000, (ii) the determination of the price per share issued to Matria shall be made using the same methodology used to determine the price per share of the Series D Preferred Stock, subject to the use of the foregoing pre-investment valuation (as opposed to the Series D pre-investment valuation of $15,000,000), (iii) the terms of the Preferred Stock issued to Matria shall include such deviations from the terms of the Series D Preferred Stock as are necessary to reflect the difference in price per share between the two series (e.g., liquidation preference), and (iv) the amount payable by Matria in respect of the Matria Investment shall be equal to $2,000,000 less each of the following amounts: (A) the amount of any and all Matria Advances made to Seller pursuant to Section 3.10, and (B) the amount of the Deposit.

         (b) In the event this Agreement is terminated by Seller pursuant to Article 10 hereof as a result of a material breach of any representation, warranty, covenant or agreement of Matria set forth in this Agreement, Matria will, if requested by Seller, consummate the Matria Investment, within ten (10) business days of the effective date of such termination, in accordance with the terms set forth in Section 3.11(a), in which case Matria shall have no further liability or obligation to Seller under this Agreement or otherwise arising out of or in connection with any breach of Matria's representations, warranties, covenants or agreements set forth herein, or, at Seller's option, Seller may instead pursue all rights and remedies available against Matria as a result of any such breach by Matria, in which case Seller shall remain obligated to repay the Matria Advances in accordance with Section 3.10 hereof.

         (c) In the event this Agreement is terminated by Matria pursuant to Article 10 hereof as a result of a material breach of any representation, warranty, covenant or agreement of Seller or QO set forth in this Agreement, Matria may, at its option, consummate the Matria Investment, within ten (10) business days of the effective date of such termination, in accordance with the terms set forth in Section 3.11(a), without limiting any rights or remedies to which Matria may be entitled as a result of any such breach by Seller or QO.

         (d) Upon the consummation of the Matria Investment, Seller shall deliver to Matria stock certificates issued in the name of Matria representing a number of shares of the new series of Preferred Stock determined in accordance with subsection (a) above, and all such shares shall, if and when issued, be duly authorized, validly issued, fully paid and non-assessable. In furtherance of the foregoing, Seller shall (i) take all actions as may be necessary to authorize the issuance of any shares of Preferred Stock to be issued pursuant to a Matria Investment, including, as necessary, effecting any required amendment to Seller's certificate of incorporation, (ii) at all relevant times maintain a number of shares of authorized but unissued Preferred Stock sufficient to consummate the sale of Preferred Stock pursuant to the Matria Investment, (ii) at all relevant times maintain number of shares of authorized but unissued common stock of Seller sufficient to satisfy any conversion features or privileges of the Preferred Stock issued pursuant to the Matria Investment, and
(iii) prior to the date on or before which the Matria Investment is required to be made hereunder, obtain from all of its applicable stockholders a waiver of any preemptive rights which would otherwise arise as a result of the sale of shares pursuant to the Matria Investment.

         (e) Upon the consummation of the Matria Investment, (i) Seller shall cause QO to execute and deliver an amendment to that Amended and Restated Vendor Management Agreement of even date herewith between Matria and QO, pursuant to which QO shall agree, for a period of two (2) years thereafter, not to directly or indirectly offer its cancer disease management services in conjunction with any competitor of Matria or its subsidiaries, in form and substance reasonably satisfactory to Matria, and (ii) Matria shall have the right to acquire the DW License in exchange for a one-time fee of $375,000 (as opposed to $875,000) and otherwise on the terms and conditions set forth in
Section 3.1.

         3.12     ACCESS TO PREMISES, RECORDS, PROPERTIES, CUSTOMERS AND
EMPLOYEES.

         (a) During the period from the date of this Agreement to the Closing, Seller agrees to permit and to cause its Subsidiaries to permit Matria and its representatives, agents, counsel and accountants to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, employment and other records and working papers of, and other relevant information pertaining to, QO, the Business, and the Transferred Assets and to cause their respective officers and employees to furnish to Matria and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the Transferred Assets and the Business, properties and assets of QO, as Matria may reasonably request; and Seller agrees to cause the respective officers and employees of Seller and its Subsidiaries to cooperate with Matria and its representatives, agents, counsel and accountants in order to enable Matria to become fully informed with respect to the Transferred Assets and the Business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of QO.

         (b) During the period from the date of this Agreement to the Closing, Seller agrees to permit and to cause the Subsidiaries to permit Matria and its representatives, agents, counsel and accountants to talk to and meet with, at all reasonable times and subject to coordination with Seller, all relevant customers and employees of Seller and the Subsidiaries.

         (c)      Following the Closing, Matria agrees to permit and to cause
QO to permit Seller and its representatives, agents, counsel and accountants to have access at all reasonable times to the premises, business, properties, assets, contracts, books, and records of, and other relevant information pertaining to the QO, the Business, and the Transferred Assets as Seller, may reasonably request in connection with the reasonable business purposes of Seller following the Closing (to the extent such purposes are not adverse to Matria's or QO's interests).

         (d) Following the Closing until December 31, 2002, QO will permit Seller to use QO's computer system and network located in Northern Virginia for purposes of operating and supporting the business activities that will be retained by Seller after the Closing, including activities related to the Data Warehouse, TrialMatch and websites owned by Seller. Such use will be consistent with Seller's prior use of the system and the network for such purposes and will in no event interfere with the Business or operations of QO. Such use will include access to and use of QO's offsite resources at the Exodus server facility. Prior to December 31, 2002, QO will cooperate with Seller's removal of Seller's data and software not required to be transferred to QO hereunder from QO's computer system and will permit Seller to copy any software that is used by both Seller and QO, except to the extent such copying by Seller would violate the terms of any license from a third party. For purposes of this subsection, the term Seller shall refer to Seller, any subsidiary of Seller, or any purchaser from Seller or a subsidiary; provided, however, that access and use by a purchaser shall be solely incidental to removal and/or copying of data and software.

         3.13 CONFIDENTIALITY. Each party hereto will hold, and will use its reasonable efforts to cause its respective affiliates, officers, directors, employees and agents to hold, in strict confidence from any person, and not to disclose, except to the extent, and only to the extent (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental authorities or by other requirements of law) (provided the party compelled to disclose provides the other party with prior notice thereof so that such other party may seek a protective order or other appropriate remedy to prevent or limit such disclosure) or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its affiliates furnished to it by any other party or such other party's affiliates, officers, directors, employees and agents pursuant to or in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Matria's or any of its affiliates' use of documents and information concerning QO or the Transferred Assets furnished by or on behalf of Seller. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its affiliates, promptly (and in no event later than five (5) days after such request) to redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party that furnished such documents and information or its officers, directors and agents.

         3.14 PUBLICITY. During the period from the date of this Agreement to the Closing, each party hereto agrees to obtain the approval of the other parties hereto prior to issuing any press release, written public statement or announcement with respect to the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld; provided, however, that the provisions of this Section 3.14 shall not prohibit Matria or Seller from issuing a press release announcing the execution and delivery of this Agreement (a complete copy of which has been provided to and approved by each of the parties hereto) or prohibit any party from making any release, statement or announcement if, upon advice of counsel, it is believed that such party is required to do so under any applicable law, rule or regulation (in which case such party shall use all reasonable efforts to give the other party prior notice thereof).

         3.15     APPROVALS AND CONSENTS; REASONABLE EFFORTS.

         (a) From the date hereof until the Closing, each party hereto hereby covenants with the other parties hereto that it will cooperate to give all notices to and use reasonable efforts to obtain as soon as is practicable all approvals, consents and waivers of (i) state and federal authorities required or deemed necessary or beneficial for consummation of the transactions contemplated by this Agreement and (ii) any other third parties required under any "Contracts" (as defined in Section 4.5.1) or otherwise disclosed in the Schedules to this Agreement; and shall use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper, appropriate or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         (b) In the event that any consent of any third party necessary for the assignment of any contract, certificate, license or other asset included within the Transferred Assets, or any portion thereof, or any claim, right, benefit or duty arising thereunder or resulting therefrom, shall not have been obtained prior to the Closing, and Matria shall have waived delivery of such consent as a condition to Closing, then as of the Closing this Agreement, to the extent permitted by law, shall constitute full and equitable assignment by Seller to QO of all of Seller's right, title and interest in and to any such contract, certificate, license or other asset or applicable portion thereof. In the event assignment contemplated by this Section 3.15 would give rise to any right of termination or would otherwise adversely affect the rights of QO under any such contract, certificate, license or other asset, or would not effectively assign any rights thereunder as of the Closing, Seller shall continue to cooperate and use all commercially reasonable efforts to provide Matria with all such rights. From and after the Closing, to the extent that any required consents are not obtained, or until the impediments to any assignment are resolved, Seller shall use best efforts to (i) provide to QO, at the request of Matria, the benefits of any such contract, certificate, license or other asset,
(ii) cooperate in any lawful arrangement designed to provide such benefits to QO, and (iii) enforce, at the request of and for the account of QO, any rights of Seller under any such contract, certificate, license or other asset against any third party. In connection with obtaining the consents contemplated by this
Section 3.15, Seller shall not consent to any modification of any applicable contract, certificate, license or other asset without the prior written consent of Matria.

         (c) To the extent required in order for the Landlord to release Seller, as of the Closing Date, from its obligation to provide a letter of credit as security under the Virginia Lease, following the Closing Matria agrees to provide, as substitute security, a letter of credit in an amount not to exceed $90,000 initially and to be thereafter reduced in accordance with the terms of Section 8(c) of the Virginia Lease.

         3.16 COOPERATION OF THE PARTIES; REGULATORY APPROVALS. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any acts or actions required to be taken as part of or as a condition to their respective obligations under this Agreement. Seller shall cooperate with and assist Matria, and Matria shall cooperate with and assist Seller, in each case as reasonably requested, in obtaining the approval of all regulatory agencies and officials whose approval is required for the transfer of all licenses and other regulatory approvals required to enable Matria to acquire the Shares and QO to acquire the Transferred Assets and for QO to operate the business incidental thereto.

         3.17 HART-SCOTT-RODINO FILINGS. If Matria, in its reasonable discretion, determines that any such filing is required by law or otherwise necessary or desirable in connection with the transactions contemplated hereby, each of Matria and Seller agree to (i) use its reasonable best efforts to file all documents with the Federal Trade Commission and the United States Department of Justice as may be necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (ii) promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings, and (iii) use all reasonable efforts to obtain an early termination of the applicable waiting period.

         3.18 EXPENSES. Whether or not the expenses are incurred before or after the Closing, all expenses incurred by Matria or Seller in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation all fees, commissions, and expenses of agents, representatives, counsel, accountants, brokers and finders, shall be paid by the party that incurred such expenses. Without limiting the generality of the foregoing, Seller shall be responsible for the payment of:

                  (i) any fees, commissions or expenses of any broker or finder engaged by Seller, QO or any of their affiliates in connection with the authorization, preparation, execution and performance of this Agreement; and

                  (ii) any expenses of Seller, QO or any of their affiliates in connection with the authorization, preparation, execution and performance of this Agreement, including but not limited to all such expenses related to agents, representatives, counsel, accountants, brokers or finders, and the cost of the audit of the Audited Financial Statements; provided, however, that notwithstanding the foregoing, Seller shall not be responsible for expenses incurred by QO in connection with the performance of this Agreement after the Closing other than (i) any such expenses that constitute "Losses" indemnifiable under Section 9.2(a) hereof (subject to the Threshold and aggregate liability limitations of Section 9.2(c) and (d)) and (ii) the cost of the audit of the Audited Financial Statements.

         3.19 BROKERS. Each party hereto hereby represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated by this Agreement, except that J.P. Morgan Securities Inc. has acted as financial advisor to Matria in connection with this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify the other parties hereto and hold and save the other parties harmless from and against any claim or demand for commissions or other compensation by any broker, finder, financial advisor or similar agent claiming to have been employed by or on behalf of such indemnifying party and to bear the costs and expenses, including legal fees, incurred by the other parties hereto in defending against any such claim.

         3.20 FURTHER ACTION. Upon the terms and subject to the conditions of this Agreement, Matria, Seller, and each of them, agree to use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. From and after the Closing Date, Seller agrees to take such further action or actions and execute such additional agreement or agreements as may be reasonably requested by Matria to fully vest in Matria all right, title and interest in and to the Shares and to fully vest in QO all right, title and interest in and to the Transferred Assets.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF SELLER AND QO

         As an inducement to Matria to enter into this Agreement and to consummate the transactions contemplated hereby, and notwithstanding any independent investigations or verification undertaken by Matria or its representatives in connection herewith, Seller and QO hereby represent and warrant to Matria that the following representations and warranties are true and correct as of the date hereof and, except for any representations and warranties made as of a specific date (other than the date hereof), shall be true and correct as of the Closing:

         4.1 VALIDITY. This Agreement has been duly executed and delivered by each of Seller and QO and constitutes the legal, valid and binding obligation of each of Seller and QO enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether asserted in a proceeding at law or in equity).

         4.2      SCHEDULES; SUPPLEMENTS. The Schedules referred to in this
Article 4 contain certain information regarding Seller and the Subsidiaries, as indicated at various places in this Agreement, and have been delivered to Matria herewith, and all information set forth in such Schedules shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties under this Article 4. Seller shall, on a monthly basis, provide Matria with written notification (each a "Supplement") of any material event or occurrence or other information of any kind whatsoever necessary to maintain this Agreement, representations and warranties contained herein, the Schedules, and all other documents and writings furnished to Matria pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing Date; provided, however, that no such Supplement shall cure any breach of any representation or warranty set forth herein or otherwise limit any rights or remedies available to Matria. As used in this Agreement, the term "Material Adverse Effect" shall mean an adverse effect on the Transferred Assets, the Business or the financial condition, results of operations, properties, assets, liabilities or prospects of QO which, individually or in the aggregate, materially diminishes the value of QO (including the Transferred Assets) or the Business, causes this Agreement to be invalid or unenforceable, or prevents or could reasonably be expected to prevent Seller or QO from performing any material obligation hereunder. Any reference in this Agreement or in any certificate delivered pursuant hereto to a party's "Knowledge" (whether to "the best of" such party's knowledge or other similar expressions relating to the knowledge or awareness of any party) shall include all matters which any such party, through the Senior Officers and/or directors of such party, actually knew or should have known.

         4.3      CORPORATE AND FINANCIAL.

                  4.3.1 CORPORATE STATUS. Each of Seller and QO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schedule 4.3.1 sets forth a true, complete and correct list of all direct or indirect subsidiaries of Seller (the "Subsidiaries"), and QO has no direct or indirect subsidiaries and owns no shares of capital stock of any corporation or any interest in the ownership or management of any other entity except in those corporations and other entities listed on Schedule 4.3.1. Each of Seller and QO has full power and authority and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. Each of Seller and QO is qualified to transact business as a foreign corporation in the states listed on Schedule 4.3.1 and neither Seller nor QO is required to be qualified to do business in any other jurisdiction, except to the extent any failures to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

                  4.3.2    AUTHORITY; NO VIOLATION; CONSENTS; NO APPRAISAL
RIGHTS.

                  (a) Each of Seller and QO has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all corporate or other action necessary on the part of Seller or any Subsidiary in order for Seller and QO to execute and deliver this Agreement, to perform its obligations hereunder and, except for the stockholder approvals contemplated by
Section 3.3, to consummate the transactions contemplated hereby, has been taken.

                  (b) Neither the execution and delivery of this Agreement by Seller or QO nor the performance of its obligations hereunder will:

                           (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller or any of its Subsidiaries;

                           (ii) breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation to or by which Seller or any of its Subsidiaries is bound;

                           (iii) violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Seller or any of its Subsidiaries is subject; or

                           (iv) except as set forth on Schedule 4.3.2, require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority.

                  (c) No stockholder of Seller shall be entitled to exercise appraisal rights, under Section 262 of the DGCL or otherwise, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or any liquidation and dissolution of Seller.

                  4.3.3    OWNERSHIP AND CAPITALIZATION.

                  (a) The authorized capital stock of Seller consists solely of 32,000,000 shares of common stock, and 18,000,000 shares of preferred stock, of which 3,055,646 shares have been designated as Series A Preferred Stock, 2,550,085 shares have been designated as Series B Preferred Stock, 8,039,477 shares have been designated as Series C Preferred Stock, and 3,962,000 shares have been designated as Series D Preferred Stock. As of the date of this Agreement, 4,488,918 shares of such common stock, 3,055,646 shares of such Series A Preferred Stock, 2,550,085 shares of such Series B Preferred Stock, 8,039,477 shares of such Series C Preferred Stock, and 3,961,969 shares of such Series D Preferred Stock are issued and outstanding. Schedule 4.3.3 lists the names of all holders of such common stock and each such series of preferred stock and their respective percentage ownership of Seller and voting power on both a basic and a fully diluted basis.

                  (b) The authorized capital stock of QO consists solely of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of capital stock of QO and each of the other Subsidiaries are owned, beneficially and of record, solely by Seller.

                  (c) All of the issued and outstanding shares of the capital stock of QO are (i) duly authorized, validly issued, fully paid and nonassessable, (ii) were offered, sold, issued and delivered in compliance with applicable federal and state securities laws and (iii) are not subject to, and were not issued in violation of, any preemptive rights or any other third party rights created by statute, the Certificate of Incorporation, Bylaws or similar governing documents of QO or any agreement to which Seller or any of the Subsidiaries is a party or by which Seller or any of the Subsidiaries is bound.

                  (d) Other than as listed on Schedule 4.3.3, neither Seller nor QO has outstanding any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any securities or other rights which are either by their terms or by contract convertible or exchangeable into capital stock or other equity interest in Seller or QO, or any preemptive or similar rights to subscribe for or to purchase, any calls, commitments or claims of any character relating to, the capital stock or other equity interest (or securities convertible into capital stock or other equity interest) in QO. QO is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire or to register any shares of its capital stock or membership or other equity interests.

                  (e) Other than as listed on Schedule 4.3.3, there are no agreements to which Seller or QO is a party in any way restricting the transfer of any shares of capital stock or other equity interests of QO.

                  (f) Any shares of capital stock in Seller or QO which have been purchased or redeemed by Seller or any of the Subsidiaries, as the case may be, have been purchased or redeemed in accordance with all applicable federal and state laws, rules, regulations, and ordinances, including, without limitation, all federal and state securities laws.

                  (g) Neither Seller nor QO has registered shares of its capital stock under the Securities Act or the Exchange Act.

                  4.3.4 TITLE TO SHARES AND TRANSFERRED ASSETS. Seller has good and marketable title to all of the Shares, free and clear of all Liens, and Seller or, to the extent reflected on Schedule 4.3.4, one or more Subsidiaries has good, valid and marketable title to all of the Transferred Assets, free and clear of any and all Liens, and Seller will transfer or cause to be transferred, as applicable, good, valid and marketable title to the Shares, free and clear of all Liens, to Matria at the Closing and good, valid and marketable title to the Transferred Assets, free and clear of all Liens, to QO at or prior to the Closing.

                  4.3.5 CORPORATE OR OTHER BOOKS AND RECORDS. The stock records, minute books and other books and records of Seller and QO fully and accurately reflect all issuances, transfers and redemptions of the capital stock of Seller and QO, correctly show the total number of shares of such capital stock or other equity interests, issued and outstanding on the date hereof, accurately reflect in all material respects all corporate or other action taken by the officers, directors, or shareholders of Seller and QO, as the case may be (including actions taken by consent without a meeting), and contain true and complete copies or originals of (i) Certificate of Incorporation and all amendments thereto of QO and Seller, (ii) Bylaws as amended and currently in force of QO and Seller, and

(iii) the minutes of all meetings or consent actions of the respective officers, directors or shareholders of QO and Seller. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such officers, directors or shareholders except those contained in such minute books and all corporate or other actions of QO and Seller were duly and validly taken in compliance with all applicable laws, rules, regulations and ordinances.

                  4.3.6    TAXES.

                  (a) QO has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. All Taxes owed by QO (whether or not shown on any Tax Return) have been paid. There are no Liens for Taxes upon any of the assets of QO that arose in connection with any failure (or alleged failure) to pay any Tax, excluding Liens for Taxes which are not yet due and payable.

                  (b) QO has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and complied with all information reporting and backup withholding requirements.

                  (c) The charges, accruals and reserves for Taxes with respect to QO for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Tax Return has yet been filed) reflected on the books of QO (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover such Taxes. All information set forth in the notes to such books relating to Tax matters is true and complete in all material respects.

                  (d) QO is not currently the beneficiary of any extension of time within which to file any Tax Return (other than extensions of time for Tax Returns due for the year ended December 31, 2001). Neither QO nor any member of any Affiliated Group of which QO is or has been a member has granted any extension or waiver of the statute of limitations period in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) There is no claim, audit, action, suit, proceeding, or investigation concerning any Tax or Tax Asset of QO either pending or, to the Knowledge of Seller and QO, threatened. Neither Seller nor QO expects or has any reason to expect any Tax Authority to assess any additional Taxes for any period for which Tax Returns have been filed. No claim has even been made by an authority in a jurisdiction where QO does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between QO and any Tax Authority.

                  (f) QO has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. QO has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. QO has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 280G or 162(m) of the Code. No property owned by QO is
(i) property required to be treated as being owned by another person or entity pursuant to the provisions of Section 168(f)(8) of the Code, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, or (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code. QO does not have an election in effect under Sections 108, 168, 338, 441, 463, 472, 1017, 1033, or 4977 of the Code. QO is not a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement, or (ii) in a distribution that could otherwise constitute a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

                  (g) QO is not now nor has it been a member of any Affiliated Group other than one of which Seller was the common parent. Other than as provided in the Code and Treasury Regulations, QO is not a party to any Tax Sharing Agreement or similar arrangement. Schedule 4.3.6 lists all federal, state, local, and foreign Tax Returns filed with respect to QO for Tax periods ended on or after December 31, 2000, lists such Tax Returns that have been audited and/or that currently are the subject of audit, and indicates for each such Tax Return whether the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Schedule 4.3.6 lists all jurisdictions (whether state, local or foreign) to which any amount of Tax is properly payable by QO.

                  (h) QO is not currently under any contractual obligation to pay any of the following: (i) any liability for the payment of any Tax as a result of being a member of an Affiliated Group, or being a party to any agreement or arrangement as a result of which the liability of QO to a Tax Authority is determined or taken into account with reference to the liability of any other Person; or (ii) any liability for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any Tax or any amount of the type described in clause (i) as a result of any express or implied obligation (including, but not limited to, an indemnification obligation). Moreover, QO has no liability for the Taxes of any Person other than itself under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. Each Affiliated Group has filed all Tax Returns that it was required to file for each Tax period during which QO was a member of such group and all such Tax Returns were correct and complete in all respects. All Taxes owed by any Affiliated Group (whether or not shown on any Tax Return) have been paid for all Tax periods during which QO was a member of such group. No Affiliated Group has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any Tax period during which QO was a member of such group.

                  (i) QO will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
(i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) deferred intercompany gain or any Excess Loss Account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law);
(iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

                  (j) Neither Seller nor QO has adopted or approved a plan of liquidation, dissolution, or termination, or otherwise agreed to liquidate, dissolve or terminate.

                  4.3.7 FINANCIAL STATEMENTS. Schedule 4.3.7 contains true, correct and complete copies of the 2001 Unaudited Financial Statements, including QO's unaudited balance sheet (the "Balance Sheet") and statement of income as of and for the fiscal year ended as of December 31, 2001. Except as set forth on Schedule 4.3.7 hereto, all of the 2001 Unaudited Financial Statements were prepared in accordance with GAAP, consistently applied, present fairly and accurately the financial condition of QO as of the date indicated therein and the results of operations of QO for the period covered thereby and are consistent with the books and records of QO.

                  4.3.8 ACCOUNTS. Schedule 4.3.8 contains a complete and accurate list of the names and addresses of each and every bank and other institution in which QO maintains an account or safety deposit box, the account numbers of each such account, and the names of all persons who are presently authorized to draw thereon or have access thereto.

                  4.3.9    BALANCE SHEET ITEMS.

                  (a) All notes receivable, accounts receivable, and other obligations due and payable to QO as of December 31, 2001, are reflected in the Balance Sheet. Except to the extent such receivables or other obligations have been paid in the ordinary course of the Business since the date of the Balance Sheet, all notes receivable, accounts receivable and other obligations and receivables shown on the Balance Sheet or arising between the date of the Balance Sheet and the Closing Date (collectively, the "Receivables") (i) represent and constitute genuine, legal, valid and collectible obligations of and bona fide claims against the respective makers thereof or debtors thereon for sales made, services performed or other charges arising on or before the date hereof, and all of the goods delivered and services performed that gave rise to such Receivables were delivered or performed in all material respects in accordance with the applicable orders, contracts, or client requirements therefore, and (ii) will be collected in an amount not less than the aggregate amount thereof reflected on the Balance Sheet, or, as applicable, the Balance Sheet included in the Audited Closing Date Financial Statements (the "Closing Balance Sheet") (net of allowances and reserves reflected on the Balance Sheet or the Closing Balance Sheet as applicable, calculated in accordance with GAAP consistently applied). None of such Receivables are subject to any defenses, counterclaims or rights of off-set, except for such rights of off-set as are expressly set forth in any contract listed on Schedule 4.5.1 resulting in a particular receivable. All accounts, wages and other amounts payable shown on the Balance Sheet or the Closing Balance Sheet represent or will represent, as applicable, sales made or services provided and expenses incurred in the ordinary course of the Business consistent with past practices.

                  (b) Except as set forth on Schedule 4.3.9, neither Seller nor QO has written off any Receivables since the date of the Balance Sheet, except nonmaterial write-offs in the ordinary course of the Business consistent with past practice. All Receivables are evidenced by written agreements, invoices or other instruments, true and correct copies of which will be made available to Matria upon request for examination prior to the Closing. The reserves relating to all Receivables set forth on the Balance Sheet and the Closing Balance Sheet are (or will be) adequate, as of the respective dates thereof, to cover all uncollectible amounts in respect of such Receivables. Except as set forth in Schedule 4.3.9, none of the Receivables is the subject of a pledge or assignment to secure debt, is subject to any Lien, or has been placed for collection with any attorney or collection agency or similar individual or firm.

                  (c) The reserves for contractual liabilities of QO set forth on the Balance Sheet and the Closing Balance Sheet are (or will be) adequate, as of the respective dates thereof, to cover all liabilities of QO under all applicable "Third Party Payor Arrangements" (as defined in Section 4.5.1) to which QO is a party or by which it is bound.

                  (d) The deferred income of QO set forth on the Balance Sheet has been calculated in accordance with GAAP, consistently applied.

                  4.3.10   LIABILITIES. Except as set forth on Schedule 4.3.10,
(a) QO has no indebtedness for borrowed money or capital lease obligations, and
(b) QO has no other debt, liability, or obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise, whether due or to become due, and regardless of when asserted, except (i) those reflected on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet (none of which individually or in the aggregate has had, or will have a Material Adverse Effect), or (iii) obligations for future performance under any executory contracts set forth on Schedule 4.5.1. Except as set forth on Schedule 4.3.10, QO has no liability or obligation (absolute or contingent) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of any corporation, partnership, association, joint venture, individual or other person or entity.

                  4.3.11 ORDINARY COURSE OF BUSINESS AND ABSENCE OF CHANGES. Except as set forth in Schedule 4.3.11, each of Seller and QO has operated its respective business in the ordinary course consistent with reasonable past practices since December 31, 2001. Without limiting the generality of the foregoing, and except as set forth in Schedule 4.3.11, since December 31, 2001:

                  (a) there has been no material adverse change in the Transferred Assets or the Business, assets, liabilities, results of operation, cash flow or financial condition of QO or in any of QO's relationships with customers, employees, independent contractors, lessors, third party payors, regulators or others;

                  (b) there has been no damage, destruction, casualty or loss to the Transferred Assets or the Business assets, properties or customer or supplier relations of QO;

                  (c) the Transferred Assets and properties and assets of QO have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                  (d) the books, accounts and records of Seller and the Subsidiaries have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

                  (e) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of QO nor has there been any direct or indirect redemption, retirement, purchase or other acquisition by QO of any of the capital stock of QO;

                  (f) except for annual salary increases made in the ordinary course of business consistent with past practices, and except for the Incentive Bonuses contemplated by Section 3.9(f), there has been (i) no increase in the compensation or in the rate of compensation or commissions payable or to become payable to any director, officer, employee, or agent of QO, or any employee of Seller or any of the Subsidiaries set forth on Schedule 4.6.2, (ii) no general increase in the compensation or in the rate of compensation payable or to become payable to employees or fee-for-services contractors of QO or employees of Seller or any of the Subsidiaries set forth on Schedule 4.6.2,
(iii) no director, officer, or employee of QO, or employee of Seller or any of the Subsidiaries set forth on Schedule 4.6.2 hired at a salary in excess of $50,000 per annum, (iv) no employee of Seller or any Subsidiary (other than QO) transferred to QO, and (v) no increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee of Seller or any of the Subsidiaries set forth on Schedule 4.6.2;

                  (g) there has been no change in the Certificate of Incorporation or Bylaws or other organizational documents, as applicable, of Seller or QO;

                  (h) there has been no labor dispute, organizational effort by any union, unfair labor practice charge or employment discrimination charge, nor institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving Seller or QO or the Business or affecting the operations of Seller or QO or the Business;

                  (i) there has been no issuance or sale by Seller or QO of any capital stock, bonds, notes or other securities of QO or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes or other securities of QO;

                  (j) there has been no Lien (other than for current Taxes not yet due and payable) created on or in (including without limitation, any deposit for security consisting of) any of the Transferred Assets or the assets of QO or assumed by Seller or QO with respect to any such asset;

                  (k) there has been no indebtedness for borrowed money incurred and there has been no other indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred which would be required to be reflected on a balance sheet of QO as of the date hereof, prepared in accordance with GAAP, consistently applied, except such as have been incurred in the ordinary course of the Business consistent with past practice, none of which individually or in the aggregate has had or could result in a Material Adverse Effect, and there has been no increase in the reserve for contractual liabilities of QO except in accordance with GAAP;

                  (l) no obligation or liability which would be required to be reflected on a balance sheet of QO as of the date hereof, prepared in accordance with GAAP, consistently applied, has been discharged or satisfied, other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practice;

                  (m) there has been no sale, transfer or other disposition of assets of QO with a fair market value in excess of $10,000 in the aggregate;

                  (n) there have been no charge-offs of or reserves established with respect to the accounts receivable shown on the Balance Sheet;

                  (o) there has been no amendment, termination or waiver of any right of Seller or any of the Subsidiaries under any contract or agreement or governmental license, permit or permission which, individually or in the aggregate, has had or could result in a Material Adverse Effect;

                  (p)      except for the Incentive Bonuses contemplated by
Section 3.9(f) and payments required under group health insurance plans, there has been no creation of, amendment to or contribution, grant, payment or accrual for or to the credit of any employee set forth on Schedule 4.6.2, with respect to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement;

                  (q) neither Seller nor any Subsidiary has (i) entered into any contract, agreement or commitment affecting the Transferred Assets, QO or the Business other than in the ordinary course of business consistent with past practices (none of which has had or will result in a Material Adverse Effect), (ii) made any sales affecting the Transferred Assets, QO or the Business on terms (including, without limitation, discounts, extended payment terms or other incentives) inconsistent with prior practice, (iii) made any change in any method, practice or principle of financial or tax accounting, (iv) failed to maintain its books and records in accordance with reasonable past practices, or (v) failed to perform its obligations under any of its contracts or agreements affecting the Transferred Assets, QO or the Business; and

                  (r) QO and Seller have used commercially reasonable efforts to (i) increase QO's sales in a profitable manner, (ii) enhance QO's financial position, (iii) address market changes affecting QO or the Business,
(iv) preserve QO's Business, (v) keep available the services of employees of QO and employees of Seller set forth on Schedule 4.6.2, (vi) preserve the goodwill of customers and suppliers of QO or the Business and others having business relations with QO, or (vii) manage QO's working capital components in a manner consistent with reasonable past practices.

                  4.3.12   LITIGATION AND PROCEEDINGS. Except as set forth on
Schedule 4.3.12, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental or other investigations pending or threatened against, by or potentially affecting QO, the Business or the Transferred Assets or any of them, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered which could potentially affect QO, the Business or the Transferred Assets by any agency, arbitrator, court, commission or other authority which has not been paid or discharged, nor does Seller or any Subsidiary have any unasserted contingent liabilities which, individually or collectively, could result in a Material Adverse Effect or which might prevent or impede the consummation of the transactions contemplated by this Agreement. Neither Seller nor any Subsidiary has been charged with or is under investigation with respect to any charge concerning any provision of any federal, state or other applicable or administrative regulation with respect to or potentially affecting the Transferred Assets. There are no pending or threatened claims against any of the officers, directors, employees, or stockholders of Seller or any of the Subsidiaries in connection with the Business or the Transferred Assets. The reserves relating to all actions, decrees, suits, counterclaims, claims, proceedings, or governmental investigations which are set forth on Schedule
4.3.12 are adequate to cover all liabilities and obligations of QO and the Business.

         4.4      BUSINESS OPERATIONS.

                  4.4.1 CUSTOMERS AND ACCOUNTS. Schedule 4.4.1 contains a true, complete and accurate list of all customers and accounts of QO and the Business for the two year period ended as of the date hereof. Except as set forth on Schedule 4.4.1, neither Seller nor QO knows of any customer who intends to discontinue or materially reduce the purchase of services from QO or the Business.

                  4.4.2 PERMITS AND COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.4.2:

                  (a) Each of QO and, as applicable, the employees of Seller and the Subsidiaries, (i) has obtained and maintains all permits, licenses, certifications, franchises and authorizations from governmental and regulatory authorities or other parties necessary or required to conduct the Business in the manner in which such Business has been and is being conducted and in compliance with all applicable healthcare requirements (collectively, "Permits"), including, without limitation, all outpatient facility licenses, Drug Enforcement Administration permits, state drug control permits, approvals of any local health departments of any authority and Reimbursement Approvals, and (ii) has obtained and maintains all accreditations from accrediting agencies, the maintenance of which is prudent and customary in the industry in which it is engaged or required under applicable law (collectively, "Accreditations"), which Permits and Accreditations are set forth on Schedule
4.4.2. The term "Reimbursement Approvals" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations, and any other similar agreements with or approvals by governmental or regulatory authorities or other third parties.

                  (b) Except as set forth on Schedule 4.4.2, on the Closing Date, all Permits and Accreditations shall be in full force and effect. There has been no default on the part of Seller or any of the Subsidiaries with respect to, and no event has occurred which, with the giving of notice or the lapse of time, or both, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, would constitute a breach of, any condition to the issuance, maintenance, renewal and/or continuance of, any Permit or Accreditation or result in any other impairment of the rights of the holder thereof. QO has paid all fees, charges and other expenses to the extent due and payable, and have provided all information and otherwise complied with all material conditions precedent to the issuance, maintenance renewal, and continuance of each of the Permits and Accreditations. QO has made no assignment of any Permits or Accreditations to any third party, and the Permits and Accreditations are free and clear of all Liens. There is no action, decree, suit, counterclaim, proceeding or governmental or other investigation pending or, to the Knowledge of Seller and QO, threatened by any governmental authority either to revoke, withdraw, suspend, limit, refuse to renew or issue on a probationary or limited basis, any Permit or Accreditation.

                  (c) Seller and each of the Subsidiaries, and each of its predecessors in interest has complied and is in compliance with all federal, foreign, state and local laws, rules, regulations and ordinances applicable to the Transferred Assets, QO or the Business. No present or past violation of any such law, rule, regulation or ordinance, whether known or unknown, has occurred which could or would materially impair the value of the Transferred Assets or the Business or the right or ability of QO or its successors, affiliates, officers, directors, employees or agents to conduct their respective activities. QO is not and has never been engaged in the manufacture, sale, licensing, lease or distribution of medical devices, prescription drugs or other products.

                  (d) There has not been, nor is there pending, or to the Knowledge of Seller and QO, threatened, any assessment of any civil or criminal penalties or exclusion or suspension action or investigation by any governmental authority against QO or, to the extent affecting or relating to the Business, Seller or any of the Subsidiaries, against any physician or nursing personnel utilized in connection with the operation of the Business. Without restricting the generality of the foregoing, to the Knowledge of Seller and QO, no physician or nursing personnel utilized in connection with the operation of the Business has ever (i) had his or her license to practice medicine in any state or Drug Enforcement Agency number suspended, relinquished, terminated, restricted or revoked, (ii) been reprimanded, sanctioned or disciplined by any licensing board, or any federal, state or local society or agency, governmental authority or specialty board, (iii) had entered against him or her final judgment in, or settled without judgment, a malpractice or similar action for an aggregate award or amount to the plaintiff in excess of $50,000, or (iii) had his or her medical staff privileges at any hospital or medical facility suspended, terminated, restricted or revoked.

                  4.4.3    ENVIRONMENTAL.

                  (a) Except as set forth on Schedule 4.4.3, QO has at all time complied and is currently in compliance with, and the Transferred Assets, the Business and, during the period of Seller's or any Subsidiary's occupation thereof, the "Real Property" (as defined in Section 4.5.4) have at all times been occupied and operated and are currently in compliance with, all Environmental Laws, and QO has obtained and maintains all permits, approvals, authorizations and licenses required under any Environmental Law which are necessary to own and operate the Business or to occupy any of the Real Property. For purposes of this Agreement, the term "Environmental Laws" refers to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other applicable and present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, policy, guideline, permit, license or other binding determination of any governmental authority imposing liability or establishing standards of conduct for protection of the environment or health and safety.

                  (b) Except as set forth on Schedule 4.4.3, QO has no liability (whether known or unknown, absolute or contingent) arising under any Environmental Law and there has been and is no event, condition, circumstance, activity, omission, practice, incident, action or plan (including, without limitation, any intentional or unintentional release into the environment of any Hazardous Material) which may interfere with or affect the Transferred Assets or the operation of the Business, prevent continued compliance by QO, or the Business with all Environmental Laws, or otherwise give rise to any liability of QO or any party owning or operating the Business or the Transferred Assets or serve as the basis for any claim, action, suit, proceeding, hearing or investigation against QO or any party owning or operating the Business or the Transferred Assets under any Environmental Law. Except as set forth on Schedule 4.4.3, neither Seller nor QO has received any notice alleging that QO, the Business or the Real Property is in violation of any Environmental Law or that QO has any liability thereunder. For purposes of this Agreement, the term "Hazardous Material" refers to (i) any element, compound or chemical that is defined, listed or otherwise classified or regulated as a contaminant, pollutant, toxic pollutant, toxic substance, hazardous substance, extremely hazardous substance or chemical waste, hazardous waste, special waste, or solid waste under any Environmental Laws; (ii) petroleum and its refined products;
(iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(v) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

                  (c) Except as set forth on Schedule 4.4.3, no portion of the Real Property listed in Schedule 4.5.4 has been used by Seller or QO or by any other party for the generation, handling, processing, use, refinement, recycling, treatment, storage or disposal of any Hazardous Materials, and neither Seller nor QO has any Knowledge that (i) any underground tank or underground storage receptacle is located on, in or under any portion of the Real Property, or (ii) any asbestos containing materials or structures are located at or on any of the Real Property.

                  (d) Except as set forth on Schedule 4.4.3, neither QO nor any of the Real Property is subject to any applicable Environmental Law requiring the performance of site assessments, the removal or remediation of Hazardous Materials, the giving of notice to any governmental agency or the recording or delivery of an environmental disclosure document or statement by virtue of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.4.3, as of the Closing Date, no expenditure will be required in order for Matria or QO to comply with any Environmental Law in connection with the operation of the Business, the Transferred Assets or the Real Property in a manner consistent with the current operation thereof.

                  4.4.4 INSURANCE. Schedule 4.4.4 contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, the Transferred Assets or QO or its officers, directors or employees, all of which will be maintained through the Closing Date in full force and effect. Schedule 4.4.4 also contains a complete list of (i) all pending claims under any of such policies or bonds, (ii) all claims made within the last three (3) years under any of such policies or bonds, and (iii) any denial of coverage or reservation of rights to contest any such claim asserted by any insurer. All material terms, obligations and provisions of each of such policies and bonds have been complied with; all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Such policies and bonds provide adequate coverage to insure the Transferred Assets and the properties and businesses of QO and the activities of its officers, directors and employees against such risks, including the risk of professional and general liability, and in such amounts as are prudent and customary. QO will not, as of the Closing Date, have any liability for premiums or for retrospective premium adjustments for any period prior to or after the Closing.

                  4.4.5 POWERS OF ATTORNEY. Schedule 4.4.5 contains a complete and accurate list setting forth the names and addresses of all persons holding a power of attorney on behalf of QO.

         4.5      CONTRACTS; PROPERTIES AND ASSETS.

                  4.5.1    CONTRACTS.

                  (a) Schedule 4.5.1 includes a true, correct and complete list of the Assigned Contracts, all contracts, agreements, arrangements or understandings, written or oral, to which QO is a party or by which it is bound (other than oral or written offers of at-will employment not containing any arrangements for severance or other extraordinary compensation or outstanding vendor orders arising in the ordinary course of the Business not exceeding $10,000 in amount), and any of the following contracts, agreements, arrangements or understandings to which Seller or any other Subsidiary is a party or by which it is bound affecting the Transferred Assets or the Business (collectively, the "Contracts"):

                           (i) all agreements and arrangements with Medicare, Medicaid, CHAMPUS and any other governmental authority or quasi-public agency, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with healthcare services (collectively, "Third Party Payor Arrangements");

                           (ii) all escrow accounts associated with Seller's and Subsidiaries' participation in each Third Party Payor Arrangement;

                           (iii) all agreements or other documents regarding arrangements with referral sources and marketing agents;

                           (iv)     any joint venture or partnership agreement;

                           (v) all confidentiality agreements which could reasonably be expected to result in a material restriction on the operation of the Transferred Assets or the Business;

                           (vi) any agreement relating to the voting of shares of the capital stock of QO;

                           (vii) any agreement or indenture relating to the borrowing of money or placing a Lien on any of the Transferred Assets or the assets of QO;

                           (viii) all lease agreements relating to any real property or personal property used in connection with the operation of the Business or under which QO is lessor or lessee of any real property or personal property;

                           (ix) any agreement or group of related agreements with the same party for the purchase or sale of products or services under which the undelivered balance of such products or services is in excess of $10,000 over the remaining term of the agreement;

                           (x) any agreement or group of related agreements with the same party continuing over a period of more than six
                  (6) months from the date or dates thereof, not terminable by any of the respective parties thereto on thirty (30) days' or less notice without penalty;

                           (xi) any contract which prohibits QO from freely engaging in any business, or which prohibits QO from soliciting customers or any other business, anywhere in the word;

                           (xii) all employment, severance or non-competition agreements to which any of the officers or employees of QO or any of the employees set forth on Schedule 4.6.2 is a party (other than oral or written offers of at-will employment not containing any arrangements with respect to severance or other extraordinary compensation);

                           (xiii) all license agreements pursuant to which any "Intellectual Property" (as defined in Section 4.5.2) has been licensed to or from any third parties;

                           (xiv) any contract or commitment for capital expenditures;

                           (xv) any contract under which the rights of QO may be adversely affected as a result of a change in control of QO; and

                           (xvi) any other contract, agreement, arrangement or understanding which is material to QO, the Transferred Assets or the Business.

                  (b) A true, correct and complete list of all notices or other correspondence terminating a Third Party Payor Arrangement with QO or related to the Business and the reason for such termination, and all notices or other correspondence alleging any breach of or repayment obligation under any such Third Party Payor Arrangement, received by Seller or any of its Subsidiaries since December 31, 1999, is set forth on Schedule 4.5.1.

                  (c)      Except as set forth on Schedule 4.5.1:

                           (i) Each Contract is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable against the other party or parties to such Contracts in accordance with its terms; no such Contract has been canceled or otherwise terminated, and to the Knowledge of Seller and QO, no such cancellation or termination has been threatened;

                           (ii) Seller and the Subsidiaries have performed all obligations required to be performed by them under the Contracts; there are no existing breaches, defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults under any of the Contracts, and neither Seller nor QO has received notice of any such breach or default;

                           (iii) There are no Contracts to which any of the following is a party: (A) any director, officer, or stockholder of Seller or any Subsidiary (collectively, "Insiders"), (B) any person or entity related to any such Insider, or (C) any company or other organization in which any Insider, or any person related thereto, has, or holds a right to acquire, any direct or indirect equity interest in excess of 5%;

                           (iv) No Contract requires Seller or any of the Subsidiaries to share any profits or make any payments or other distributions based on profits, revenues cash flows or referrals;

                           (v)      There are and have been no referral
                  agreements, discounts, rebates, kickbacks, or referral payments or fees made or paid by QO or, to the extent relating to or affecting the Business, Seller or any Subsidiary in violation of any law, statute, rule, regulation, order, court decision, judgment or decree of any federal, state, foreign, territorial, provincial or municipal authority; and

                           (vi)     no party to any Third Party Payor
                  Arrangement is seeking, threatening, requesting or claiming any recoupments, that may call for the repayment of monies by or withholding of monies due to QO.

                  4.5.2    LICENSES; INTELLECTUAL PROPERTY.

                  (a) Schedule 4.5.2 lists (i) all rights in patents, patent applications, trademarks (whether registered or not), trademark applications, software, service mark registrations and service mark applications, trade names, Internet domain name registrations, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works) (all such listed categories of intellectual property, together with uniform resource locators, trade dress, logos, slogans, tag lines, technology, software, trade secrets, know-how, technical documentation, specifications, designs and other intellectual property and proprietary rights, collectively the "Intellectual Property") included in the Transferred Assets, owned by or licensed to QO or used in, developed for use in, or necessary to the conduct of the Business as now conducted or planned to be conducted, and (ii) all license agreements pursuant to which any such

Intellectual Property has been licensed to or from third parties, including the name of the licensee or licensor, as the case may be, and the date of each such agreement.

                  (b) Seller and/or one or more of the Subsidiaries owns and possesses all right, title and interest in and to all Intellectual Property included in the Transferred Assets, free and clear of all Liens or any conflict with the rights of others, and QO owns and possesses all right, title and interest, free and clear of all Liens or any conflict with the rights of others, or holds a valid license, in and to all other Intellectual Property reflected on
Schedule 4.5.2, without any conflict with the rights of others. Seller and each of the Subsidiaries have taken all reasonably necessary action to protect the secrecy, confidentiality and value of and their rights in and to such Intellectual Property.

                  (c) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of Intellectual Property on behalf of Seller or any of the Subsidiaries, as applicable, and all officers and technical employees of Seller and the Subsidiaries either (i) have been a party to "work-for-hire" arrangements or agreements in accordance with applicable national and state law that has accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising to Seller or one or more of the Subsidiaries, as applicable, or (ii) have executed appropriate instruments of assignment in favor of Seller or one or more of the Subsidiaries as assignee that have conveyed to Seller or one or more of the Subsidiaries, as applicable, effective and exclusive ownership of all tangible and intangible property arising thereby.

                  (d) Neither the development, maintenance, operation or use of any of the Transferred Assets or the Data Warehouse or the conduct of the Business has infringed, misappropriated or conflicted with or infringes, misappropriates or conflicts with any Intellectual Property of any third party, nor would any future conduct with respect to the Transferred Assets or the Data Warehouse or the Business as presently contemplated infringe, misappropriate or conflict with any Intellectual Property of any third party. To the Knowledge of Seller and QO, the Intellectual Property listed on Schedule 4.5.2 has not been infringed, misappropriated or conflicted by any third party. No claim by any third party contesting the validity of any such Intellectual Property has been made, is currently outstanding or, to the Knowledge of Seller and QO, is threatened. Neither Seller nor QO has (i) received any notice of any infringement, misappropriation or violation by Seller or QO of any Intellectual Property listed on Schedule 4.5.2 by any third party or (ii) infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

                  (e) Except as set forth in Schedule 4.5.2: (i) Seller or one or more of the Subsidiaries is, and, as of the Closing, QO will be, the exclusive owner of all data, data lists, information, systems, documentation, processes, and other items compiled, processed, created or developed through any function performed by any of the Transferred Assets, or any program or system administered by Seller or any Subsidiary in connection with the Business, including ICMS and cancerpage.com (collectively, the "Transferred Intellectual Property Data"); (ii) Seller and one or more of its Subsidiaries has, and as of the Closing QO will have the exclusive right to use and protect all such Transferred Intellectual Property Data, and no third party has any rights in or has filed any copyright registration with respect to the Transferred Intellectual Property Data; (iii) neither Seller nor any Subsidiary has violated or infringed any patent, copyright, trademark, service mark or other intellectual property rights of any other person or entity in or to the Transferred Intellectual Property Data, and, to the Knowledge of Seller and QO, there are no claims pending or threatened against Seller or any Subsidiary asserting that the use of any Transferred Intellectual Property Data by QO or any Subsidiary infringes the rights of any other person or entity; (iv) neither Seller nor any Subsidiary has made or asserted any claim of violation or infringement of any Transferred Intellectual Property Data against any other person or entity, and neither Seller nor QO has Knowledge of any such violation or infringement; (v) neither Seller nor any Subsidiary has granted any outstanding licenses or other rights to any such Transferred Intellectual Property Data to any other person or entity, and Seller and its subsidiaries have maintained and caused all of their employees, agents and independent contractors to maintain the confidentiality of such Transferred Intellectual Property Data.

                  4.5.3    PERSONAL PROPERTY. Except as otherwise noted on
Schedule 4.5.3, QO has good and marketable title to all tangible personal property and assets, reflected on the Balance Sheet or acquired since the date thereof, excluding properties and assets sold or otherwise disposed of in the ordinary course of the Business since the date thereof, free and clear of all Liens, and such property and assets (together with the "Leased Assets," "Real

Property," as each is hereinafter defined, and the Transferred Assets, Intellectual Property, Permits, Accreditations and Contracts) constitute and include all of the property and assets related to, required, used, or useful in the conduct of the Business as now conducted or proposed to be conducted or to the operation and maintenance of any of the Transferred Assets or the Data Warehouse. As of the date hereof, Seller or one or more of the Subsidiaries has, and, as of the Closing, QO will have, the right to use all of the leased items of tangible personal property and assets used in connection with the operation of the Business or the operation and maintenance of the Transferred Assets or the Data Warehouse (collectively, the "Leased Assets") pursuant to valid and enforceable lease agreements. All of the tangible personal property and assets included in the Transferred Assets and the Leased Assets are in good operating condition and repair (ordinary wear and tear excepted).

                  4.5.4    REAL PROPERTY AND LEASES.

                  (a) QO owns no real property, and no real property owned by Seller or any Subsidiary is used in connection with the operation of the Business.

                  (b) Schedule 4.5.4 lists all of the leases (the "Facility Leases") of any real property leased by QO in or used in connection with the operation of the Business (the "Real Property"). Except as set forth on Schedule 4.5.4, each Facility Lease is valid, in full force and effect, and enforceable in accordance with its terms and constitutes a legal and binding obligation of each party thereto. Seller or one or more Subsidiaries has and, upon the Closing, QO will have a valid leasehold interest under each Facility Lease. Neither Seller nor QO has given or received any notice of default, termination or partial termination under any Facility Lease, and there is no existing or continuing default by Seller or any Subsidiary or, to the Knowledge of Seller or QO, any other party in the performance or payment of any obligation under any Facility Lease. Seller and each of the Subsidiaries, as applicable, have complied in all material respects with the provisions of each Facility Lease.

                  (c) Except as set forth on Schedule 4.5.4, neither Seller nor QO has received notice that any zoning or similar land use restrictions are presently in effect or proposed by any governmental authority which would impair the use or occupancy of any of the Real Property for the purposes for which such Real Property is currently being used, and the use of the Real Property by Seller and any of the Subsidiaries is in compliance with all applicable building, zoning and land use laws and regulations. To the Knowledge of Seller and QO, no condemnation by taking an eminent domain of any Leased Real Property is pending or threatened.

                  (d) The interest of Seller and/or any Subsidiary in and under each of the Facility Leases is unencumbered and subject to no present claim, contest, dispute, action or threatened action at law or in equity, and none of the Facility Leases is subject to any written, oral or implied sublease.

                  (e) There are no contractual obligations, agreements in principle or present plans for QO to enter into new leases of real property or with respect to the renewal or amendment of existing Facility Leases prior to the Closing Date.

                  (f) No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the Real Property have had or are likely to have a Material Adverse Effect.

         4.5.5 DATA WAREHOUSE. Each of the representations and warranties to be made by Seller or any of the Subsidiaries under the Data Warehouse License Agreement is true and correct on the date hereof and will be true and correct when made on the Closing Date.

         4.6      EMPLOYEES AND BENEFITS.

                  4.6.1 DIRECTORS AND OFFICERS. Schedule 4.6.1 correctly lists all of the present officers and directors of Seller and QO.

                  4.6.2    EMPLOYEES.

                 (a) Schedule 4.6.2 sets forth a true, correct and complete listing of all employees of QO and all employees of Seller or any Subsidiary who devote a significant portion of their time to the Business and operations of QO or the operation and maintenance of the Transferred Assets or the Data Warehouse, including their respective name, employer, job title or function, and location, as well as a true, correct and complete listing of the current salary or wage, incentive pay and bonuses, accrued vacation, and the current status (as to leave or disability pay status, leave eligibility status, full time or part time, exempt or nonexempt, temporary or permanent status) of such employees. Other than as fully reflected or reserved against in accordance with GAAP in the 2001 Unaudited Financial Statements (or as contemplated by Section 3.9(f)) neither Seller nor QO has paid or promised to pay any bonuses to such employees.

                  (b) Except as set forth on Schedule 4.6.2, to the Knowledge of Seller and QO, no officer or employee (whose departure would significantly disrupt the provision of services by a department or function) set forth on Schedule 4.6.2, or group thereof, has any plans to terminate his, her or its employment, and neither Seller nor QO has received notice that any such officer or employee would refuse to continue or accept employment with QO or Matria following the Closing.

                  (c) Except as set forth on Schedule 4.6.2, Seller and the Subsidiaries have complied in all respects with all laws and regulations relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, workers' compensation, unemployment compensation, collective bargaining and the payment of social security and other taxes.

                  (d) Except as set forth on Schedule 4.6.2, neither Seller nor any Subsidiary has any employment-related complaints or charges pending or, to the Knowledge of Seller and QO, threatened against Seller or QO with the Equal Employment Opportunity Commission, Department of Labor, or any other comparable state or local agency.

                  (e) Neither Seller nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract. Except as set forth on Schedule 4.6.2, there are currently no strikes, concerted slowdowns, concerted work stoppages, lockouts or, to the Knowledge of Seller and QO, any threats thereof, existing by or with respect to any employees of Seller or any Subsidiary.

                  (f) Except as set forth on Schedule 4.6.2, there are no workers' compensation claims pending or, to the Knowledge of Seller and QO, threatened against Seller or any Subsidiary except to the extent any such claim or claims are covered by workers' compensation insurance.

                  (g) To the Knowledge of Seller and QO, no employee set forth on Schedule 4.6.2 is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede the ability of such employee to carry out fully the activities currently performed by such employee in furtherance of the business of QO.

                  (h) Schedule 4.6.2 contains a list of all physicians and nurses employed or engaged by or contracted with or by QO or any Seller or Subsidiary in connection with the operation of the Business, the type of license, all states or other governmental entities which have licensed such individual, and a list of all correspondence known to Seller and QO relating to any adverse actions against any such persons. All such persons are properly licensed by all applicable governmental and regulatory agencies with respect to their activities on behalf of QO and the Business, and Seller and QO have no Knowledge of any problems or adverse actions regarding any such licenses. Except as set forth on Schedule 4.6.2, neither Seller nor QO has any reason to believe that any such licensed physicians or nurses will voluntarily terminate his or her employment, engagement or contract or would refuse to continue or accept such employment or engagement with or by QO following the Closing.

                  4.6.3 INDEPENDENT CONTRACTORS. Schedule 4.6.3 contains a true, correct and complete list of the names, titles, and compensation arrangements of each independent contractor performing services for QO or for Seller or any Subsidiary in connection with the operation of the Business or the operation and maintenance of the Transferred Assets. No such independent contractor has informed or advised Seller or any Subsidiary (nor does Seller or QO have Knowledge) that any such independent contractor does not intend to continue to provide such services after the date hereof or will voluntarily terminate his or her applicable engagement or contract in connection with the transactions contemplated hereby. Schedule 4.6.3 sets forth a true, correct and complete list of all written and oral agreements currently in effect with any such independent contractors.

                  4.6.4    EMPLOYEE BENEFITS.

                  (a) Schedule 4.6.4, lists all "pension plans" (as such term is defined in Section 3 of ERISA), "welfare benefit plans" (as such term is defined in Section 3 of ERISA), bonus, stock option, stock purchase, restricted stock, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which Seller or any Subsidiary is a party or which are maintained, contributed to or sponsored by Seller or any Subsidiary for the benefit of any current or former employee, officer or director of QO or any employee set forth on Schedule 4.6.2 (all such plans listed on Schedule 4.6.4 are sometimes referred to herein collectively as the "Plans" and individually as a "Plan").

                  (b) Except as set forth on Schedule 4.6.4, true and complete copies of all the Plans and Plan trusts, Summary Plan Descriptions, Actuarial Reports (if any) and Annual Reports on Form 5500 for the most recent three years with respect to the Plans, Internal Revenue Service determination letters, audit reports (if any) and any other related documents have been provided to Matria.

                  (c) Except as set forth on Schedule 4.6.4, with respect to each Plan, (i) no litigation or administrative or other proceeding is pending or threatened; and (ii) the Plan has been administered in compliance with, and has been restated or amended so as to comply with, all applicable requirements of law including all applicable requirements of ERISA, the Code and regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor, as well as the terms of such Plan. No Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to such Plan which was or is a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  (d) No Plan which is subject to Title IV of ERISA has been maintained by or on behalf of Seller or QO. As of the date hereof, no contribution to any profit sharing plan maintained by Seller or QO has been authorized which has not been fully paid, except for salary reduction contributions to Seller's 401(k) Employee Savings Plan, which will be paid on or before the applicable due dates.

                  (e) Except as disclosed on Schedule 4.6.4 and except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"): (i) QO has no obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees; (ii) no Plan is cosponsored or has been adopted by QO; and
(iii) QO has no liability and, after the Closing, neither Matria, QO nor any of their affiliates shall have any liability, under or in connection with any of the Plans. As of the Closing Date, Seller will have used its reasonable commercial efforts to cure any known violations or deficiencies under applicable statutes, orders and regulations relating to the Plans or their administration thereof and will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date with respect to participants who are current or former employees of QO, the employees listed on
Schedule 4.6.2, and their respective beneficiaries, based on an actuarial valuation satisfactory to the actuaries of Matria representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plans.

                  (f) No fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which an "Affiliate" (as defined below) of Seller maintains within the meaning of Section 4062 or 4064 of ERISA, and, in either case, the PBGC has not previously taken any such action which has resulted in, or reasonably might result in, any liability of QO to the PBGC. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Section 414 of the Code of which any Seller or Subsidiary is also a member.

                  (g) The consummation of any of the transactions contemplated by this Agreement will not give rise to the payment of any amount which would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code) under any contract, agreement, or other arrangement of QO.

         4.7      OTHER.

                  4.7.1 APPROVALS AND CONSENTS. Schedule 4.7.1 lists all consents or other approvals necessary or beneficial to the consummation of the transactions contemplated hereby or that are required pursuant to the terms of any Contract, Permit or Accreditation in connection with such transactions or in order to preserve any right, license, Permit, Accreditation or franchise held or owned by QO or included in the Transferred Assets, including but not limited to all governmental and other regulatory approvals and consents of lenders, lessors, landlords and other third parties (collectively, "Third Party Consents").

                  4.7.2    SECURITIES MATTERS.

                  (a) None of the information supplied or to be supplied by Seller for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the information supplied or to be supplied by Seller for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall, on the date the Joint Proxy Statement/Prospectus is first mailed to any of Seller's and Matria's stockholders, at the time any Investor Consent is executed, at the time of the Matria Stockholders' Meeting, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of Investor Consents or the solicitation of proxies for the Matria Stockholders' Meeting which has become false or misleading. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information supplied by Matria that is contained in any of the foregoing documents.

                  (b) Seller acknowledges that Matria delivered to Seller and each Investor all "Reports" (as defined in Section 5.6) and has made available to Seller and each Investor at a reasonable time prior to date hereof the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the shares of Matria Common Stock to be received by Seller pursuant to this Agreement (the "Matria Shares") and to obtain any additional information which Matria possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to Seller.

                  (c) Seller acknowledges and agrees that each certificate representing the Matria Shares issued pursuant to this Agreement, in addition to any legend referenced in Section 3.3(c), shall include a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A STANDSTILL AGREEMENT DATED AS OF ______________, 2002 BETWEEN [SELLER/INVESTORS] AND THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT, AND ANY ATTEMPTED TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND NOT RECOGNIZED BY THE CORPORATION.

                  4.7.3 REPRESENTATIONS AND WARRANTIES. Without limiting the effect of any representation or warranty set forth herein, Seller and QO further represent and warrant that no representation or warranty or related Schedule contained in this Article 4 or in any written statement delivered by or at the direction of Seller or QO, pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of material fact, nor shall such representations and warranties taken as a whole omit any statement of material fact necessary in order to make any statement therein not misleading. There is no fact known to Seller or QO, which materially adversely affects the Transferred Assets or the Business, operations, or assets or the condition, financial or otherwise, of QO in any respect which has not been disclosed in this Agreement or in the Schedules. Seller has furnished to Matria a true, correct and complete copy of any and all Contracts, Plans, Permits, correspondence, notices and other documents reflected in the Schedules, as any of the same have been amended and are in effect on the date hereof.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF MATRIA

         As an inducement to Seller and QO to enter into this Agreement and to consummate the transactions contemplated hereby, Matria represents and warrants that the following representations and warranties are true and correct as of the date hereof and, except for any representations and warranties made as of a specific date (other than the date hereof), shall be true and correct as of the
Closing:

         5.1 ORGANIZATION AND GOOD STANDING. Matria is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 POWER AND AUTHORITY. Matria has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Matria, and no other corporate proceedings on the part of Matria is necessary to authorize the execution, delivery and performance of this Agreement by Matria.

         5.3 BINDING EFFECT. This Agreement has been duly executed and delivered by Matria and constitutes the legal, valid and binding obligation of Matria, enforceable against Matria in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and general principles of equity (regardless of whether asserted in a proceeding at law or in equity).

         5.4 NO VIOLATION; CONSENTS. Neither the execution and delivery of this Agreement by Matria nor the performance by it of its obligations hereunder will:


                  (a) violate or conflict with any provision of the organizational documents of Matria;

                  (b) breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation to or by which Matria is a party or is bound, except to the extent any such breach or default would not have a material adverse effect on the ability of Matria to enter into this Agreement or perform its obligations hereunder;

                  (c) violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Matria is subject; or

                  (d) require any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any third party, court or governmental or regulatory authority, except for any such requirements arising under the HSR Act.

         5.5 CAPITALIZATION. The authorized capital stock of Matria consists of 100,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. As of April 24, 2002, 8,991,862 shares of such common stock and no shares of such preferred stock were issued and outstanding. The Matria Shares issuable to Seller pursuant to this Agreement will be, when issued in accordance with the terms hereof, validly issued, fully paid, nonassessable and free of preemptive rights.

         5.6 EXCHANGE ACT REPORTS AND FINANCIAL STATEMENTS. Matria has delivered to Seller (i) Matria's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 containing consolidated balance sheets of Matria at December 31, 2001 and 2000 and consolidated statements of operations, shareholders' equity and cash flows of Matria for the three years ended December 31, 2001, and (ii) any Current Reports on Form 8-K filed by Matria since December 31, 2001 (collectively, the "Reports"). All Reports as of their respective dates (i) comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such misstatement or omission has been superseded by a subsequent report or other document filed with the SEC. All financial statements included in the Reports, including the related notes and schedules, have been prepared in accordance with GAAP, consistently applied (except as indicated therein) and fairly represent the consolidated financial condition, assets and liabilities of Matria at the dates thereof and the consolidated results of operations, shareholders' equity and cash flows of Matria and its subsidiaries for the periods stated therein.

         5.7 STATEMENTS; JOINT PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by Matria for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. None of the information supplied or to be supplied by Matria for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall, on the date the Joint Proxy Statement/Prospectus is first mailed to any of Seller's and Matria's stockholders, at the time any Investor Consent is executed, at the time of the Matria Stockholders' Meeting, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of Investor Consents or the solicitation of proxies for the Matria Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Matria makes no representation or warranty with respect to any information supplied by Seller that is contained in any of the foregoing documents.

         5.8 REPRESENTATIONS AND WARRANTIES. No representation or warranty by Matria contained in this Article 5 or any written statement delivered by Matria pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of material fact, nor shall such representations and warranties taken as a whole omit any statement of material fact necessary in order to make any statement not misleading. Copies of all documents furnished to Seller by Matria in connection with this Agreement are true, correct and complete.

                                    ARTICLE 6
                      CONDUCT OF BUSINESS PENDING CLOSING

         Except as otherwise expressly provided herein, Seller and QO covenant and agree that, without the prior written consent of Matria in each instance, between the date hereof and the Closing Date:

         6.1 CONDUCT OF BUSINESS. Seller and QO (and any other applicable Subsidiaries) shall carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and preserve intact the present business organization applicable to the Business, and use reasonable efforts to keep available to the Business the services of their respective present officers, employees and agents and to preserve the goodwill of the Business and their relationships with customers, lenders and others having business dealings with each of them affecting the Business.

         6.2 MAINTENANCE OF PROPERTIES. Seller will maintain all of the Transferred Assets, and QO will maintain its properties and assets, in good operating condition, ordinary wear and tear excepted.

         6.3 INSURANCE. Seller and QO will maintain and keep in full force and effect all of the insurance referred to in Section 4.4.4 hereof or other insurance equivalent thereto.

         6.4 ISSUANCE OF SECURITIES. Neither Seller nor QO will sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of capital stock of QO, or, to the extent such authorization, sale or issuance would or could result in the need to obtain the affirmative vote or consent of any stockholder other than the Investors in order to obtain stockholder approval of this Agreement and the transactions contemplated hereby, of Seller, or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities of QO or, to the extent such authorization, sale or issuance would or could result in the need to obtain the affirmative vote or consent of any stockholder other than the Investors in order to obtain stockholder approval of this Agreement and the transactions contemplated hereby, of Seller, or enter into any agreement with respect to any of the foregoing.

         6.5 DIVIDENDS. No dividend, distribution or payment will be declared or made in respect of the capital stock of QO, and QO will not directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock or enter into any agreement with respect to any of the foregoing.

         6.6 AMENDMENT OF CHARTER. Neither Seller nor QO will amend or cause to be amended its respective Certificate of Incorporation, Bylaws or other organizational documents.

         6.7 NO ACQUISITIONS. Other than the transfer of the Transferred Assets to QO pursuant to Section 1.1, QO will not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to QO or the Business, nor will Seller or QO enter into any agreement with respect to any of the foregoing.

         6.8 DISPOSITION OF ASSETS. Other than the transfer of the Transferred Assets to QO pursuant to Section 1.1, neither Seller nor any Subsidiary will sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein used or to be used in connection with the operation of the Business or sell or transfer, or subject to any Lien, any of the Transferred Assets or any tangible or intangible asset of QO or enter into any agreement with respect to any of the foregoing.

         6.9 COMPENSATION. Except for annual salary increases made in the ordinary course of business consistent with the past practices of QO and Seller, and except for the Incentive Bonuses contemplated by Section 3.9(f), no increase will be made in the compensation payable or to become payable to any director or officer of QO or any employee set forth on Schedule 4.6.2; no general increase will be made in the compensation payable or to become payable to any hourly or salaried employees set forth on Schedule 4.6.2; no employee of Seller or any Subsidiary (other than QO) will be transferred to QO; no increase will be made in any payment of or commitment to pay any bonus, profit sharing, severance pay or other extraordinary compensation to any director or officer of QO or any employee set forth on Schedule 4.6.2; and neither Seller nor any Subsidiary will enter into any agreement or understanding with respect to the foregoing.

         6.10 BANKING ARRANGEMENTS. No change will be made in the banking and safe deposit arrangements referred to in Section 4.3.8 hereof, except in the ordinary course of business, consistent with past practice, and then only after first notifying Matria of such change.

         6.11 INDEBTEDNESS. QO will not incur any indebtedness for borrowed money, purchase money indebtedness or capital lease obligations, or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others or enter into any agreement with respect to the foregoing.

         6.12 PAYMENT OF DEBT. QO will not pay any obligation or liability or enter into any agreement with respect to the foregoing other than in the ordinary course of the Business or as required by the terms of any instrument evidencing or governing the same.

         6.13 BENEFIT PLANS. Neither Seller nor any Subsidiary will enter into or amend, or make or authorize the making of any contributions to, any bonus, incentive compensation, deferred compensation, severance, profit sharing (including, without limitation, the adoption of any resolution or taking of any other action for or with respect to the contribution of any sum pursuant to the terms of any existing profit sharing or similar plan), retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement, applicable to any employees set forth on Schedule 4.6.2, except as and only to the extent required by law or regulation.

         6.14 CONTRACTS. QO will not enter into any Contract, and neither Seller nor any Subsidiary will enter into any Contract related to or affecting the Transferred Assets or the Business, except in the ordinary course of business consistent with past practice, provided further that in the event QO proposes to enter into any Contract containing economic, payment or risk sharing terms which deviate materially from prior Contracts with respect to similar services or transactions, Seller shall deliver to Matria such proposed Contract prior to its execution, and Matria shall have the right, for a period of five
(5) days, to review such Contract, and QO shall not enter into any such Contract to which Matria reasonably objects within such five (5) day period.

         6.15 BOOKS AND RECORDS. The books and records of Seller and QO will be maintained in the usual, regular and ordinary course of business consistent with past practice.

         6.16 OTHER ACTIONS. Neither Seller nor any Subsidiary will take any action that would or could reasonably be expected to result in any of the representations and warranties of Seller or QO set forth in this Agreement or to be made by Seller or any Subsidiary under the Data Warehouse License Agreement becoming untrue in any respect at any time on or prior to the date this Agreement terminates.

         6.17 SELLER TO ADVISE MATRIA OF CHANGES. Seller shall promptly advise Matria in writing of any change or event having, or which can reasonably be foreseen to have, a Material Adverse Effect.

                                    ARTICLE 7
                       CONDITIONS TO OBLIGATIONS OF MATRIA

         All of the obligations of Matria to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Matria:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and QO contained herein or in any certificate, Schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true and correct in all respects as of the date when made and, except for representations and warranties made as of a specific date (other than the date hereof), shall be true and correct in all respects as of the Closing Date as though made again on such date, without giving effect to any Supplements, except for such failures to be true and correct that, individually or in the aggregate, do not, and could not reasonably be expected to, constitute or result in a Material Adverse Effect.

         7.2 PERFORMANCE OF AGREEMENTS. Seller and QO shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         7.3 DELIVERIES. Seller shall have delivered to Matria each and every item required to be delivered by Seller pursuant to Section 2.2 hereof.

         7.4 APPROVALS. Matria shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, including, if applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations of Matria, Matria, QO or the Business to be conducted following the Closing Date.

         7.5 APPROVALS OBTAINED BY MATRIA. Matria shall have obtained all consents and waivers to this Agreement and the transactions contemplated hereby required under that First Amended and Restated Credit Agreement dated as of January 19, 1999 and Amended and Restated as of July 9, 2001 among Matria and certain of its subsidiaries, as Borrowers, the lenders named therein, First Union National Bank, as Administrative Agent and UBS Warburg LLC, as Syndication Agent, and arranged by First Union Securities, Inc. (the "Credit Agreement") on terms satisfactory to Matria.

         7.6 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

         7.7 CONSENTS AND APPROVALS OF THIRD PARTIES. All Third Party Consents shall have been duly obtained, and such consents, authorizations or approvals shall be in form and substance satisfactory to Matria and without condition, cost or expense to Matria or QO.

         7.8 EMPLOYMENT. Each of the Key Employees shall have accepted employment with Matria or QO or, as applicable, continued employment with QO, on terms and conditions reasonably satisfactory to Matria, following the Closing.

         7.9 RESIGNATIONS. Matria shall have received copies of written resignations from all persons serving as directors and officers of QO except for such officers and directors as Matria shall designate in writing to Seller, which resignations shall be effective on or prior to the Closing Date.

         7.10 REGISTRATION STATEMENT. The Matria Shares to be issued and delivered at the Closing shall have been registered pursuant to an effective registration statement under the Securities Act, no stop order suspending the effectiveness of such registration statement or any part thereof shall have been issued, and no proceeding for that purpose, and no similar proceeding in respect of any proxy or information statement or prospectus included in such registration statement, shall have been initiated or threatened in writing by the SEC and not concluded or withdrawn.

         7.11 OTHER DOCUMENTS. On or prior to Closing Date, Seller shall have delivered such other documents, agreements and certificates required to be delivered by Seller hereunder or as may have been reasonably requested by Matria.

                                    ARTICLE 8
                   CONDITIONS TO OBLIGATIONS OF SELLER AND QO

         All of the obligations of Seller and QO to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Seller or QO:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Matria contained herein or in any certificate, Schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and, except for representations and warranties made as of a specific date (other than the date hereof), shall be true and correct in all material respects as of the Closing Date as though made again on such date.

         8.2 PERFORMANCE OF AGREEMENTS. Matria shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         8.3 DELIVERIES. Matria shall have delivered to Seller each and every item required to be delivered by Matria pursuant to Section 2.3 hereof.

         8.4 APPROVALS. Seller and QO shall have received from any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, including, if applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations or business of Seller to be conducted following the Closing Date.

         8.5 NO INJUNCTIONS. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

         8.6 LISTING. The common stock of Matria shall not have been delisted from the NMS, and Matria shall have filed with NASDAQ a Notification Form for Listing of Additional Shares with respect to the shares of Matria Common Stock to be issued and delivered to Seller at the Closing.

         8.7 REGISTRATION STATEMENT. The Matria Shares to be issued and delivered at the Closing shall have been registered pursuant to an effective registration statement under the Securities Act, no stop order suspending the effectiveness of such registration statement or any part thereof shall have been issued, and no proceeding for that purpose, and no similar proceeding in respect of any proxy or information statement or prospectus included in such registration statement, shall have been initiated or threatened in writing by the SEC and not concluded or withdrawn.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1      SURVIVAL OF REPRESENTATIONS.

         (a) Except as otherwise provided in this Section 9.1, the representations and warranties made by the parties to this Agreement and the indemnification obligations of the parties with respect thereto shall survive the Closing until the earlier of (i) the date on which the Earn Out Payment, if any, is made by Matria, or (ii) June 30, 2004, and the covenants and agreements of the parties set forth in this Agreement and the indemnification obligations of the parties with respect thereto shall survive the Closing indefinitely (or for such lesser period as is expressly set forth herein with respect to any individual covenant or agreement).

         (b) The representations and warranties in Sections 4.1, 4.3.1, 4.3.2, 4.3.3, 4.3.4, 4.7.1 and 4.7.2 shall survive the Closing indefinitely.

         (c) The representations and warranties in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 shall survive the Closing indefinitely.

         (d) The expiration of any representation or warranty in accordance with the provisions of this Section 9.1 shall not affect any party's right to pursue any claim for a breach of such representation or warranty made prior to such expiration or any claim based upon fraud in connection with this Agreement or the transactions contemplated thereby.

         9.2      INDEMNIFICATION.

         (a) Subject to the terms and conditions of this Article 9, Seller shall indemnify, reimburse, defend and hold harmless Matria, and its affiliates, officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "Matria Indemnified Parties") from and against any and all direct or indirect claims, losses, liabilities, Taxes, damages (including, without limitation, special and consequential damages), costs (including court costs) and expenses (including, without limitation, all reasonable attorneys' and accountants' fees and expenses) (collectively "Losses"), arising out of or in connection with:

                  (i) any breach, inaccuracy or untruth of any representation or warranty made by Seller or QO contained in this Agreement or in any agreement or certificate delivered in connection with this Agreement (without giving effect to any Supplements or any qualifications as to materiality contained in such representations or warranties), whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing;

                  (ii) any breach of or noncompliance by Seller or QO with any covenant or agreement of Seller or QO contained in this Agreement, or covenant or agreement of Seller in any other agreement delivered in connection with this Agreement;

                  (iii) any action, decree, suit, claim, counterclaim proceeding or investigation before any court, governmental or regulatory agency, mediator or arbitrator directly or indirectly involving Seller or any of the Subsidiaries (including QO), the Business or any of the Transferred Assets, to the extent arising out of actions taken or facts existing before the Closing or arising out of or related to the transactions contemplated by this Agreement;

                  (iv) any claim, obligation or liability (A) arising under or in connection with the Incentive Bonuses (or the payment or non-payment thereof) or any of the Plans at any time, whether before or after the Closing or (B) which constitutes an Excluded Liability;

                  (v) any Tax incurred as a direct result of the Section 338(h)(10) Election; and

                  (vi) any liability of QO for the payment of any Tax as a result of (A) being a party to any Tax Sharing Agreement in any Pre-Closing Tax Period, or (B) being a member of an Affiliated Group in any Pre-Closing Tax Period, or being a party to any agreement or arrangement in any Pre-Closing Tax Period as a result of which the liability of QO to a Tax Authority is determined or taken into account with reference to the liability of any other Person.

         (b) Subject to the terms and conditions of this Article 9, Matria shall indemnify, reimburse, defend and hold harmless Seller and its affiliates, officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "Seller Indemnified Parties") from and against any and all Losses arising out of (i) any breach, inaccuracy or untruth of any representation or warranty of Matria contained in this Agreement or any agreement or certificate delivered in connection with this Agreement (without giving effect to any qualifications as to materiality contained in such representations and warranties), whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; or (ii) any breach of or noncompliance by Matria with any covenant or agreement of Matria contained in this Agreement or any agreement delivered in connection with this Agreement.

         (c)      Claim Threshold; Liability Cap.

                  (i) Neither Seller nor QO shall have any liability to any of the Matria Indemnified Parties in respect of any claim for indemnification under this Section 9.2 until the aggregate amount of Losses for which all Matria Indemnified Parties otherwise would be entitled to indemnification under this
Section 9.2 exceeds or is reasonably expected to exceed $200,000 (the "Threshold"), at which point the Matria Indemnified Parties shall be entitled to indemnification for all such Losses, including all Losses included in reaching the Threshold. The foregoing limitation shall not apply to (A) any Losses arising out of a breach of any of the representations, warranties, covenants or agreements of Seller set forth in Sections 3.18 or 3.19 hereof, (B) any Losses intentionally caused by Seller or QO or arising out of fraud, or (C) any Losses arising under or in connection with the Incentive Bonuses (or the payment or non-payment thereof).

                  (ii) Matria shall have no liability to any of the Seller Indemnified Parties in respect of any claim for indemnification under this
Section 9.2 until the aggregate amount of Losses for which all Seller Indemnified Parties otherwise would be entitled to indemnification under this
Section 9.2 exceeds or is reasonably expected to exceed the Threshold, at which point the Seller Indemnified Parties shall be entitled to indemnification for all such Losses, including all Losses included in reaching the Threshold. The foregoing limitation shall not apply to (A) any Losses arising out of a breach of any of the representations, warranties, covenants or agreements of Matria set forth in Sections 3.18 or 3.19 hereof, or (B) any Losses intentionally caused by Matria or arising out of fraud.

         (d) Notwithstanding anything else contained herein to the contrary, neither the aggregate liability of Seller pursuant to Sections 9.2(a)(i) and 9.2(a)(iii), nor the aggregate liability of Matria under 9.2(b)(i), shall exceed an amount equal to the sum of (i) ten percent (10%) of the Closing Purchase Price plus (ii) the amount of the Earn Out Payment, if any. The foregoing limitation shall not apply to (A) any Losses arising out of a breach of the representations or warranties set forth in Sections 4.1, 4.3.2, 4.3.3(b) or 4.3.4, (B) any Losses intentionally caused by any party or arising out of fraud on the part of any party, or (C) any indemnification obligations of the parties under

Sections 9.2(a)(ii), 9.2(a)(iv), 9.2(a)(v), 9.2(a)(vi) or 9.2(b)(ii) hereof;
provided, however, that in no event shall the aggregate liability of Seller, on the one hand, or Matria, on the other hand, pursuant to this Section 9.2 exceed an amount equal to the Purchase Price, except in the case of any Losses intentionally caused by either party or arising out of fraud on the part of either party.

         (e) Without limiting the availability or enforcement of any other remedies available to Matria, Matria shall have the right to set off the amount of any Losses for which any of the Matria Indemnified Parties may be entitled to indemnification under this Section 9.2 against the amount of the Earn Out Payment otherwise payable to Seller under Article 1 of this Agreement, and to recover any such Losses pursuant to and in accordance with the Escrow Agreement. For purposes of this Article 9, the value of any Matria Share recovered pursuant to the Escrow Agreement shall be deemed to be equal to the Closing Stock Price as of the Closing Date, and the value of any Matria Share not delivered as a result of any set off against the Earn Out shall be deemed equal to the Closing Stock Price as of the date on which the Earn Out Payment, if any, is made.

         (f)      Indemnification Procedures.

                  (i) For purposes of this Agreement, (A) a party entitled to make a claim of indemnification hereunder shall be referred to as an "Indemnified Party," and (B) a party obligated for indemnification hereunder shall be referred to as an "Indemnifying Party."

                  (ii) Whenever an Indemnified Party is entitled to indemnification under this Section 9.2, the Indemnified Party shall promptly notify the appropriate Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim. Any failure to provide such notice shall not affect the Indemnified Party's right to indemnification hereunder, unless, and only to the extent that, such failure has materially and adversely affected the Indemnifying Party's ability to defend a Third Party Claim.

                  (iii) No Indemnifying Party shall settle or compromise or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any indemnifiable claim or proceeding by a person who is not a party to this Agreement (a "Third Party Claim") except with the prior written consent of the Indemnified Party, which will not be unreasonably withheld. With respect to any Third Party Claim, the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate in the defense of any Third Party Claim, to the extent reasonably requested by and at the expense of the Indemnifying Party. The Indemnified Party or any other party shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing. Such participation shall be at the expense of the Indemnified Party, unless any Indemnified Party reasonably determines that, because of a conflict of interest or otherwise, the Indemnifying Party is not adequately representing or may not adequately represent its interests, in which case the reasonable costs of such participation by the Indemnified Party shall be at the expense of the Indemnifying Party. In the event the Indemnifying Party, after half of the period for the presentation of a defense against any such Third Party Claim, fails to begin to diligently defend it (or at any time thereafter ceases to diligently defend it), the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Indemnifying Party, at the expense and risk of the Indemnifying Party.

         (g) Nothing herein shall prevent an Indemnified Party from making a claim for a Loss hereunder notwithstanding its knowledge of the Loss or possibility of the Loss on, prior to, or after the Closing Date.

                                   ARTICLE 10
                                  TERMINATION

         This Agreement may be terminated by Matria or Seller for the reasons set forth in this Article 10 at any time prior to the Closing upon written notice to the other parties as follows. These events of termination are intended to operate independently from any other agreements, representations, warranties and/or conditions contained in this Agreement.

         10.1 MATERIAL ADVERSE EVENT. By Matria if, after the date hereof, any event or events occur which have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         10.2 BY MATRIA. By Matria, (i) if any of the covenants or agreements of this Agreement to be complied with or performed by Seller before the Closing shall not have been complied with or performed on or before September 30, 2002 (the "Termination Date"), and such non-compliance or non-performance shall not have been waived by Matria, or (ii) if the Closing has not occurred by the Termination Date, unless the failure of the parties to consummate the transactions contemplated by this Agreement is due to a breach of any of the representations, warranties, covenants or agreements of Matria under this Agreement.

         10.3 BY SELLER. By Seller, (i) if any of the covenants or agreements of this Agreement to be complied with or performed by Matria before the Closing shall not have been complied with or performed on or before the Termination Date, and such non-compliance or non-performance shall not have been waived by Seller, or (ii) if the Closing has not occurred by the Termination Date, unless the failure of the parties to consummate the transactions contemplated by this Agreement is due to a breach of any of the representations, warranties, covenants or agreements of Seller or QO under this Agreement.

         10.4 FAILURE TO DISCLOSE - SELLER. By Matria, if it learns of any material facts, events, circumstances or conditions not disclosed in this Agreement or the Schedules which were required to be disclosed by Seller or QO pursuant to any provision of this Agreement at or prior to the date of execution hereof which have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         10.5 STOCK PRICE. By Seller, within three (3) business days after the Determination Date, if on the Determination Date, the average, during the ten (10) trading days immediately preceding such Determination Date, of the last price at which the Matria Common Stock shall have been sold on the NMS on each such trading day is less than $15 per share. For purposes of this Agreement, the "Determination Date" shall be the business day which is three (3) business days prior to the Closing Date.

         10.6 EFFECT OF TERMINATION. If this Agreement is terminated other than as a result of a material breach of this Agreement by or intentional or fraudulent misconduct on the part of either party, all rights and obligations of the parties hereto under this Agreement shall terminate, and no party hereto shall have any further liability or obligation hereunder to any other party hereto, except that the provisions of Sections 3.1 and 3.13 hereof, and the obligations of Seller under Section 3.10 hereof, shall survive any termination of this Agreement for any reason. If this Agreement is terminated as a result of a material breach of this Agreement by or intentional or fraudulent misconduct on the part of any party, the other party shall be entitled to exercise and pursue all rights and remedies available against the party or parties committing such breach or misconduct, at law, in equity or otherwise, and shall be entitled to recover from the other party or parties all of its or their out-of-pocket expenses incurred in connection with or relating to the negotiation, preparation, execution and delivery of this Agreement.


                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by nationally recognized overnight courier service or mailed, first class, certified mail, postage prepaid as to each of the parties hereto or by facsimile transmission, receipt acknowledged, at the respective addresses and facsimile numbers set forth below (or at such other address as to which any such party may have notified the other party(ies) pursuant to the terms hereof):

         (a)      To Matria:

                  Matria Healthcare, Inc.
                  1850 Parkway Place, 12th Floor
                  Marietta, Georgia 30067
                  Attn:  General Counsel
                  Phone Number: (770) 767-8332
                  Facsimile Number: (770) 767-7769

                  With copy to:

                  Troutman Sanders LLP
                  Bank of America Plaza
                  600 Peachtree Street, N.E., Suite 5200
                  Atlanta, Georgia 30308-2216
                  Attn:  James L. Smith, III, Esquire
                  Phone Number: (404) 885-3111
                  Facsimile Number: (404) 962-6687

         (b)      To Seller or QO (prior to the Closing):

                  Edmund C. Bujalski
                  LifeMetrix, Inc.
                  1430 Spring Hill Road
                  Suite 106
                  McLean, Virginia 22102
                  Phone Number:  (703) 287-9406
                  Facsimile Number:  (703) 847-0810


                  To Seller or the Review Committee (following the Closing):

                  Edmund C. Bujalski
                  LifeMetrix, Inc.
                  1430 Spring Hill Road
                  Suite 106
                  McLean, Virginia 22102
                  Phone Number:  (703) 287-9406
                  Facsimile Number:  (703) 847-0810

                  Larry H. Coleman, Ph.D.
                  Coleman Swenson Hoffman Booth Inc.
                  237 2nd Avenue, South
                  Franklin, Tennessee 37064-2649
                  Phone Number:  (615) 791-9462
                  Facsimile Number:  (615) 791-9636

                           and

                  Charles W. Newhall, III
                  General Partner
                  New Enterprise Associates
                  1119 St. Paul Street
                  Baltimore, Maryland 21202
                  Phone Number:  (410) 244-0115
                  Facsimile Number: (410) 752-7721

         With a copy to:

                  Simon Turnbull & Martin, Chartered
                  2000 Pennsylvania Avenue, N.W.
                  Suite 4600
                  Washington, D.C. 20006-1812
                  Attn:  Lowell D. Turnbull
                  Phone Number:    (202) 785-7644
                  Facsimile Number:     (202) 785-2273

         11.2 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the matters contained herein and the agreements referred to herein contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated herein.

         11.3 WAIVER; AMENDMENT. Prior to or on the Closing Date, each party hereto shall have the right to waive any default in the performance of any term of this Agreement by any other party hereto, to waive or extend the time for the fulfillment by such other party of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to such party's obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon the other parties hereto unless confirmed in writing. No waiver by any party of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except by a writing executed by all of the parties hereto.

         11.4 COUNTERPARTS, FAXED SIGNATURES, HEADINGS, ETC. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party. The headings herein are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other gender as well.

         11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other party or parties. Notwithstanding the foregoing, Matria may, without consent, assign its rights under this Agreement as collateral security to any lender or assign its rights and obligations under this Agreement to any affiliate of Matria (provided that no such assignment shall relieve Matria of any of its obligations hereunder), and Seller may, in connection with any liquidation and dissolution of Seller approved and consummated in accordance with the restrictions of Section 3.8(g), (i) assign all of its rights and obligations hereunder to a liquidating trust if such liquidating trust expressly agrees in writing to assume, perform and discharge all of Seller's obligations and liabilities hereunder, and (ii) subject to Matria's prior written consent, which shall not be unreasonably withheld, assign its obligation to provide routine maintenance and ongoing support for the Data Warehouse under Section 3.1.

         11.6 GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         11.7 REMEDIES, DAMAGES, INJUNCTIONS AND SPECIFIC PERFORMANCE. It is expressly understood and agreed that many of the covenants, agreements and services to be rendered and performed by Seller and QO pursuant to this Agreement are special, unique, and of an extraordinary character, and in the event of any default, breach or threatened breach by Seller or QO of any term or provision of this Agreement to be performed by Seller or QO, including, without limitation, the refusal or failure of Seller to consummate the transactions contemplated hereby in violation of this Agreement, Matria shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limiting the generality of the foregoing, any proceedings to (i) obtain damages for any breach of this Agreement, (ii) order the specific performance thereof by Seller and/or QO, or (iii) enjoin Seller and/or QO from breaching such provisions.

         11.8 SEVERABILITY, INTERPRETATION. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein and all terms, provisions, Sections, sub-Sections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the parties hereto. The parties acknowledge and agree that the covenants and agreements contained in this Agreement shall be construed as covenants and agreements independent of each other and of any other provision of this Agreement or any other contract between the parties hereto and that the existence of any claim or cause of action by any party, whether predicated upon this Agreement or any other contract, shall not constitute a defense to the enforcement of said covenants and agreements, except as contemplated in Section 9.2(f). This Agreement shall not be construed more strictly against any party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by both parties.

         11.9 FURTHER ASSURANCES. Upon the reasonable request of any other party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.


                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                           "SELLER"

                           LIFEMETRIX, INC.


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                                    [CORPORATE SEAL]



                           "QO"

                           QUALITY ONCOLOGY, INC.


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------


                                    [CORPORATE SEAL]



                           "MATRIA"

                           MATRIA HEALTHCARE, INC.


                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                                   APPENDIX B

                     Opinion of J.P. Morgan Securities, Inc.

April 29, 2002



The Board of Directors
Matria Healthcare, Inc.
1850 Parkway Place
Marietta, Georgia  30067

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Matria Healthcare, Inc. (the "Company") of the Consideration (as defined below) to be paid by the Company in the proposed acquisition (the "Transaction") by the Company of all of the issued and outstanding shares of capital stock of Quality Oncology, Inc. ("QO") from Lifemetrix, Inc. ("Lifemetrix"). Pursuant to the Purchase and Sale Agreement dated April 29, 2002 (the "Agreement"), among the Company, QO and Lifemetrix, the Company will purchase all of the issued and outstanding shares of capital stock of QO for consideration consisting of (i) a combination of $2 million in cash and a number of shares of the Company's common stock, par value $.01 per share (the "Company Common Stock"), determined according to a formula set forth in the Agreement, payable upon closing of the Transaction (the "Closing Purchase Price"), and (ii) an additional amount, if any, payable in a combination of cash and a number of shares of Company Common Stock (as provided in the Agreement), based upon the financial performance of the Business (as defined below) for the fiscal year ending December 31, 2003, determined according to a formula set forth in the Agreement (the "Earn Out Payment", and collectively with the Closing Purchase Price, the "Consideration"). The Agreement provides that, at or prior to the closing of the Transaction, Lifemetrix will contribute or cause to be contributed to QO certain assets described in the Agreement that are related to the business of QO and are owned by Lifemetrix or its affiliates (the "Transferred Assets"). The Transferred Assets and QO are collectively referred to as the "Business."

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Business and the Company and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Business and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Business and the Company relating to their respective businesses, as well as the estimated amount of the Earn Out Payment and the estimated amount and timing of the incremental revenues, cost savings and related expenses and synergies expected to result from the Transaction (the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of QO, Lifemetrix and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Business and the Company, the financial condition and future prospects and operations of the Business and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by QO, Lifemetrix and the Company or otherwise reviewed by us, including without limitation, the estimated amount of the Earn Out Payment, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, including the estimated amounts of the Earn Out Payment and the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Business and the Company to which such analyses or forecasts relate. We have also assumed that the Transaction will have the tax consequences described in the Agreement and in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Business or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Consideration to be paid in the proposed Transaction and we express no opinion as to the underlying decision by the Company to engage in the Transaction or the manner, timing or form of payment by the Company of the Consideration. We also express no opinion as to the terms of the "Matria Investment" referred to in Section 3.11 of the Agreement. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

We will receive a fee from the Company for the delivery of this opinion. Please be advised that we have no other financial advisory or other relationships with the Company, Lifemetrix or QO. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

In addition, we were not engaged to and generally did not provide advice concerning the structure, the specific amount of, or manner, timing or form of payment of, the Consideration, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We did not participate in negotiations with respect to the terms of the Transaction and related transactions. Consequently, we express no opinion as to whether such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid by the Company in the proposed Transaction is fair, from a financial point of view, to the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

                                   APPENDIX C

                Matria Healthcare, Inc. 2002 Stock Incentive Plan

                             MATRIA HEALTHCARE, INC.

                            2002 STOCK INCENTIVE PLAN


          1.      ESTABLISHMENT, PURPOSE, AND DEFINITIONS.

         (a) Matria Healthcare, Inc. (the "Company") hereby adopts the Matria Healthcare, Inc. 2002 Stock Incentive Plan (the "Plan").

         (b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5 below) and to provide incentives to such individuals for their services, increased efforts, and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock, $0.01 par value per share, of the Company (the "Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "non-qualified stock options"). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

         (c) The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

          2.      ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). To the extent necessary to exempt transactions under the Plan from Section 16(b): (i) the Committee shall consist of at least (a) two (2) members of the Board or (b) such lesser number of members of the Board as permitted by Rule 16b-3; and (ii) each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3), or grants and awards under the Plan to persons subject to Section 16 of the Exchange Act ("Insiders") shall be determined by a subcommittee consisting solely of Non-Employee Directors or by the full Board. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

         (b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock, and the number of shares subject to such options.

         (c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor), and the number of shares or SARs to be granted.

         (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual's rights to the Stock shall not be made without his or her written consent. Notwithstanding the foregoing, without the prior approval of the Company's shareholders sufficient to approve the Plan in the first instance: the Committee shall not reprice any option by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices.

         (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, SARs, or Stock granted or issued under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

         (f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs or Stock to any "Covered Employee," as such term is defined by Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two (2) or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee"), to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee, as specified above.

         3. FAIR MARKET VALUE. Where this Plan uses the term "fair market value" in connection with the Stock, such fair market value shall be determined by the Committee as follows:

         (a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing price is quoted shall be determinative of fair market value; or

         (b) If the Stock is not traded on an exchange or national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

          4.      STOCK SUBJECT TO THE PLAN.

         (a) Subject to adjustment pursuant to Section 4(c) below, the aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 250,000 shares of Stock (subject to adjustment pursuant to Section 4(c) below).

         (b) If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock that were subject to such option, but as to which the option had not been exercised, shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants under the Plan shall continue to be available under the Plan.

         (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

          5. ELIGIBLE INDIVIDUALS. Individuals who shall be eligible to have granted to them options, SARs, or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

          6.      TERMS AND CONDITIONS OF OPTIONS AND SARS.

         (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

         (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five (5) years.

         (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

         (d) The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each non-qualified stock option shall be as determined by the Committee. Notwithstanding the foregoing,
(i) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted; and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in
Section 4(c) above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder.

         (e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby, the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee.

         (f) Payment of the purchase price and any withholding amounts pursuant to Section 11 upon the exercise of any option or SAR granted under this Plan shall be made in cash or by optionee's personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price and any such withholding amounts in whole or in part (i) with shares of Stock owned by the optionee (provided that any shares of stock tendered for payment shall have been owned for a period of six (6) months, or such other period as in the opinion of the Committee shall be sufficient to avoid an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

         (g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

         (h) The stock option agreement or SAR agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to qualify it.

         (i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock may be made, to any individual per calendar year under this Plan shall not exceed 100,000 shares (which number may be increased without shareholder approval to reflect adjustments under Section 4(c) above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of an SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

          7.      TERMS AND CONDITIONS OF STOCK PURCHASES AND BONUSES.

         (a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase agreement or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

         (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee, including, not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

         8. USE OF PROCEEDS. Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

          9.      AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

         (a) The Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

                    (i) to increase the maximum number of shares of Stock provided in Section 6(i) above, with respect to which restricted stock, SARs, or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan;

                   (ii) to materially increase the number of shares of Stock available under the Plan, or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

                   (iii) to materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan, or to change the designation or class of persons eligible to receive incentive stock options under the Plan.

                  (iv) to permit repricing of options by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

         (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

         10. ASSIGNABILITY. No option or SAR granted pursuant to this Plan shall be transferable by the holder except to the extent provided in the option agreement or the SAR agreement covering the option or the SAR. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, be exercisable only by the optionee.

         11. WITHHOLDING TAXES. No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under the applicable tax law, or the receipt of cash payments.

         12. RESTRICTIONS ON TRANSFER OF SHARES. The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

         13.      CHANGE IN CONTROL.

         (a) For purposes of this Section 13, a "Change in Control" shall be deemed to occur upon:

                  (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

                  (ii) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         (b) For purposes of this Section 13, a "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

                  (i) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                   (ii) approval by the Company's shareholders of the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

                   (iii) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         (c) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus, or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus, or Stock purchase agreement hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, non-forfeitable, and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding option will not be so accelerated if and to the extent, (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

         (d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii), and
(b)(iii) of Section 13 above, the option or SAR shall remain exercisable for the remaining term of the option or SAR; and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein, unless such option or SAR is assumed by a successor corporation in the event of a Corporate Transaction described in clause (i) of
Section 13(b). If an option or SAR is assumed in the event of a Corporate Transaction described in clause (i) of Section 13(b) above, the option or SAR shall remain exercisable for the remaining term of the option or SAR. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

         (e) The Committee may provide in any option or SAR agreement hereunder that should the Company dispose of its equity holding in any subsidiary effected by, (i) merger or consolidation involving that subsidiary;
(ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary ("Subsidiary Disposition") while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain exercisable until the expiration or sooner termination of the term of the option or SAR.

         14. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs, or Stock granted to Covered Employees hereunder shall become effective only upon such shareholder approval. The Committee may grant incentive stock options or may grant options, SARs, or Stock to Covered Employees under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such shareholder approval is not obtained within the period provided above, all options, SARs, or Stock grants previously granted above shall terminate. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum, representing a majority of all outstanding voting stock of the Company, is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained to a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code.

         15.      RULE 16B-3 COMPLIANCE.

         (a) With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein as a condition to exemption from Section 16(b) of the Exchange Act, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as transactions with Insiders are concerned.

         (b)      If, subsequent to the Board's adoption of the Plan, Rule
16b-3 is amended to delete any of the Rule 16b-3 conditions or requirements addressed by the provisions of the Plan, the Board may amend the Plan without shareholder approval (unless such approval is required by Rule 16b-3, as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs, and Stock under the Plan to Insiders to be exempt from
Section 16(b) liability under the Exchange Act.

         16. THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT. No provision in the Plan or any Option shall confer upon any Optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

                                   APPENDIX D

                Matria Healthcare, Inc. 2002 Stock Purchase Plan

                             MATRIA HEALTHCARE, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the 2002 Employee Stock Purchase Plan of Matria Healthcare, Inc.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the common stock, $0.01 par value per share, of the Company.

                  (d) "Company" shall mean Matria Healthcare, Inc., a Delaware corporation.

                  (e) "Compensation" shall mean an Employee's base salary, including commissions, from the Company or one or more Designated Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and contributions (other than contributions describe din the first sentence) made on the Employee's behalf by the Company or one or more Designated Subsidiaries under any employee benefit or welfare plan now or hereafter established.

                  (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Effective Date" shall mean the later of (i) October 1, 2002 and (ii) the date that the Plan is approved by the Company's stockholders. However, should any Designated Subsidiary become a Participating Company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee participants.

                  (h) "Employee" shall mean any individual who is engaged in the rendition of personal services to the Company or a Designated Subsidiary for Compensation. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (i) "Enrollment Date" shall mean the first day of each Purchase Period.

                  (j) "Exercise Date" shall mean the last day of each Purchase Period.

                  (k) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (1)      If the Common Stock is listed on any
established stock exchange or a national market system, including with out limitation the Nasdaq National Market, its Fair Market Value shall be the closing selling price of such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value; or

                           (2)      If the Common Stock is not traded on an
exchange or a national market system, its Fair Market Value shall be determined in good faith by the Board, and such determination shall be conclusive and binding on all persons.

                  (l) "Participant" means an Employee of the Company or Designated Subsidiary who is actively participating in the Plan.

                  (m)      "Plan" shall mean this Employee Stock Purchase Plan.

                  (n) "Plan Administrator" shall mean either the Board or a committee of the Board that is responsible for the administration of the Plan.

                  (o) "Purchase Period" shall mean a period of approximately three months, commencing on January 1, April 1, July 1 and October 1 of each year and terminating on the next following March 31, June 30, September 30 or December 31, respectively, provided, however, that the first Purchase Period shall commence on the Effective Date and shall end on December 31, 2002.

                  (p) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                  (q) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                  (r) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       Eligibility.

                  (a) General. Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

                  (b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or holding outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

                  (c) Other Limits on Eligibility. Notwithstanding paragraph (a) above, the following Employees, as defined in paragraph 2, shall not be eligible to participate in the Plan for any relevant Purchase Period: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than 5 months in any calendar year.

         4.       Purchase Periods.

                  (a) The Plan shall be implemented through consecutive Purchase Periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated in accordance with paragraph 19 hereof.

                  (b) A Participant shall be granted a separate purchase right for each Purchase Period in which he/she participates. The purchase right shall be granted on the first day of the Purchase Period and shall be automatically exercised on the last day of the Purchase Period.

                  (c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

         5.       Participation.

                  (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least fifteen (15) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period.

                  (b) Payroll deductions for a Participant shall commence with the first period payroll following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in paragraph 10.

         6.       Payroll Deductions.

                  (a) At the time a Participant files his/her subscription agreement, he/she shall elect to have payroll deductions made on each pay day during the Purchase Period in an amount not exceeding ten percent (10%) of the Compensation which he/she receives on each payday during the Purchase Period.

                  (b) All payroll deductions made for a Participant shall be credited to his/her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

                  (c) A Participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease the rate of his/her deductions during the Purchase Period by completing or filing with the Company a new subscription agreement authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of his/her payroll deductions for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in payroll deduction rate within ten (10) business days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 10. The Board shall be authorized to limit the number of participation rate changes during any Purchase Period.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equals $25,000. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in paragraph 10.

         7. Grant of Option. On the first day of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on the Exercise Date for such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Prices, provided (i) that such purchase shall be subject to the limitations set forth in paragraphs 3(b), 12, and 21 hereof, and (ii) the maximum number of shares of Common Stock an Employee shall be permitted to purchase in any Purchase Period shall be 250 shares, subject to adjustment as provided in paragraph 18 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the Participant has withdrawn pursuant to paragraph 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Price.

         8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in paragraph 10 below, his/her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his/her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period, if the Participant elects to participate in the next Purchase Period, or returned to the Participant. Any amount remaining in a Participant's account following the purchase of shares on the Exercise Date, other than the amounts described in the preceding sentence, shall be returned to the Participant and shall not be carried over to the next Purchase Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him/her.

         9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his/her options.

         10.      Withdrawal, Termination of Employment.

                  (a) A Participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to his/her account will be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and on further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

                  (b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in paragraph 2(h), the payroll deductions credited to such Participant's account during the Purchase Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under paragraph 14, and such Participant's option will be automatically terminated.

         11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

         12.      Stock.

                  (a) The maximum number of shares of the company's Common Stock which shall be made available for sale under the Plan shall be 125,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  (b) A Participant will have no interest or voting right in shares covered by his/her option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                  (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his/her spouse.

         13.      Administration.

                  (a) Administrative Body. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding under all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan to the extent limited by subparagraph (b) of this paragraph 13.

                  (b) Rule 16b-3 Limitations. Notwithstanding the provisions of subparagraph (a) of this paragraph 13, in the event that Rue 26b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b03, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14. Designation of Beneficiary. (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and to the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in it discretion, may delivery such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledge or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may not treat such act as an election to withdraw funds from a Purchase Period in accordance with paragraph 10.

         16. Use of Funds. All payroll deduction received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of share of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganization, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

                  (b) Change in Ownership, Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which merger the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise, of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his/her option has been changed to the New Exercise Date and that his/her option will be exercised automatically on the New Exercise Date, unless prior to such date he/she has withdrawn from the Purchase Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock, subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

         19.      Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which amendment adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                  (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Purchase Period, limit the frequency and/or number of changes in the amounts withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee), determines in its sole discretion advisable which are consistent with the Plan.

         20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the shares may then be listed, and applicable income or employment tax laws, and shall be further subject to the approval of counsel for the Company with respect to such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no purchase rights shall be exercised or shares issued hereunder before the Plan shall have been approved by shareholders of the Company as provided in paragraph 25.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

         23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         24. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

         25. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way the Company's right to terminate, or otherwise modify, an employee's employment at any time.

         26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation of Matria Healthcare, Inc. provides that a director of Matria Healthcare, Inc. will not be liable to Matria Healthcare, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as amended or interpreted from time to time.

         In addition, the Matria Healthcare, Inc. Restated Certificate of Incorporation states that Matria Healthcare, Inc. shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, Matria Healthcare, Inc. may, to the extent permitted by the DGCL, indemnify agents of Matria Healthcare, Inc. or other persons. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceeding, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, Matria Healthcare, Inc. maintains a directors' and officers' liability insurance policy.

         ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits:

                  A list of the exhibits included as part of this registration statement is set forth on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

         (b)      Financial Statement Schedules:

                  Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

         (c)      Opinions of Financial Advisors:

                  Opinion of J.P. Morgan Securities Inc., advisors to Matria Healthcare, Inc., included as Appendix B.

         ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2)      That every prospectus (i) that is filed pursuant to paragraph
(1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (5) To supply by means of a post-effective amendment all information concerning an acquisition, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

         (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on July 31, 2002.


                                       MATRIA HEALTHCARE, INC.



                                       By: /s/ Parker H. Petit
                                           -------------------------------
                                           Parker H. Petit
                                           Chairman of the Board, President and
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                                  DATE


 /s/ Parker H. Petit                     Chairman of the Board, President,      July 31, 2002
------------------------------------     Chief Executive Officer and Director
Parker H. Petit                          (Principal Executive Officer)

*                                        Chief Operating Officer, Executive     July 31, 2002
------------------------------------     Vice President and Director
Jeffrey D. Koepsell

 /s/ George W. Dunaway                   Vice President - Finance and Chief     July 31, 2002
------------------------------------     Financial Officer (Principal
George W. Dunaway                        Financial Officer)

 /s/ Larry N. Brownlee                   Controller (Principal Accounting       July 31, 2002
------------------------------------     Officer)
Larry N. Brownlee

*                                        Director                               July 31, 2002
------------------------------------
Guy W. Millner

*                                        Director                               July 31, 2002
------------------------------------
Carl E. Sanders

*                                        Director                               July 31, 2002
------------------------------------
Thomas S. Stribling

*                                        Director                               July 31, 2002
------------------------------------
Jackie M. Ward

*                                        Director                               July 31, 2002
------------------------------------
Donald W. Weber

*                                        Director                               July 31, 2002
------------------------------------
Morris S. Weeden

*                                        Director                               July 31, 2002
------------------------------------
Frederick P. Zuspan, M.D.



         *By: /s/ Parker H. Petit
             ----------------------------------------
                  Parker H. Petit
                  Attorney-in-Fact

                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION



2.1 Purchase and Sale Agreement, dated as of April 29, 2002, among Matria Healthcare, Inc., LifeMetrix, Inc. and Quality Oncology, Inc. (Included as Appendix A to the proxy statement/prospectus which is part of this Registration Statement)

3.1 Amended and Restated Certificate of Incorporation of Matria Healthcare, Inc. (incorporated herein by reference to Appendix D to the Joint Proxy Statement/Prospectus of Healthdyne and Tokos, filed as part of our Registration Statement No. 333-00781 on Form S-4, filed with the Commission on February 7, 1996).

3.2 Amended and Restated By-Laws of Matria Healthcare, Inc. (incorporated by reference herein by reference to Exhibit 3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

5.1      Opinion of Troutman Sanders LLP.

23.1     Consent of KPMG LLP (financial statements of Matria Healthcare, Inc.).

23.2     Consent of KPMG LLP (financial statements of Quality Oncology, Inc.)

23.3 Consent of Troutman Sanders LLP (included in its opinion filed as Exhibit 5.1 hereto).

*24      Powers of Attorney (included in signature page of the initial filing).


* previously filed

                            MATRIA HEALTHCARE, INC.
                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING OF STOCKHOLDERS, ___________, 2002

         The undersigned hereby appoints Parker H. Petit and Roberta L. McCaw, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on _________, 2002 at the 2002 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, at 11:00 a.m. on _________, 2002 and any adjournments thereof.

1. Proposal to approve the issuance of shares of Matria common stock in connection with the acquisition of assets from LifeMetrix, Inc., including all of the issued and outstanding stock of Quality Oncology, Inc.

         [  ] For                 [  ] Against                  [  ] Abstain

2.       Election of Class I Directors

         [  ] FOR all nominees listed below    [  ] WITHHOLD AUTHORITY
              (except as written to the             to vote for all nominees
              contrary below)                       listed below

         Guy W. Millner, Carl E. Sanders and Thomas S. Stribling

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         ______________________________________________________________________

3.       Proposal to approve the Matria Healthcare, Inc. 2002 Stock Incentive
         Plan.

         [  ] For                 [  ] Against                  [  ] Abstain

4.       Proposal to approve the Matria Healthcare, Inc. 2002 Stock Purchase
         Plan.

         [  ] For                 [  ] Against                  [  ] Abstain

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (Continued on Reverse Side)

                          (Continued from other side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 and 4.

         This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                    If stock is held in the name of two or more persons, all must sign. When signing as attorney, as executor, administrator trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated: _____________________________________

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature if Held Jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    Form of
                                LIFEMETRIX, INC.

                             CONSENT OF STOCKHOLDER
                              IN LIEU OF A MEETING

Please mark the appropriate box beneath the resolution for which your consent is sought.

         The undersigned, being a holder of outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock of LifeMetrix, Inc., a Delaware corporation ("LifeMetrix" or the "Corporation"), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby consent to the following resolution beneath which I have marked the CONSENT box. I hereby withhold consent to the following resolutions beneath which I have marked the WITHHOLD CONSENT box. A failure to mark either box will be counted as a withholding of consent.


         This corporate action will be effective when the required number of consents have been received by the Corporation.

             RESOLUTION APPROVING SALE OF SUBSTANTIALLY ALL OF THE
              ASSETS OF THE CORPORATION TO MATRIA HEALTHCARE, INC.

                  BE IT RESOLVED, that LifeMetrix is authorized to sell all of the issued and outstanding shares of Quality Oncology, Inc. ("QO"), a wholly-owned subsidiary of the LifeMetrix and the primary operation subsidiary of LifeMetrix and certain other assets of LifeMetrix and of wholly-owned subsidiaries of LifeMetrix relating to QO, which sale would constitute a sale of substantially all of LifeMetrix's assets, to Matria Healthcare, Inc., pursuant to the terms of the asset purchase agreement dated April 29, 2002, in the form of Appendix A attached to the Form S-4, and the board of directors and the proper officers of the Corporation are hereby authorized to perform, or cause to be performed, all such acts and things, to execute such documents and certificates, whether under the corporate seal or otherwise, and to take such steps as may be necessary to effect such sale.

         In accordance with the requirements of Section 271 of the DGCL and the Corporation's Amended and Restated Certificate of Incorporation, as amended, the Board is seeking the approval of this action by (1) the holders of a majority of the outstanding shares of preferred stock, all series voting together as single class, and (2) the holders of a majority in interest of all classes and series of stock entitled to vote thereon, voting together as one class and not as separate classes, where the Series A, Series B, Series C, and Series D
Preferred Stock votes are counted on an as-converted-to Common Stock basis.

Consent of Stockholders


                  [ ]  CONSENT               [ ]  WITHHOLD CONSENT

         IN WITNESS WHEREOF, the undersigned has executed this instrument.

STOCKHOLDER


                                             Dated:                      , 2002
-------------------------------------              ----------------------
(Signature)


-------------------------------------
Name (print)


-------------------------------------
Title or Capacity (if applicable)

Holder of (please check each applicable):

                           shares of Common Stock
                  --------
                           shares of Series A Preferred Stock
                  --------
                           shares of Series B Preferred Stock
                  --------
                           shares of Series C Preferred Stock
                  --------
                           shares of Series D Preferred Stock
                  --------

Please CHECK A BOX, DATE, SIGN in the same name as shown on the Stock Certificate issued to you, and CHECK WHICH TYPE(S) OF SHARES YOU HOLD. If signing as trustee or corporate officers or by power of attorney, please indicate title or capacity in which individual is signing.

         Please call [NAME], [TITLE] at [PHONE NUMBER] if you have any questions regarding this Consent.